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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Interactive Intelligence Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common stock, par value $0.01 per share, of Interactive Intelligence Group, Inc.
(2)	Aggregate number of securities to which transaction applies:
The maximum number of shares of common stock to which this transaction applies is estimated to be 24,430,481, which consists of (A) 22,325,099 shares of common stock issued and outstanding as of September 14, 2016, (B) 1,032,334 shares of common stock issuable upon exercise of options to purchase shares of common stock with an exercise price of less than $60.50 outstanding as of September 14, 2016 (assuming, in the case of options that are performance-based, performance at maximum levels), and (C) 1,073,048 shares of common stock underlying restricted stock units outstanding as of September 14, 2016 (assuming, in the case of restricted stock units that are performance-based, performance at maximum levels).
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
The maximum aggregate value was determined based upon the sum of: (A) 22,325,099 shares of common stock multiplied by the merger consideration of $60.50 per share; (B) 1,032,334 shares issuable upon options to purchase shares of common stock with an exercise price of less than $60.50 multiplied by $29.84 (the difference between the merger consideration of $60.50 and the weighted average exercise price of such options of $30.66) (which includes options that are vested as of September 14, 2016 or will vest at the effective time of the merger and will be cashed out at the effective time of the merger, and those that will be converted at the effective time into cash awards subject to the same vesting terms and conditions that applied to such options immediately prior to the effective time); and (C) 1,073,048 shares of common stock underlying restricted stock units multiplied by the merger consideration of $60.50 per share (which includes restricted stock units that will vest at the effective time of the merger and will be cashed out at the effective time of the merger, and those that will be converted at the effective time into cash awards subject to the same vesting terms and conditions that applied to such restricted stock units immediately prior to the effective time).
	(4)	Proposed maximum aggregate value of transaction: $1,446,392,741
	(5)	Total fee paid: $145,651.75
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION DATED
SEPTEMBER 20, 2016

INTERACTIVE INTELLIGENCE GROUP, INC.

7601 Interactive Way
Indianapolis, Indiana 46278
(317) 872-3000

[                    ], 2016

To Our Shareholders:

        You are cordially invited to attend a special meeting of the shareholders of Interactive Intelligence Group, Inc., an Indiana corporation ("Interactive Intelligence," the "Company," "we," "our" or "us"), which we will hold at our world headquarters located at 7601 Interactive Way, Indianapolis, Indiana 46278, on [                    ], [                    ], 2016 at [                    ] local time. We refer to such meeting, including any adjournment or postponement thereof, as the "special meeting."

        At the special meeting, you will be asked to consider and vote on a proposal to approve the Agreement and Plan of Merger (as it may be amended from time to time, the "merger agreement"), dated as of August 30, 2016, by and among Interactive Intelligence, Genesys Telecommunications Laboratories, Inc., a California corporation ("Genesys"), Giant Merger Sub Inc., an Indiana corporation and a wholly owned subsidiary of Genesys ("Merger Sub"), and, solely for the purposes of Section 5.16 of the merger agreement, Greeneden Lux 3 S.àR.L., a societe a responsabilite limitee under the laws of Luxembourg, Greeneden U.S. Holdings I, LLC, a Delaware limited liability company, and Greeneden U.S. Holdings II, LLC, a Delaware limited liability company, pursuant to which Merger Sub will be merged with and into Interactive Intelligence (the "merger"). You will also be asked to consider and vote on (1) a proposal to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to Interactive Intelligence's named executive officers in connection with the merger; and (2) a proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to approve the merger agreement or in the absence of a quorum.

        If the merger agreement is approved and the merger is completed, Interactive Intelligence will become a wholly owned subsidiary of Genesys, and, at the effective time, each share of Interactive Intelligence common stock issued and outstanding immediately prior to the effective time of the merger (other than shares of common stock owned directly by Interactive Intelligence, Genesys or Merger Sub as of immediately prior to the effective time or owned directly by any subsidiary of Interactive Intelligence, any subsidiary of Genesys (other than Merger Sub) or any subsidiary of Merger Sub as of immediately prior to the effective time) will be cancelled and converted into the right to receive the merger consideration of $60.50 per share in cash, without interest.

        After consideration of, and based upon, the unanimous recommendation of a special committee of the board of directors consisting entirely of independent and disinterested directors (the "Independent Committee of the board of directors"), the Interactive Intelligence board of directors has unanimously approved the merger agreement and the transactions contemplated by the merger agreement (including the merger), determined that the transactions contemplated by the merger agreement are fair to, advisable and in the best interests of Interactive Intelligence and its shareholders and resolved to recommend that Interactive Intelligence shareholders vote in favor of the proposal to approve the merger agreement.

        Accordingly, the Interactive Intelligence board of directors unanimously recommends that the shareholders of Interactive Intelligence vote (1) "FOR" the proposal to approve the merger agreement, (2) "FOR" the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to Interactive Intelligence's named executive officers in connection with the merger and (3) "FOR" the proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies or in the absence of a quorum.

        Your vote is very important.    The merger cannot be completed unless holders of a majority of the outstanding shares of Interactive Intelligence common stock entitled to vote on the proposal vote in favor of the proposal to approve the merger agreement. A failure to vote your shares of Interactive Intelligence common stock on the proposal to approve the merger agreement will have the same effect as a vote "AGAINST" the proposal to approve the merger agreement.

        The attached proxy statement provides you with detailed information about the special meeting, the merger agreement and the merger. A copy of the merger agreement is attached as Annex A to the proxy statement. We encourage you to read the proxy statement and the merger agreement carefully and in their entirety. You may also obtain more information about Interactive Intelligence from documents we have filed with the Securities and Exchange Commission. See "Where You Can Find Additional Information."

        Whether or not you plan to attend the special meeting, please complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying postage-paid envelope, or submit your proxy by telephone or over the internet. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted.

        If you have any questions or need assistance in voting your shares, please contact our proxy solicitor, MacKenzie Partners, Inc., toll free, at (800) 322-2885.

        On behalf of our board of directors, I thank you for your support and appreciate your consideration of this matter.

Sincerely,
Donald E. Brown, M.D. Chairman of the Board, Chief Executive Officer and President, Interactive Intelligence Group, Inc.

        Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger, the merger agreement or the other transactions contemplated thereby or passed upon the adequacy or accuracy of the disclosure in the proxy statement. Any representation to the contrary is a criminal offense.

        The proxy statement is dated [                    ], 2016 and is first being mailed to shareholders on or about [                    ], 2016.

INTERACTIVE INTELLIGENCE GROUP, INC.

7601 Interactive Way

Indianapolis, Indiana 46278

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON [            ], 2016

TO OUR SHAREHOLDERS:

        NOTICE IS HEREBY GIVEN that a special meeting of the shareholders of Interactive Intelligence Group, Inc., an Indiana corporation ("Interactive Intelligence," the "Company," "we," "our" or "us"), will be held at our world headquarters located at 7601 Interactive Way, Indianapolis, Indiana 46278, on [        ], [        ], 2016 at [        ] local time (such meeting, including any adjournment or postponement thereof, the "special meeting"), to consider and vote upon the following proposals:

  1.
  To approve the Agreement and Plan of Merger, dated as of August 30, 2016 (as it may be amended from time to time, the "merger agreement"), by and among Interactive Intelligence, Genesys Telecommunications Laboratories, Inc., a California corporation ("Genesys"), Giant Merger Sub Inc., an Indiana corporation and a wholly owned subsidiary of Genesys ("Merger Sub"), and, solely for the purposes of Section 5.16 of the merger agreement, Greeneden Lux 3 S.àR.L., a societe a responsabilite limitee under the laws of Luxembourg, Greeneden U.S. Holdings I, LLC, a Delaware limited liability company, and Greeneden U.S. Holdings II, LLC, a Delaware limited liability company;

  2.
  To approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to Interactive Intelligence's named executive officers in connection with the merger; and

  3.
  To approve the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to approve the merger agreement or in the absence of a quorum.

        The Interactive Intelligence board of directors has fixed the close of business on [                ], 2016 as the record date for the determination of shareholders entitled to notice of and to vote at the special meeting and at any adjournment or postponement thereof. Attendance at the special meeting will be limited to Interactive Intelligence shareholders as of the close of business on the record date or their authorized representatives. You must present valid photo identification and proof of ownership of Interactive Intelligence common stock for admittance. See "The Special Meeting—Date, Time and Place of the Special Meeting" for further information.

        After consideration of, and based upon, the unanimous recommendation of a special committee of the board of directors consisting entirely of independent and disinterested directors (the "Independent Committee" of the board of directors), the Interactive Intelligence board of directors has unanimously approved the merger agreement and the transactions contemplated by the merger agreement (including the merger), determined that the transactions contemplated by the merger agreement are fair to, advisable and in the best interests of Interactive Intelligence and its shareholders and resolved to recommend that Interactive Intelligence shareholders vote in favor of the proposal to approve the merger agreement.

        Accordingly, the Interactive Intelligence board of directors unanimously recommends that the shareholders of Interactive Intelligence vote (1) "FOR" the proposal to approve the merger agreement, (2) "FOR" the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to Interactive Intelligence's named executive officers in connection with the merger and (3) "FOR" the proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies or in the absence of a quorum.

        Your vote is important, regardless of the number of shares of Interactive Intelligence common stock you own. The approval of the merger agreement by the affirmative vote of holders of a majority of the outstanding shares of Interactive Intelligence common stock entitled to vote on the proposal is a condition to the completion of the merger.

        Each of the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to Interactive Intelligence's named executive officers in connection with the merger and the proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies or in the absence of a quorum, requires that more shares are voted "FOR" such proposal than "AGAINST."

        If you hold your shares of record (i.e., your name appears on the registered books of Interactive Intelligence), we request that you vote your shares by proxy, even if you plan to attend the special meeting in person. To vote your shares by proxy, you should complete, sign, date and return the enclosed proxy card in the accompanying postage-paid envelope or submit your proxy by telephone or over the internet by following the instructions on the enclosed proxy card, thereby ensuring that your shares of common stock will be represented at the special meeting if you are unable to attend. In-person attendance at the special meeting does not by itself constitute a vote.

        If you hold your shares in "street name" (i.e., you own your shares beneficially in the name of a stock brokerage account or by a bank, trust or other nominee), we request that you provide your broker, bank or other nominee with instructions on how you would like it to vote your shares using the enclosed voting instruction form it provided to you. If you as the street name holder do not provide timely instructions, the broker, bank or other nominee will not have the authority to vote on any of the proposals on your behalf. Therefore, unless you attend the special meeting in person with a valid and properly executed legal proxy obtained from your broker, bank or other nominee, your failure to provide instructions to your broker, bank or other nominee will result in your shares of Interactive Intelligence common stock not being present at the meeting and not being voted on any of the proposals.

        Your proxy card will count as a "vote" if you sign, date and return your proxy card without indicating how you wish to vote on a proposal. In this case your proxy will be voted (1) "FOR" the proposal to approve the merger agreement, (2) "FOR" the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to Interactive Intelligence's named executive officers in connection with the merger and (3) "FOR" the proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies or in the absence of a quorum.

        If you fail to vote (including if you fail to instruct your broker, bank or other nominee how you wish to vote), the effect will be that your shares of Interactive Intelligence common stock will not be counted for purposes of determining whether a quorum is present at the special meeting and such failure will have the same effect as a vote "AGAINST" the proposal to approve the merger agreement, but, assuming a quorum is present, will not have the effect of either a vote "FOR" or a vote "AGAINST" the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to Interactive Intelligence's named executive officers in connection with the merger and the proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies or in the absence of a quorum.

        As a holder of Interactive Intelligence common stock, you are not entitled to exercise dissenters' rights under the Indiana Business Corporation Law. See "No Dissenters' Rights."

        You may revoke your proxy by following the procedures outlined in the accompanying proxy statement.

        Before voting your shares, we urge you to read the entire proxy statement carefully, including its annexes and the documents incorporated by reference into the proxy statement.

By order of the Interactive Intelligence board of directors,
Ashley A. Vukovits Chief Financial Officer, Senior Vice President of Administration, Secretary and Treasurer

Indianapolis, Indiana
[            ], 2016

YOUR VOTE IS IMPORTANT

        If your shares are registered directly in your name:    If you are a shareholder of record, you may vote your shares over the internet, by telephone or by mail as described below. Please help us save time and postage costs by voting over the internet or by telephone. Each method is generally available 24 hours a day and will ensure that your vote is confirmed and posted immediately. To vote:

1.     BY INTERNET

  a.
  Go to the website at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on [                    ], 2016.

  b.
  Please have your proxy card available to verify your identity and create an electronic ballot.

  c.
  Follow the simple instructions provided.

2.     BY TELEPHONE

  a.
  On a touch-tone telephone, call toll-free (800) 690-6903, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on [                    ], 2016.

  b.
  Please have your proxy card available to verify your identity.

  c.
  Follow the simple instructions provided.

3.     BY MAIL

  a.
  Mark, sign and date your proxy card.

  b.
  Return it in the postage-paid envelope that will be provided.

        If your shares are held in the name of a broker, bank or other nominee:    You will receive voting instructions from the organization holding your account and you must follow those instructions to vote your shares. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares in your account. Your broker, bank or other nominee cannot vote on any of the proposals, including the proposal to approve the merger agreement, without your instructions.

        If you fail to return your proxy card, grant your proxy electronically over the internet or by telephone or vote by ballot in person at the special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting. If you hold your shares through a broker, bank or other nominee, you must obtain from the record holder a valid and properly executed legal proxy issued in your name in order to vote in person at the special meeting. A shareholder providing a proxy may revoke it at any time before it is exercised by providing written notice of revocation to our Secretary or by providing a proxy of a later date.

        We encourage you to read the accompanying proxy statement, including its annexes and the documents incorporated by reference into the proxy statement, carefully and in their entirety. If you have any questions concerning the merger, the special meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of common stock, please contact our proxy solicitor:

MacKenzie Partners, Inc.
105 Madison Avenue
New York, NY 10016
Email: proxy@mackenziepartners.com
Call collect: (212) 929-5500
Call toll-free: (800) 322-2885

i

ii

 ANNEXES

ANNEX A	AGREEMENT AND PLAN OF MERGER
ANNEX B	VOTING AGREEMENT
ANNEX C	OPINION OF UNION SQUARE ADVISORS LLC

iii

SUMMARY

        This summary highlights selected information from this proxy statement related to the merger of Giant Merger Sub Inc. ("Merger Sub") with and into Interactive Intelligence Group, Inc. ("Interactive Intelligence"), with Interactive Intelligence surviving as a wholly owned subsidiary of Genesys Telecommunications Laboratories, Inc. ("Genesys"), which transaction we refer to as the merger, and may not contain all of the information that is important to you. To understand the merger more fully and for a more complete description of the legal terms of the merger, you should read carefully this entire proxy statement, the annexes to this proxy statement, including the Agreement and Plan of Merger, dated as of August 30, 2016, by and among Interactive Intelligence, Genesys, Merger Sub, and, solely for the purposes of Section 5.16 of the merger agreement, Greeneden Lux 3 S.àR.L., a societe a responsabilite limitee under the laws of Luxembourg, Greeneden U.S. Holdings I, LLC, a Delaware limited liability company, and Greeneden U.S. Holdings II, LLC, a Delaware limited liability company (which, as it may be amended from time to time, we refer to as the "merger agreement"), and the documents we incorporate by reference in this proxy statement. You may obtain the documents incorporated by reference into this proxy statement without charge by following the instructions under "Where You Can Find Additional Information" beginning on page 106. The merger agreement is attached as Annex A to this proxy statement.

The Companies (page 25)

Interactive Intelligence Group, Inc.

        Interactive Intelligence Group, Inc., referred to as "Interactive Intelligence," the "Company," "we," "our" or "us," is an Indiana corporation. We are a global provider of software and cloud services for customer engagement, communication and collaboration. We offer three types of products: on-premises software known as Interactive Intelligence Customer Interaction Center®; a single-tenant cloud service known as Interactive Intelligence Communications as a ServiceSM; and a multi-tenant cloud service known as Interactive Intelligence PureCloud®.

        Our principal executive offices are located at 7601 Interactive Way, Indianapolis, Indiana 46278, and our telephone number is (317) 872-3000. For more information about Interactive Intelligence, please visit our website at www.inin.com. Our website address is provided as an inactive textual reference only. The information contained on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the U.S. Securities and Exchange Commission, or the SEC. See also "Where You Can Find Additional Information."

        Our common stock is currently listed on The Nasdaq Global Select Market ("Nasdaq") under the symbol "ININ."

Genesys Telecommunications Laboratories, Inc.

        Genesys Telecommunications Laboratories, Inc., referred to as "Genesys," empowers companies to create effortless omnichannel customer experiences, journeys, and relationships. Genesys is trusted by over 4,700 customers in 120 countries to orchestrate over 25 billion contact center interactions per year in the cloud and on premises. Genesys' principal executive offices are located at 2001 Junipero Serra Boulevard, 9th Floor, Daly City, California 94014, and its telephone number is (888) GENESYS (436-3797).

Giant Merger Sub Inc.

        Giant Merger Sub Inc., referred to as "Merger Sub," is an Indiana corporation and a wholly owned subsidiary of Genesys that was formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. Upon completion of the merger, Merger Sub will cease to exist and Interactive Intelligence will continue as the surviving corporation. Merger Sub's principal executive offices are located at 2001 Junipero Serra Boulevard, 9th Floor, Daly City, California 94014, and its telephone number is (888) GENESYS (436-3797).

The Merger (page 33)

        You will be asked to consider and vote upon the proposal to approve the merger agreement. A copy of the merger agreement is attached as Annex A. The merger agreement provides, among other things, that at the effective time of the merger (the "effective time"), Merger Sub will be merged with and into Interactive Intelligence, and each issued and outstanding share of common stock, par value $0.01 per share, of Interactive Intelligence (the "Interactive Intelligence common stock"), other than shares of common stock owned directly by Interactive Intelligence, Genesys or Merger Sub as of immediately prior to the effective time (the "cancelled shares") or shares of common stock owned directly by any subsidiary of Interactive Intelligence, any subsidiary of Genesys (other than Merger Sub) or any subsidiary of Merger Sub as of immediately prior to the effective time (the "converted shares"), will be converted automatically into the right to receive $60.50 in cash, without interest (the "merger consideration").

Material U.S. Federal Income Tax Consequences of the Merger (page 69)

        If you are a U.S. holder (as defined under "The Merger (Proposal 1)—Material U.S. Federal Income Tax Consequences of the Merger"), the receipt of cash in exchange for shares of Interactive Intelligence common stock pursuant to the merger will generally be a taxable transaction for U.S. federal income tax purposes, and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. You should consult your own tax advisor to determine the particular tax consequences to you of the exchange of shares of Interactive Intelligence common stock for cash pursuant to the merger in light of your particular circumstances (including the applicability and effect of any state, local or foreign income and other tax laws).

The Special Meeting of Our Shareholders (page 26)

        Place, Date and Time.    The special meeting will be held at [                ], local time, on [                        ], 2016 at 7601 Interactive Way, Indianapolis, Indiana 46278.

        Purpose of the Special Meeting.    At the special meeting, you will be asked (1) to consider and vote on the proposal to approve the Agreement and Plan of Merger, dated as of August 30, 2016, by and among Interactive Intelligence, Genesys, Merger Sub and, solely for the purposes of Section 5.16 of the merger agreement, Greeneden Lux 3 S.àR.L., Greeneden U.S. Holdings I, LLC and Greeneden U.S. Holdings II, LLC, pursuant to which Merger Sub will be merged with and into Interactive Intelligence; (2) to consider and vote on the proposal to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to Interactive Intelligence's named executive officers in connection with the merger; and (3) to consider and vote on the proposal to approve the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to approve the merger agreement or in the absence of a quorum.

        Who Can Vote at the Meeting.    You can vote at the special meeting all of the shares of Interactive Intelligence common stock you own of record as of [                        ], 2016, which is the record date for the special meeting. If you own shares that are registered in someone else's name, for example, a broker, you need to direct that person to vote those shares or obtain a valid and properly executed legal proxy from them and vote the shares yourself at the meeting. As of [                        ], 2016, there

were [                ] shares of Interactive Intelligence common stock outstanding held by approximately [                        ] holders of record.

        What Vote is Required for Approval of the Merger Agreement.    Approval of the merger agreement requires that holders of a majority of the shares of Interactive Intelligence common stock outstanding at the close of business on the record date for the special meeting and entitled to vote on such proposal vote "FOR" the proposal to approve the merger agreement. A failure to vote your shares of Interactive Intelligence common stock or an abstention from voting will have the same effect as a vote "AGAINST" the proposal to approve the merger agreement. If your shares are held in "street name" by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, such failure to instruct your nominee will have the same effect as a vote "AGAINST" the proposal to approve the merger agreement. Dr. Brown, who owns approximately [            ]% of the outstanding voting power of Interactive Intelligence common stock as of the record date, has already agreed to vote in favor of the proposal to approve the merger agreement. See "The Merger (Proposal 1)—Voting Agreement" and "The Voting Agreement." Accordingly, approximately [        ]% of the other votes entitled to be cast by shareholders that are not a party to the voting agreement must be cast in favor of the proposal to approve the merger agreement in order to approve the merger agreement.

        Quorum.    A quorum will be present if holders of record of a majority of the shares of Interactive Intelligence common stock outstanding on the close of business on the record date and entitled to vote are present in person or represented by proxy at the special meeting. If a quorum is not present at the special meeting, the special meeting may be adjourned or postponed from time to time until a quorum is obtained.

        Procedure for Voting.    You can vote shares you hold of record by attending the special meeting and voting in person or by mailing the enclosed proxy card or voting by telephone or over the internet. If your shares are held in "street name" by your broker, bank or other nominee, you should instruct your broker, bank or other nominee on how to vote your shares using the instructions provided by your broker, bank or other nominee. If you do not instruct your broker, bank or other nominee to vote your shares, your shares will not be voted, which will have the same effect as a vote "AGAINST" the proposal to approve the merger agreement. If you participate in Interactive Intelligence's 401(k) Savings Plan (the "401(k) Plan"), you may give voting instructions to Bank of America Merrill Lynch Retirement Group, the plan Trustee, as to the number of shares of Interactive Intelligence common stock credited to your 401(k) Plan account as of the most recent valuation date coincident with or preceding the record date by mailing the enclosed voting instruction card or by providing voting instructions by telephone or over the internet, but you cannot vote those shares in person at the special meeting.

        How to Revoke Your Proxy.    You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must either advise our Secretary in writing, deliver a new proxy in writing, by telephone or over the internet after the date of the proxy you wish to revoke, or attend the special meeting and vote your shares in person. Merely attending the special meeting will not constitute revocation of your proxy. If you have instructed your broker, bank or other nominee to vote your shares, you must follow the directions provided by your broker, bank or other nominee to change those instructions. If you are a participant in the 401(k) Plan, you may revoke previously given voting instructions for shares credited to your account prior by [                        ], 2016 at 11:59 p.m. Eastern Time, by delivering new voting instructions over the internet, by telephone or by mail.

Voting Agreement (page 95 and Annex B)

        Concurrently with the execution and delivery of the merger agreement, Genesys entered into a voting agreement with Donald E. Brown, M.D., our Chairman of the Board, Chief Executive Officer and President and a significant shareholder, pursuant to which Dr. Brown agreed, among other things, to vote the 3,827,448.56 shares of Interactive Intelligence common stock beneficially owned by him, which represent approximately [            ]% of the shares of Interactive Intelligence common stock issued and outstanding on the record date, in favor of the merger agreement and the merger and against any other proposal or offer to acquire Interactive Intelligence. The voting agreement will not limit or otherwise affect the actions taken by Dr. Brown in his capacity as a director or officer of Interactive Intelligence or prohibit, limit or otherwise restrict him from exercising his fiduciary duties as a director or officer of Interactive Intelligence or its subsidiaries. The voting agreement automatically terminates upon the earliest of (1) the effective time of the merger, (2) the termination of the merger agreement in accordance with its terms, (3) the making of any change, by amendment, waiver or other modification to any provision of the merger agreement, that decreases the amount or changes the form of the merger consideration, imposes any material restrictions on or additional conditions on the payment of the merger consideration or extends the "end date" under the merger agreement, and (4) the end date. See "The Merger (Proposal 1)—Voting Agreement," "The Voting Agreement" and the voting agreement attached as Annex B to this proxy statement.

Voting by Interactive Intelligence's Directors and Executive Officers (page 28)

        At the close of business on the record date, directors and executive officers of Interactive Intelligence were entitled to vote approximately [                ] shares of Interactive Intelligence common stock, which in the aggregate represented approximately [        ]% of the shares of Interactive Intelligence common stock issued and outstanding on such date. We currently expect that Interactive Intelligence's directors and executive officers will vote their shares in favor of the proposal to approve the merger agreement and the other proposals to be considered at the special meeting, although, other than Dr. Brown pursuant to the voting agreement described above, they have no obligation to do. See "Security Ownership of Certain Beneficial Owners and Management."

Market Prices and Dividend Data (page 99)

        Interactive Intelligence common stock is traded on Nasdaq under the symbol "ININ." The closing price of Interactive Intelligence common stock on August 30, 2016, which was the last trading day before the merger was publicly announced, was $56.67 per share. The price of Interactive Intelligence common stock as of July 28, 2016, which was the last trading day before a Reuters news report was released indicating that Interactive Intelligence was exploring strategic alternatives, was $44.49 per share. On [                        ], 2016 the most recent practicable date before the date of this proxy statement, the closing price of Interactive Intelligence common stock was $[                ] per share. See "Market Price of Interactive Intelligence Common Stock."

        Under the terms of the merger agreement, from the date of the merger agreement until the earlier of the effective time of the merger or the termination of the merger agreement, Interactive Intelligence may not declare or pay quarterly cash dividends to its shareholders without Genesys' written consent. Interactive Intelligence has never declared or paid any cash dividends on its common stock and has retained any earnings to finance and expand its operations and repay its outstanding debt.

Certain Effects of the Merger (page 33)

        Pursuant to the terms of the merger agreement, Merger Sub will be merged with and into Interactive Intelligence, with Interactive Intelligence surviving the merger. Throughout this proxy statement, we use the term surviving corporation to refer to Interactive Intelligence as the surviving corporation following the merger. If the merger is consummated, you will not own any shares of the capital stock of the surviving corporation.

        The time at which the merger will become effective, which we refer to as the effective time, will occur at the time the articles of merger are filed with the Secretary of State of the State of Indiana or at such later date as may be agreed by Interactive Intelligence and Merger Sub and specified in the articles of merger.

Effects on Interactive Intelligence if the Merger is Not Completed (page 33)

        If the merger agreement is not approved by our shareholders or if the merger is not consummated for any other reason, our shareholders will not receive any payment for their shares of common stock. Instead, we will remain a public company, the Interactive Intelligence common stock will continue to be listed and traded on Nasdaq and registered under the Securities and Exchange Act of 1934, as amended (the "Exchange Act") and we will continue to file periodic reports with the SEC. Under specified circumstances, we may be required to pay Genesys a termination fee, or may be entitled to receive a reverse termination fee from Genesys, upon the termination of the merger agreement, as described under "The Merger Agreement—Termination Fees" beginning on page 92.

Board of Directors' Recommendation (page 71)

        After consideration of, and based upon, the unanimous recommendation of the Independent Committee of the board of directors, the Interactive Intelligence board of directors unanimously approved the merger agreement and the transactions contemplated by the merger agreement (including the merger). The Interactive Intelligence board of directors unanimously recommends that Interactive Intelligence shareholders vote "FOR" the proposal to approve the merger agreement at the special meeting.

Reasons for the Board of Directors' Recommendation to Vote in Favor of the Merger (page 42)

        For a description of the reasons considered by the Interactive Intelligence board of directors in deciding to recommend that shareholders vote in favor of the proposal to approve the merger agreement, see "The Merger (Proposal 1)—Reasons for the Board of Directors' Recommendation to Vote in Favor of the Merger."

Regulatory Approvals (page 71)

        HSR Clearance.    Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the rules promulgated thereunder, the merger may not be completed until notifications have been given and information furnished to the Antitrust Division of the United States Department of Justice (the "Antitrust Division") and the United States Federal Trade Commission (the "FTC") and all statutory waiting period requirements have been satisfied. Completion of the merger is subject to the expiration or termination of the applicable waiting period under the HSR Act.

        Other Jurisdictions.    Completion of the merger is also subject to the expiration of any applicable waiting period, or obtaining the required approvals, under the applicable antitrust laws in South Africa.

Conditions to Completion of the Merger (page 89)

        The conditions to each party's obligation to complete the merger include the following:

  •
  the approval of the merger agreement by at least a majority of the outstanding shares of Interactive Intelligence common stock entitled to vote on the proposal;

  •
  the absence of any injunction or order by any court of competent jurisdiction that prohibits the consummation of the merger and the absence of any law that prohibits or makes illegal the consummation of the merger;

  •
  the expiration or termination of the waiting period under the HSR Act and the receipt of South African antitrust approval;

  •
  if a request by the Committee on Foreign Investment in the United States ("CFIUS") occurs prior to the effective time, the obtaining of CFIUS clearance;

  •
  the accuracy of the other party's representations and warranties in the merger agreement, subject to certain qualifications;

  •
  the other party's material performance of and compliance with its covenants contained in the merger agreement; and

  •
  in the case of Genesys' obligations, there having been no material adverse effect with respect to Interactive Intelligence since August 30, 2016.

When the Merger Becomes Effective (page 74)

        As of the date of this proxy statement, the parties expect to complete the merger by the end of calendar year 2016. However, completion of the merger is subject to the satisfaction or waiver of the conditions to the completion of the merger, and factors outside the control of Interactive Intelligence or Genesys may delay the completion of the merger, or prevent it from being completed at all. There can be no assurances as to whether or when the merger will be completed.

Opinion of Interactive Intelligence's Financial Advisor (page 48 and Annex C)

        In connection with the merger, Union Square Advisors LLC, our financial advisor (which we refer to as "Union Square"), rendered to the Independent Committee of the board of directors and the Interactive Intelligence board of directors its oral opinion, subsequently confirmed in writing, that as of August 30, 2016, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Union Square as set forth in the written opinion, the merger consideration to be received by the holders of Interactive Intelligence common stock (other than any shares of Interactive Intelligence common stock owned by Genesys, Merger Sub or Interactive Intelligence, or by any direct or indirect subsidiary of Genesys, Merger Sub or Interactive Intelligence, which we refer to as the "excluded shares") pursuant to the merger agreement was fair, from a financial point of view, to such holders.

        The full text of the written opinion of Union Square to the Independent Committee of the board of directors and the Interactive Intelligence board of directors, dated as of August 30, 2016, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Union Square in rendering its opinion, is attached as Annex C to this proxy statement and is incorporated by reference in this proxy statement in its entirety. The summary of the opinion of Union Square in this proxy statement is qualified in its entirety by reference to the full text of the opinion. You are encouraged to read Union Square's opinion carefully and in its entirety. Union Square's opinion was directed to the Independent Committee of the board of directors and the Interactive Intelligence board of directors, in their capacity as such, and addresses only the fairness, from a financial point of view, of the merger consideration to be received by the holders of shares of Interactive Intelligence common stock (other than excluded shares) pursuant to the merger agreement as of the date of the opinion and does not address any other aspects or implications of the merger or related transactions. Union Square's opinion was not intended to, and does not, constitute advice or a recommendation as to how any holder of Interactive Intelligence common stock should vote at the special meeting or any other shareholders' meeting that may be held in connection with the merger or whether the shareholders should take any other action in connection with the merger.

Interests of Interactive Intelligence's Directors and Executive Officers in the Merger (page 58)

        When considering the recommendation of the Interactive Intelligence board of directors that you vote in favor of the proposal to approve the merger agreement, you should be aware that Interactive Intelligence's directors and executive officers may have interests in the merger that are different from, or in addition to, your interests as a shareholder, including the following:

  •
  Under the terms of the merger agreement, certain unvested options to purchase Interactive Intelligence common stock ("stock options") and certain unvested awards of Interactive Intelligence restricted stock units ("RSUs") held by Interactive Intelligence's directors and executive officers that are outstanding immediately prior to the effective time will vest at the effective time and will be converted into the right to receive an amount in cash (less applicable withholdings and deductions) equal to the product of (1) the per-share merger consideration of $60.50 (less, for stock options, the exercise price) and (2) the total number of shares subject to such stock options or RSUs, in an aggregate amount of approximately $14.4 million.

  •
  Certain of Interactive Intelligence's executive officers are entitled to receive cash severance payments and benefits under their respective change of control and retention agreements if the executive officer's employment is terminated by Interactive Intelligence for any reason other than for cause or as a result of the executive officer's disability or if he or she resigns for good reason within six months following the occurrence of the good reason, and such termination by Interactive Intelligence or the good reason occurs during the period commencing on August 31, 2016 (provided that the merger is completed) and ending on the date which is 18 months after the effective time (a "qualifying termination"). The aggregate amount of salary and health benefits payable to the executive officers under their retention agreements upon a qualifying termination is approximately $1.5 million. This does not include any amounts that may be payable with respect to the executive officers' performance-based cash bonuses due to the various assumptions utilized in calculating such payments, which assumptions and amounts payable calculated in accordance with such assumptions are set forth in "The Merger (Proposal 1)—Interests of Interactive Intelligence's Directors and Executive Officers in the Merger—Quantification of Payments and Benefits to Interactive Intelligence's Executive Officers."

  •
  Under the terms of the merger agreement, certain of Interactive Intelligence's executive officers are entitled to receive a prorated portion of any actual earned annual bonus for 2016 if such executive officer is terminated after the effective time other than for cause. The calculation of the amounts that may be payable with respect to the executive officers' performance-based cash bonuses are subject to various assumptions, which assumptions and amounts payable calculated in accordance with such assumptions are set forth in "The Merger (Proposal 1)—Interests of Interactive Intelligence's Directors and Executive Officers in the Merger—Quantification of Payments and Benefits to Interactive Intelligence's Executive Officers."

  •
  Interactive Intelligence's directors and officers are entitled to continued indemnification and directors' and officers' liability insurance coverage and fiduciary liability insurance coverage for six years after the effective time.

For a more complete description of these interests, see "The Merger (Proposal 1)—Interests of Interactive Intelligence's Directors and Executive Officers in the Merger."

        The Independent Committee of the board of directors was aware of these interests and considered them, among other matters, in evaluating and overseeing the negotiation of the merger agreement, and in recommending that the board of directors approve the merger agreement and the merger. The Interactive Intelligence board of directors was also aware of these interests in approving the merger agreement and the merger and in recommending that the merger agreement be approved by Interactive Intelligence's shareholders.

Termination (page 90)

        The merger agreement may be terminated:

  •
  by the mutual written consent of Interactive Intelligence and Genesys.

  •
  by either Interactive Intelligence or Genesys, if (subject to certain limitations):

  •
  the effective time has not occurred on or before January 31, 2017 (subject to an extension in certain circumstances relating to regulatory approvals to May 30, 2017) (as may be extended, the "end date");

  •
  a court of competent jurisdiction has issued or entered a final and non-appealable injunction or similar order that permanently enjoins or otherwise prohibits the consummation of the merger;

  •
  if the requisite vote of Interactive Intelligence shareholders to approve the merger agreement has not been obtained at the special meeting; or

  •
  there is a breach or failure to perform in any material respect by the non-terminating party of the merger agreement such that certain closing conditions would not be satisfied, that cannot be cured by the end date or, if curable, has not been cured within 30 business days of written notice of such breach or failure to perform.

  •
  by Genesys, if at any time prior to the approval of the merger agreement by the Interactive Intelligence shareholders:

  •
  the Interactive Intelligence board of directors has changed its recommendation that Interactive Intelligence shareholders vote in favor of the proposal to approve the merger agreement;

  •
  Interactive Intelligence has entered into an alternative acquisition agreement;

  •
  the Interactive Intelligence board of directors or any committee thereof approves, endorses or recommends any alternative proposal;

  •
  Interactive Intelligence or the Interactive Intelligence board of directors has publicly announced its intention to do any of the items described in the three bullet points above;

  •
  Interactive Intelligence has breached or failed to perform in any material respect its obligations under the non-solicitation provision in the merger agreement, described in "The Merger Agreement—No Solicitation; Alternative Proposals"; or

  •
  a tender or exchange offer relating to Interactive Intelligence's securities has been commenced by a person unaffiliated with Genesys and Interactive Intelligence does not send to its security holders, within ten business days after such tender or exchange offer is first published, a statement disclosing that the Interactive Intelligence board of directors recommends rejection of such tender or exchange offer.

  •
  by Interactive Intelligence:

  •
  at any time prior to the approval of the merger agreement by the Interactive Intelligence shareholders, if, simultaneously with such termination Interactive Intelligence enters into a definitive agreement with respect to a superior proposal (see "The Merger Agreement—Change in Board Recommendation"), provided that the termination fee is paid concurrently with such termination; or

  •
  if (1) the marketing period has ended and Genesys is required to consummate the closing pursuant to the merger agreement, (2) Genesys and Merger Sub fail to consummate the merger within three business days of the first date on which Genesys and Merger Sub are required to consummate the closing, and (3) Interactive Intelligence provides irrevocable written notice to Genesys at least one business day prior to the first date confirming that it stands ready, willing and able to consummate the merger and the other transactions contemplated thereby.

Termination Fees (page 92)

        Following termination of the merger agreement under specified circumstances generally relating to a competing transaction, Interactive Intelligence may be required to pay Genesys a termination fee of $43 million. The merger agreement also provides that Genesys may be required to pay Interactive Intelligence a reverse termination fee of $86 million under specified circumstances. In no event will either Interactive Intelligence or Genesys be required to pay more than one termination fee.

Treatment of Interactive Intelligence Equity Awards; Employee Stock Purchase Plan (page 75)

        Stock Options.    At the effective time, each stock option that is outstanding immediately prior to the effective time and that is vested as of August 30, 2016 or becomes vested prior to the effective time in accordance with its terms or the terms of the merger agreement will, as of the effective time, be converted into the right to receive an amount in cash (less applicable withholdings and deductions) equal to the product of (x) the excess, if any, of $60.50 over the exercise price per share of such vested stock option and (y) the total number of shares subject to such vested stock option. The merger agreement provides for (1) unvested stock options scheduled to vest on or prior to December 31, 2017 to vest at the effective time and (2) certain other unvested stock options of our directors, executive officers and certain of our other employees to vest at the effective time, as described below under "The Merger Agreement—Treatment of Interactive Intelligence Equity Awards."

        Each stock option that is outstanding immediately prior to the effective time and that is unvested immediately prior to the effective time (and does not become vested in accordance with the terms of the merger agreement) will, as of the effective time, automatically convert into an award to receive an amount in cash equal to the product of (x) the excess, if any, of $60.50 over the exercise price per share of such unvested stock option and (y) the total number of shares subject to such unvested stock option. Such converted award will remain subject to the same vesting terms and conditions that applied to such award immediately prior to the effective time, including continued employment through the applicable vesting date. Payments will be made, less applicable withholdings and deductions, promptly following the applicable vesting date.

        If the applicable exercise price per share of any stock option equals or exceeds $60.50, such stock option will be cancelled without payment of additional consideration, and all rights with respect to such stock option will terminate as of the effective time.

        Restricted Stock Units.    At the effective time, each RSU that is outstanding immediately prior to the effective time that becomes vested at the effective time in accordance with its terms or the terms of the merger agreement will, as of the effective time, automatically convert into the right to receive an amount in cash (less applicable withholdings and deductions) equal to the product of (x) the total number of shares subject to such vested RSU and (y) $60.50. The merger agreement provides for (1) unvested RSUs scheduled to vest on or prior to December 31, 2017 to vest at the effective time and (2) certain other unvested RSUs of our directors, executive officers and certain of our other employees to vest at the effective time, as described below under "The Merger Agreement—Treatment of Interactive Intelligence Equity Awards."

        Each RSU that is outstanding immediately prior to the effective time and that is unvested immediately prior to the effective time (and does not become vested in accordance with the terms of the merger agreement) will, as of the effective time, automatically convert into an award to receive an amount in cash equal to the product of (x) the total number of shares subject to such unvested RSU and (y) $60.50. Such converted award will remain subject to the same vesting terms and conditions that applied to such award immediately prior to the effective time, including continued employment through the applicable vesting date. Payments will be made, less applicable withholdings and deductions, promptly following the applicable vesting date.

        Employee Stock Purchase Plan.    Interactive Intelligence has agreed that, as of no later than the business day immediately prior to the effective time, Interactive Intelligence will terminate the Interactive Intelligence Group, Inc. Employee Stock Purchase Plan, as amended and restated (the "ESPP"). Interactive Intelligence also has agreed (1) that it will take all necessary action to ensure that no new purchase periods under the ESPP will commence during the period from August 30, 2016 through the effective time, (2) that there will be no increase in the amount of payroll deductions permitted to be made by the participants under the ESPP during the current purchase period, except those made in accordance with payroll deduction elections that already are in effect as of August 30, 2016, and (3) that no individual will commence participation in the ESPP during the period from August 30, 2016 through the effective time. The accumulated contributions of the participants in the current purchase period will be used to purchase shares of Interactive Intelligence common stock as of no later than ten business days prior to the effective time, and the participants' purchase rights under such offerings will terminate immediately after such purchase.

Employee Benefits (page 86)

        The merger agreement provides for the following treatment with respect to those employees of Interactive Intelligence and its subsidiaries who continue to be employed by the surviving corporation or one of its subsidiaries after the effective time:

  •
  for the period of six months after the effective time (1) base salary or wages will be no less favorable than was provided to the Interactive Intelligence employee immediately before the effective time and (2) all other compensation and benefits (excluding stock based benefits, if any), in the aggregate, will be no less favorable than those provided to similarly situated employees of Genesys;

  •
  Genesys will or will cause the surviving corporation to provide to each continuing Interactive Intelligence employee whose employment is terminated during the six-month period following the effective time severance benefits at the same level as the severance benefits that such employee would have been entitled under Interactive Intelligence's benefit plans had such employee's employment been terminated in a severance qualifying termination immediately prior to the effective time;

  •
  each continuing Interactive Intelligence employee will receive full credit for his or her years of service with Interactive Intelligence and its subsidiaries before the effective time, to the same extent as such Interactive Intelligence employee was entitled, before the effective time, to credit for such service under any similar Interactive Intelligence benefit plan in which such employee participated or was eligible to participate immediately prior to the effective time;

  •
  each continuing Interactive Intelligence employee will be immediately eligible to participate in any and all benefit plans of Genesys and its subsidiaries to the extent such plan supersedes a comparable Interactive Intelligence benefit plan in which such Interactive Intelligence employee participated immediately before the effective time. For purposes of each benefit plan of Genesys and its subsidiaries providing medical, dental, pharmaceutical and/or vision benefits to any Interactive Intelligence employee, Genesys will cause all pre-existing condition exclusions and actively-at-work requirements of such new plan to be waived for such employee and will cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the old plans ending on the date such employee's participation in the corresponding new plan begins to be taken into account under such new plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such new plan; and

  •
  each continuing Interactive Intelligence employee who is eligible to receive an annual cash bonus in 2016 will continue to participate in such bonus program and bonus payments will be paid, subject to the achievement of applicable performance goals, based on the terms and conditions of the current plan. If, after the effective time, a bonus plan participant's employment is terminated other than for "cause," the bonus plan participant will be entitled to receive a prorated portion of any actual earned annual bonus for 2016 based on the number of days in 2016 that the employee was employed by Interactive Intelligence, Genesys or any of their respective subsidiaries, with such bonus to be payable at the same time as bonus payments are made to employees who remain employed through the payment date.

No Solicitation; Alternative Proposals (page 82)

        The merger agreement restricts Interactive Intelligence's ability to solicit or engage in discussions or negotiations with a third party regarding competing transactions and the Interactive Intelligence board of directors' ability to change or withdraw its recommendation in favor of the merger agreement. Notwithstanding these restrictions, under circumstances specified in the merger agreement, the Interactive Intelligence board of directors may respond to unsolicited competing proposals. See "The Merger Agreement—No Solicitation; Alternative Proposals."

Change in Board Recommendation (page 84)

        After consideration of, and based upon, the unanimous recommendation of the Independent Committee of the board of directors, the Interactive Intelligence board of directors unanimously recommends that Interactive Intelligence shareholders vote "FOR" the proposal to approve the merger agreement. Nevertheless, the Interactive Intelligence board of directors may make a change of recommendation or terminate the merger agreement to enter into a definitive agreement with respect to a superior proposal (as defined in "The Merger Agreement—No Solicitation; Alternative Proposals") if Interactive Intelligence receives an unsolicited written alternative proposal that the Interactive Intelligence board of directors, after consultation with outside financial and legal advisors, concludes is a superior proposal (taking into account any binding commitments made by Genesys to amend the terms of the merger agreement).

Financing of the Merger (page 57)

        We anticipate that the total amount of funds necessary to consummate the merger and the related transactions will be approximately $2.8 billion, including the funds needed to (1) pay our shareholders the amounts due to them under the merger agreement; (2) make payments in respect of Interactive Intelligence's outstanding stock options and RSUs pursuant to the merger agreement; (3) make any payments under our convertible notes, if required; (4) pay all fees and expenses payable by Genesys, Merger Sub and their affiliates under the merger agreement and in connection with the related transactions and in connection with the debt financing under the debt commitment letter described below; and (5) repay Genesys' existing debt in connection with the refinancing. This amount will be funded through a combination of Genesys' cash on hand and up to $2.8 billion in debt financing under the debt commitment letter described below, and Interactive Intelligence's cash and cash equivalents on hand at closing.

        In connection with the financing of the merger, Genesys and three of its affiliated parent companies, Greeneden Lux 3 S.àR.L., Greeneden U.S. Holdings I, LLC, and Greeneden U.S.

Holdings II, LLC, have received a commitment letter, dated as of August 30, 2016, which, along with the related fee letter, we refer to as the "debt commitment letter," from Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Goldman Sachs Bank USA, and Royal Bank of Canada, which we refer to as the "debt financing sources," pursuant to which the debt financing sources have committed to provide up to $2.8 billion in debt financing in connection with the merger and the related transactions.

        The funding under the debt commitment letter is subject to certain customary conditions, including conditions that do not relate directly to the merger agreement. We believe the amounts committed under the debt commitment letter will be sufficient to complete the transactions contemplated by the merger agreement, but we cannot be assured that the full amount of financing under the debt commitment letter will be available or that the committed financing thereunder will be sufficient to complete the transactions contemplated by the merger agreement. The amounts committed might be insufficient if, among other things, one or more of the parties to the debt commitment letter fails to fund the committed amounts in breach of the debt commitment letter or if the conditions to the commitments to fund the amounts set forth in the debt commitment letter are not met. The failure of Genesys and Merger Sub to obtain any portion of the committed financing (or any alternate financing) is likely to result in the failure of the merger to be consummated. In that case, Genesys may be obligated to pay a reverse termination fee to Interactive Intelligence, as described under "The Merger Agreement—Termination Fees" beginning on page 92.

        The merger is not conditioned upon receipt of financing by Genesys.

Specific Enforcement (page 94)

        Genesys, Merger Sub and Interactive Intelligence are entitled to a decree or order of specific performance enforcing covenants and obligations contained in the merger agreement or an injunction or injunctions to prevent breaches or threatened breaches of the merger agreement in addition to any other remedy to which they are entitled at law or in equity. Interactive Intelligence is entitled to obtain an injunction, specific performance or other equitable relief to cause Genesys and/or Merger Sub to consummate the transactions contemplated by the merger agreement only upon the occurrence of certain events.

No Dissenters' Rights (page 104)

        Under Chapter 44 of the Indiana Business Corporation Law (the "IBCL"), holders of shares that are entitled to vote on a merger or similar transaction and that are traded on Nasdaq do not have the right to dissent and seek payment of the "fair value" of those shares involved in a merger. Interactive Intelligence common stock is traded on Nasdaq and, accordingly, holders of shares of Interactive Intelligence common stock will not be entitled to exercise dissenters' rights in connection with the merger.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

        The following questions and answers address briefly some questions you may have regarding the special meeting and the proposals to be voted on at the special meeting. These questions and answers may not address all of the questions that may be important to you as a shareholder of Interactive Intelligence. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement, which we urge you to read carefully and in their entirety. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions under "Where You Can Find Additional Information."

Q:    Why am I receiving this proxy statement?

A:
On August 30, 2016, Interactive Intelligence entered into a definitive agreement providing for the merger of Merger Sub, a wholly owned subsidiary of Genesys, with and into Interactive Intelligence, with Interactive Intelligence surviving the merger as a wholly owned subsidiary of Genesys. You are receiving this proxy statement in connection with the solicitation of proxies by the Interactive Intelligence board of directors in favor of the proposal to approve the merger agreement and to approve the other related proposals to be voted on at the special meeting.

Q:    What is a proxy?

A:
A proxy is your legal designation of another person, referred to as a "proxy," to vote your shares of Interactive Intelligence common stock. The written document describing the matters to be considered and voted on at the special meeting is called a "proxy statement." The document used to designate a proxy to vote your shares of Interactive Intelligence common stock is called a "proxy card." The Board has designated Edward L. Hamburg, Ph.D., and Mark E. Hill, and each of them with full power of substitution, as proxies for the special meeting.

Q:    When and where is the special meeting?

A:
The special meeting will be held at Interactive Intelligence's world headquarters located at 7601 Interactive Way, Indianapolis, Indiana 46278, on [                    ], 2016, at [                ] local time (including any adjournment or postponement thereof, the "special meeting").

Q:    Who is entitled to vote at the special meeting?

A:
Only holders of record of Interactive Intelligence common stock as of the close of business on [                    ], 2016, the record date for the special meeting, are entitled to receive notice of and to vote their shares at the special meeting. As of the close of business on the record date, there were [            ] shares of Interactive Intelligence common stock outstanding and entitled to vote at the special meeting, held by [                ] holders of record. Each share of Interactive Intelligence common stock issued and outstanding as of the record date will be entitled to one vote on each matter submitted to a vote at the special meeting.

Q:    What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:
If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, to be the "shareholder of record." In this case, we have sent this proxy statement and your proxy card to you directly.

  If your shares are held through a broker, bank or other nominee, you are considered the "beneficial owner" of the shares of Interactive Intelligence common stock held in "street name."

  In that case, this proxy statement has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, to be the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by following their instructions for voting. You are also invited to attend the special meeting. However, because you are not the shareholder of record, you may not vote your shares in person at the special meeting unless you request and obtain a valid and properly executed legal proxy from your broker, bank or other nominee.

Q:    What matters will be voted on at the special meeting?

A:
You will be asked to consider and vote on the following proposals:

•
to approve the merger agreement;

•
to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to Interactive Intelligence's named executive officers in connection with the merger; and

•
to approve the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to approve the merger agreement or in the absence of a quorum.

Q:    What is the proposed merger and what effects will it have on Interactive Intelligence?

A:
The proposed merger is the merger of Merger Sub with Interactive Intelligence, with Interactive Intelligence surviving as a wholly owned subsidiary of Genesys. If the proposal to approve the merger agreement is approved by the holders of Interactive Intelligence common stock and the other closing conditions under the merger agreement have been satisfied or waived, Merger Sub will merge with and into Interactive Intelligence, with Interactive Intelligence continuing as the surviving corporation. As a result of the merger, Interactive Intelligence will become a wholly owned subsidiary of Genesys. The Interactive Intelligence common stock will be delisted from Nasdaq and deregistered under the Exchange Act as soon as reasonably practicable following the effective time of the merger, and at such time, we will no longer be a publicly traded company and will no longer be required to file periodic reports with the SEC with respect to the Interactive Intelligence common stock. If the merger is consummated, you will not own any shares of the capital stock of the surviving corporation.

Q:    What happens if the merger is not completed?

A:
If the merger agreement is not approved by our shareholders or if the merger is not consummated for any other reason, our shareholders will not receive any payment for their shares of common stock. Instead, we will remain a public company, our common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act and we will continue to file periodic reports with the SEC.

  Under specified circumstances, we may be required to pay Genesys a termination fee, or may be entitled to receive a reverse termination fee from Genesys, upon the termination of the merger agreement, as described under "The Merger Agreement—Termination Fees" beginning on page 92.

Q:    What will I receive if the merger is completed?

A:
Upon completion of the merger, you will be entitled to receive the per-share merger consideration of $60.50 in cash, without interest and less any applicable withholding taxes, for each share of common stock that you own. For example, if you own 100 shares of common stock, you will receive $6,050 in cash in exchange for your shares of common stock, less any applicable withholding taxes. In either case, you will not own shares in the surviving corporation.

Q:
What will the holders of Interactive Intelligence stock options and RSUs and the participants in the ESPP receive in the merger?

A:
Stock Options.    Each stock option that is outstanding immediately prior to the effective time and that is vested as of August 30, 2016 or becomes vested prior to the effective time in accordance with its terms or the terms of the merger agreement will, as of the effective time, be converted into the right to receive an amount in cash (less applicable withholdings and deductions) equal to the product of (x) the excess, if any, of $60.50 over the exercise price per share of such vested stock option and (y) the total number of shares subject to such vested stock option. The merger agreement provides for (1) unvested stock options scheduled to vest on or prior to December 31, 2017 to vest at the effective time and (2) certain other unvested stock options of our directors, executive officers and certain of our other employees to vest at the effective time, as described below under "The Merger Agreement—Treatment of Interactive Intelligence Equity Awards."

  Each stock option that is outstanding immediately prior to the effective time and that is unvested immediately prior to the effective time (and does not become vested in accordance with the terms of the merger agreement) will, as of the effective time, automatically convert into an award to receive an amount in cash equal to the product of (x) the excess, if any, of $60.50 over the exercise price per share of such unvested stock option and (y) the total number of shares subject to such unvested stock option. Such converted award will remain subject to the same vesting terms and conditions that applied to such award immediately prior to the effective time, including continued employment through the applicable vesting dates. Payments will be made, less applicable withholdings and deductions, promptly following the applicable vesting date.

  If the applicable exercise price per share of any stock option equals or exceeds $60.50, such stock option will be cancelled without payment of additional consideration, and all rights with respect to such stock option will terminate as of the effective time.

  Restricted Stock Units.    Each award of RSUs that is outstanding immediately prior to the effective time that becomes vested at the effective time in accordance with its terms or the terms of the merger agreement will, as of the effective time, automatically convert into the right to receive an amount in cash (less applicable withholdings and deductions) equal to the product of (x) the total number of shares subject to such vested RSU and (y) $60.50. The merger agreement provides for (1) unvested RSUs scheduled to vest on or prior to December 31, 2017 to vest at the effective time and (2) certain other unvested RSUs of our directors, executive officers and certain of our other employees to fully vest at the effective time, as described below under "The Merger Agreement—Treatment of Interactive Intelligence Equity Awards."

  Each RSU that is outstanding immediately prior to the effective time and that is unvested immediately prior to the effective time (and does not become vested in accordance with the terms of the merger agreement) will, as of the effective time, automatically convert into an award to receive an amount in cash equal to the product of (x) the total number of shares subject to such unvested RSU and (y) $60.50. Such converted award will remain subject to the same vesting terms and conditions that applied to such award immediately prior to the effective time, including continued employment through the applicable vesting dates. Payments will be made, less applicable withholdings and deductions, promptly following the applicable vesting date.

  Employee Stock Purchase Plan.    Interactive Intelligence has agreed that, as of no later than the business day immediately prior to the effective time, Interactive Intelligence will terminate the ESPP. Interactive Intelligence also has agreed (1) that it will take all necessary action to ensure that no new purchase periods under the ESPP will commence during the period from August 30, 2016 through the effective time, (2) that there will be no increase in the amount of payroll deductions permitted to be made by the participants under the ESPP during the current purchase period, except those made in accordance with payroll deduction elections that already are in effect as of August 30, 2016, and (3) that no individual will commence participation in the ESPP during the period from August 30, 2016 through the effective time. The accumulated contributions of the participants in the current purchase period will be used to purchase shares of Interactive Intelligence common stock as of no later than ten business days prior to the effective time, and the participants' purchase rights under such offerings will terminate immediately after such purchase. Participants in the ESPP will receive the $60.50 per-share merger consideration for each share the participant holds in the ESPP as of the effective time of the merger.

Q:    When do you expect the merger to be completed?

A:
We are working toward completing the merger as quickly as possible and, as of the date of this proxy statement, expect to consummate the merger by the end of calendar year 2016. However, the exact timing of completion of the merger cannot be predicted because the merger is subject to the satisfaction or waiver of certain conditions, including approval of the merger agreement by our shareholders and the receipt of regulatory approvals. See "The Merger Agreement—When the Merger Agreement Becomes Effective" and "The Merger Agreement—Conditions to Completion of the Merger."

Q:    Am I entitled to dissenters' rights under the Indiana Business Corporation Law?

A:
No. As a holder of Interactive Intelligence common stock, you are not entitled to exercise dissenters' rights under the IBCL. See "No Dissenters' Rights" beginning on page 104.

Q:
Will I be subject to U.S. federal income tax upon the exchange of Interactive Intelligence common stock for cash pursuant to the merger?

A:
If you are a U.S. holder (as defined under "The Merger (Proposal 1)—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 69), the exchange of Interactive Intelligence common stock for cash pursuant to the merger generally will require a U.S. holder to recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received by such U.S. holder pursuant to the merger and such U.S. holder's adjusted tax basis in the shares of Interactive Intelligence common stock surrendered pursuant to the merger. Because particular circumstances may differ, we recommend that you consult your own tax advisor to determine the U.S. federal income tax consequences relating to the merger in light of your own particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction. A more complete description of the U.S. federal income tax consequences of the merger is provided under "The Merger (Proposal 1)—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 69.

Q:    How do I attend the special meeting?

A:
To attend the meeting, you will need to present valid photo identification, such as a driver's license or passport, and proof of ownership of Interactive Intelligence common stock. If your shares are held in the name of a broker, bank or other nominee, you will need to present a recent brokerage statement or letter from such entity reflecting your stock ownership as of the record date. If you do not provide photo identification or comply with the other procedures outlined in this proxy statement, you will not be admitted to the special meeting. For security reasons, you and your bags may be subject to search prior to your admittance to the meeting.

  If you are not a holder of record or beneficial owner as of the record date, you may be admitted to the meeting only if you have a valid and properly executed legal proxy from a holder of record as of the record date. You must present that legal proxy, as well as a form of valid photo identification, at the entrance to the meeting.

Q:    How many shares are needed to constitute a quorum?

A:
A quorum will be present if holders of record of a majority of the shares of Interactive Intelligence common stock outstanding at the close of business on the record date and entitled to vote are present in person or represented by proxy at the special meeting. If a quorum is not present at the special meeting, the special meeting may be adjourned or postponed from time to time until a quorum is obtained.

  If you submit a proxy but fail to provide voting instructions or abstain on any of the proposals listed on the proxy card, your shares will be counted for the purpose of determining whether a quorum is present at the special meeting.

  If your shares are held in "street name" by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, your broker, bank or other nominee will not vote on your behalf with respect to any of the proposals, and your shares will not be counted for purposes of determining whether a quorum is present for the transaction of business at the special meeting.

Q:    What vote of Interactive Intelligence shareholders is required to approve the merger agreement?

A:
Approval of the merger agreement requires that the holders of a majority of the shares of Interactive Intelligence common stock outstanding at the close of business on the record date for the special meeting and entitled to vote on such proposal vote "FOR" the proposal to approve the merger agreement. A failure to vote your shares of Interactive Intelligence common stock or an abstention from voting will have the same effect as a vote "AGAINST" the proposal to approve the merger agreement. If your shares are held in "street name" by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, such failure to instruct your nominee will have the same effect as a vote "AGAINST" the proposal to approve the merger agreement. Dr. Brown, who owns approximately [            ]% of the outstanding voting power of Interactive Intelligence common stock as of the record date, has already agreed to vote in favor of the proposal to approve the merger agreement. See "The Merger (Proposal 1)—Voting Agreement" and "The Voting Agreement." Accordingly, approximately [            ]% of the other votes entitled to be cast by shareholders that are not a party to the voting agreement must be cast in favor of the proposal to approve the merger agreement in order to approve the merger agreement.

Q:
What vote of Interactive Intelligence shareholders is required to approve the other proposals to be voted upon at the special meeting?

A:
Each of the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to Interactive Intelligence's named executive officers in connection with the merger and the proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies or in the absence of a quorum, requires that more shares are voted "FOR" such proposal than "AGAINST."

  An abstention with respect to either proposal and a failure to vote your shares of Interactive Intelligence common stock on either proposal (including a failure of your broker, bank or other nominee to vote shares held on your behalf), assuming a quorum is present, will not have the effect of either a vote "FOR" or a vote "AGAINST" on such proposals.

Q:    How does the Interactive Intelligence board of directors recommend that I vote?

A:
After consideration of, and based upon, the unanimous recommendation of the Independent Committee of the board of directors, the Interactive Intelligence board of directors unanimously recommends that Interactive Intelligence shareholders vote:

•
"FOR" the proposal to approve the merger agreement;

•
"FOR" the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to Interactive Intelligence's named executive officers in connection with the merger; and

•
"FOR" the proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies or in the absence of a quorum.

  For a discussion of the factors that the Interactive Intelligence board of directors considered in determining to recommend in favor of the proposal to approve the merger agreement, see "The Merger (Proposal 1)—Reasons for the Board of Directors' Recommendation to Vote in Favor of the Merger." In addition, in considering the recommendation of the Interactive Intelligence board of directors with respect to the merger agreement, you should be aware that Interactive Intelligence's directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of Interactive Intelligence shareholders generally. For a discussion of these interests, see "The Merger (Proposal 1)—Interests of Interactive Intelligence's Directors and Executive Officers in the Merger."

Q:    How do Interactive Intelligence's directors and officers intend to vote?

A:
In connection with entry into the merger agreement, Dr. Brown, our Chairman of the Board, Chief Executive Officer and President, entered into a voting agreement pursuant to which he agreed, among other things, to vote the 3,827,448.56 shares of Interactive Intelligence common stock beneficially owned by him, which represent approximately [            ]% of the shares of Interactive Intelligence common stock issued and outstanding on the record date, in favor of the merger agreement and the merger and against any other proposal or offer to acquire Interactive Intelligence. We currently expect that Interactive Intelligence's other directors and executive officers will vote their shares in favor of the proposal to approve the merger agreement and the other proposals to be considered at the special meeting, although they have no obligation to do so.

Q:
What will happen if shareholders do not approve the advisory (non-binding) proposal on certain compensation that may be paid or become payable to Interactive Intelligence's named executive officers in connection with the merger?

A:
The inclusion of this proposal is required by the SEC rules; however, the approval of this proposal is not a condition to the completion of the merger and the vote on this proposal is an advisory vote by shareholders and is not binding on Interactive Intelligence or Genesys. If the merger agreement is approved by Interactive Intelligence shareholders and the merger is completed, the merger-related compensation will be paid to Interactive Intelligence's named executive officers in accordance with the terms of their compensation agreements and arrangements even if shareholders do not approve this proposal.

Q:    What do I need to do now? How do I vote my shares of Interactive Intelligence common stock?

A:
We urge you to read this entire proxy statement carefully, including its annexes and the documents incorporated by reference, and to consider how the merger affects you. Your vote is important, regardless of the number of shares of Interactive Intelligence common stock you own.

  We encourage you to vote by proxy even if you plan on attending the special meeting.

  Voting in Person

  Shareholders of record will be able to vote in person at the special meeting. We will give you a ballot when you arrive. If you are not a shareholder of record but instead hold your shares of Interactive Intelligence common stock in "street name" through a broker, bank or other nominee, you must provide a valid and properly executed legal proxy in your favor from your broker, bank or other nominee in order to be able to vote in person at the special meeting.

  It is not necessary to attend the special meeting in order to vote your shares. To ensure that your shares of Interactive Intelligence common stock are voted at the special meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the special meeting in person.

  Attending the meeting in person does not itself constitute a vote on any proposal.

  Voting by Proxy Shares of Common Stock Held by Record Holder

  If you do not wish to vote in person or you will not be attending the special meeting, you may vote by proxy using the enclosed proxy card or by voting over the internet or by telephone:

  •
  To vote over the internet, go to the web address www.proxyvote.com and follow the instructions for voting. Have your proxy card available when you access the web page. If you vote over the internet, please do not mail your proxy card.

  •
  To vote by telephone, dial (800) 690-6903 (this call is toll-free in the United States) and follow the instructions. Have your proxy card available when you call. If you vote by telephone, please do not mail your proxy card.

  •
  To vote by mail, mark your proxy card, date and sign it and return it in the postage-prepaid envelope.

  If you vote by proxy (regardless of whether you vote over the internet, by telephone or by mail), your votes must be received by 11:59 p.m. Eastern Time on [                    ], 2016 to be counted.

  Your proxy card will count as a "vote" if you sign, date and return your proxy card without indicating how you wish to vote with respect to a proposal. In this case, your proxy will be voted "FOR" such proposal.

  A failure to vote or an abstention will have the same effect as voting "AGAINST" the proposal to approve the merger agreement. An abstention and, assuming a quorum is present, a failure to vote will not have the effect of either a vote "FOR" or a vote "AGAINST" on the other two proposals.

  Voting by Proxy Shares of Common Stock Held in "Street Name"

  If you hold your shares in "street name" through a broker, bank or other nominee, you should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares. Without those instructions, your shares will not be voted on any of the proposals, which will have the same effect as voting "AGAINST" the proposal to approve the merger agreement, but, assuming a quorum is present, will not have the effect of either a vote "FOR" or a vote "AGAINST" on the other two proposals.

  Voting by Proxy Shares of Common Stock Held through Interactive Intelligence's 401(k) Plan

  If you participate in Interactive Intelligence's 401(k) Plan (the "401(k) Plan"), you may give voting instructions to Bank of America Merrill Lynch Retirement Group, the plan Trustee, as to the number of shares of Interactive Intelligence common stock credited to your 401(k) Plan account as of the most recent valuation date coincident with or preceding the record date. The Trustee will vote your shares in accordance with your instructions received by [                    ], 2016 at 11:59 p.m. Eastern Time. Your voting instructions will be kept confidential by the Trustee. If you do not send voting instructions, the Trustee will vote the number of shares credited to your account as directed by the Investment Committee of the 401(k) Plan or by its designee.

Q:    Can I revoke my proxy?

A:
Yes. Any person giving a proxy pursuant to this solicitation has the power to revoke and change it at any time before it is voted. If you are a shareholder of record, you may revoke your proxy by:

•
submitting a new proxy card with a later date, which is received by Interactive Intelligence prior to the final vote at the special meeting;

•
using the telephone or internet proxy submission procedures described above before the deadlines for voting by telephone or internet;

•
attending the special meeting and voting in person; or

•
delivering a written notice of revocation by mail to Interactive Intelligence in care of the Secretary at 7601 Interactive Way, Indianapolis, Indiana 46278, Attn: Secretary, which is received by Interactive Intelligence prior to the final vote at the special meeting.

  If you hold your shares in "street name" and you have instructed a broker, bank or other nominee to vote your shares, you should instead follow the instructions received from your broker, bank or other nominee to revoke your prior voting instructions. If you hold your shares in "street name," you may also revoke a prior proxy by voting in person at the special meeting if you obtain a valid and properly executed legal proxy in your favor from your broker, bank or other nominee in order to be able to vote in person at the special meeting. If you hold your shares through Interactive Intelligence's 401(k) Plan, you may revoke previously given voting instructions by [                    ], 2016 at 11:59 p.m. Eastern Time, by delivering new voting instructions over the internet, by telephone or by mail.

Q:
Will my shares of Interactive Intelligence common stock held in "street name" or another form of record ownership be combined for voting purposes with shares I hold of record?

A:
No. Because any shares of Interactive Intelligence common stock you may hold in "street name" will be deemed to be held by a different shareholder (that is, your custodial bank, broker or other nominee) than any shares of Interactive Intelligence common stock you hold of record, any shares of Interactive Intelligence common stock held in "street name" will not be combined for voting purposes with shares of Interactive Intelligence common stock you hold of record. Similarly, if you own shares of Interactive Intelligence common stock in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares of Interactive Intelligence common stock because they are held in a different form of record ownership. Shares of Interactive Intelligence common stock held by a corporation or business entity must be voted by an authorized officer of the entity. Please indicate title or authority when completing and signing the proxy card. Shares of Interactive Intelligence common stock held in an individual retirement account must be voted under the rules governing the account. This means that, to ensure all your shares are voted at the special meeting, you should read carefully any proxy materials received and follow the instructions included therewith.

Q:    What does it mean if I get more than one proxy card or voting instruction card?

A:
If your shares of Interactive Intelligence common stock are registered differently or are held in more than one account, you will receive more than one proxy or voting instruction card. Please complete and return all of the proxy cards and voting instruction cards you receive (or submit each of your proxies by telephone or over the internet, if available to you) to ensure that all of your shares of Interactive Intelligence common stock are voted.

Q:    What happens if I sell my shares of Interactive Intelligence common stock before completion of the merger?

A:
In order to receive the merger consideration, you must hold your shares of Interactive Intelligence common stock through completion of the merger. Consequently, if you transfer your shares of Interactive Intelligence common stock before completion of the merger, you will have transferred your right to receive the merger consideration in the merger.

  The record date for shareholders entitled to vote at the special meeting is earlier than the consummation of the merger. If you transfer your shares of Interactive Intelligence common stock after the record date but before the closing of the merger, you will have the right to vote at the special meeting but not the right to receive the merger consideration.

Q:    Should I send in my stock certificates or other evidence of ownership now?

A:
No. After the merger is completed, you will receive a letter of transmittal and related materials from the paying agent for the merger with detailed written instructions for exchanging your shares of Interactive Intelligence common stock evidenced by stock certificates for the merger consideration. If your shares of Interactive Intelligence common stock are held in "street name" by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of your "street name" shares in exchange for the merger consideration. Do not send in your certificates now.

Q:    What is householding and how does it affect me?

A:
The SEC permits companies to send a single set of proxy materials to any household at which two or more shareholders reside, unless contrary instructions have been received, but only if the company provides advance notice and follows certain procedures. In such cases, each shareholder continues to receive a separate notice of the meeting and proxy card. Certain brokerage firms may have instituted householding for beneficial owners of Interactive Intelligence common stock held through brokerage firms. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. You may decide at any time to revoke your decision to household, and thereby receive multiple copies. For further information, see "The Special Meeting—Householding of Special Meeting Materials."

Q:    Who will count the votes?

A:
The votes will be counted by the independent inspector of election appointed for the special meeting.

Q:    Where can I find the voting results of the special meeting?

A:
We intend to announce preliminary voting results at the special meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the special meeting. All reports that we file with the SEC are publicly available when filed. See "Where You Can Find Additional Information" beginning on page 106.

Q:    Where can I find more information about Interactive Intelligence?

A:
You can find more information about us from various sources described in "Where You Can Find Additional Information."

Q:    Who can help answer my other questions?

A:
If you have more questions about the merger, or require assistance in submitting your proxy or voting your shares or need additional copies of this proxy statement or the enclosed proxy card, please contact MacKenzie Partners, Inc., at (800) 322-2885, which is acting as the proxy solicitation agent and information agent for Interactive Intelligence in connection with the merger.

MacKenzie Partners, Inc.
105 Madison Avenue
New York, NY 10016
Email: proxy@mackenziepartners.com
Call collect: (212) 929-5500
Call toll-free: (800) 322-2885
or
Interactive Intelligence Group, Inc.
Attn: Investors Relations
7601 Interactive Way
Indianapolis, Indiana 46278
(317) 872-3000

        If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        Statements made in this proxy statement relating to future plans, events, or financial condition or performance are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified by the use of words such as "anticipate," "believe," "continue," "could," "estimate," "evolve," "expect," "forecast," "intend," "looking ahead," "may," "opinion," "plan," "possible," "potential," "project," "should," "will" and similar words or expression. Forward-looking statements are likely to address matters such as, among other things, Interactive Intelligence's, Genesys' and their respective affiliates' respective or combined anticipated sales, expenses, margins, tax rates, capital expenditures, profits, cash flows, liquidity and debt levels. These forward-looking statements are based on the companies' current plans, expectations and assumptions and involve a number of risks and uncertainties that could cause actual results and events to vary materially from the results and events anticipated or implied by such forward-looking statements.

        These risks and uncertainties include, but are not limited to, the risks detailed in Interactive Intelligence's filings with the SEC, including in its most recent filings on Forms 10-K and 10-Q (see "Where You Can Find Additional Information"), factors and matters described or incorporated by reference in this proxy statement, and the following factors:

  •
  The inability to consummate the merger within the anticipated time period, or at all, due to the failure to obtain shareholder approval to approve the merger agreement or failure to satisfy the other conditions to the completion of the merger;

  •
  The risk that the merger agreement may be terminated in circumstances requiring Interactive Intelligence to pay Genesys a termination fee of up to $43 million;

  •
  The failure by Genesys and its affiliates to obtain the debt financing contemplated in the debt commitment letter entered into in connection with the merger agreement, or alternative financing, as applicable, or the failure of any such financing to be sufficient to consummate the merger and the other transactions contemplated by the merger agreement, which, in certain instances, could result in Interactive Intelligence's only viable recourse being to pursue payment of the reverse termination fee by Genesys;

  •
  Risks that the proposed merger disrupts Interactive Intelligence's current plans and operations or affects its ability to retain or recruit key employees;

  •
  The effect of the announcement or pendency of the merger on Interactive Intelligence's business relationships (including, without limitation, customers and suppliers), operating results and business generally;

  •
  The amount of the costs, fees, expenses and charges related to the merger agreement or the merger;

  •
  Risks related to diverting management's or employees' attention from ongoing business operations;

  •
  Limitations places on Interactive Intelligence's ability to operate its business under the merger agreement;

  •
  The occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement;

  •
  Risk that Interactive Intelligence's stock price may decline significantly if the merger is not completed or may suffer as a result of uncertainty surrounding the merger;

  •
  The risk that the merger may not be consummated in a timely manner, if at all;

  •
  The risk of not fully realizing expected benefits and synergies in the timeframe expected or at all;

  •
  The nature, cost and outcome of pending and future litigation and other legal proceedings, including any such proceedings related to the merger and instituted against Interactive Intelligence and others;

  •
  The fact that receipt of the all-cash merger consideration would be taxable to Interactive Intelligence's shareholders that are treated as U.S. holders for U.S. federal income tax purposes;

  •
  The fact that Interactive Intelligence's shareholders would forgo the opportunity to realize the potential long-term value of the successful execution of Interactive Intelligence's current strategy as an independent public company;

  •
  The possibility that the companies may be adversely affected by other economic, business and/or competitive factors;

  •
  Worldwide economic conditions and their impact on customer purchasing decisions; and

  •
  Rapid technological changes and competitive pressures in the industry.

        Many of the factors that will determine the companies' future results are beyond their ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which speak only as of the date hereof. Except as required by applicable law, Interactive Intelligence and Genesys undertake no obligation to update forward-looking statements to reflect events or circumstances arising after such date. The companies cannot guarantee any future results, levels of activity, performance or achievements.

 THE COMPANIES

Interactive Intelligence Group, Inc.

        Interactive Intelligence Group, Inc. is an Indiana corporation. We are a global provider of software and cloud services for customer engagement, communication and collaboration. We are the only vendor to be recognized by leading industry analyst firm Gartner, Inc. as a market leader in both its Magic Quadrant for Contact Center Infrastructure, Worldwide (for our on-premises offering) and its Magic Quadrant for Contact Center as a Service, North America (for our cloud offerings). We offer three types of products: on-premises software known as Interactive Intelligence Customer Interaction Center®; a single-tenant cloud service known as Interactive Intelligence Communications as a ServiceSM; and a multi-tenant cloud service known as Interactive Intelligence PureCloud® ("PureCloud"). Our offerings are used across a wide variety of vertical industries, including accounts receivable management, banking, government, healthcare, insurance, manufacturing, outsourcing, utilities and retail, among others. We continue to invest in the development of both our on-premises and cloud offerings, with particular emphasis on our latest cloud services delivered by our PureCloud Platform. This cloud platform is designed as a set of components that work independently of each other to deliver coordinated services (a "microservices architecture"). The PureCloud Platform leverages Amazon Web Services and has a comprehensive set of features capable of delivering cloud services for organizations of all types and sizes. The first PureCloud services were released in North America in March 2015. Subsequent releases have been made available in Australia, New Zealand, Japan and throughout Europe.

        We were founded in 1994 and released our first product in 1997. More than 6,000 customers worldwide have deployed our products. We sell our products directly to customers and through a channel of approximately 400 partners globally. Our on-premises and single-tenant cloud products are available in 24 languages and deployed in approximately 125 countries.

        Our common stock is traded on Nasdaq under the symbol "ININ." We maintain our world headquarters and principal executive offices at 7601 Interactive Way, Indianapolis, Indiana 46278. Our telephone number is (317) 872-3000. We are located on the web at www.inin.com. A detailed description of Interactive Intelligence's business is contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which is incorporated by reference into this proxy statement. See "Where You Can Find Additional Information."

Genesys Telecommunications Laboratories, Inc.

        Genesys Telecommunications Laboratories, Inc., referred to as "Genesys," empowers companies to create effortless omnichannel customer experiences, journeys, and relationships. For over 25 years, Genesys has put the customer at the center of all it does and passionately believes that great customer engagement drives great business outcomes. Genesys is trusted by over 4,700 customers in 120 countries to orchestrate over 25 billion contact center interactions per year in the cloud and on premises. Genesys' principal executive offices are located at 2001 Junipero Serra Boulevard, 9th Floor, Daly City, California 94014, and its telephone number is (888) GENESYS (436-3797).

Giant Merger Sub Inc.

        Giant Merger Sub Inc., referred to as "Merger Sub," is an Indiana corporation and a wholly owned subsidiary of Genesys that was formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement.

        Merger Sub's principal executive offices are located at 2001 Junipero Serra Boulevard, 9th Floor, Daly City, California 94014, and its telephone number is (888) GENESYS (436-3797).

 THE SPECIAL MEETING

        We are furnishing this proxy statement to Interactive Intelligence shareholders as part of the solicitation of proxies by the Interactive Intelligence board of directors for use at the special meeting or any adjournment or postponement thereof. This proxy statement provides Interactive Intelligence shareholders with the information they need to know to be able to vote or instruct their vote to be cast at the special meeting or any adjournment or postponement thereof.

Date, Time and Place of the Special Meeting

        This proxy statement is being furnished to our shareholders as part of the solicitation of proxies by the Interactive Intelligence board of directors for use at the special meeting to be held at Interactive Intelligence's world headquarters located at 7601 Interactive Way, Indianapolis, Indiana 46278, on [                    ], 2016 at [            ] local time, or at any adjournment or postponement thereof.

        To attend the meeting, you will need to present valid photo identification, such as a driver's license or passport, and proof of ownership of Interactive Intelligence common stock. If your shares are held in the name of a broker, bank or other nominee, you will need to present a recent brokerage statement or letter from such entity reflecting your stock ownership as of the record date.

        If you are not a holder of record or beneficial owner as of the record date, you may be admitted to the meeting only if you have a valid and properly executed legal proxy from a holder of record as of the record date. You must present that legal proxy, as well as a form of valid photo identification, at the entrance to the meeting.

Purposes of the Special Meeting

        At the special meeting, Interactive Intelligence shareholders will be asked to consider and vote on the following proposals:

  •
  to approve the merger agreement;

  •
  to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to Interactive Intelligence's named executive officers in connection with the merger, the value of which is disclosed in the table set forth in "The Merger (Proposal 1)—Interests of Interactive Intelligence's Directors and Executive Officers in the Merger—Quantification of Payments and Benefits to Interactive Intelligence's Executive Officers"; and

  •
  to approve the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to approve the merger agreement or in the absence of a quorum.

        Our shareholders must approve the merger agreement for the merger to occur. If our shareholders fail to approve the merger agreement, the merger will not occur. A copy of the merger agreement is attached to this proxy statement as Annex A, and the material provisions of the merger agreement are described in "The Merger Agreement."

        The vote on the compensation that may be paid or become payable to Interactive Intelligence's named executive officers in connection with the merger is a vote separate and apart from the vote to approve the merger agreement. Accordingly, a shareholder may vote to approve the compensation that may be paid or become payable to Interactive Intelligence's named executive officers in connection with the merger and vote not to approve the merger agreement and vice versa. Because the vote on the compensation that may be paid or become payable to Interactive Intelligence's named executive officers in connection with the merger is advisory only, it will not be binding on either Interactive Intelligence or Genesys. Accordingly, if the merger agreement is approved by Interactive Intelligence shareholders and the merger is completed, the merger-related compensation will be paid to Interactive Intelligence's named executive officers in accordance with the terms of their compensation agreements or arrangements even if shareholders do not approve that proposal.

        Interactive Intelligence does not expect a vote to be taken on any other matters at the special meeting or any adjournment or postponement thereof. If any other matters are properly presented at the special meeting or any adjournment or postponement thereof for consideration, however, the holders of the proxies will have discretion to vote on these matters in accordance with their best judgment.

        This proxy statement and the enclosed form of proxy are first being mailed to Interactive Intelligence shareholders on or about [                    ], 2016.

Record Date and Quorum

        The holders of record of Interactive Intelligence common stock as of the close of business on [                    ], 2016, the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. At the close of business on the record date, [            ] shares of Interactive Intelligence common stock were outstanding.

        The presence at the special meeting, in person or represented by proxy, of the holders of record of a majority of Interactive Intelligence common stock outstanding at the close of business on the record date and entitled to vote will constitute a quorum. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting. However, if a new record date is set for an adjourned special meeting, then a new quorum will have to be established. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the special meeting.

Required Vote

        Each share of Interactive Intelligence common stock outstanding at the close of business on the record date is entitled to one vote on each of the proposals to be considered at the special meeting.

        For Interactive Intelligence to complete the merger, Interactive Intelligence shareholders holding a majority of the shares of Interactive Intelligence common stock outstanding at the close of business on the record date and entitled to vote on such proposal must vote "FOR" the proposal to approve the merger agreement. A failure to vote your shares of Interactive Intelligence common stock or an abstention from voting will have the same effect as a vote "AGAINST" the proposal to approve the merger agreement. If your shares are held in "street name" by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, such failure to instruct your nominee will have the same effect as a vote "AGAINST" the proposal to approve the merger agreement.

        Approval of each of the advisory (non-binding) proposal on certain compensation that may be paid or become payable to Interactive Intelligence's named executive officers in connection with the merger and the proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies or in the absence of a quorum, requires that more shares are voted "FOR" such proposal than "AGAINST." An abstention with respect to either proposal and a failure to vote your shares of Interactive Intelligence common stock (including a failure of your broker, bank or other nominee to vote shares held on your behalf), assuming a quorum is present, will not have the effect of either a vote "FOR" or a vote "AGAINST" on these proposals.

        As of the close of business on the record date, there were [            ] shares of Interactive Intelligence common stock outstanding and [            ] record holders.

Voting by Interactive Intelligence's Directors and Executive Officers

        At the close of business on the record date, directors and executive officers of Interactive Intelligence were entitled to vote approximately [            ] shares of Interactive Intelligence common stock, which in the aggregate represents approximately [        ]% of the shares of Interactive Intelligence common stock issued and outstanding on that date. We currently expect that Interactive Intelligence's directors and executive officers will vote their shares in favor of the proposal to approve the merger agreement and the other proposals to be considered at the special meeting, although, other than Dr. Brown pursuant to the voting agreement described below, they have no obligation to do so.

        Concurrently with the execution and delivery of the merger agreement, Genesys entered into a Voting Agreement, dated as of August 30, 2016 (the "voting agreement"), with Dr. Brown pursuant to which Dr. Brown agreed, among other things, to vote his shares of Interactive Intelligence common stock, or approximately [        ]% of the shares of Interactive Intelligence common stock issued and outstanding on the record date, in favor of the merger agreement and the merger and against any other proposal or offer to acquire Interactive Intelligence. A total of [                ] votes are needed to approve the merger agreement. Therefore, [                ] other votes entitled to be cast by shareholders that are not a party to the voting agreement must be cast in favor of the proposal to approve the merger agreement in order to approve the merger agreement. These [                ] votes represent approximately [        ]% of the [            ] other votes entitled to be cast by shareholders that are not a party to the voting agreement.

Voting; Proxies; Revocation

Attendance

        All holders of shares of Interactive Intelligence common stock as of the close of business on [                        ], 2016, the record date, including shareholders of record and beneficial owners of Interactive Intelligence common stock registered in the "street name" of a broker, bank or other nominee, are invited to attend the special meeting. If you are a shareholder of record, please be prepared to provide valid photo identification, such as a driver's license or passport, and proof of ownership of Interactive Intelligence common stock. If your shares are held in the name of a broker, bank or other nominee, you will need to present a recent brokerage statement or letter from such entity reflecting your stock ownership as of the record date. If you do not provide photo identification or comply with the other procedures outlined in this proxy statement, you will not be admitted to the special meeting. For security reasons, you and your bags may be subject to search prior to your admittance to the meeting.

        If you are not a holder of record or beneficial owner as of the record date, you may be admitted to the meeting only if you have a valid and properly executed legal proxy from a holder of record as of the record date. You must present that legal proxy, as well as a form of valid photo identification, at the entrance to the meeting.

Voting in Person

        Shareholders of record will be able to vote in person at the special meeting. We will give you a ballot when you arrive. If you are not a shareholder of record but instead hold your shares of Interactive Intelligence common stock in "street name" through a broker, bank or other nominee, you must provide a valid and properly executed legal proxy in your favor from your broker, bank or other nominee in order to be able to vote in person at the special meeting. Attending the meeting in person does not itself constitute a vote on any proposal.

Providing Voting Instructions by Proxy

        To ensure that your shares of Interactive Intelligence common stock are voted at the special meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the special meeting in person.

  Shares of Common Stock Held by Record Holder

        If you are a shareholder of record, you may provide voting instructions by proxy using one of the methods described below.

        To vote over the internet, go to the web address www.proxyvote.com and follow the instructions for voting. Have your proxy card available when you access the web page. If you vote over the internet, please do not mail your proxy card.

        To vote by telephone, dial (800) 690-6903 (this call is toll-free in the United States) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. If you vote by telephone, please do not mail your proxy card.

        To vote by mail, mark your proxy card, date and sign it and return it in the postage-prepaid envelope.

        If you vote by proxy (regardless of whether you vote over the internet, by telephone or by mail), your votes must be received by 11:59 p.m., Eastern Time, on [                    ], 2016 to be counted.

        Your proxy card will count as a "vote" if you sign, date and return your proxy card without indicating how you wish to vote with respect to a proposal. In this case, your proxy will be voted "FOR" such proposal.

        A failure to vote or an abstention will have the same effect as voting "AGAINST" the proposal to approve the merger agreement. An abstention and, assuming a quorum is present, a failure to vote will not have the effect of either a vote "FOR" or a vote "AGAINST" on the other two proposals.

  Shares of Common Stock Held in "Street Name"

        If you hold your shares in "street name" through a broker, bank or other nominee, you should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares. Without those instructions, your shares will not be voted on any of the proposals, which will have the same effect as voting "AGAINST" the proposal to approve the merger agreement, but, assuming a quorum is present, will not have the effect of either a vote "FOR" or a vote "AGAINST" on the other two proposals.

        In accordance with the rules of Nasdaq, brokers, banks and other nominees that hold shares of Interactive Intelligence common stock in "street name" for their customers do not have discretionary authority to vote the shares with respect to the proposal to approve the merger agreement, the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to Interactive Intelligence's named executive officers in connection with the merger, or the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies or in the absence of a quorum. Accordingly, if brokers, banks or other nominees do not receive specific voting instructions from the beneficial owner of such shares, they may not vote such shares with respect to these proposals. Therefore, unless you attend the special meeting in person with a valid and properly executed legal proxy from your broker, bank or other nominee, your failure to provide instructions to your broker, bank or other nominee will result in your shares of Interactive Intelligence common stock not being present at the meeting and not being voted on any of the proposals.

  Shares of Common Stock Held through the 401(k) Plan

        If you participate in the 401(k) Plan, you may give voting instructions to Bank of America Merrill Lynch Retirement Group, the plan Trustee, as to the number of shares of Interactive Intelligence common stock credited to your 401(k) Plan account as of the most recent valuation date coincident with or preceding the record date. The Trustee will vote your shares in accordance with your instructions received by [                    ], 2016 at 11:59 p.m. Eastern Time. Your voting instructions will be kept confidential by the Trustee. If you do not send voting instructions, the Trustee will vote the number of shares credited to your account as directed by the Investment Committee of the 401(k) Plan or by its designee.

Revocation of Proxies

        Any person giving a proxy pursuant to this solicitation has the power to revoke and change it at any time before it is voted. If you are a shareholder of record, you may revoke your proxy by:

  •
  submitting a new proxy card with a later date, which is received by Interactive Intelligence prior to the final vote at the special meeting;

  •
  using the telephone or internet proxy submission procedures described above before the deadlines for voting by telephone or over the internet;

  •
  attending the special meeting and voting in person; or

  •
  delivering a written notice of revocation by mail to Interactive Intelligence in care of the Secretary at 7601 Interactive Way, Indianapolis, Indiana 46278, Attn: Secretary, which is received by Interactive Intelligence prior to the final vote at the special meeting.

        Please note that only your last-dated proxy will count. Attending the special meeting without taking one of the actions described above will not in itself revoke your proxy. If you want to revoke your proxy by mailing a new proxy card to Interactive Intelligence or by sending a written notice of revocation to Interactive Intelligence, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by Interactive Intelligence before the special meeting.

        If you hold your shares in "street name" and you have instructed a broker, bank or other nominee to vote your shares, you should instead follow the instructions received from your broker, bank or other nominee to revoke your prior voting instructions. If you hold your shares in "street name," you may also revoke a prior proxy by voting in person at the special meeting if you obtain a valid and properly executed legal proxy in your favor from your broker, bank or other nominee in order to be able to vote in person at the special meeting. If you hold your shares through Interactive Intelligence's 401(k) Plan, you may revoke previously given voting instructions by [                    ], 2016 at 11:59 p.m. Eastern Time, by delivering new voting instructions over the internet, by telephone or by mail.

Abstentions

        An abstention occurs when a shareholder attends a meeting, either in person or represented by proxy, but abstains from voting. Abstentions will be included in the calculation of the number of shares of Interactive Intelligence common stock present or represented at the special meeting for purposes of determining whether a quorum has been achieved.

        Abstaining from voting will have the same effect as a vote "AGAINST" the proposal to approve the merger agreement. The requisite number of shares to approve the other two proposals is based on the total number of shares voted "FOR" such proposal compared to the number of shares voted "AGAINST" such proposal. If you abstain from voting with respect to such proposals, such abstention will not have the effect of either a vote "FOR" or a vote "AGAINST" such proposals.

Board of Directors' Recommendation

        After consideration of, and based upon, the unanimous recommendation of the Independent Committee of the board of directors and after considering various factors described in "The Merger (Proposal 1)—Reasons for the Board of Directors' Recommendation to Vote in Favor of the Merger," the Interactive Intelligence board of directors unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are fair to, advisable and in the best interests of Interactive Intelligence and its shareholders and approved the merger agreement and the transactions contemplated by the merger agreement, including the merger.

        The Interactive Intelligence board of directors unanimously recommends that you vote (1) "FOR" the proposal to approve the merger agreement, (2) "FOR" the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to Interactive Intelligence's named executive officers in connection with the merger and (3) "FOR" the proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies or in the absence of a quorum.

Solicitation of Proxies

        The Interactive Intelligence board of directors is soliciting your proxy, and Interactive Intelligence will bear the cost of this solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of outstanding Interactive Intelligence common stock. Interactive Intelligence has retained MacKenzie Partners, Inc. ("MacKenzie"), a proxy solicitation firm, to assist the Interactive Intelligence board of directors in the solicitation of proxies for the special meeting, and expects to pay MacKenzie $12,500, plus reimbursement of out-of-pocket expenses. Proxies may be solicited by mail, personal interview, email, telephone, or over the internet by MacKenzie or, without additional compensation, by certain of Interactive Intelligence's directors, officers and employees.

Other Business

        We are not currently aware of any business to be acted upon at the special meeting other than the matters discussed in this proxy statement. Under our bylaws, business transacted at the special meeting is limited to matters relating to the purposes stated in the notice of the special meeting, which is provided at the beginning of this proxy statement. The grant of a proxy will confer discretionary authority on the persons named as proxies on the proxy card to vote in accordance with their best judgment on procedural matters incident to the conduct of the special meeting.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be Held on [                    ], 2016

        This proxy statement is available at www.proxyvote.com.

Householding of Special Meeting Materials

        We may send a single copy of this proxy statement to any household at which two or more shareholders reside in accordance with SEC rules, unless we have received contrary instructions. Each shareholder in the household will continue to receive a separate proxy card. This process, known as "householding," reduces the volume of duplicate information received at your household and helps to reduce our expenses.

        If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement, please notify your broker or direct your written request to: Investor Relations, Interactive Intelligence Group, Inc., 7601 Interactive Way, Indianapolis, Indiana 46278, or

contact our Investor Relations department at (317) 872-3000. We will promptly deliver upon written or oral request a separate copy of the proxy statement to a shareholder at a shared address to which a single copy of the proxy statement was delivered. Shareholders who currently receive multiple copies of the proxy statement at their addresses and would like to request "householding" of their communications should contact their broker.

Other Information

        You should not return your stock certificate or send documents representing Interactive Intelligence common stock with the proxy card. If the merger is completed, the paying agent for the merger will send you a letter of transmittal and related materials and instructions for exchanging your shares of Interactive Intelligence common stock for the merger consideration.

THE MERGER (PROPOSAL 1)

        The description of the merger in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the transaction documents, copies of which are attached as Annex A and Annex B and are incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger that is important to you. You are encouraged to read the transaction documents carefully and in their entirety.

Certain Effects of the Merger

        If the merger agreement is approved by our shareholders and the other conditions to the closing of the merger are either satisfied or waived, Merger Sub will be merged with and into Interactive Intelligence, and the separate corporate existence of Merger Sub will cease. Interactive Intelligence will be the surviving corporation in the merger and will continue its corporate existence as an Indiana corporation and a wholly owned subsidiary of Genesys.

        Upon the terms and subject to the conditions of the merger agreement, at the effective time, each share of Interactive Intelligence common stock issued and outstanding immediately before the effective time (other than cancelled shares and converted shares) will be converted into the right to receive $60.50 in cash, without interest, less any required withholding taxes. At the effective time of the merger, Interactive Intelligence's current shareholders will cease to own any shares of the capital stock of the surviving corporation or have any rights as its shareholders. Therefore, Interactive Intelligence's current shareholders will not participate in any of our future earnings or growth and will not benefit from any appreciation in our value.

        The Interactive Intelligence common stock is currently registered under the Exchange Act and is traded on Nasdaq under the symbol "ININ." As a result of the merger, Interactive Intelligence will cease to be a publicly traded company and will be a wholly owned subsidiary of Genesys. Following the consummation of the merger, Interactive Intelligence common stock will be delisted from Nasdaq and deregistered under the Exchange Act, and Interactive Intelligence will no longer be required to file periodic reports with the SEC with respect to Interactive Intelligence common stock, in each case in accordance with applicable law, rules and regulations.

        At the effective time, the articles of incorporation of Interactive Intelligence in effect immediately prior to the effective time will be the articles of incorporation of the surviving corporation and the bylaws of Merger Sub that are in effect immediately prior to the effective time will become the bylaws of the surviving corporation (but amended so that the name of the surviving corporation will be "Interactive Intelligence Group, Inc.").

        At the effective time, the individuals holding positions as directors of Merger Sub immediately before the effective time will become the initial directors of the surviving corporation, and the individuals holding positions as officers of Interactive Intelligence immediately before the effective time will continue as the initial officers of the surviving corporation.

Effects on Interactive Intelligence if the Merger is Not Completed

        If the merger agreement is not approved by our shareholders or if the merger is not consummated for any other reason, our shareholders will not receive any payment for their shares of common stock. Instead, we will remain a public company, the Interactive Intelligence common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act and we will continue to file periodic reports with the SEC. In addition, if the merger is not completed, we expect that management will operate the business in a manner similar to that in which it is being operated today and that our shareholders will continue to be subject to the same risks and opportunities as they currently are, including, among other things general industry, economic and market conditions. Accordingly, if the merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of Interactive Intelligence common stock. From time to time, the Interactive Intelligence board of directors will evaluate and review our business operations, properties, dividend policy and capitalization, among other things, make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to maximize shareholder value. If the merger agreement is not approved by our shareholders or if the merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to us will be offered or that our business, prospects or results of operations will not be adversely impacted.

        If the merger agreement is terminated, under specified circumstances, we may be required to pay Genesys a termination fee, or may be entitled to receive a reverse termination fee from Genesys, as described under "The Merger Agreement—Termination Fees."

Background of the Merger

        Interactive Intelligence and its board of directors regularly evaluate Interactive Intelligence's performance, strategic direction, ongoing business plans and future prospects with a view toward enhancing shareholder value. As part of this evaluation, Interactive Intelligence and its board of directors have from time to time explored and considered a variety of strategic alternatives, including (i) the continuation of Interactive Intelligence's business plan as an independent enterprise; (ii) modifications to Interactive Intelligence's strategy and product direction; (iii) potential expansion into new business lines through acquisitions and combinations of Interactive Intelligence with other businesses; and (iv) a possible sale of Interactive Intelligence.

        As part of this routine review and consideration of strategic alternatives, Interactive Intelligence engaged Union Square in December 2011 to advise and provide its perspectives on a variety of topics, including potential mergers and acquisitions, the capital markets environment, and other strategic alternatives, over a three-year term. Interactive Intelligence engaged Union Square because of their industry experience and knowledge, among other reasons.

        Shortly thereafter, the Interactive Intelligence board of directors directed Union Square to engage in strategic partnership discussions with various third parties, including Genesys. The board of directors also created a special committee comprising Edward L. Hamburg, Ph.D., Mark E. Hill and Richard A. Reck (the "Independent Committee"), all independent directors of Interactive Intelligence, to manage and oversee these discussions. The purpose of the creation of the Independent Committee was to allow the Board to respond nimbly to potential developments without requiring meetings of the full board of directors and to provide a venue for disinterested directors to consider any transactions in which other directors could have interests in the proposed transactions that may be different from, or in addition to, the interests of Interactive Intelligence shareholders generally. However, the Interactive Intelligence board of directors retained full authority to approve or reject opportunities.

        As part of this process, from March 2012 to May 2012, a series of preliminary meetings and discussions were held involving Interactive Intelligence, Union Square, Genesys and Permira Advisers LLC ("Permira"), the majority owner of Genesys. Interactive Intelligence and Genesys subsequently executed a mutual non-disclosure agreement on May 15, 2012, which agreement contained a customary standstill provision, and Interactive Intelligence made certain information available to Genesys, subject to this non-disclosure agreement. On June 19, 2012, Genesys submitted a preliminary indication of interest to acquire Interactive Intelligence for $38.00 per share (representing an approximately 40% premium to the closing stock price of $27.17 per share on June 18, 2012). The Interactive Intelligence board of directors met with management and Union Square to discuss and consider this indication of interest. Based upon the board of directors' assessment of Interactive Intelligence's standalone prospects at the time, the board of directors decided to reject Genesys'

indication of interest and to cease further discussions in favor of continuing to operate as an independent publicly traded company.

        Subsequent to the rejection of the $38.00 per share indication of interest from Genesys, informal discussions were held from time to time between Genesys and Permira, on the one hand, and Interactive Intelligence and Union Square, on the other hand, regarding a potential transaction. However, none of these discussions progressed to the point of the discussion of specific proposal terms.

        On February 2, 2015, shortly after the expiration of the 2011 engagement letter, Interactive Intelligence and its board of directors entered into a new engagement letter with Union Square pursuant to which Interactive Intelligence again engaged Union Square to act as a financial advisor for another three-year term. The 2015 engagement letter did not provide for any retainer, but did entitle Union Square to expense reimbursement and fees in connection with any successful transaction. The 2015 engagement letter also contained customary indemnification rights.

        On May 5, 2015, Paul Segre, the Chief Executive Officer of Genesys, called Donald E. Brown, M.D., Interactive Intelligence's Chief Executive Officer, to discuss the merits of a merger. One month later, on June 4, 2015, Mr. Segre and Dr. Brown conversed regarding a potential sale of Interactive Intelligence's Communications as a Service ("CaaS") and Customer Interaction Center ("CIC") businesses (with Interactive Intelligence retaining its PureCloud business). On June 18, 2015, Dr. Brown wrote an email to Mr. Segre rejecting the idea of splitting the business in favor of continuing to operate as an independent publicly traded company.

        On November 8, 2015, a representative of Genesys sent Dr. Brown an unsolicited indication of interest to acquire Interactive Intelligence for $47.00 per share (representing an approximately 42% premium to the closing stock price of $33.03 per share on November 6, 2015). The board of directors met on November 18, 2015 to discuss, among other things, the $47.00 indication of interest from Genesys. Based on these discussions, the board of directors determined that, given Interactive Intelligence's current strategic plan as an independent public company, it was not in the best interest of Interactive Intelligence to pursue a transaction with Genesys at that time. Specific consideration was given to the launch and future potential of Interactive Intelligence's new cloud service, PureCloud. At the direction of the board of directors, Dr. Brown sent a letter to Genesys on November 20, 2015 advising Genesys that Interactive Intelligence believed that it would not be in the best interests of Interactive Intelligence or its shareholders to deviate from its strategic plan at that time.

        In early 2016, representatives of a private equity firm (which we refer to as "Sponsor A") contacted Union Square to express an interest in meeting with Interactive Intelligence. Union Square introduced Dr. Brown to representatives of Sponsor A on April 26, 2016. Dr. Brown and the President of Sponsor A met on May 9, 2016 to discuss, among other things, general information about Interactive Intelligence and the contact center software market. During the meeting, Dr. Brown and the President of Sponsor A did not discuss specific transaction terms.

        On May 3, 2016, Union Square had an informational discussion with representatives of Permira regarding, among other things, developments in the contact center software market and the possibility of a sale of Interactive Intelligence's CIC business (with Interactive Intelligence retaining its CaaS and PureCloud businesses). At this meeting, Permira raised the possibility of executing a new non-disclosure agreement to facilitate further discussions with Interactive Intelligence. However, Permira did not make any specific proposal or offer regarding any transaction involving Interactive Intelligence.

        On May 18, 2016, Mr. Segre called Dr. Brown and the two discussed the substance of the communications between Union Square and Permira regarding splitting the Interactive Intelligence business.

        At a regularly scheduled meeting of the Interactive Intelligence board of directors on May 19, 2016, Dr. Brown reported on the recent outreach by Sponsor A and by Permira on behalf of Genesys.

The board of directors considered and discussed the implications of such outreach and of recent consolidations in the customer engagement market, including whether it would be advisable to consider a sale of Interactive Intelligence and, if so, the best approach for doing so. The board of directors also considered and discussed, and heard reports from Dr. Brown and other senior members of management regarding, Interactive Intelligence's strategic plan, its challenges and opportunities and the implications of remaining an independent publicly traded company during its transition to becoming a leading provider of cloud solutions. In light of these discussions, the board of directors requested that Union Square prepare a presentation for a future board meeting detailing key considerations for a formal market outreach process to better inform its decisions making, as well as to identify the most likely interested parties and provide perspective regarding the potential value of Interactive Intelligence. The board of directors confirmed that it had made no decision concerning the potential sale of Interactive Intelligence. Interactive Intelligence's closing stock price on May 19, 2016 was $37.61.

        On May 22, 2016, Dr. Brown introduced William J. Gildea III, Interactive Intelligence's Chief Operating Officer, to Mr. Segre via email, as a follow up to their May 18, 2016 discussion.

        On June 6, 2016, at a special meeting of the Interactive Intelligence board of directors, Union Square presented its perspectives on the contact center software market, recent strategic activity in relevant markets and its perspectives on Interactive Intelligence's ability to explore potential strategic alternatives. Interactive Intelligence's outside legal counsel, Faegre Baker Daniels LLP ("FaegreBD"), provided a summary of the fiduciary duties of the board of directors. A thorough discussion by the board of directors followed, including the merits of a potential sale of Interactive Intelligence as compared to remaining as an independent publicly traded company. The independent directors also met separately in executive session to discuss these matters. Following the presentations and related discussions, the board of directors directed Union Square to work toward a formal sale process and to solicit indications of interest from an initial list of potential interested parties, which would be selected based upon their likely level of interest and capacity to execute a transaction successfully. A list of potential interested parties was initially proposed by Union Square and then discussed with the board of directors. The Interactive Intelligence board of directors also authorized the Independent Committee to again act as a special committee to oversee the process. However, the Interactive Intelligence board of directors retained its authority to approve or reject any transaction. Interactive Intelligence's closing stock price on that day was $44.06.

        During June and July 2016, members of the Independent Committee of the board of directors, Interactive Intelligence's management, and its legal and financial advisors conferred frequently and worked to identify and prepare to solicit indications of interest from parties that may be interested in acquiring Interactive Intelligence. An initial Company overview presentation containing only publicly available information (the "teaser") and other initial informational materials about Interactive Intelligence were prepared, an outline and timetable for the process was developed, and an initial list of potential interested parties to contact was identified based upon their likely level of interest and capacity to execute a transaction successfully. Time was also devoted to a comprehensive review of Interactive Intelligence's strategic plan. As part of this process, Union Square disclosed to the Independent Committee information regarding its historical relationships with potential interested parties, including Permira. For more information on Union Square's historical relationships, see below under "—Opinion of Interactive Intelligence's Financial Advisor." The Independent Committee considered these relationships when assessing Union Square's ability to provide independent financial advice to the board of directors, the Independent Committee and Interactive Intelligence.

        On or about June 14, 2016, at the direction of the board of directors, Union Square began its marketing efforts by contacting fifteen potential interested parties (nine strategic parties and six financial sponsors), sending each the teaser and a form non-disclosure agreement (which included customary "standstill" provisions). In the following weeks, non-disclosure agreements were executed with seven parties, which included one strategic party (Genesys) and six financial sponsors. The non-disclosure agreement with Genesys was executed on July 1, 2016 but dated as of July 5, 2016. The six financial sponsors were Sponsor A, Hellman & Friedman ("H&F"), and four additional private equity firms, which we refer to as "Sponsor B," "Sponsor C," "Sponsor D," and "Sponsor E." Following each party's execution of a non-disclosure agreement, Union Square coordinated the scheduling of in-person meetings between representatives of each interested party and the Interactive Intelligence management team (each meeting, a "management meeting"). None of the parties that executed non-disclosure agreements with Interactive Intelligence is currently subject to a standstill or other provision that would prohibit it from making a potentially superior proposal for Interactive Intelligence to the Interactive Intelligence board of directors.

        On June 27, 2016, Sponsor A contacted Union Square with a request to partner with another financial sponsor, which we refer to as "Sponsor F," to jointly evaluate the opportunity. Union Square discussed this request with the Independent Committee and recommended that it be approved to allow for an additional interested party into the process. The request was granted and Sponsor F executed a non-disclosure agreement the same day.

        Management meetings were held between June 23, 2016 and July 6, 2016 with Sponsor A and Sponsor F together, with each of Sponsor B, Sponsor C, Sponsor D and H&F, and with Genesys and Permira together. Between June 28, 2016 and July 1, 2016, each of these parties was also provided initial access to a virtual data room containing information about Interactive Intelligence, including basic diligence materials and a financial model of Interactive Intelligence's three-year plan.

        Sponsor E informed Union Square on July 1, 2016 that it was not interested in participating further in the process and was subsequently removed from the process. As a result, Sponsor E did not participate in a management meeting or receive access to the virtual data room.

        On July 2, 2016, the Independent Committee of the board of directors held a discussion during which Union Square presented an overview of the process to date. At that time, of the nine strategic parties Union Square had contacted, one strategic party (Genesys) was actively participating in the process, an additional five strategic parties indicated that they were reviewing the teaser but had not signed non-disclosure agreements, and three strategic parties had declined to participate in the process. Also at that time, of the six financial sponsors that Union Square had contacted, five (counting Sponsor A and Sponsor F together) were actively participating in the process and one (Sponsor E) had declined to participate further. The Independent Committee also discussed the next steps in the process, including the content and timing of first round process letters to be sent to the interested parties. Interactive Intelligence's closing stock price on July 1, 2016 (the most recent trading day before the meeting) was $41.30.

        Between July 5, 2016 and July 7, 2016, Union Square sent first round process letters to Sponsor A and Sponsor F, Sponsor B, Sponsor C, Sponsor D, H&F, Genesys and Permira. The first round process letters requested each interested party to submit a preliminary indication of interest for the acquisition of Interactive Intelligence by July 18, 2016. Union Square also informed each interested party that they would not be invited to the final round of the process unless they submitted an indication of interest with an offer price of at least $60.00 per share.

        On July 19, 2016, Genesys submitted a preliminary indication of interest to acquire Interactive Intelligence for $62.00 per share in cash (representing an approximately 42% premium to the closing stock price of $43.66 per share on July 18, 2016).

        Genesys was the only party to submit a preliminary indication of interest in response to the first round process letters. By July 20, 2016, Sponsors A and F, Sponsor B, Sponsor C, Sponsor D and Sponsor E each had determined that they would not submit an indication of interest because their respective valuations of Interactive Intelligence were below Interactive Intelligence's minimum expectation of $60.00 per share. In particular, of these five parties, one indicated that it could not submit a bid above "low to mid $50.00s per share" and the remaining four each indicated they could not submit a bid above "mid $50.00s per share." As a result, each of these five parties was removed from the process. H&F indicated that, due to other matters they were attending to at their firm, they would not be able to submit a preliminary indication of interest by the deadline. Also, by July 20, 2016, the five strategic parties who were previously reviewing the teaser but who had not yet signed non-disclosure agreements had indicated that they would not be interested in pursuing an acquisition of Interactive Intelligence, given their respective strategic focuses and Interactive Intelligence's valuation expectations and, in one case, because of the strategic party's unwillingness to enter into a non-disclosure agreement with the standstill terms proposed by Interactive Intelligence.

        The board of directors met on July 20, 2016. Union Square presented a summary of the process to date, including Genesys' indication of interest and the level of interest expressed by other participants in the process. Following that discussion, the board of directors directed Union Square to continue the process and to invite Genesys to participate in the next round. The board of directors also directed Union Square to continue to engage with the other potential interested parties, including H&F, to determine if there was any renewed interest in submitting an indication of interest. Interactive Intelligence's closing stock price on that day was $44.32.

        Shortly following the board of directors' meeting, Union Square contacted representatives of Genesys to inform them that they would be permitted to participate in the second round of the process. Union Square provided a high-level overview of the Interactive Intelligence's expectations for the second round of the process, including anticipated timing, and indicated that further information would be forthcoming.

        On July 21, 2016, H&F publicly announced that it had executed a transaction agreement to invest approximately $900 million in Genesys and become a minority investor in Genesys, alongside Permira as a continuing investor. Following the announcement, H&F requested that it be permitted to jointly evaluate a potential acquisition of Interactive Intelligence alongside Genesys and Permira. Union Square discussed the request with the Independent Committee, who agreed to grant the request given H&F's expected purchase of an interest of Genesys and the view of the Independent Committee that allowing H&F to participate with Genesys could allow Genesys to submit a more robust bid for Interactive Intelligence. This decision was subsequently communicated to Genesys, Permira and H&F.

        On July 22, 2016, Genesys, Permira, H&F and their respective advisors were granted access to additional due diligence materials in the virtual data room. Other materials, including a detailed version of Interactive Intelligence's three-year plan (including information by business unit) and an updated financial model, were subsequently added to the virtual data room. From July 22, 2016 through the remainder of the process, Interactive Intelligence, Genesys, Permira, H&F and their respective representatives conducted several due diligence calls and meetings and exchanged due diligence requests and responses.

        On July 29, 2016, Genesys, Permira and H&F were provided with Interactive Intelligence's proposed draft of a merger agreement.

        Also on July 29, 2016, a Reuters news report was released indicating that Interactive Intelligence was exploring strategic alternatives, including a potential sale. Interactive Intelligence's closing stock price increased from $44.49 per share on July 28, 2016 to $53.95 per share on July 29, 2016, an increase of $9.46 per share or approximately 21%.

        After this news report, Union Square received unsolicited inquiries from several other potential interested parties, all of which were financial sponsors. It was determined that several of these parties lacked the capacity to successfully complete a transaction based on various factors, including their respective experiences with similar transactions and Interactive Intelligence's valuation expectations.

However, two private equity firms (which we refer to as "Sponsor G" and "Sponsor H") were considered potentially credible interested parties. Union Square discussed the process with principals from both firms, informing them of the contemplated timeline and valuation expectations. As a result of these conversations, Sponsor G informed Union Square that they would not participate in the process going forward and Sponsor H executed a non-disclosure agreement in order to learn more about the process, timing and valuation expectations. The non-disclosure agreement with Sponsor H was executed on August 2, 2016. Upon execution of the non-disclosure agreement, Union Square held detailed conversations with Sponsor H and, following these conversations, Sponsor H declined to receive additional information or otherwise participate further in the process.

        On August 1, 2016, Interactive Intelligence reported earnings for the quarter ended June 30, 2016. Revenues of $108.8 million for the quarter exceeded consensus estimates of $103.3 million, and non-GAAP diluted loss per share in the quarter was better than consensus estimates. On August 2, 2016, Interactive Intelligence's closing share price increased to $56.96 per share, up from $51.65 per share on August 1, 2016, representing an increase of approximately 10%.

        On August 3, 2016, the Independent Committee of the board of directors met with Union Square to receive an update on the status of due diligence and discussions with Genesys. The Independent Committee directed that a formal second round process letter be prepared and sent to Genesys.

        On August 8, 2016, Mr. Segre called Dr. Brown to communicate key areas of continued diligence where further information from Interactive Intelligence was needed. On the same day, Genesys notified Union Square that they would not be able to meet Interactive Intelligence's previously communicated deadline of August 8, 2016 to submit a final proposal. They requested an extension of this deadline, noting that there were several areas of due diligence that would require further investigation before they could submit a final proposal. Union Square discussed this request with the Independent Committee and subsequently informed Genesys that the deadline would be extended to August 18, 2016. Several more due diligence discussions ensued, including one meeting in Indianapolis and one in San Francisco with representatives of each of Genesys and Interactive Intelligence.

        On August 15, 2016, Union Square sent Genesys, Permira and H&F the second round process letter, requesting a final proposal by August 18, 2016.

        On August 17, 2016, the Independent Committee of the board of directors and representatives of Union Square and FaegreBD had a meeting to discuss the status of the process and timing for a final proposal from Genesys. Interactive Intelligence's closing stock price on that day was $57.53.

        On August 19, 2016, Mr. Segre called Dr. Brown to express Genesys' continued interest in acquiring Interactive Intelligence and the timing of Genesys' final proposal.

        On August 20, 2016, a representative of Union Square and a representative of Permira had a telephone call to discuss the CEO-to-CEO conversation on August 19, 2016 and the timing of Genesys' final proposal. Later that day, representatives of Permira and H&F contacted representatives of Union Square to indicate that Genesys' written final proposal would be delivered later that evening.

        Later on August 20, 2016, Genesys submitted a final proposal to acquire Interactive Intelligence for $60.00 per share (representing an approximately 35% premium to the closing stock price of $44.49 per share on July 28, 2016, which was the trading day before a Reuters news report was released indicating that Interactive Intelligence was exploring strategic alternatives), as well as executed financing commitment letters from four lenders, a detailed markup to the draft merger agreement and disclosure schedules and a draft voting agreement for Dr. Brown. The written proposal did not include any substantive rationale for the reduction in price from their initial indication of interest.

        On August 21, 2016, representatives of Permira and H&F had a telephone call with representatives of Union Square to clarify and confirm the key terms of Genesys' final proposal.

        Later on August 21, 2016, the Independent Committee of the board of directors held a meeting with representatives of Union Square and FaegreBD to review the final proposal submitted by Genesys and to discuss certain key issues presented by Genesys' proposal. The Independent Committee of the board of directors instructed Union Square to inform Genesys that they would be formulating a recommendation to the Interactive Intelligence board of directors at their regularly scheduled meetings on August 23, 2016 and August 24, 2016. The Independent Committee of the board of directors also requested that Dr. Brown prepare a presentation to the Interactive Intelligence board of directors about the current business prospects of Interactive Intelligence as an independent publicly traded company, including his assessment of Interactive Intelligence's future business strategy and the strategic plan's challenges and opportunities.

        A regular meeting of the board of directors took place on August 23, 2016 and August 24, 2016. On August 23, 2016, a representative of FaegreBD led a discussion of the fiduciary duties of the board of directors in connection with a potential sale. In addition, the board of directors heard reports and engaged in discussion regarding the $60.00 proposal from Genesys, the proposed draft of the merger agreement and other documentation, and Dr. Brown's assessment of Interactive Intelligence's future business strategy as an independent enterprise. Later that day, the Independent Committee of the board of directors met to further discuss Genesys' proposal, ultimately instructing Union Square to reject the $60.00 proposal and to request that Genesys submit a higher proposal. The Independent Committee of the board of directors also directed Union Square to communicate to Genesys, as a negotiating strategy, that the board of directors would likely approve a transaction at the original $62.00 proposed price, but that any lower price would require further deliberation.

        On August 24, 2016, a representative of Union Square contacted a representative of Permira requesting an in person meeting on August 25, 2016. On August 25, 2016, the representative of Union Square met with the representative of Permira, at which time Union Square conveyed the Independent Committee's response to the $60.00 proposal as described above.

        On August 25, 2016, representatives of Permira and H&F called representatives of Union Square and orally committed to increasing their proposed price from $60.00 per share to $60.50 per share (representing an approximately 36% premium to the closing stock price of $44.49 per share on July 28, 2016, which was the trading day before a Reuters news report was released indicating that Interactive Intelligence was exploring strategic alternatives, and an approximately 49% premium to the average closing stock price for the 90 day period ending on such date). In that conversation, Permira and H&F emphasized that Genesys' proposal was contingent upon Interactive Intelligence accepting substantially all of the proposals reflected in Genesys' markup of the merger agreement and Dr. Brown's execution of the voting agreement. Interactive Intelligence's closing stock price on that day was $58.00.

        On August 26, 2016, the Independent Committee of the board of directors, joined by representatives of FaegreBD and Union Square, had a telephonic meeting at which certain material issues in the markup of the draft merger agreement, disclosure schedules and voting agreement were reviewed and discussed. The Independent Committee directed FaegreBD and Union Square to negotiate several points, including an increase in the reverse termination fee that would be payable to Interactive Intelligence in certain circumstances and certain modifications to the provisions relating to the treatment of outstanding equity awards in the merger.

        Following this discussion, on August 26, 2016, representatives of Union Square had a telephone call with representatives of Permira and H&F regarding the key business issues in the merger agreement. In addition, FaegreBD had a discussion with Fried, Frank, Harris, Shriver & Jacobson LLP, counsel to Genesys ("Fried Frank"), on the key business and legal issues in the merger agreement, including Genesys' proposal included in their draft merger agreement of a 3% termination fee payable by Interactive Intelligence under certain circumstances to accept a superior proposal and 5% reverse termination fee payable by Genesys if Genesys failed to complete the transaction for certain circumstances.

        On August 29, 2016, FaegreBD provided Fried Frank with detailed markups of the merger agreement, disclosure schedules and voting agreement in response to the drafts provided in Genesys' bid package on August 20, 2016, which accepted the Genesys proposal of a 3% termination fee payable by Interactive Intelligence as described above and proposed a 6% reverse termination fee payable by Genesys. Genesys accepted the revised reverse termination fee subject to agreement on the remaining open points in the Merger Agreement. For more information on the termination fees, see below under "The Merger Agreement—Termination Fees."

        Throughout the day on August 30, 2016, representatives of Union Square and of FaegreBD each conferred with a member of the Independent Committee of the board of directors. Union Square subsequently had several telephone calls with representatives of Permira and H&F to discuss and negotiate the treatment of outstanding performance-based equity awards in the merger and FaegreBD subsequently had several communications with Fried Frank to discuss and negotiate these and other matters.

        On the evening of August 30, 2016, the board of directors held a meeting to review the final terms of the merger agreement and to consider the merger, with representatives from FaegreBD and Union Square in attendance. Representatives of FaegreBD again reviewed with the board of directors its fiduciary duties in the context of a potential sale transaction. Representatives from Union Square reviewed with the board of directors an updated financial analysis of Genesys' proposed offer of $60.50 per share and responded to questions from members of the board of directors regarding its financial analysis. The representatives of FaegreBD then reviewed the terms of the merger agreement, including certain remaining points to be negotiated, and reviewed and discussed with the board of directors the proposed resolution of these outstanding negotiation points. Union Square delivered its oral opinion, subsequently confirmed in writing, that as of August 30, 2016, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Union Square as set forth in the written opinion, the merger consideration to be received by the holders of Interactive Intelligence common stock (other than excluded shares) pursuant to the merger agreement was fair, from a financial point of view, to such holders. For more information on Union Square's opinion, see below under "—Opinion of Interactive Intelligence's Financial Advisor." After discussing potential reasons for and against the proposed transaction (see below under the caption "—Reasons for the Board of Directors' Recommendation to Vote in Favor of the Merger"), the Independent Committee of the board of directors unanimously determined that the entry by Interactive Intelligence into the merger agreement and the consummation of the transactions contemplated thereby, including the merger, were advisable, fair to, and in the best interests of Interactive Intelligence and its shareholders and recommended that the full board of directors approve and adopt the merger agreement, and the consummation of the transactions contemplated thereby, including the merger. Following the Independent Committee's delivery of this recommendation to the board of directors, the board of directors unanimously (1) determined that the entry by Interactive Intelligence into the merger agreement and the consummation of the transactions contemplated thereby, including the merger, are advisable, fair to, and in the best interests of Interactive Intelligence and its shareholders, (2) approved and adopted the merger agreement, and the consummation of the transactions contemplated thereby, including the merger, and (3) directed the merger agreement to be submitted for approval by Interactive Intelligence shareholders at a special meeting, with the board of directors' recommendation that the shareholders vote to approve the merger agreement. The Interactive Intelligence board of directors also provided direction to management, Union Square and FaegreBD regarding resolution of the final negotiation points and authorized certain of Interactive Intelligence's executive officers to finalize those points. Finally, the Interactive Intelligence board of directors also adopted a resolution amending Interactive Intelligence's bylaws to provide that Indiana courts would be the exclusive forum for certain types of claims relating to Interactive Intelligence and to render Indiana's control share acquisition statute inapplicable to Interactive Intelligence.

        On August 30, 2016, following the meeting of the Interactive Intelligence board of directors, Interactive Intelligence and Genesys continued to negotiate the terms of the merger agreement and the parties and their representatives exchanged drafts of related documents, including disclosure schedules and the voting agreement with Dr. Brown.

        On August 26, 2016, the Operating Committee of Greeneden U.S. Holdings II, LLC, an indirect parent of Genesys (such committee, the governing body of the Genesys group), held a meeting to discuss the merger agreement, and the consummation of the transactions contemplated thereby, including the merger. Updates on confirmatory due diligence and a discussion of financing were also discussed at this meeting. At the meeting, the Operating Committee approved the merger agreement, and the consummation of the transactions contemplated thereby, including the merger. On August 30, 2016 the board of directors of Genesys approved the same by written consent.

        On August 31, 2016, the relevant parties executed the merger agreement and the voting agreement.

        On August 31, 2016, prior to the opening of the stock markets in the United States, Interactive Intelligence and Genesys issued a joint press release announcing the transaction.

Reasons for the Board of Directors' Recommendation to Vote in Favor of the Merger

        At a meeting held on August 30, 2016, the Independent Committee of the Interactive Intelligence board of directors unanimously determined that the entry by Interactive Intelligence into the merger agreement and the consummation of the transactions contemplated thereby, including the merger, are advisable, fair to, and in the best interests of Interactive Intelligence and its shareholders and recommended that the Interactive Intelligence board of directors adopt the merger agreement. On the same day, the Interactive Intelligence board of directors also unanimously determined that the entry by Interactive Intelligence into the merger agreement and the consummation of the transactions contemplated thereby, including the merger, are advisable, fair to, and in the best interests of Interactive Intelligence and its shareholders, adopted the merger agreement, and approved the consummation of the transactions contemplated thereby, including the merger. The board of directors unanimously recommends that Interactive Intelligence shareholders vote "FOR" the proposal to approve the merger agreement.

        In evaluating the proposed transaction, the Interactive Intelligence board of directors and its Independent Committee consulted with Interactive Intelligence's management and its legal and financial advisors and, in reaching its determination and recommendation, considered a number of factors. The Interactive Intelligence board of directors and its Independent Committee also consulted with outside legal counsel regarding its obligations, legal matters and the terms of the merger agreement.

        The material factors considered by the Interactive Intelligence board of directors and its Independent Committee in determining that the merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of Interactive Intelligence and its shareholders include, in addition to the matters discussed by the Interactive Intelligence board of directors and its Independent Committee as described under "—Background of the Merger," those described below.

        Some of the potentially positive factors considered by the Interactive Intelligence board of directors and its Independent Committee include the following (not necessarily in order of relative importance):

  •
  The value and form of the merger consideration to be received by Interactive Intelligence shareholders in the merger, taking into account:

  •
  that the merger consideration, with a value of $60.50 per share of Interactive Intelligence common stock, represents a substantial premium to what the board of directors and its Independent Committee understood to be the trading range of Interactive Intelligence common stock unaffected by public anticipation of a transaction, including a 36% premium to the closing price of $44.49 per share on July 28, 2016, the last full trading day before media reports regarding a potential transaction, and a 49% premium to the average closing price for the 90 day period ending on such date;

  •
  the oral opinion of Union Square, subsequently confirmed in writing, that as of August 30, 2016, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Union Square as set forth in the written opinion, the merger consideration to be received by the holders of shares of Interactive Intelligence common stock (other than excluded shares) pursuant to the merger agreement was fair, from a financial point of view, to such holders (the full text of the written opinion is attached as Annex C to this proxy statement and is incorporated by reference in this proxy statement in its entirety; the opinion of Union Square is more fully described below under the heading "—Opinion of Interactive Intelligence's Financial Advisor"); and

  •
  that the merger consideration is all cash, which will provide Interactive Intelligence shareholders certainty of value and the ability to monetize their investment in Interactive Intelligence in the near future, and will also eliminate risks inherent in holding Interactive Intelligence shares, including as a result of matters beyond Interactive Intelligence's control.

  •
  The value represented by the merger relative to other alternatives Interactive Intelligence might pursue, taking into account:

  •
  the board of directors' and the Independent Committee's understanding of Interactive Intelligence's business, historical and current financial performance, operating environment, management team, operations and competitive dynamics in Interactive Intelligence's industries and markets, including their impact on Interactive Intelligence's future prospects;

  •
  the risks and uncertainties associated with continuing to operate as an independent public company, including with respect to succession planning and the execution of Interactive Intelligence's strategic plan (particularly the difficulties associated with Interactive Intelligence's transition as an independent public entity to becoming a leading provider of cloud solutions), and Interactive Intelligence's likely ability and timeframe to achieve valuations superior to the proposed transaction;

  •
  the results of Interactive Intelligence's efforts to solicit acquisition proposals from numerous potential merger counterparties, which, in each case, failed to result in any definitive offer to acquire Interactive Intelligence, and Interactive Intelligence's board of director's conclusion that based on such results (among other things), it was unlikely that a higher value could be achieved for Interactive Intelligence shareholders by means of a transaction with any other party; and

  •
  the board of directors' and the Independent Committee's belief, as a result of the comprehensive and deliberate process leading to the proposed transaction and the fact that the merger agreement was the product of arms-length negotiations, that the proposed merger consideration represented the best reasonably available price for the shares of common stock of Interactive Intelligence and that accepting the proposal would be in the best interests of Interactive Intelligence shareholders.

  •
  The review by the Interactive Intelligence board of directors and the Independent Committee with Interactive Intelligence's legal and financial advisors of the structure of the proposed transaction and the terms and conditions of the merger agreement and the likelihood of consummation of the proposed transaction on the terms set forth in the merger agreement and the board of directors' and the Independent Committee's evaluation of the likely time period necessary to close the transaction, as well as the risks and costs to Interactive Intelligence if the merger fails to close, including the diversion of management and potential effects on Interactive Intelligence's relationships with employees, suppliers, vendors, customers and other business partners, taking into account:

  •
  the conditions to Genesys' obligation to complete the merger, which the board of directors and the Independent Committee viewed as reflecting a firm agreement with a high degree of certainty;

  •
  the likelihood that the parties would be able to timely secure any necessary regulatory approvals;

  •
  the fact that Genesys' obligations under the merger agreement are not conditioned upon the receipt or availability of any financing;

  •
  the fact that completion of the merger is subject to the approval of Interactive Intelligence shareholders;

  •
  the ability of the Interactive Intelligence board of directors under the merger agreement to receive, consider and negotiate unsolicited alternative merger proposals (see the section entitled "The Merger Agreement—No Solicitation; Alternative Proposals");

  •
  the right and ability of the Interactive Intelligence board of directors to change its recommendation to Interactive Intelligence shareholders that they vote to approve the merger agreement and to terminate the agreement to accept an unsolicited superior proposal, subject to the terms and conditions set forth in the merger agreement (see the section entitled "The Merger Agreement—Change in Board Recommendation");

  •
  that Genesys would be required to pay a termination fee of $86 million if it fails to satisfy its obligation to consummate the merger in certain circumstances (see the section entitled "The Merger Agreement—Termination Fees"); and

  •
  the treatment of Interactive Intelligence equity awards in the merger (see the section entitled "The Merger Agreement—Treatment of Interactive Intelligence Equity Awards; Employee Stock Purchase Plan") and Genesys' commitment in the merger agreement to maintain specified levels of compensation and benefits for continuing Interactive Intelligence employees for an agreed-upon timeframe after completion of the merger.

        In addition to the reasons above, the Interactive Intelligence board of directors also positively considered the fact that the merger agreement was unanimously approved by its Independent Committee, which is composed of independent directors who are not affiliated with Genesys or its affiliates and are not employees of Interactive Intelligence or any of its subsidiaries, and which received advice from Interactive Intelligence's outside financial advisors and legal counsel in evaluating, negotiating and recommending the terms of the merger agreement.

        The Interactive Intelligence board of directors and its Independent Committee also considered and balanced against the potentially positive factors a number of uncertainties, risks and other potentially negative factors in its deliberations concerning the merger and the other transactions contemplated by the merger agreement, including the following (not necessarily in order of relative importance):

  •
  that Interactive Intelligence shareholders would forgo the opportunity to realize the potential long-term value of the successful execution of Interactive Intelligence's current strategy as an independent public company by participating in any future earnings or growth or in any future appreciation in value of shares of Interactive Intelligence common stock;

  •
  that receipt of the all-cash merger consideration would be taxable to Interactive Intelligence shareholders that are treated as U.S. holders for U.S. federal income tax purposes;

  •
  that, under specified circumstances, Interactive Intelligence may be required to pay fees and expenses in the event the merger agreement is terminated and the effect this could have on Interactive Intelligence, including the possibility that the $43 million termination fee payable by Interactive Intelligence to Genesys upon the termination of the merger agreement under certain circumstances could discourage other potential acquirers from making a competing proposal, although the Board and Independent Committee believed that the termination fee was customary and reasonable in amount (particularly taking into account the process that had been conducted and a review by Union Square of termination fees for comparable transactions) and would not unduly deter any other party with the strategic interest and financial wherewithal that might be interested in acquiring Interactive Intelligence;

  •
  that, notwithstanding its limited specific performance remedy under the merger agreement, Interactive Intelligence's remedy in the event of breach of the merger agreement by Genesys may be limited to receipt of the termination fee provided under the merger agreement and that under certain circumstances Interactive Intelligence may not be entitled to a termination fee at all;

  •
  the costs involved with entering into and completing the merger and the substantial time and effort of management required to consummate the merger, which could disrupt Interactive Intelligence's business operations, and that, if the merger is not consummated, Interactive Intelligence will generally be required to pay its own expenses associated with the merger agreement and the transactions contemplated thereby;

  •
  that the announcement and pendency of the merger, or the failure to complete the merger, may cause substantial harm to Interactive Intelligence's relationships with its employees (including making it more difficult to attract and retain key personnel and the possible loss of key management and other personnel), vendors and customers;

  •
  the restrictions in the merger agreement on Interactive Intelligence's ability to actively solicit competing bids to acquire it;

  •
  the restrictions on Interactive Intelligence's conduct of business prior to completion of the merger, which could delay or prevent Interactive Intelligence from undertaking business opportunities that may arise or taking other actions with respect to its operations during the pendency of the merger, whether or not the merger is completed;

  •
  that, while Interactive Intelligence expects the merger to be consummated if the merger agreement is approved by its shareholders, there can be no assurance that all conditions to the parties' obligations to consummate the merger will be satisfied;

  •
  the risk that the debt financing contemplated by the debt commitment letters (or any alternative financing) might not be obtained, resulting in Genesys potentially not having sufficient funds to complete the merger as required under the merger agreement;

  •
  that the market price of Interactive Intelligence common stock could be affected by many factors, including: (i) if the merger agreement is terminated, the reason or reasons for such termination and whether such termination resulted from factors adversely affecting Interactive Intelligence; (ii) the possibility that, as a result of the termination of the merger agreement, possible acquirers may consider Interactive Intelligence to be an unattractive acquisition candidate; and (iii) the possible sale of Interactive Intelligence common stock by short-term investors following an announcement that the merger agreement was terminated;

  •
  the possibility that, although the merger provides Interactive Intelligence shareholders to realize a premium over the price at which Interactive Intelligence common stock traded prior to media reports regarding a potential transaction, the price of Interactive Intelligence common stock might have increased in the future to a price greater than $60.50;

  •
  that certain of Interactive Intelligence's directors and executive officers may have interests in the merger that may be deemed to be different from, or in addition to, those of Interactive Intelligence shareholders (The Independent Committee and the Interactive Intelligence board of directors were made aware of and considered these interests; for more information about such interests, see below under the heading "—Interests of Interactive Intelligence's Directors and Executive Officers in the Merger.");

  •
  regulatory risks associated with the merger, including the fact that the completion of the merger would require antitrust clearance in the United States and South Africa;

        The Interactive Intelligence board of directors considered all of these factors as a whole and, on balance, concluded that they supported adoption of the merger agreement and the recommendation that Interactive Intelligence shareholders approve it. The foregoing discussion of the information and factors considered by the Interactive Intelligence board of directors is not exhaustive. In view of the wide variety of factors considered by the Interactive Intelligence board of directors in connection with its evaluation of the proposed merger and the complexity of these matters, the Interactive Intelligence board of directors did not consider it practical to, and did not attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. The Interactive Intelligence board of directors evaluated the factors described above, among others, and reached a consensus that the proposed transactions were advisable, fair to and in the best interests of Interactive Intelligence and its shareholders. In considering the factors described above and any other factors, individual members of the Interactive Intelligence board of directors may have viewed factors differently or given different weight or merit to different factors.

        In considering the recommendation of the Interactive Intelligence board of directors to approve the merger agreement, Interactive Intelligence shareholders should be aware that the executive officers and directors of Interactive Intelligence have certain interests in the proposed transactions that may be different from, or in addition to, the interests of Interactive Intelligence shareholders generally. The Interactive Intelligence board of directors was aware of these interests and considered them when adopting the merger agreement and recommending that Interactive Intelligence shareholders vote to approve the merger agreement. See "The Merger (Proposal 1)—Interests of Interactive Intelligence's Directors and Executive Officers in the Merger."

Certain Interactive Intelligence Unaudited Prospective Financial Information

        Interactive Intelligence does not, as a matter of course, develop or publicly disclose long-term projections or internal projections of its future financial performance revenues, earnings, financial condition or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, in connection with Interactive Intelligence's evaluation of a possible transaction, Interactive Intelligence provided the Independent Committee of the board of directors, the Interactive Intelligence board of directors, and their advisors, including Union Square in performing its financial analyses summarized under "—Opinion of Interactive Intelligence's Financial Advisor," with certain non-public unaudited prospective financial information prepared by our management and subsequently updated in the third quarter of 2016. The updated forecasts were used as the basis for the financial analyses summarized below and presented to the Independent Committee of the board of directors and the Interactive Intelligence board of directors by Union Square, which we refer to as the Forecasts. The Forecasts were also provided to the Interactive Intelligence board of directors and to interested parties in connection with the interested parties' due diligence review of a possible transaction.

        The Forecasts were not prepared with a view to public disclosure and are included in this proxy statement only because such information was made available as described above. The Forecasts were not prepared with a view to compliance with generally accepted accounting principles as applied in the United States, which we refer to as GAAP, the published guidelines of the SEC regarding projections and forward-looking statements or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Furthermore, KPMG LLP, our independent auditor, has not examined, reviewed, compiled or otherwise applied procedures to, the Forecasts and, accordingly, assumes no responsibility for, and expresses no opinion on, them. The Forecasts included in this proxy statement have been prepared by, and are the responsibility of, Interactive Intelligence management. The Forecasts were prepared solely for internal use of Interactive Intelligence and its financial advisors and are subjective in many respects.

        Although a summary of the Forecasts is presented with numerical specificity, they reflect numerous assumptions and estimates as to future events made by our management that our management believed were reasonable at the time the Forecasts were prepared, taking into account the relevant information available to management at the time. However, this information is not fact and should not be relied upon as being necessarily indicative of actual future results. Important factors that may affect actual results and cause the Forecasts not to be achieved include the mix of actual premise and cloud orders, volume and timing of cloud orders, margins on cloud orders, general economic conditions, accuracy of certain accounting assumptions, changes in actual or projected cash flows, competitive pressures, and changes in tax laws. In addition, the Forecasts do not take into account any circumstances or events occurring after the date that they were prepared and do not give effect to the merger. As a result, there can be no assurance that the Forecasts will be realized, and actual results may be materially better or worse than those contained in the Forecasts. The inclusion of this information should not be regarded as an indication that the Independent Committee of the board of directors, the Interactive Intelligence board of directors, Interactive Intelligence, our financial advisor or any other recipient of this information considered, or now considers, the Forecasts to be material information of Interactive Intelligence or predictive of actual future results nor should it be construed as financial guidance, and it should not be relied upon as such. The summary of the Forecasts is not included in this proxy statement in order to induce any shareholder to vote in favor of the proposal to adopt the merger agreement or any of the other proposals to be voted on at the special meeting or to influence any shareholder to make any investment decision with respect to the merger.

        The Forecasts should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding Interactive Intelligence contained in our public filings with the SEC. The Forecasts were reviewed by Interactive Intelligence's management with, and considered by, the Independent Committee of the board of directors and the Interactive Intelligence board of directors in connection with their evaluation and approval of the merger.

        The Forecasts are forward-looking statements. For information on factors that may cause Interactive Intelligence's future results to materially vary, see "Cautionary Statement Concerning Forward-Looking Statements" beginning on page 23.

        Except to the extent required by applicable federal securities laws, we do not intend, and expressly disclaim any responsibility, to update or otherwise revise the Forecasts to reflect circumstances existing after the date when Interactive Intelligence prepared the Forecasts or to reflect the occurrence of future events or changes in general economic or industry conditions, even in the event that any of the assumptions underlying the Forecasts are shown to be in error.

        In light of the foregoing factors and the uncertainties inherent in the Forecasts, shareholders are cautioned not to rely on the Forecasts included in this proxy statement.

        Certain of the measures included in the Forecasts may be considered non-GAAP financial measures, as noted below. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Interactive Intelligence may not be comparable to similarly titled amounts used by other companies.

        A summary of the information that was included in the Forecasts is set forth below.

		Calendar Year Ending December 31,
	6 Months Ending December 31, 2016
		2016	2017	2018
	(dollars in millions)
Revenue	$221.9	$430.0	$469.6	$551.5
Adjusted EBITDA (non-GAAP)(1)	$23.4	$28.0	$58.8	$111.7
Less: Depreciation	$10.6	$19.1	$16.9	$13.8
Less: Amortization of Capitalized Software	$3.9	$7.7	$6.9	$6.3
Adjusted EBIT (non-GAAP)(2)	$8.9	$1.2	$35.0	$91.6
Less: Amortization of Intangibles	$1.2	$3.7	$2.5	$2.5
Less: Share-based Compensation	$9.7	$18.8	$20.3	$22.7
Less: Other Adjustments	$0.0	$(1.3)	$0.0	$0.0
EBIT (non-GAAP)(3)	$(2.0)	$(20.1)	$12.2	$66.4
Unlevered Free Cash Flow(4)	$8.2	$7.7	$26.1	$72.5

(1)
Adjusted EBITDA is earnings before interest, taxes, depreciation and amortization and also before stock-based compensation expenses and one-time expenses.

(2)
Adjusted EBIT is earnings before interest and taxes and also before share-based compensation expenses, amortization of intangibles and one-time expenses.

(3)
EBIT is earnings before interest and taxes.

(4)
Derived as EBIT less taxes, plus depreciation and amortization, less capital expenditures, less capitalized software development costs and less increases (or plus decreases) in net working capital. To account for future share dilution to current shareholders, share-based compensation is not added back in the calculation of unlevered free cash flow.

Opinion of Interactive Intelligence's Financial Advisor

        We retained Union Square to provide us with financial advisory services and a financial opinion in connection with a possible merger, sale or other strategic business combination. The Interactive Intelligence board of directors selected Union Square to act as our financial advisor based on Union Square's qualifications, expertise and reputation. At the meeting of the Interactive Intelligence board of directors on August 30, 2016, Union Square rendered its oral opinion, subsequently confirmed in writing, that as of August 30, 2016, and based upon and subject to the various assumptions, procedures, factors, qualifications and limitations set forth in the written opinion, the consideration to be received by the holders of shares of Interactive Intelligence common stock (other than excluded shares) pursuant to the merger agreement was fair, from a financial point of view, to such holders.

        The full text of the written opinion of Union Square, dated as of August 30, 2016, is attached to this proxy statement as Annex C and is incorporated herein by reference. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Union Square in rendering its opinion. We encourage you to read the entire opinion carefully and in its entirety. Union Square's opinion is directed to the Independent Committee of the board of directors and the Interactive Intelligence board of directors and addresses only the fairness, from a financial point of view, of the consideration to be received by holders of shares of Interactive Intelligence common stock (other than excluded shares) pursuant to the merger agreement as of the date of the opinion. It does not address any other term or aspect of the merger agreement or the merger or any term or aspect of any other agreement or instrument contemplated by the merger agreement or entered into or amended in connection with the merger. It does not constitute a recommendation to any holder of Interactive Intelligence common stock as to how to vote on the merger or any matter related to the merger, and does not in any manner address the prices at which Interactive Intelligence common stock will trade at any time. The summary of the opinion of Union Square set forth below is qualified in its entirety by reference to the full text of the opinion.

        In connection with rendering its opinion, Union Square, among other things:

  (i)
  Reviewed the draft of the merger agreement presented to the Interactive Intelligence board of directors at its meeting on August 30, 2016, and drafts of certain related documents, including certain debt financing commitments, dated as of August 20, 2016, and a voting agreement between Genesys and Donald E. Brown, M.D., dated as of August 30, 2016, which Union Square assumed to be in substantially final form and the executed copies of which would not vary in any respect material to Union Square's analysis (collectively, the "transaction agreements");

  (ii)
  Reviewed certain publicly available financial statements and other business and financial information of Interactive Intelligence;

  (iii)
  Reviewed certain internal financial statements and other financial and operating data concerning Interactive Intelligence;

  (iv)
  Reviewed certain financial projections and forecasts prepared by Interactive Intelligence management (see "—Certain Interactive Intelligence Unaudited Prospective Financial Information");

  (v)
  Reviewed certain financial projections and forecasts prepared by Wall Street research analysts regarding Interactive Intelligence;

  (vi)
  Discussed the past and current operations and financial condition of Interactive Intelligence, as well as the prospects of Interactive Intelligence, with senior executives of Interactive Intelligence;

  (vii)
  Reviewed the reported prices and trading activity for Interactive Intelligence common stock;

  (viii)
  Compared the financial performance of Interactive Intelligence and trading activity of Interactive Intelligence common stock with that of certain other publicly traded companies comparable with Interactive Intelligence and our securities;

  (ix)
  Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions and compared the proposed financial terms of the merger with the financial terms of such comparable acquisition transactions;

  (x)
  Participated in discussions and negotiations among representatives of Interactive Intelligence and Genesys and their financial and legal advisors; and

  (xi)
  Performed such other analyses and considered such other factors as Union Square deemed appropriate.

        For purposes of conducting its analysis of the merger and rendering its opinion, Union Square assumed and relied upon, without undertaking any responsibility for independent verification of, the accuracy and completeness of the information publicly available, supplied or otherwise made available to, discussed with, or reviewed by Union Square, and assumed no liability therefor. Union Square further relied upon the assurances of management of Genesys and Interactive Intelligence, respectively, that they were not aware of any facts that would make such information inaccurate or misleading. With respect to the financial forecasts of Interactive Intelligence provided to Union Square by Interactive Intelligence management, for purposes of Union Square's opinion, Union Square assumed that such financial forecasts were reasonably prepared on a basis reflecting the best currently available estimates and good faith judgments of Interactive Intelligence management as to the future competitive, operating and regulatory environments and related financial performance of Interactive Intelligence. Union Square expressed no opinion with respect to such financial forecasts, or any other financial forecasts, or the assumptions on which they were based.

        For purposes of rendering its opinion, Union Square also assumed, with Interactive Intelligence's consent, that the representations and warranties of each party set forth in the transaction agreements were true and correct, that each party to the transaction agreements would perform all of the covenants and agreements required to be performed by it thereunder and that all conditions to the consummation of the merger would be satisfied without waiver or modification thereof, except, in each case, as would not be material to Union Square's analyses. Union Square further assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the merger would be obtained without any delay, limitation, restriction or condition that would, in any respect material to Union Square's analysis, have an adverse effect on Genesys, Interactive Intelligence or the consummation of the merger. Union Square assumed that any modification to the structure of the merger would not vary in any respect material to its analysis. Union Square is not a legal, regulatory, accounting or tax expert and assumed, without independent verification and with our permission, the accuracy and completeness of assessments by Interactive Intelligence and our other advisors with respect to legal, regulatory, accounting and tax matters.

        Union Square's opinion is necessarily based on economic, market and other conditions as in effect on August 30, 2016, as well as the information publicly available, supplied or otherwise made available to it as of August 30, 2016. It is understood that subsequent developments may affect Union Square's opinion, including those related to Interactive Intelligence's operations as well as new initiatives and transactions, and that Union Square did not have or undertake any obligation to update, revise or reaffirm its opinion.

        Union Square did not make, nor assume any responsibility for making, any valuation or appraisal of any assets or liabilities of Genesys or Interactive Intelligence, and no such valuations or appraisals were provided to Union Square. Union Square was not asked to pass upon, and expressed no opinion with respect to, any matter other than the fairness from a financial point of view, as of the date of the opinion, of the merger consideration to be received by the holders of Interactive Intelligence common stock (other than the excluded shares) in the merger, and Union Square expressed no opinion with respect to the fairness of the merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors or other constituencies of Interactive Intelligence. Union Square's opinion does not address the relative merits of the merger as compared to other business or financial strategies that might be available to Interactive Intelligence, nor does it address the underlying business decision of Interactive Intelligence to engage in the merger, and as such is not intended to be and does not constitute a recommendation to the Interactive Intelligence board of directors as to whether it should approve the merger, the merger agreement or any related matters. Union Square expressed no opinion with respect to the amount or nature of any compensation to any directors, officers or other employees of Interactive Intelligence, or any class of such persons, relative to the consideration to be received by the holders of Interactive Intelligence common stock (other than excluded shares) in the merger pursuant to the merger agreement or with respect to the fairness of any such compensation.

Summary of Financial Analysis

        The following is a brief summary of the material analyses performed by Union Square in connection with its oral opinion and the preparation of its written opinion dated August 30, 2016. The various analyses summarized below were based on the closing price of $44.49 per share (the "Unaffected Price") of Interactive Intelligence common stock as of July 28, 2016 (the "Unaffected Day," which is the trading day before a Reuters news report was released indicating that Interactive Intelligence was exploring strategic alternatives, including a potential sale). Some of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Union Square, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

        In performing the financial analysis summarized below and arriving at its opinion, Union Square used and relied upon certain financial projections provided by Interactive Intelligence's management and referred to below as the "Management Case." The Management Case is part of the Projections described above under "—Certain Interactive Intelligence Unaudited Prospective Financial Information." Union Square also used and relied upon certain Wall Street financial projections based on FactSet consensus estimates and referred to in this proxy statement as the "Wall Street Case."

Comparable Public Company Trading Analysis

        Union Square performed a comparable public company trading analysis, which attempts to provide an implied value of a company by comparing it to similar companies that are publicly traded. Union Square compared certain financial estimates for Interactive Intelligence with comparable publicly available consensus estimates for selected companies that share similar business characteristics or those that have similar scale and operating characteristics. These companies included the following Call Center / Collaboration, Customer Service and Workforce Management software companies:

  •
  8x8 Inc.

  •
  Broadsoft Inc.

  •
  Five9 Inc.

  •
  LivePerson Inc.

  •
  Mitel Networks Corp.

  •
  Nice Ltd.

  •
  Nuance Communications, Inc.

  •
  Pegasystems Inc.

  •
  RingCentral Inc.

  •
  Shoretel Inc.

  •
  Verint Systems Inc.

  •
  West Corp.

        For purposes of this analysis, Union Square analyzed the following statistics for each of the selected comparable companies:

  •
  The enterprise value divided by estimated revenue for calendar year 2016, which is referred to below as Enterprise Value/2016E Revenue; and

  •
  The enterprise value divided by estimated revenue for calendar year 2017, which is referred to below as Enterprise Value/2017E Revenue.

        The following table summarizes the mean and median Enterprise Value/Revenue multiples of the selected group of comparable public companies:

Selected Comparable Public Company Trading Statistics	Mean	Median
Enterprise Value/2016E Revenue	3.0x	2.8x
Enterprise Value/2017E Revenue	2.7x	2.6x

        Based on the analysis of the relevant metrics for each of the selected comparable companies and upon the application of its professional judgment and expertise, Union Square selected representative ranges of financial multiples and applied these ranges of financial multiples to the relevant financial statistic for Interactive Intelligence.

        Based on the number of outstanding shares of Interactive Intelligence common stock on a fully diluted basis (including outstanding options and RSUs) as of July 31, 2016, Union Square calculated the estimated implied value per share of our common stock as follows:

Financial Statistic	Selected Comparable Companies Representative Multiple Range	Implied Value Per Share of Interactive Intelligence Common Stock
Enterprise Value/2016E Revenue (Management Case)	2.0x - 3.0x	$38.48 - $56.12
Enterprise Value/2017E Revenue (Management Case)	1.75x - 2.75x	$36.90 - $56.17
Enterprise Value/2016E Revenue (Wall Street Case)	2.0x - 3.0x	$38.46 - $56.10
Enterprise Value/2017E Revenue (Wall Street Case)	1.75x - 2.75x	$37.50 - $57.11

        Union Square noted that the consideration to be received by holders of shares of Interactive Intelligence common stock (other than excluded shares) pursuant to the merger agreement was $60.50 per share.

        No company utilized in the comparable public company trading analysis is identical to Interactive Intelligence. In evaluating the selected comparable companies, Union Square made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Interactive Intelligence, such as the impact of competition on Interactive Intelligence's businesses and the industry generally, industry growth and the absence of any adverse material change in Interactive Intelligence's financial condition and prospects or the industry or in the financial markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable company data.

Precedent Transactions Analysis

        Union Square performed a precedent transactions analysis, which is designed to imply a value of a company based on publicly available financial terms of selected transactions. In connection with its analysis, Union Square compared publicly available statistics for 21 selected transactions (which we refer to as the selected precedent transactions) announced since March 3, 2011, involving Customer Experience Management, Contact Center and Collaboration software companies. Union Square selected the precedent transactions because they shared certain characteristics with the merger. The following is a list of the selected precedent transactions reviewed and the month and year each transaction was announced:

Date Announced	Acquiror	Target
July 2016	Hellman & Friedman LLC	Genesys Telecommunications Laboratories Inc.*
July 2016	Nuance Communications, Inc.	TouchCommerce, Inc.
May 2016	NICE Ltd.	InContact, Inc.
May 2016	Siris Capital Group, LLC	Polycom, Inc.
May 2016	Vonage Holdings Corp.	Nexmo, Inc.
April 2016	Open Text Corp.	HP Inc. (CX BU)
January 2016	NICE Ltd.	Nexidia Inc.
March 2015	Mitel Networks Corp.	Mavenir Systems Inc.
January 2014	Microsoft Dynamics Inc.	Parature Inc.
January 2014	Verint Systems Inc.	Kana Software Inc.
November 2013	Mitel Networks Corp.	Aastra Technologies Ltd.
July 2013	Aspect Software Inc.	Voxeo Corp.
May 2013	Genesys Telecommunications Laboratories Inc.	SoundBite Communications Inc.
February 2013	Genesys Telecommunications Laboratories Inc.	Angel.com Inc.
August 2012	Fair Isaac Corporation	Adeptra Ltd.
March 2012	Avaya Inc.	Radvision Ltd.
February 2012	Shoretel Inc.	M5 Networks Inc.
December 2011	NICE Ltd.	Merced Systems Inc.
October 2011	Permira Advisers Ltd.	Alcatel-Lucent (Genesys)
July 2011	Oracle Corporation	InQuira Inc.
March 2011	USA Mobility Inc.	Amcom Software Inc.

*
Represents acquisition of minority stake in Genesys (less than 50% stake was acquired).

        Using publicly available estimates and other information for each of the selected precedent transactions, Union Square analyzed the following statistics for each of the selected precedent transactions:

  •
  The enterprise value of target company divided by revenue for the last 12 months prior to the acquisition date (which we refer to as LTM), which is referred to below as Enterprise Value/LTM Revenue; and

  •
  The enterprise value of target company divided by estimated revenue for the next 12 months following the acquisition date (which we refer to as NTM), which is referred to below as Enterprise Value/NTM Revenue.

        The following table summarizes the mean and median Enterprise Value / Revenue multiples of the selected group of precedent transactions:

Selected Precedent Transactions Financial Statistic	Mean	Median
Enterprise Value/LTM Revenue	3.2x	3.1x
Enterprise Value/NTM Revenue	2.3x	2.4x

        Based on the analysis of the relevant metrics and time frame for each selected precedent transaction and upon the application of its professional judgment and experience, Union Square selected representative ranges of implied financial multiples of the selected precedent transactions and applied these ranges of financial multiples to the relevant financial statistic for Interactive Intelligence. The LTM and NTM financial statistics for Interactive Intelligence were defined as the 12 month period ended June 30, 2016 and the 12 month period ending June 30, 2017, respectively.

        For purposes of estimated NTM revenue, Union Square utilized the Management Case as well as the Wall Street Case.

        The following table summarizes Union Square's analysis:

Selected Precedent Transactions Financial Statistic	Representative Range	Implied Value Per Share of Interactive Intelligence Common Stock
Enterprise Value/LTM Revenue	3.0x - 3.75x	$54.04 - $66.23
Enterprise Value/NTM Revenue (Management Case)	2.5x - 3.25x	$49.27 - $62.90
Enterprise Value/NTM Revenue (Wall Street Case)	2.5x - 3.25x	$49.39 - $63.03

        Union Square noted that the consideration to be received by holders of shares of Interactive Intelligence common stock (other than excluded shares) pursuant to the merger agreement was $60.50 per share.

        No company or transaction utilized in the selected precedent transactions analysis is identical to Interactive Intelligence or the merger. In evaluating the selected precedent transactions, Union Square made numerous judgments and assumptions with regard to industry performance, general business, economic, market, and financial conditions and other matters, which are beyond the control of Interactive Intelligence, such as the impact of competition on Interactive Intelligence's business or the industry generally, industry growth and the absence of any adverse material change in Interactive Intelligence's financial condition or the industry or in the financial markets in general.

Premiums Paid Analysis

        Using publicly available information, Union Square analyzed the premiums offered for a broader group of technology deals over the past five years based on a Thomson SDC data set as of August 29, 2016. The Thomson SDC data set included 179 announced and completed U.S. and Canadian technology deals with a public target and transaction value greater than $25 million; but excluding the following types of transactions: spinoffs, recapitalizations, repurchases and acquisitions of remaining interest. Premiums are adjusted to reflect unaffected premiums in order to exclude the effects of transaction rumors leading up to the announcement of the transaction.

        For all of these transactions, Union Square calculated the premium represented by the offer price over the target company's average share price one trading day and 30 calendar days prior to the transaction's announcement. This analysis indicated the following premiums for those time periods prior to announcement:

Premiums Paid: Last Five Years

Time Period Prior to Announcement	25th Percentile	75th Percentile	Mean	Median
1 Calendar Day	18%	48%	35%	31%
30 Calendar Days	22%	49%	37%	34%

        Union Square observed that Interactive Intelligence common stock closed at $44.49 on the Unaffected Day of July 28, 2016. Union Square noted that the consideration per share of Interactive Intelligence common stock of $60.50 pursuant to the merger agreement reflected a 36% premium to the closing price per share of Interactive Intelligence common stock on the Unaffected Day of July 28, 2016 and a 42% premium to the average closing price per share of Interactive Intelligence common stock for the 30 calendar days prior to and including the Unaffected Day of July 28, 2016.

        Using a one-day premium reference range of 18% to 48% based on the 25th and 75th percentile of premiums paid, Union Square performed a premiums paid analysis using the closing price per share of Interactive Intelligence common stock on the Unaffected Day of July 28, 2016. This analysis indicated a range of implied values per share of Interactive Intelligence common stock of $52.54 to $65.72.

        Using a 30-calendar day premium reference range of 22% to 49% based on the 25th and 75th percentile of premiums paid, Union Square performed a premiums paid analysis using the average closing price per share of Interactive Intelligence common stock for the 30 calendar days prior to and including the Unaffected Day of July 28, 2016. This analysis indicated a range of implied values per share of Interactive Intelligence common stock of $51.67 to $63.47.

        The following table summarizes Union Square's analysis:

Selected Share Price Metric	Price	Premium Range	Implied Price Per Share of Interactive Intelligence Common Stock
Premium to 1 Day (Unaffected) Price	$44.49	18% - 48%	$52.54 - $65.72
Premium to 30 Day (Unaffected) Average Price	$42.52	22% - 49%	$51.67 - $63.47

        Union Square noted that the consideration to be received by holders of shares of Interactive Intelligence common stock (other than excluded shares) pursuant to the merger agreement was $60.50 per share.

Discounted Cash Flow Analysis

        Union Square calculated a range of prices per share for Interactive Intelligence based on a discounted cash flow analysis to value Interactive Intelligence as a standalone entity. Union Square utilized the Management Case for its analysis. Unlevered free cash flow was derived as Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization and also before stock-based compensation expenses) less stock-based compensation, GAAP taxes (less deferred portion), capital expenditures, capitalized software expenditures and investments in working capital. Union Square calculated the present value of unlevered free cash flow for the calendar years 2016 through 2018 and terminal values in the calendar year 2018 using discount rates, selected upon the application of Union Square's professional judgment and experience, ranging from 9.0% to 11.0%, which were based on a weighted average cost of capital calculation. The terminal value was derived by applying illustrative perpetuity growth rates, selected upon the application of Union Square's professional judgment and experience, ranging from 3.5% to 4.5% to a terminal year estimate of the unlevered free cash flow to be generated by Interactive Intelligence, as reflected in the Management Case.

        To derive an implied share price reference range per share of Interactive Intelligence common stock, as compared to the merger consideration of $60.50 per share of Interactive Intelligence common stock, Union Square divided the total implied equity value by the number of Interactive Intelligence fully diluted shares of common stock outstanding. This analysis indicated an implied price per share of $38.52 to $62.68, as compared to the merger consideration of $60.50 per share of Interactive Intelligence common stock.

        In connection with the review of the merger by the Independent Committee of the board of directors and the Interactive Intelligence board of directors, Union Square performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Union Square considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Union Square believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Union Square may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Union Square's view of the actual value of Interactive Intelligence. In performing its analyses, Union Square made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. Many of these assumptions are beyond the control of Interactive Intelligence. Any estimates contained in Union Square's analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

        Union Square conducted the analyses described above solely as part of its analysis of the fairness, from a financial point of view, of the consideration to be received by holders of shares of Interactive Intelligence common stock (other than excluded shares) pursuant to the merger agreement as of the date, and in connection with the delivery of, its opinion, dated August 30, 2016, to the Independent Committee of the board of directors and the Interactive Intelligence board of directors. These analyses do not purport to be appraisals or to reflect the prices at which shares of Interactive Intelligence common stock might actually trade.

        The merger consideration to be received by the holders of shares of Interactive Intelligence common stock was determined through arm's-length negotiations between Interactive Intelligence and Genesys and was approved by the Independent Committee of the board of directors and the Interactive Intelligence board of directors. Union Square provided advice to the Independent Committee of the board of directors and the Interactive Intelligence board of directors during these negotiations. Union Square did not, however, recommend any specific consideration to Interactive Intelligence or the Independent Committee of the board of directors and the Interactive Intelligence board of directors or that any specific consideration constituted the only appropriate consideration for the merger.

        Union Square's opinion and its presentation to the Independent Committee of the board of directors and the Interactive Intelligence board of directors was one of many factors taken into consideration by the Independent Committee of the board of directors and the Interactive Intelligence board of directors in deciding to approve, adopt and authorize the merger agreement. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the Independent Committee of the board of directors and the Interactive Intelligence board of directors with respect to the merger consideration or of whether the Independent Committee of the board of directors and the Interactive Intelligence board of directors would have been willing to agree to different consideration.

        The Interactive Intelligence board of directors retained Union Square based upon Union Square's qualifications, experience and expertise. Union Square is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, strategic transactions, corporate restructurings, and valuations for corporate and other purposes. Union Square provides investment banking and other services to a wide range of corporations and individuals, domestically and offshore, from which conflicting interests or duties may arise.

        During the two-year period prior to the date hereof, Union Square has not provided investment banking services to Interactive Intelligence, other than in connection with the merger, or to Genesys. During the same two-year period, Union Square has provided investment banking services to certain affiliates of Permira Advisors LLC ("Permira") and received fees for these services of approximately $14 million in the aggregate. Union Square understands that certain affiliated funds of Permira are significant shareholders of Genesys. Union Square may also seek to provide such services to Interactive Intelligence, Genesys and Permira and its affiliates in the future and expects to receive fees for the rendering of these services.

        In the ordinary course of business, Union Square, its successors, its affiliates and its directors and officers may trade securities of Genesys or Interactive Intelligence for its own accounts and the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. In addition, Union Square, its affiliates, directors or officers, including individuals working with us in connection with the merger, may have committed and may commit in the future to invest in private equity funds managed by the principal stockholders of Genesys.

        Our engagement letter with Union Square provides that Union Square will receive fees for its financial advisory services, a portion of which was payable upon delivery of its opinion and a substantial portion of which is payable contingent upon the closing of any transaction that results in the effective sale, transfer or other disposition of ownership or control over the operations of Interactive Intelligence. The engagement letter provides that we will pay Union Square a fee for its services of approximately $17.5 million, $1.0 million of which was paid upon delivery of Union Square's opinion and the remainder of which is payable upon closing of the merger. We have also agreed to reimburse Union Square for its reasonable expenses, including fees of outside counsel, incurred in connection with its engagement. In addition, we have agreed to indemnify Union Square and its affiliates, their respective members, directors, officers, partners, agents and employees and each person, if any, controlling Union Square or any of its affiliates against certain losses relating to or arising out of Union Square's engagement or any related transactions. Union Square's opinion was approved by Union Square's fairness opinion committee in accordance with Union Square's customary practice.

Financing of the Merger

        Genesys' and Merger Sub's obligations under the merger agreement, including their obligation to complete the merger, are not conditioned on their receipt of any financing.

        Pursuant to the debt commitment letter, the debt financing sources have committed to provide debt financing in the form of senior secured term facilities and a senior unsecured bridge facility (which would be utilized in the event Genesys and certain co-issuers do not issue and sell the full amount of the senior notes referred to below at or prior to the closing of the merger) in an aggregate amount of up to $2.25 billion plus the Euro equivalent of $550 million, the proceeds of which will be used, in part, on the closing date of the merger to (1) pay our shareholders the amounts due to them under the merger agreement; (2) make payments in respect of Interactive Intelligence's outstanding stock options and RSUs pursuant to the merger agreement; (3) make any payments under our convertible notes, if required; and (4) pay all fees and expenses payable by Genesys, Merger Sub and their affiliates under the merger agreement and in connection with the related transactions and in connection with the debt financing. It is also expected that, at or prior to the closing of the merger, Genesys and certain co-issuers will issue senior unsecured notes in an amount to be determined in an offering conducted under Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and that the amount of the senior unsecured bridge facility will be reduced by the amount of such notes, up to $700 million. The debt financing sources have also committed to provide a $150 million senior secured revolving credit facility. The aggregate principal amount of the senior secured term facilities and/or the senior notes may be increased to fund certain original issue discount or upfront fees that may be payable in connection with the debt financing.

        The obligations of the debt financing sources to provide the debt financing under the debt commitment letter are subject to a number of conditions, including (1) that since the date of the merger agreement, there has not been a company material adverse effect (as defined in the merger agreement as in effect on the date of the debt commitment letter) which would allow Genesys or any of its affiliates to refuse to consummate the merger, (2) the execution and delivery of definitive documentation with respect to the debt financing consistent with the debt commitment letter and specified documentation standards, (3) the material accuracy of certain specified representations and warranties, (4) substantially simultaneous consummation of the merger in all material respects in accordance with the merger agreement (without giving effect to any modifications, amendments, supplements, consents, waivers or requests thereto that are materially adverse to the lenders without their waiver or consent), (5) delivery of certain customary closing documents (including, among others, a customary solvency certificate), specified items of collateral and certain financial information, (6) delivery of a customary offering memorandum and certain audited, unaudited and pro forma financial statements, (7) payment of applicable costs, fees and expenses, (8) the expiration of a marketing period of at least 15 consecutive business days (subject to certain blackout and restart dates) following the receipt of portions of a customary offering memoranda and certain financial statements, (9) the refinancing of certain existing indebtedness of Genesys and (10) the making of an equity contribution to the ultimate parent of Genesys and the closing of an investment transaction by H&F and certain of its affiliates in the ultimate parent of Genesys.

        The obligation of the debt financing sources to provide the debt financing under the debt commitment letter will terminate at the earlier of (1) 11:59 p.m., New York City time, on February 8, 2017 (provided that, if all conditions other than conditions relating to antitrust approvals and conditions that are to be satisfied at the time of closing are satisfied on such date, such date shall automatically be extended to June 6, 2017) and (2) the termination of the merger agreement in accordance with its terms.

Interests of Interactive Intelligence's Directors and Executive Officers in the Merger

        When considering the recommendation of the Interactive Intelligence board of directors that you vote for the proposal to approve the merger agreement, you should be aware that Interactive Intelligence's directors and executive officers may have interests in the merger that are different from, or in addition to, your interests as a shareholder. The Independent Committee was aware of these interests and considered them, among other matters, in evaluating and overseeing the negotiation of the merger agreement, and in recommending that the Interactive Intelligence board of directors approve the merger agreement and the merger. The Interactive Intelligence board of directors was also aware of these interests in approving the merger agreement and the merger and in recommending that the merger agreement be approved by Interactive Intelligence's shareholders.

        For purposes of this proxy statement, Interactive Intelligence's named executive officers consist of (i) Donald E. Brown, M.D., our Chairman of the Board, President and Chief Executive Officer, (ii) Ashley A. Vukovits, our Chief Financial Officer, Senior Vice President of Administration, Secretary and Treasurer, (iii) Gary R. Blough, our Chief International Officer, (iv) Thomas J. Fisher, our Chief

Services Officer; (v) Paul F. Weber, our Chief Business Officer and Senior Vice President, North American Sales; and (vi) Stephen R. Head, our former Chief Financial Officer, Senior Vice President of Finance and Administration, Secretary and Treasurer, who retired from Interactive Intelligence on August 1, 2015. The compensation that may become payable to Interactive Intelligence's named executive officers in connection with the merger is subject to a non-binding advisory vote of Interactive Intelligence's shareholders, as described below in "Advisory (Non-Binding) Vote on Named Executive Officer Merger-Related Compensation (Proposal 2)" beginning on page 97.

        This section also includes disclosure with respect to William J. Gildea III, our Chief Operating Officer, and Justin Helmig, our Chief Marketing Officer. Messrs. Gildea and Helmig are not named executive officers for purposes of SEC rules and therefore are not subject to a non-binding advisory vote of Interactive Intelligence's shareholders, as described below in "Advisory (Non-Binding) Vote on Named Executive Officer Merger-Related Compensation (Proposal 2)" beginning on page 97.

Compensation of the Independent Committee

        The Independent Committee of the board of directors consists of three independent and disinterested members of the Interactive Intelligence board of directors: (i) Edward L. Hamburg, Ph.D., (ii) Mark E. Hill and (iii) Richard A. Reck. In accordance with Interactive Intelligence's director compensation policy, the members of the Independent Committee receive $1,500 per in person committee meeting and $750 per telephonic committee meeting that is not held in conjunction with a meeting of the full Interactive Intelligence board of directors. In addition, the members of the Independent Committee are reimbursed by Interactive Intelligence for all reasonable costs they incur in connection with their service on the Independent Committee, including, without limitation, travel expenses.

Arrangements with Parent

        None of Interactive Intelligence's executive officers have entered into an agreement with Parent or Merger Sub or any of their respective affiliates regarding employment with, or the right to purchase or participate in the equity of, the surviving corporation or one or more of its affiliates. Prior to or following the closing of the merger, however, these executive officers may discuss or enter into such agreements with Parent, Merger Sub and/or any of their respective affiliates.

Non-Employee Director Change of Control Agreements

        On May 19, 2016, Interactive Intelligence entered into a Non-Employee Director Change of Control Agreement (each, a "Director Change of Control Agreement") with each of its non-employee directors. Such Director Change of Control Agreements replaced the Non-Employee Director Change of Control Agreement entered into on June 7, 2007 with each of Dr. Hamburg and Messrs. Hill and Reck and entered into on May 29, 2008 with Mr. Heim. Under the terms of each Director Change of Control Agreement, in the event the service on the Interactive Intelligence board of directors is terminated for any reason following an event where a "change in control" has occurred (the definition of which includes the merger), any and all outstanding stock options and RSUs granted under the Interactive Intelligence Group, Inc. 2006 Equity Incentive Plan, as amended (the "2006 Plan"), will vest on an accelerated pro rata monthly basis, including full credit for partial months elapsed. In addition, with respect to stock option and RSU vesting, each director will be credited with one additional month of service for each month of service completed, up to a maximum of 24 additional months of service credit.

Treatment of Equity Awards

        Under the merger agreement, the equity-based awards held by Interactive Intelligence's directors and executive officers under the 2006 Plan will be treated as follows:

        Stock Options.    At the effective time, each stock option that is outstanding immediately prior to the effective time and that is vested as of August 30, 2016 or becomes vested prior to the effective time in accordance with its terms or the terms of the merger agreement (as described below) will, as of the effective time, be converted into the right to receive an amount in cash (less applicable withholdings and deductions) equal to the product of (x) the excess, if any, of $60.50 over the exercise price per share of such vested stock option and (y) the total number of shares subject to such vested stock option.

        Each stock option that is outstanding immediately prior to the effective time and that is unvested immediately prior to the effective time (and does not become vested in accordance with the terms of the merger agreement) will as of the effective time, automatically convert into an award to receive an amount in cash equal to the product of (x) the excess, if any, of $60.50 over the exercise price per share of such unvested stock option and (y) the total number of shares subject to such unvested stock option. Such converted award will remain subject to the same vesting terms and conditions that applied to such award immediately prior to the effective time, including continued employment through the applicable vesting date. Payments will be made, less applicable withholdings and deductions, promptly following the applicable vesting date.

        Under the terms of the merger agreement, all unvested stock options held by non-employee directors that are outstanding immediately prior to the effective time and would otherwise vest in accordance with the terms of the applicable Non-Employee Director Change of Control Agreement described above will fully vest at the effective time.

        Under the terms of the merger agreement, all unvested stock options held by Dr. Brown, Ms. Vukovits, Mr. Gildea and Mr. Fisher that are outstanding immediately prior to the effective time will fully vest at the effective time. In addition, (1) for Messrs. Blough, Helmig and Weber (and certain other senior employees), all unvested stock options held by each such individual immediately prior to the effective time that by their terms vest no later than December 31, 2018 will vest at the effective time, and (2) for all other employees who hold unvested stock options that are outstanding immediately prior to the effective time, such unvested stock options that by their terms vest no later than December 31, 2017 will vest at the effective time, and all unvested stock options held by each such individual immediately prior to the effective time that do not vest pursuant to clause (1) or (2) above, as applicable, will be cancelled and converted into an award to receive an amount in cash as described above, which cash awards will continue to be subject to the same vesting terms and conditions that applied to such cancelled stock options immediately prior to the effective time, including continued employment through the applicable vesting date. All stock options that are subject to performance-based vesting and for which the performance period is incomplete as of the effective time will be deemed to be satisfied as to such performance hurdles.

        Restricted Stock Units.    At the effective time, each award of RSUs that is outstanding immediately prior to the effective time that becomes vested at the effective time in accordance with its terms or the terms of the merger agreement (as described below) will, as of the effective time, automatically convert into the right to receive an amount in cash (less applicable withholdings and deductions) equal to the product of (x) the total number of shares subject to such vested RSU and (y) $60.50.

        Each RSU that is outstanding immediately prior to the effective time and that is unvested immediately prior to the effective time (and does not become vested in accordance with the terms of the merger agreement) will, as of the effective time, automatically convert into an award to receive an amount in cash equal to the product of (x) the total number of shares subject to such unvested RSU and (y) $60.50. Such converted award will remain subject to the same vesting terms and conditions that applied to such award immediately prior to the effective time, including continued employment through the applicable vesting date. Payments will be made, less applicable withholdings and deductions, promptly following the applicable vesting date.

        Under the terms of the merger agreement, all unvested RSUs held by non-employee directors that are outstanding immediately prior to the effective time and would otherwise vest in accordance with the terms of the applicable Non-Employee Director Change of Control Agreement described above will fully vest at the effective time.

        Under the terms of the merger agreement, all unvested RSUs held by Dr. Brown, Ms. Vukovits, Mr. Gildea and Mr. Fisher that are outstanding immediately prior to the effective time will fully vest at the effective time. In addition, for (1) Messrs. Blough, Helmig and Weber (and certain other senior employees), all unvested RSUs held by each such individual immediately prior to the effective time that by their terms vest no later than December 31, 2018 will vest at the effective time, and (2) for all other employees who hold RSUs that are outstanding immediately prior to the effective time, such unvested RSUs that by their terms vest no later than December 31, 2017 will vest at the effective time, and all unvested RSUs held by each such individual immediately prior to the effective time that do not vest pursuant to clause (1) or (2) above, as applicable, will be cancelled and converted into an award to receive an amount in cash as described above, which cash awards will continue to be subject to the same vesting terms and conditions that applied to such cancelled RSUs immediately prior to the effective time, including continued employment through the applicable vesting date. All RSUs that are subject to performance-based vesting and for which the performance period is incomplete as of the effective time will be deemed to be satisfied as to such performance hurdles.

        For an estimate of the amounts that would be payable to each of Interactive Intelligence's named executive officers and Messrs. Gildea and Helmig in settlement of their unvested stock options and RSUs, the vesting of which will accelerate as of the effective time, see the "Equity" column in the "Golden Parachute Compensation" table on page 65.

        The following table sets forth the number of unvested stock options and RSUs held by Interactive Intelligence's non-employee directors as of August 31, 2016 that will vest as of the effective time, and the amount of merger consideration that would be payable in connection therewith.

	In-the-Money Stock Options		RSUs
					Total Consideration ($)
Directors	Number (#)	Consideration ($)	Number (#)	Consideration ($)
Mitchell E. Daniels, Jr.	8,245	$213,793	3,471	$209,996	$423,789
Edward L. Hamburg, Ph.D.	8,245	$213,793	—	—	$213,793
Michael C. Heim	8,245	$213,793	—	—	$213,793
Mark E. Hill	8,245	$213,793	—	—	$213,793
Richard A. Reck	8,245	$213,793	—	—	$213,793

Payments to Interactive Intelligence's Executive Officers upon Termination Following Change of Control

Change of Control and Retention Agreements

        Interactive Intelligence is a party to Change of Control and Retention Agreements (each, a "Retention Agreement") with each of Ms. Vukovits and Messrs. Blough, Fisher, Weber and Gildea. Interactive Intelligence does not have an employment or change of control and retention agreement with Dr. Brown. Mr. Helmig's employment agreement with Interactive Intelligence does not provide for any payments upon termination or upon a change of control.

        The Retention Agreements provide for certain severance payments and benefits upon qualifying terminations of employment that occur within specified periods before and after the effective date of a change of control, the definition of which includes the merger. These Retention Agreements provide that if employment is terminated by Interactive Intelligence for any reason other than for "cause" (as described below) or as a result of the executive officer's disability or if the executive officer resigns for "good reason" (as described below) within six months following the occurrence of the good reason, and such termination by Interactive Intelligence or such good reason occurs during the period commencing on August 31, 2016, the date Interactive Intelligence first publicly announced the merger agreement (provided that the merger is completed), and ending on the date which is 18 months after the effective time, each of Ms. Vukovits and Messrs. Blough, Fisher, Weber and Gildea will be entitled:

  •
  to receive a lump sum payment of all salary and accrued vacation earned through the date of termination,

  •
  to receive a lump sum payment for any bonus amounts attributable to any completed fiscal period for which a bonus was earned but unpaid on the date of termination and attributable to any uncompleted fiscal period for which a potential bonus award exists and was earned and unpaid on the date of termination based on the level of performance achieved as of the date of termination,

  •
  to receive a lump sum cash severance payment equal to the lesser of his or her annual base salary or the prorated amount of salary he or she would have received had he or she remained an employee through the first anniversary date of the change of control,

  •
  to have accelerated the vesting of his or her unvested options to purchase Interactive Intelligence common stock and any other then unvested or restricted equity grants, in each case that would have become vested based solely on the passage of time (which excludes grants, the vesting of which is contingent upon specified performance criteria having been met) during the two year period following the date of termination of employment,

  •
  to receive a lump sum cash stipend equal to 12 times the monthly premiums pursuant to the continuation coverage requirements of the Consolidated Budget Reconciliation Act of 1985, as amended ("COBRA") (whether or not he or she actually elects COBRA continuation coverage) and

  •
  to receive coverage under Interactive Intelligence's directors' and officers' insurance policy for 24 months following the termination of employment.

If the executive officer's employment is terminated by Interactive Intelligence without cause (as described below) or he or she resigns for good reason (as described below) within six months prior to the effective date of the merger, and he or she can show the termination was at the request of Genesys or arose in connection with or in anticipation of the merger, the executive officer would be entitled to the above benefits. The Retention Agreements also provide that if any amounts payable to the executive officer under the Retention Agreement or otherwise would be subject to the excise tax or denial of deduction imposed by Sections 280G and 4999 of the Code, then the amounts payable will be reduced in order to avoid any such excess parachute payment. The Retention Agreements provide that if the executive officer receives payments thereunder, he or she will not be entitled to any other severance, benefits or other payments from Interactive Intelligence, including under his or her Employment Agreement or under its stock option plans.

        The Retention Agreements provide for a 12-month non-solicitation period following the executive officer's termination upon a change of control. In addition, in order to receive the severance benefits provided for by the Retention Agreements, the executive officer must provide Interactive Intelligence with a general release of any claims he or she may have against Interactive Intelligence, except with respect to any claims the executive officer may have to be indemnified by Interactive Intelligence.

        "Cause" means a good faith determination, on a reasonable basis, by not less than two thirds of the members of the Interactive Intelligence board of directors that the executive officer:

  •
  willfully failed to follow the lawful written directions of the Interactive Intelligence board of directors provided to the executive officer prior to such failure; provided that no termination for such cause will occur unless the executive officer: (1) has been provided with notice, specifying such willful failure in reasonable detail, of Interactive Intelligence's intention to terminate the executive officer for cause; and (2) has failed to cure or correct such willful failure within thirty (30) days of receiving such notice;

  •
  engaged in gross misconduct which is materially detrimental to Interactive Intelligence; provided that no termination for such cause will occur unless the executive officer: (1) has been provided with notice, specifying such gross misconduct in reasonable detail, of Interactive Intelligence's intention to terminate the executive officer for cause; and (2) has failed to cure or correct such gross misconduct within thirty (30) days of receiving such notice;

  •
  willfully failed to comply in any material respect with Interactive Intelligence's Confidentiality and/or Proprietary Rights Agreement, insider trading policy, or any of its other reasonable policies, in each case provided, or reasonably made available, to the executive officer prior to such failure, where non-compliance would be materially detrimental to Interactive Intelligence; provided that no termination for such cause will occur unless the executive officer: (1) has been provided with notice, specifying such willful failure in reasonable detail, of Interactive Intelligence's intention to terminate the executive officer for such cause; and (2) has failed to cure or correct such willful failure within thirty (30) days of receiving such notice; or

  •
  has been convicted of a felony (other than a felony arising from a violation of a motor vehicle law) or a crime involving moral turpitude, or it has been determined by a court that he or she committed a fraud against Interactive Intelligence or a fraud against any other person or entity that is materially detrimental to Interactive Intelligence.

        "Good reason" generally means the occurrence of any of the following conditions, without the executive officer's written consent:

  •
  assignment to the executive officer of a title, position, responsibilities or duties that is not a substantive functional equivalent to the title, position, responsibilities or duties which the executive officer had immediately prior to the change of control;

  •
  a reduction in the executive officer's base salary or target bonus opportunity in effect immediately prior to the change of control (subject to applicable performance requirements with respect to the actual amount of bonus compensation earned that are similar to the applicable performance requirements in effect immediately prior to the change of control);

  •
  Interactive Intelligence's failure (1) to continue to provide the executive officer an opportunity to participate in any benefit or compensation plans provided to employees who held positions with Interactive Intelligence or its successor comparable to the executive officer's position immediately prior to the change of control, or (2) to provide the executive officer all other fringe benefits (or the equivalent) in effect for the benefit of any employee group which includes any employee who held a position with Interactive Intelligence or its successor comparable to the executive officer's position immediately prior to the change of control;

  •
  requirements by Interactive Intelligence of the executive officer to (1) relocate to any office or location more than 50 miles (one-way) from its office where the executive officer was based immediately prior to the change of control, or (2) to engage in travel in the performance of services on Interactive Intelligence's behalf at a frequency or for a duration substantially in excess of such travel required prior to the change of control;

  •
  a material breach of the Retention Agreement by Interactive Intelligence, including its failure to obtain the agreement of a successor to perform all of its obligations under the Retention Agreement; or

  •
  any act, set of facts or omissions with respect to the executive officer that would, under applicable law, constitute a constructive termination of the executive officer.

Notwithstanding the foregoing, nothing described in any of previous items will constitute good reason unless the executive officer provides Interactive Intelligence written notice, in reasonable detail, of his or her belief that an action or inaction constituting such good reason has occurred and Interactive Intelligence fails to cure or correct such action or inaction, within thirty (30) days of its receipt of such written notice, such that the asserted good reason no longer exists.

        For an estimate of the amounts that would be payable to each of Ms. Vukovits and Messrs. Blough, Fisher, Weber and Gildea under their Retention Agreements upon a qualifying termination of employment immediately following the effective time, see the "Cash" and "Perquisites/Benefits" columns in the "Golden Parachute Compensation" table on page 65.

Prorated Performance-Based Cash Bonuses

        Pursuant to the merger agreement, if an executive officer is terminated after the effective time other than for cause, he or she will be entitled to receive a prorated portion of any actual earned annual bonus for 2016 based on the number of days in 2016 that he or she was employed by Interactive Intelligence, Genesys or any subsidiary, with such bonus to be payable at the same time as bonus payments are made to employees who remain employed through the payment date.

Quantification of Payments and Benefits to Interactive Intelligence's Executive Officers

        The table below and its footnotes show the estimated compensation and benefits that are based on or otherwise relate to the merger that are potentially payable to each named executive officer, as required by Item 402(t) of Regulation S-K, and to Messrs. Gildea and Helmig. The compensation summarized in the table and footnotes below in respect of the named executive officers is subject to a non-binding advisory vote of Interactive Intelligence's shareholders, as described below in "Advisory (Non-Binding) Vote on Named Executive Officer Merger-Related Compensation (Proposal 2)" beginning on page 97. Messrs. Gildea and Helmig are not named executive officers for purposes of the applicable SEC rules and therefore are not subject to such non-binding advisory vote.

        The calculations in the tables below do not include amounts the officers were already entitled to receive or that were vested as of August 31, 2016, or amounts under contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms or operation in favor of an officer and that are available generally to all of the salaried employees of Interactive Intelligence.

        The amounts indicated below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described below, and do not reflect certain compensation actions that may occur before the completion of the merger. In addition, certain amounts will vary depending on the actual effective time of the merger, which as of the date of the filing of this proxy statement is expected to occur by the end of calendar year 2016. As a result, the actual amounts to be received by an executive officer may differ in material respects from the amounts set forth below.

        For purposes of calculating such amounts, we have assumed:

  •
  solely for purposes of this merger-related compensation disclosure, that the effective time of the merger is December 31, 2016;

  •
  each executive officer is terminated other than for cause or as a result of the executive officer's disability or he or she resigns for good reason (each, a "qualifying termination") immediately following the effective time;

  •
  no amounts will be paid to the executive officers under their performance-based bonuses between August 31, 2016 and immediately prior to the effective time;

  •
  the relevant price per share of Interactive Intelligence common stock is $60.50, the per-share merger consideration as specified in the merger agreement;

  •
  quantification of outstanding equity awards is calculated based on the outstanding equity awards held by each executive officer as of August 31, 2016; and

  •
  all unvested equity awards held by each executive officer as of August 31, 2016 will remain unvested and unexercised as of immediately prior to the effective time.

Golden Parachute Compensation

Named Executive Officers (NEOs)*	Cash ($)		Equity ($)(3)	Perquisites/ Benefits ($)(4)	Total ($)(5)
Donald E. Brown	$1,501,224.00	(1)	$5,563,725.70	—	$7,064,949.70
Ashley A. Vukovits	$849,467.00	(2)	$1,556,600.62	$19,187.88	$2,425,255.50
Gary R. Blough	$1,214,472.00	(2)	$1,522,228.33	$14,261.64	$2,750,961.97
Thomas J. Fisher	$677,128.00	(2)	$2,134,419.48	$19,187.88	$2,830,735.36
Paul F. Weber	$1,151,773.00	(2)	$1,479,140.83	$19,187.88	$2,650,101.71

Executive Officers (non-NEOs)
William J. Gildea III	$868,038.00	(2)	$1,781,060.87	$19,187.88	$2,668,286.75
Justin Helmig	$262,299.00	(1)	$319,924.00	—	$582,223.00

*
No figures are reported with respect to Stephen R. Head, our former Chief Financial Officer, Senior Vice President of Finance and Administration, Secretary and Treasurer, as Mr. Head retired from Interactive Intelligence on August 1, 2015.

(1)
While Dr. Brown and Mr. Helmig have not entered into Retention Agreements with Interactive Intelligence, pursuant to the terms of the merger agreement, if after the effective time, either Dr. Brown or Mr. Helmig is terminated other than for cause, he will be entitled to receive a prorated portion of any actual earned and unpaid annual bonus for 2016 based on the number of days in 2016 that he was employed by Interactive Intelligence, Genesys or any subsidiary (a "double trigger" arrangement), as described under "—Payments to Interactive Intelligence's Executive Officers upon Termination Following Change of Control—Prorated Performance-Based Cash Bonuses." The cash payments described in the "Cash" column for each of Dr. Brown and Mr. Helmig consist of the prorated amount he would be entitled to receive under his respective performance-based cash bonuses, assuming (a) he was terminated other than for cause immediately following the effective time of the merger, which we assume for purposes of this calculation will occur on December 31, 2016, (b) due to the subjective nature of certain management based objective ("MBO") bonuses, 100% of his MBO bonus will be earned as of December 31, 2016, and (c) the actual performance level for his new PureCloud logo bonus, cloud revenue bonus, expense management bonus and superior achievement bonus at December 31, 2016 will be consistent with Interactive Intelligence's actual performance through August 31, 2016, the latest practicable measurement date. The actual prorated amount of earned but unpaid performance-based cash bonuses payable to such executive officers, if any, will be different than those provided for above and will be determined based on the actual level of performance achieved for 2016 and the actual date of his termination other than for cause.

(2)
The amounts shown for Ms. Vukovits and Messrs. Blough, Fisher, Weber and Gildea represent the lump sum cash payment each would be entitled to receive under their Retention Agreements as a result of a qualifying termination (a "double-trigger" arrangement), as described above under "—Payments to Interactive Intelligence's Executive Officers upon Termination Following Change of Control—Change of Control and Retention Agreements." In order to receive the cash severance benefits provided for by the Retention Agreements, the executive officer must provide Interactive Intelligence with a general release of any claims he or she may have against Interactive Intelligence, except with respect to any claims the executive officer may have to be indemnified by Interactive Intelligence. The executive officer is also subject to a 12-month non-solicitation period following his or her qualifying termination pursuant to his or her Retention Agreement and certain other restrictive covenants, including non-competition provisions, under his or her employment agreement with Interactive Intelligence.

The amounts include the executive officer's annual base salary in effect on the date of his or her qualifying termination and the aggregate dollar value of performance-based cash bonuses that were earned but unpaid through the date of the qualifying termination.

For purposes of calculating the amounts earned but unpaid under each executive officer's performance-based cash bonuses, due to the subjective nature of certain MBO bonuses, we have assumed that 100% of such executive officer's MBO bonus will be earned as of the date of his or her qualifying termination. For each executive officer's new PureCloud logo bonus, cloud revenue bonus, expense management bonus, and superior achievement bonus, we have assumed that such bonus will be earned as of the date of his or her qualifying termination at a performance level consistent with Interactive Intelligence's actual performance through August 31, 2016, the latest practicable measurement date. In addition, as noted above, we have assumed that the qualifying termination will occur on December 31, 2016. The actual amount of earned but unpaid performance-based cash bonuses payable to such executive officers, if any, will be different than those provided for above and will be determined based on the actual level of performance achieved as of the actual date of an executive officer's qualifying termination.

The cash payments described in the "Cash" column include the following components:

Executive Officers	Salary ($)	Performance-Based Cash Bonus ($)	Total ($)
Ashley A. Vukovits	$275,000	$574,467	$849,467
Gary R. Blough	$280,000	$934,472	$1,214,472
Thomas J. Fisher	$275,000	$402,128	$677,128
Paul F. Weber	$255,000	$896,773	$1,151,773
William J. Gildea III	$275,000	$593,038	$868,038
(3)
The amounts shown in this column represent the aggregate merger consideration that each executive officer would receive with respect to in-the-money stock options and RSUs subject to accelerated vesting at the effective time under the terms of the merger agreement, as described above in "—Treatment of Equity Awards" (a "single trigger" arrangement). Each amount shown is based on the number of such stock options and RSUs held by the executive officer as of

  August 31, 2016 that would become vested upon the consummation of the merger, as set forth in the table below, and the per-share merger consideration of $60.50:

	In-the-Money Stock Options		RSUs
Executive Officers	Number (#)	Consideration ($)	Number(#)	Consideration ($)	Total Consideration ($)
Donald E. Brown	116,840	$3,673,161.20	31,249	$1,890,564.50	$5,563,725.70
Ashley A. Vukovits	36,656	$1,185,917.12	6,127	$370,683.50	$1,556,600.62
Gary R. Blough	28,929	$902,103.33	10,250	$620,125.00	$1,522,228.33
Thomas J. Fisher	44,524	$1,443,751.48	11,416	$690,668.00	$2,134,419.48
Paul F. Weber	26,729	$837,659.33	10,603	$641,481.50	$1,479,140.83
William J. Gildea III	37,281	$1,198,748.37	9,625	$582,312.50	$1,781,060.87
Justin Helmig	—	—	5,288	$319,924.00	$319,924.00

  In addition to the above, at the effective time, under the terms of the merger agreement, Messrs. Blough, Weber and Helmig will have certain stock options and RSUs cancelled and converted into awards to receive an amount in cash, which cash awards will continue to be subject to the same vesting terms and conditions that applied to such cancelled stock options and RSUs immediately prior to the effective time, including continued employment through the applicable vesting date. Because vesting will not be accelerated for these awards and because the awards are being converted, rather than being cancelled in exchange for a cash payment in connection with the closing of the merger, they have not been included in amounts set forth in the "Golden Parachute Compensation" table. The stock options and RSUs subject to this treatment are set forth in the table below:

	In-the-Money Stock Options		RSUs
Executive Officers	Number (#)	Converted Cash Award ($)	Number (#)	Converted Cash Award ($)
Gary R. Blough	25,176	$825,017.52	3,500	$211,750.00
Paul F. Weber	23,604	$773,503.08	3,249	$196,564.50
Justin Helmig	—	—	5,287	$319,863.50

  No additional stock options or RSUs would vest under the terms of the applicable Retention Agreement if any of Ms. Vukovits or Messrs. Blough, Fisher, Weber or Gildea experiences a qualifying termination immediately following the effective time.

(4)
The amounts shown in this column for Ms. Vukovits and Messrs. Blough, Fisher, Weber and Gildea represent the lump sum cash stipend equal to 12 times the monthly premiums pursuant to the continuation coverage requirements of COBRA (whether or not he or she actually elects COBRA continuation coverage) that each would be entitled to receive under their Retention Agreements as a result of a qualifying termination (a "double-trigger" arrangement), as described above under "—Payments to Interactive Intelligence's Executive Officers upon Termination Following Change of Control—Change of Control and Retention Agreements." In order to receive the COBRA stipend provided for by the Retention Agreements, the executive officer must provide Interactive Intelligence with a general release of any claims he or she may have against Interactive Intelligence, except with respect to any claims the executive officer may have to be indemnified by Interactive Intelligence. The executive officer is also subject to a 12-month non-solicitation period following his or her qualifying termination pursuant to his or her Retention Agreement and certain other restrictive covenants, including non-competition provisions, under his or her employment agreement with Interactive Intelligence.

(5)
Amounts for Ms. Vukovits and Messrs. Blough, Fisher, Weber and Gildea are subject to reduction to the extent necessary to avoid any excise tax or denial of deduction imposed by Sections 280G and 4999 of the Code. Therefore, actual payments to such executive officers may be less than the amounts indicated above.

Insurance and Indemnification of Directors and Executive Officers

        For six years after the effective time, the surviving corporation will maintain in effect the exculpation, indemnification and advancement of expenses provisions of Interactive Intelligence's and its subsidiaries' organizational documents or in any indemnification agreements as in effect immediately prior to the effective time.

        In addition, for six years after the effective time, the surviving corporation will, to the fullest extent permitted under applicable law, indemnify and hold harmless each current and former director, officer, or employee of Interactive Intelligence and its subsidiaries and each person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of or for the benefit of Interactive Intelligence or its subsidiaries against any costs or expenses (including advancing attorneys' fees and expenses in advance of the final disposition of any action to the fullest extent permitted by law), judgments, fines, losses, claims, damages, obligations, costs, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, arising out of, relating to or in connection with any action or omission occurring or alleged to have occurred whether before or after the effective time.

        Genesys also agreed that it will, for a period of six years from the effective time, cause to be maintained in effect the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by Interactive Intelligence and its subsidiaries with respect to matters arising on or before the effective time; provided, however, that after the effective time, Genesys will not be required to pay annual premiums in excess of 300% of the last annual premium paid by Interactive Intelligence prior to the date of the merger agreement in respect of the coverage required to be obtained pursuant hereto, but in such case will purchase as much coverage as reasonably practicable for such amount. In lieu of the foregoing, at Interactive Intelligence's option, Interactive Intelligence may purchase (subject to reasonable consultation with Genesys), prior to the effective time, a six-year prepaid "tail" policy on terms and conditions providing substantially equivalent benefits as the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by Interaction Intelligence and its subsidiaries with respect to matters arising on or before the effective time, covering without limitation the transactions contemplated hereby.

Voting Agreement

        Concurrently with the execution and delivery of the merger agreement, Genesys entered into a voting agreement with Donald E. Brown, M.D., our Chairman of the Board, Chief Executive Officer and President and a significant shareholder, pursuant to which Dr. Brown agreed, among other things, to vote the 3,827,448.56 shares of Interactive Intelligence common stock beneficially owned by him, which represent approximately [    ]% of the shares of Interactive Intelligence common stock issued and outstanding on the record date, in favor of the merger agreement and the merger and against any other proposal or offer to acquire Interactive Intelligence.

        The voting agreement will not limit or otherwise affect the actions taken by Dr. Brown in his capacity as a director or officer of Interactive Intelligence or prohibit, limit or otherwise restrict him from exercising his fiduciary duties as a director or officer of Interactive Intelligence or its subsidiaries.

        In addition, under the voting agreement, Dr. Brown has irrevocably appointed Genesys and any designee of Genesys as his proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote his shares of Interactive Intelligence common stock at any annual or special meeting of shareholders at which the Interactive Intelligence shareholders are being asked to consider, among other things, the approval of the merger agreement and the transactions contemplated thereby, including the merger, or any other proposal or offer to acquire Interactive Intelligence during the period from August 30, 2016 until the earlier of the time that the Interactive Intelligence shareholders have approved the merger agreement or the voting agreement has terminated in accordance with its terms.

        The voting agreement automatically terminates upon the earliest of (1) the effective time of the merger, (2) the termination of the merger agreement in accordance with its terms, (3) the making of any change, by amendment, waiver or other modification to any provision of the merger agreement, that decreases the amount or changes the form of the merger consideration, imposes any material restrictions on or additional conditions on the payment of the merger consideration or extends the "end date" under the merger agreement, and (4) the end date. See "The Voting Agreement" and the voting agreement attached as Annex B to this proxy statement.

Material U.S. Federal Income Tax Consequences of the Merger

        The following is a general discussion of the material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) of Interactive Intelligence common stock whose shares are exchanged for cash pursuant to the merger. This discussion does not address U.S. federal income tax consequences with respect to holders other than U.S. holders. This discussion is based on the provisions of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), applicable U.S. Treasury Regulations, judicial opinions and administrative rulings and published positions of the Internal Revenue Service (the "IRS"), each as in effect as of the date hereof. These authorities are subject to change or differing interpretations, possibly on a retroactive basis, and any such change or interpretation could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion is for general information purposes only and does not purport to be a complete analysis of all potential tax consequences. This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, nor does it address any tax considerations under state, local or foreign laws or U.S. federal laws other than those pertaining to the U.S. federal income tax. This discussion is not binding on the IRS or the courts and, therefore, could be subject to challenge, which could be sustained. No ruling will be sought from the IRS with respect to the merger.

        For purposes of this discussion, the term "U.S. holder" means a beneficial owner of Interactive Intelligence common stock that is for U.S. federal income tax purposes:

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  a citizen or individual resident of the United States;

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  a corporation, or other entity classified as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

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  a trust if (1) a court within the United States is able to exercise primary supervision over the trust's administration, and one or more U.S. persons are authorized to control all substantial decisions of the trust or (2) such trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

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  an estate the income of which is subject to U.S. federal income tax regardless of its source.

        This discussion applies only to U.S. holders of shares of Interactive Intelligence common stock who hold such shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that may be relevant to a U.S. holder in light of its particular circumstances, or that may apply to U.S. holders subject to special treatment under U.S. federal income tax laws (including, for example, insurance companies, dealers or brokers in securities or foreign currencies, traders in securities who elect the mark-to-market method of accounting, holders subject to the alternative minimum tax, U.S. holders that have a functional currency other than the U.S. dollar, tax-exempt organizations, tax-qualified retirement plans, banks and other financial institutions, mutual funds, certain expatriates, partnerships (or other entities or arrangements treated as partnerships for U.S. federal income tax purposes), S corporations, or other pass-through entities, or investors in such partnerships, S corporations or other pass-through entities, real estate investment trusts, regulated investment companies, U.S. holders who hold shares of Interactive Intelligence common stock as part of a hedge, straddle, constructive sale, conversion or other integrated transaction, U.S. holders who will hold (actually or constructively) an equity interest in the surviving corporation immediately after the merger, and U.S. holders who acquired their shares of Interactive Intelligence common stock through the exercise of employee stock options or other compensation arrangements).

        If a partnership (including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of Interactive Intelligence common stock, the tax treatment of a partner in such partnership will generally depend on the status of the partners and the activities of the partnership. If you are, for U.S. federal income tax purposes, a partner in a partnership holding shares of Interactive Intelligence common stock, you should consult your tax advisor.

        This summary of material U.S. federal income tax consequences is for general information purposes only and is not tax advice. Holders of Interactive Intelligence common stock are urged to consult their own tax advisors to determine the particular tax consequences to them of the merger, including the applicability and effect of the alternative minimum tax, the unearned income Medicare contribution tax and any other U.S. federal, or state, local, foreign or other tax laws.

        The receipt of cash by U.S. holders in exchange for shares of Interactive Intelligence common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder who receives cash in exchange for shares of Interactive Intelligence common stock pursuant to the merger will recognize capital gain or loss in an amount equal to the difference, if any, between (1) the amount of cash received and (2) the U.S. holder's adjusted tax basis in such shares.

        Any such gain or loss will be long-term capital gain or loss if a U.S. holder's holding period in the shares of Interactive Intelligence common stock surrendered in the merger is greater than one year as of the date of the merger. Long-term capital gains of certain non-corporate holders, including individuals, are generally subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of Interactive Intelligence common stock at different times and different prices, such U.S. holder must determine its adjusted tax basis, gain or loss and holding period separately with respect to each block of Interactive Intelligence common stock.

  Information Reporting and Backup Withholding

        Payments made in exchange for shares of Interactive Intelligence common stock pursuant to the merger may be subject, under certain circumstances, to information reporting and backup withholding (currently at a rate of 28%). To avoid backup withholding, a U.S. holder that does not otherwise establish an exemption should complete and return to the applicable withholding agent a properly completed and executed IRS Form W-9, certifying that such U.S. holder is a U.S. person, that the taxpayer identification number provided is correct, and that such U.S. holder is not subject to backup withholding.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a holder's U.S. federal income tax liability, if any, provided that such holder furnishes the required information to the IRS in a timely manner.

Regulatory Approvals

        HSR Clearance.    Under the HSR Act and the rules promulgated thereunder, certain transactions, including the merger, may not be completed until notifications have been given and information furnished to the Antitrust Division and the FTC and all statutory waiting period requirements have been satisfied. Completion of the merger is subject to the expiration or termination of the applicable waiting period under the HSR Act.

        Under the HSR Act, the merger may not be completed until the expiration of a 30-calendar-day waiting period, which begins when Genesys and Interactive Intelligence file Premerger Notification and Report Forms under the HSR Act with the FTC and the Antitrust Division, unless such waiting period is earlier terminated by the FTC and the Antitrust Division. If prior to the expiration or termination of the waiting period either the FTC or the Antitrust Division issues a request for additional information or documentary material from Genesys and Interactive Intelligence, the waiting period with respect to the merger would be extended until the 30th calendar day following the date of Genesys' and Interactive Intelligence's substantial compliance with that request. After that time, absent Genesys' and Interactive Intelligence's agreement, the acquisition can be blocked only by court order. The FTC and the Antitrust Division may terminate the applicable waiting period at any time before its expiration. Genesys and Interactive Intelligence filed their respective Premerger Notification and Report Forms on September 13, 2016 in connection with the merger, and the initial waiting period will therefore expire at 11:59 p.m. Eastern Time on October 13, 2016, unless early terminated or otherwise extended.

        At any time before or after the expiration or termination of the statutory waiting periods under the HSR Act, or before or after the effective time, the Antitrust Division or the FTC may take action under the antitrust laws, including seeking to enjoin the completion of the merger, to rescind the merger or to conditionally permit completion of the merger subject to regulatory conditions or other remedies. In addition, U.S. state attorneys general could take action under the antitrust laws as they deem necessary or desirable in the public interest, including, without limitation, seeking to enjoin the completion of the merger or permitting completion subject to regulatory conditions. Private parties may also seek to take legal action under the antitrust laws under some circumstances. Although neither Interactive Intelligence nor Genesys believes that the merger will violate the antitrust laws, there can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

        Other Jurisdictions.    Completion of the merger is also subject to the expiration of any applicable waiting period, or obtaining the required approvals, under the applicable antitrust laws in South Africa.

Delisting and Deregistration of Interactive Intelligence Common Stock

        If the merger is completed, Interactive Intelligence common stock will be delisted from Nasdaq and deregistered under the Exchange Act.

The Merger Agreement Proposal

        We are asking you to approve a proposal to approve the merger agreement and thereby approve the transactions contemplated by the merger agreement, including the merger. For a detailed discussion of the terms and conditions of the merger agreement, see "The Merger Agreement." A copy of the merger agreement is attached to this proxy statement as Annex A.

Vote Required and Board Recommendation

        As discussed in "The Merger (Proposal 1)—Reasons for the Board of Directors' Recommendation to Vote in Favor of the Merger," after consideration of, and based upon, the unanimous recommendation of the Independent Committee of the board of directors and after considering various factors described in such section, the Interactive Intelligence board of directors has unanimously approved the merger agreement and the transactions contemplated by the merger agreement (including the merger), determined that the transactions contemplated by the merger agreement, including the merger, are fair to, advisable and in the best interests of Interactive Intelligence and its shareholders and resolved to recommend that Interactive Intelligence shareholders vote in favor of the proposal to approve the merger agreement.

        Under Indiana law, approval of the merger agreement requires the affirmative vote of holders of a majority of the outstanding shares of Interactive Intelligence common stock entitled to vote on the proposal to approve the merger agreement. Abstentions and broker non-votes, if any, will have the same effect as a vote "AGAINST" the proposal.

        The Interactive Intelligence board of directors unanimously recommends that you vote "FOR" the proposal to approve the merger agreement.

THE MERGER AGREEMENT

        The following is a summary of the material provisions of the merger agreement, a copy of which is attached to this proxy statement as Annex A and which is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read carefully the merger agreement in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement.

Explanatory Note Regarding the Merger Agreement

        The following summary of the merger agreement, and the copy of the merger agreement attached as Annex A to this proxy statement, are intended to provide information regarding the terms of the merger agreement and are not intended to provide any factual information about Interactive Intelligence or modify or supplement any factual disclosures about Interactive Intelligence in its public reports filed with the SEC. In particular, the merger agreement and the related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Interactive Intelligence. The merger agreement contains representations and warranties by and covenants of Interactive Intelligence, Genesys and Merger Sub that were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the merger agreement were made solely for the benefit of the parties to the merger agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures and being made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts, and may be subject to contractual standards of materiality or material adverse effect applicable to the contracting parties that generally differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in Interactive Intelligence's public disclosures. The representations, warranties and covenants in the merger agreement and any descriptions thereof should be read in conjunction with the disclosures in Interactive Intelligence's periodic and current reports, proxy statements and other documents filed with the SEC. See "Where You Can Find Additional Information." Moreover, the description of the merger agreement below does not purport to describe all of the terms of such agreement and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Annex A and is incorporated herein by reference.

        Additional information about Interactive Intelligence may be found elsewhere in this proxy statement and Interactive Intelligence's other public filings. See "Where You Can Find Additional Information."

Structure of the Merger; Articles of Incorporation; Bylaws; Directors and Officers; Headquarters

        At the effective time, Merger Sub will merge with and into Interactive Intelligence, and the separate corporate existence of Merger Sub will cease. Interactive Intelligence will be the surviving corporation in the merger and will continue its corporate existence as an Indiana corporation and a wholly owned subsidiary of Genesys.

        At the effective time, the articles of incorporation of Interactive Intelligence in effect immediately prior to the effective time will be the articles of incorporation of the surviving corporation and the bylaws of Merger Sub that are in effect immediately prior to the effective time will become the bylaws of the surviving corporation (but amended so that the name of the surviving corporation will be "Interactive Intelligence Group, Inc.").

        At the effective time, the individuals holding positions as directors of Merger Sub immediately before the effective time will become the initial directors of the surviving corporation, and the individuals holding positions as officers of Interactive Intelligence immediately before the effective time will continue as the initial officers of the surviving corporation.

When the Merger Becomes Effective

        The closing of the merger will take place at the offices of Faegre Baker Daniels LLP, 600 East 96th Street, Suite 600, Indianapolis, Indiana 46240, at 10:00 a.m., local time, on the third business day after the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in the merger agreement to be satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing of the merger, but subject to the satisfaction or waiver of such conditions), or at such other place, date and time as Interactive Intelligence and Genesys may agree in writing; provided that, notwithstanding the satisfaction or waiver of the conditions set forth in the merger agreement, neither party will be required to effect the closing until the earlier of (1) a date during the marketing period (as summarized below) specified by Genesys on no less than three business days' prior written notice to Interactive Intelligence and (2) the third business day following the final day of the marketing period.

        At the closing, Interactive Intelligence will cause articles of merger to be filed with the Secretary of State of the State of Indiana. The merger will become effective at the time when the articles of merger are filed or at such later date or time as may be agreed by Interactive Intelligence and Merger Sub and specified in the articles of merger.

        As of the date of this proxy statement, the parties expect to complete the merger by the end of calendar year 2016. However, completion of the merger is subject to the satisfaction or waiver of the conditions to the completion of the merger, and factors outside the control of Interactive Intelligence or Genesys may delay the completion of the merger, or prevent it from being completed at all. There can be no assurances as to whether or when the merger will be completed.

        The "marketing period" refers to the first period of 20 consecutive business days following the date on which Interactive Intelligence will have delivered to Genesys certain financial information and other customary business and financial data requested by Genesys to market and consummate the debt financing, which information we refer to as the "required information," and throughout and at the end of which: (1) such financial information remains "compliant" (as defined below), and (2) the closing conditions to the obligations of Genesys and Merger Sub (described below under "—Conditions to the Closing of the Merger") are satisfied (other than the conditions related to shareholder approval, provided that these are satisfied no later than the final day of the marketing period (and such period will be extended until satisfaction of such conditions so long as the requirements of the marketing period are otherwise satisfied)), this proxy statement has been mailed to the Interactive Intelligence shareholders, nothing will have occurred and no condition will exist that would cause any of such conditions to closing (other than the shareholder approval condition) to fail to be satisfied during such period, and during the last ten business days of such 20 consecutive business day period the shareholder approval condition will have been satisfied. In addition, the following provisos apply in respect of the marketing period: (a) the marketing period must end on or prior to December 16, 2016, or if such period has not ended on or prior to December 16, 2016, then the marketing period may not commence until January 3, 2017; (b) November 23, 2016 and November 25, 2015 will not constitute business days for purposes of calculating the marketing period; (c) the marketing period will not begin on or before (i) November 14, 2016 if, but for this proviso, it would begin during the period of September 15, 2016 through November 13, 2016 and (ii) April 30, 2017 if, but for this proviso, the marketing period would begin during the period of February 2, 2017 through April 29, 2017; (d) the marketing period will not commence or be deemed to commence if, after the date of the merger agreement and before the completion of the marketing period, (i) KPMG LLP has withdrawn its audit opinion with respect to any financial statements included in the required information; or (ii) Interactive Intelligence or any of its subsidiaries has publicly announced its intention to restate any historic financial statements included in the required information; and (e) the required information must remain "compliant" during the marketing period.

        With respect to the required information, the term "compliant" means such required information (1) does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such financing information not materially misleading in light of the circumstances in which they were made; (2) complies with all applicable requirements of Regulation S-X and Regulation S-K under the Securities Act for a registered public offering on Form S-1, but limited to the type and form customarily included in a preliminary offering memorandum for debt securities under Rule 144A under the Securities Act to consummate an offering of non-convertible debt securities by a large accelerated filer as contemplated by the debt financing commitment; and (3) the financial statements and other financial information included in the required information would not be deemed "stale" or otherwise unusable under customary practices for offerings and private placements of debt securities under Rule 144A under the Securities Act and are sufficient to permit Interactive Intelligence and its subsidiaries' applicable accountants to issue customary comfort letters to the debt financing sources.

Effect of the Merger on the Common Stock

        At the effective time, each share of Interactive Intelligence common stock outstanding immediately prior to the effective time (other than shares of common stock owned directly by Interactive Intelligence, Genesys or Merger Sub as of immediately prior to the effective time (the "cancelled shares") or shares of common stock owned directly by any subsidiary of Interactive Intelligence, any subsidiary of Genesys (other than Merger Sub) or any subsidiary of Merger Sub as of immediately prior to the effective time (the "converted shares")) will be converted into the right to receive the merger consideration. The merger consideration will be $60.50 per share in cash, without interest, and subject to any applicable withholding taxes.

        At the effective time, each cancelled share will be cancelled and retired and cease to exist, and no consideration will be delivered in exchange for such cancellation. Each converted share will be converted into such number of shares of common stock of the surviving corporation so as to maintain relative ownership percentages.

        At the effective time, each share of common stock of Merger Sub outstanding immediately prior to the effective time will be converted into and become one validly issued, fully paid and nonassessable share of common stock of the surviving corporation, and such shares will constitute the only outstanding shares of capital stock of the surviving corporation.

Treatment of Interactive Intelligence Equity Awards; Employee Stock Purchase Plan

        Stock Options.    Each stock option that is outstanding immediately prior to the effective time and that is vested as of August 30, 2016 or becomes vested prior to the effective time in accordance with its terms or the terms of the merger agreement will, as of the effective time, be converted into the right to receive an amount in cash (less applicable withholdings and deductions) equal to the product of (x) the excess, if any, of $60.50 over the exercise price per share of such vested stock option and (y) the total number of shares subject to such vested stock option.

        Under the terms of the merger agreement, all unvested stock options held by non-employee directors that are outstanding immediately prior to the effective time and would otherwise vest in accordance with the terms of the applicable Non-Employee Director Change of Control Agreement described above under "—Interests of Interactive Intelligence's Directors and Executive Officers in the Merger" will fully vest at the effective time.

        Under the terms of the merger agreement, (1) for Donald E. Brown, M.D., our Chairman of the Board, President and Chief Executive Officer, Ashley A. Vukovits, our Chief Financial Officer, Senior Vice President of Administration, Secretary and Treasurer, William J. Gildea III, our Chief Operating Officer, and Thomas J. Fisher, our Chief Services Officer, all unvested stock options held by each such individual that are outstanding immediately prior to the effective time will fully vest at the effective time, (2) for Gary R. Blough, our Chief International Officer, Justin Helmig, our Chief Marketing Officer, and Paul F. Weber, Our Chief Business Officer and Senior Vice President, North American Sales, and certain other employees, all unvested stock options held by each such individual that are outstanding immediately prior to the effective time that by their terms vest no later than December 31, 2018 will vest at the effective time, and (3) for all other employees who hold unvested stock options that are outstanding immediately prior to the effective time, such unvested stock options that by their terms vest no later than December 31, 2017 will vest at the effective time, and all unvested stock options held by each such individual immediately prior to the effective time that do not vest pursuant to clause (2) or (3) above, as applicable, will be cancelled and converted into an award to receive an amount in cash as described above, which cash awards will continue to be subject to the same vesting terms and conditions that applied to such cancelled stock options immediately prior to the effective time, including continued employment through the applicable vesting date. All stock options that are subject to performance-based vesting and for which the performance period is incomplete as of the effective time will be deemed to be satisfied as to such performance hurdles.

        Each stock option that is outstanding immediately prior to the effective time and that is unvested immediately prior to the effective time (and does not become vested in accordance with the terms of the merger agreement) will, as of the effective time, automatically convert into an award to receive an amount in cash equal to the product of (x) the excess, if any, of $60.50 over the exercise price per share of such unvested stock option and (y) the total number of shares subject to such unvested stock option. Such converted award will remain subject to the same vesting terms and conditions that applied to such award immediately prior to the effective time, including continued employment through the applicable vesting date. Payments will be made, less applicable withholdings and deductions, promptly following the applicable vesting date.

        If the applicable exercise price per share of any stock option equals or exceeds $60.50, such stock option will be cancelled without payment of additional consideration, and all rights with respect to such stock option will terminate as of the effective time.

        Restricted Stock Units.    Each award of RSUs that is outstanding immediately prior to the effective time, that becomes vested at the effective time in accordance with its terms or the terms of the merger agreement will, as of the effective time, automatically convert into the right to receive an amount in cash (less applicable withholdings and deductions) equal to the product of (x) the total number of shares subject to such vested RSU and (y) $60.50.

        Under the terms of the merger agreement, all unvested RSUs held by non-employee directors that are outstanding immediately prior to the effective time and would otherwise vest in accordance with the terms of the applicable Non-Employee Director Change of Control Agreement described above under "—Interests of Interactive Intelligence's Directors and Executive Officers in the Merger" will fully vest at the effective time.

        Under the terms of the merger agreement, (1) for Dr. Brown, Ms. Vukovits, Mr. Gildea and Mr. Fisher, all unvested RSUs held by each such individual that are outstanding immediately prior to the effective time will fully vest at the effective time, (2) for Messrs. Blough, Helmig and Weber and certain other employees, all unvested RSUs held by each such individual that are outstanding immediately prior to the effective time that by their terms vest no later than December 31, 2018 will vest at the effective time, and (3) for all other employees who hold RSUs that are outstanding immediately prior to the effective time, such RSUs that by their terms vest no later than December 31,

2017 will vest at the effective time, and all unvested RSUs held by each such individual immediately prior to the effective time that do not vest pursuant to clause (2) or (3) above, as applicable, will be cancelled and converted into an award to receive an amount in cash as described above, which cash awards will continue to be subject to the same vesting terms and conditions that applied to such cancelled RSUs immediately prior to the effective time, including continued employment through the applicable vesting date. All RSUs that are subject to performance-based vesting and for which the performance period is incomplete as of the effective time will be deemed to be satisfied as to such performance hurdles.

        Each RSU that is outstanding immediately prior to the effective time and that is unvested immediately prior to the effective time (and does not become vested in accordance with the terms of the merger agreement) will, as of the effective time, automatically convert into an award to receive an amount in cash equal to the product of (x) the total number of shares subject to such unvested RSU and (y) $60.50. Such converted award will remain subject to the same vesting terms and conditions that applied to such award immediately prior to the effective time, including continued employment through the applicable vesting date. Payments will be made, less applicable withholdings and deductions, promptly following the applicable vesting date.

        Employee Stock Purchase Plan.    Interactive Intelligence has agreed that, as of no later than the business day immediately prior to the effective time, Interactive Intelligence will terminate the ESPP. Interactive Intelligence also has agreed (1) that it will take all necessary action to ensure that no new purchase periods under the ESPP will commence during the period from August 30, 2016 through the effective time, (2) that there will be no increase in the amount of payroll deductions permitted to be made by the participants under the ESPP during the current purchase period, except those made in accordance with payroll deduction elections that already are in effect as of August 30, 2016, and (3) that no individual will commence participation in the ESPP during the period from August 30, 2016 through the effective time. The accumulated contributions of the participants in the current purchase period will be used to purchase shares of Interactive Intelligence common stock as of no later than ten business days prior to the effective time, and the participants' purchase rights under such offerings will terminate immediately after such purchase.

Payment for Common Stock in the Merger

        Prior to the effective time, Genesys will deposit, or cause to be deposited, with a U.S. bank or trust company reasonably approved in advance by Interactive Intelligence (the "paying agent"), in trust for the benefit of the holders of Interactive Intelligence common stock, cash in U.S. dollars sufficient to pay the aggregate merger consideration. As soon as reasonably practicable after the effective time (and no later than the second business day following the closing date), Genesys will cause the paying agent to mail to each holder of record of shares of Interactive Intelligence common stock whose shares were converted into the right to receive the merger consideration (1) a letter of transmittal and (2) instructions for effecting the surrender of certificates or book-entry shares formerly representing shares of Interactive Intelligence common stock in exchange for the merger consideration. Upon surrender of certificates (or effective affidavits of loss in lieu of certificates) or book-entry shares, as applicable, to the paying agent together with the letter of transmittal, duly completed and validly executed in accordance with the instructions to the letter of transmittal, and such other documents as may customarily be required by the paying agent, the holder of such certificates (or effective affidavits of loss in lieu of certificates) or book-entry shares will be entitled to receive the merger consideration for all such shares.

Representations and Warranties; Material Adverse Effect

        The merger agreement contains representations and warranties of Interactive Intelligence, subject to certain exceptions in the merger agreement, in the disclosure schedules delivered in connection with the merger agreement and in certain of Interactive Intelligence's public filings, as to, among other things:

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  organization, good standing and qualification to do business;

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  subsidiaries;

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  capitalization;

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  corporate authority and governmental and third party consents and approvals relating to the execution, delivery and performance of the merger agreement;

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  the SEC filings and financial statements of Interactive Intelligence;

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  the establishment and maintenance of certain disclosure controls and procedures and internal control over financial reporting;

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  the absence of undisclosed liabilities;

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  transactions with affiliates;

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  compliance with applicable laws and permits;

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  employee benefit plans and other agreements, plans and policies with or concerning employees;

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  employee relations, labor matters and compliance with workplace safety and workers' compensation laws;

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  the absence of certain material events in the business of Interactive Intelligence, including that there has not been a material adverse effect with respect to Interactive Intelligence;

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  investigations and litigation;

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  the accuracy and completeness of the information supplied for the purposes of this proxy statement;

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  tax matters;

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  intellectual property;

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  real property;

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  the receipt by the Interactive Intelligence board of directors of a fairness opinion from Union Square;

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  the required vote of Interactive Intelligence shareholders to approve the merger agreement;

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  material contracts;

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  insurance policies;

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  broker's and finder's fees; and

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  takeover laws.

        The merger agreement also contains representations and warranties of Genesys and Merger Sub, subject to certain exceptions in the merger agreement and the disclosure schedules delivered in connection with the merger agreement, as to, among other things:

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  organization, good standing and qualification to do business;

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  subsidiaries;

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  corporate authority and governmental and third party consents and approvals relating to the execution, delivery and performance of the merger agreement;

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  investigations and litigation;

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  the accuracy and completeness of the information supplied for the purposes of this proxy statement;

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  the debt financing commitments and sufficiency of funds to pay and satisfy the merger consideration;

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  capitalization of Merger Sub;

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  no vote of the shareholders of Genesys is required to consummate the transactions;

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  broker's and finder's fees;

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  acknowledgements with respect to the representations and warranties of Interactive Intelligence in the merger agreement;

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  lack of arrangements between Genesys, Merger Sub or their affiliates relating in any way to Interactive Intelligence, the transactions contemplated by the merger agreement or the operations of the surviving corporation after the effective time;

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  ownership of shares of Interactive Intelligence common stock; and

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  solvency of the surviving corporation.

        Some of the representations and warranties in the merger agreement are qualified by materiality qualifications or a "material adverse effect" qualification with respect to either Interactive Intelligence or Genesys, as discussed below.

        For purposes of the merger agreement, a "material adverse effect" with respect to Interactive Intelligence means an event, change, occurrence or development that has had or would reasonably be expected to have a material adverse effect on the business, operations, properties, assets, results of operations or condition (financial or otherwise) of Interactive Intelligence and its subsidiaries, taken as a whole, but will not include events, changes, occurrences or developments relating to or resulting from the following:

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  changes in general economic or political conditions or the securities, equity, credit or financial markets in general, or changes in or affecting domestic or foreign interest or exchange rates;

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  any decline in the market price or trading volume of Interactive Intelligence common stock or any change in the credit rating of Interactive Intelligence or any of its securities or any failure to meet internal or published projections, forecasts, guidance or revenue or earnings predictions (provided that the facts and circumstances underlying any such decline, change or failure may be taken into account in determining whether a company material adverse effect has occurred to the extent not otherwise prohibited by the definition thereof);

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  general changes or developments in the industries in which Interactive Intelligence and its subsidiaries operate, including general changes in law or regulation (or the interpretation or enforcement thereof), in each case made after August 30, 2016 and across such industries;

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  the execution, delivery and performance of the merger agreement or the public announcement or pendency or consummation of the merger or other transactions contemplated therein, including the impact thereof on the relationships, contractual or otherwise, of Interactive Intelligence or any of its subsidiaries with employees, labor unions, financing sources, partnerships, customers, suppliers or partners, or the taking of any action required by the merger agreement or consented to or requested by Genesys in writing;

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  the identity of Genesys or any of its affiliates as the acquiror of Interactive Intelligence, or any litigation relating to or resulting from the merger agreement or the transactions contemplated therein;

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  any acts of terrorism or war or other hostilities, including the outbreak, worsening or escalation thereof, or any hurricane, tornado, flood, earthquake, natural disasters, acts of God or other comparable events; or

  •
  changes in generally accepted accounting principles or the interpretation or enforcement thereof after August 30, 2016;

except, with respect to the first, third, and sixth bullet points, to the extent that the impact thereof has a disproportionate effect on the business, operations, properties, assets, results of operations or condition (financial or otherwise) of Interactive Intelligence and its subsidiaries, taken as a whole, relative to others in the industry or industries in which Interactive Intelligence and its subsidiaries operate.

Conduct of Business Pending the Merger

        The merger agreement provides that, during the period from August 30, 2016 until the earlier of the termination of the merger agreement in accordance with its terms and the effective time, except as required by applicable law, as may be agreed in writing by Genesys (which consent may not be unreasonably withheld, delayed or conditioned), as may be expressly contemplated or required by the merger agreement or as set forth in the disclosure schedules delivered by Interactive Intelligence concurrently with the merger agreement, Interactive Intelligence and its subsidiaries will conduct their businesses in all material respects in the ordinary course of business, and Interactive Intelligence will use all commercially reasonable efforts to preserve intact in all material respects its business organization and relationships and maintain existing relations and goodwill with governmental entities, customers, suppliers, creditors, lessors, officers, and employees.

        The merger agreement further provides that, during the period from August 30, 2016 until the earlier of the termination of the merger agreement in accordance with its terms and the effective time, except as required by applicable law, as may be agreed in writing by Genesys (which consent will not be unreasonably withheld, delayed or conditioned), as may be expressly required or expressly permitted by the merger agreement or as set forth in the disclosure schedules delivered by Interactive Intelligence concurrently with the merger agreement, Interactive Intelligence will not, and will not permit any of its subsidiaries to, subject in each case to certain specified exceptions:

  •
  authorize or pay any dividend or make any distribution with respect to its outstanding shares of capital stock, except dividends and distributions paid by subsidiaries of Interactive Intelligence to Interactive Intelligence or to any of its wholly owned subsidiaries;

  •
  split, combine or reclassify any of its capital stock or issue any securities in respect of its capital stock;

  •
  (1) increase compensation or other benefits except for annual salary or wage increases for employees of Interactive Intelligence (other than executive officers) in the ordinary course of business consistent with past practice not to exceed five percent per employee; (2) grant or pay any severance or termination pay, except for any such payments to employees who are not officers, made in the ordinary course of business, and made in exchange for release of claims against Interactive Intelligence; (3) enter into any employment, change of control, severance or retention agreement except for severance agreements entered into with terminated employees consistent with clause (2) above or for agreements with newly hired employees that are entered into in the ordinary course of business and terminable on no more than 60 days' notice without penalty; (4) modify any option, RSU or other equity-based award; (5) accelerate the payment or vesting of any payment, equity award or benefit provided or to be provided to any current or former director, officer, employee, consultant or other service provider or otherwise pay any amounts or provide any benefits not due such individual; (6) become a party to, establish, amend, commence participation in, terminate or commit to the adoption of any stock option plan or other stock-based compensation plan, compensation, pension, retirement, profit-sharing, welfare benefit, or other employee benefit plan or agreement, or any collective bargaining, works council or similar labor-related agreement; or (7) hire any new employee having a title of vice president or above, appoint any new member to the board of directors, or terminate the employment of any employee having a title of vice president or above, other than termination for cause, or take any action that would result in such employee having the right to terminate for good reason pursuant to any agreement;

  •
  enter into or make any loans to any of its present or former directors, employees, agents or consultants or make any change in its existing borrowing or lending arrangements for or on behalf of any such person;

  •
  change financial accounting policies or procedures or its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by GAAP or SEC rule or policy;

  •
  approve any amendments to its organizational documents;

  •
  issue, sell, pledge, dispose of or encumber any shares of its capital stock or any securities convertible into, exercisable for or exchangeable for any such shares or any rights to acquire such shares, other than (1) issuances of shares in respect of any exercise of or settlement of Interactive Intelligence equity awards outstanding as of August 30, 2016 or granted as permitted by the terms of the merger agreement and (2) the acquisition of shares of Interactive Intelligence common stock from a holder of an Interactive Intelligence equity award in satisfaction of withholding obligations or in payment of the exercise price in accordance with the terms of the applicable Interactive Intelligence equity award as of August 30, 2016;

  •
  directly or indirectly purchase, repurchase or redeem any shares of its capital stock or any rights to acquire any such shares;

  •
  (1) make any loans, advances or capital contributions to or investments in any other person except loans and advances made in the ordinary course of business or among Interactive Intelligence and its subsidiaries or among its subsidiaries, (2) incur, assume, guarantee or prepay any indebtedness for borrowed money, other than (a) any indebtedness for borrowed money among Interactive Intelligence and/or its subsidiaries, or (b) guarantees by Interactive Intelligence of indebtedness for borrowed money of its subsidiaries that is incurred in compliance with this clause, or (3) indebtedness for borrowed money not to exceed $1 million in aggregate principal amount outstanding at any time incurred by Interactive Intelligence or any of its subsidiaries other than in accordance with clauses (1) and (2);

  •
  except for sales of goods in the ordinary course of business, sell, lease, license, transfer, exchange or swap, pledge, mortgage or otherwise encumber (including any securitizations), or subject to any lien (other than certain permitted liens), any properties or assets including the capital stock of subsidiaries, other than sales of obsolete equipment in the ordinary course and other ordinary course transactions with an aggregate value of less than $100,000 individually or $1 million in the aggregate;

  •
  enter into (other than with respect to ordinary course customer contracts entered into after August 30, 2016), modify, amend, terminate or waive rights under any material contract or any contract entered into after August 30, 2016 that would constitute a material contract, subject to certain exceptions;

  •
  except in the ordinary course of business consistent with past practices, (1) make, change or revoke any material tax election, (2) file any amended tax return with respect to any material tax, (3) make a material change in any method of tax accounting, (4) settle or compromise any material tax proceeding or consent to any extension or waiver of the limitation period applicable to any audit, assessment or claim for material taxes, or (5) surrender any claim for a refund of material taxes;

  •
  settle, pay, discharge or satisfy any action, other than any action that involves only the payment of monetary damages not in excess of $100,000 individually or $1 million in the aggregate;

  •
  adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Interactive Intelligence or any of its subsidiaries (other than the merger);

  •
  incur or commit to incur any capital expenditures that, individually or in the aggregate, are in excess of $1 million, except as permitted by the merger agreement;

  •
  acquire (by merger, consolidation or acquisition of stock or assets) any assets (other than those used in the ordinary course of business), any other person or any equity interest therein, in each case, with an aggregate value of more than $100,000 individually or $1 million in the aggregate;

  •
  take any action that would cause the shares of Interactive Intelligence common stock to no longer be a "covered security";

  •
  take any action to modify, amend, terminate or waive any rights under certain capped call transactions;

  •
  take any action that would result in an anti-dilution event under the convertible notes; and

  •
  authorize or agree, in writing or otherwise, to take any of the foregoing actions.

        Genesys and Merger Sub have also agreed that, during the period from August 30, 2016 until the earlier of the termination of the merger agreement in accordance with its terms and the effective time, Genesys and Merger Sub will not, and will not permit any of their subsidiaries or affiliates to, enter into agreements with respect to, or consummate, any acquisitions, mergers, consolidations or business combinations that would reasonably be expected to prevent or materially delay, impede or interfere with its performance of, or consummation of the transactions contemplated by, the merger agreement.

No Solicitation; Alternative Proposals

        Interactive Intelligence will generally not be permitted to solicit or discuss alternative proposals with third parties, subject to certain exceptions. For purposes of the merger agreement:

  •
  "alternative proposal" means any bona fide inquiry, proposal, indication of interest or offer made by any person relating to (1) a merger, reorganization, share exchange, consolidation, business combination, recapitalization or similar transaction or series of related transactions involving Interactive Intelligence, (2) the acquisition by any person, directly or indirectly, of 20% or more of the assets of Interactive Intelligence and its subsidiaries, on a consolidated basis, or (3) the acquisition by any person, directly or indirectly, of 20% or more of the outstanding shares of Interactive Intelligence common stock or any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in a person beneficially owning 20% or more of the outstanding shares of Interactive Intelligence common stock; and

  •
  "superior proposal" means a written alternative proposal, substituting in the definition thereof "50%" for "20%" in each place it appears, that (1) was not solicited in violation of the merger agreement, and (2) the Interactive Intelligence board of directors determines in good faith, after consultation with Interactive Intelligence's outside financial and legal advisors, and considering such factors as the board of directors considers to be (a) reasonably likely to be consummated in accordance with its terms, taking into account all financial, regulatory, legal and other aspects of the proposal, including, to the extent debt financing is required, the likelihood of obtaining necessary financing, the identity of the person making such alternative proposal, and whether such proposal is fully financed by means of an executed customary commitment letter from a reputable person that has agreed to provide or cause to be provided the amounts set forth therein, and (b) if completed, would be more favorable to Interactive Intelligence's shareholders from a financial point of view than the transactions contemplated by the merger agreement (after giving effect to any adjustments to the terms and provisions of the merger agreement agreed to in writing by Genesys in response to such alternative proposal).

        Except as permitted by the merger agreement, during the period from August 30, 2016 until the earlier of the termination of the merger agreement in accordance with its terms and the effective time, Interactive Intelligence will not, and will cause its subsidiaries not to, and will use its reasonable best efforts to cause its affiliates and representatives not to, directly or indirectly:

  •
  solicit, initiate, cooperate with, knowingly facilitate or knowingly induce the making of any submission or announcement of an alternative proposal or the making of any inquiry, offer or proposal that would reasonably be expected to lead to any alternative proposal;

  •
  participate or engage in any discussions or negotiations regarding an alternative proposal with, or furnish any nonpublic information regarding any alternative proposal to, any person that has made or to Interactive Intelligence's knowledge is considering making an alternative proposal;

  •
  approve, endorse or recommend an alternative proposal;

  •
  terminate, amend, release, modify or fail to enforce any provision of any confidentiality agreement entered into by Interactive Intelligence in respect of or in contemplation of any alternative proposal;

  •
  take any action to make any takeover laws inapplicable to any alternative proposal;

  •
  enter into any letter of intent or agreement in principle or other agreement providing for any alternative proposal (other than any confidentiality agreement; or

  •
  publicly propose to do any of the foregoing.

        Notwithstanding these restrictions, which we refer to as the no-shop restrictions, if at any time prior to the time the requisite shareholder vote is obtained Interactive Intelligence receives an alternative proposal that was not solicited in violation of the merger agreement and that either constitutes, or that the Interactive Intelligence board of directors determines in good faith after consultation with outside legal and financial advisors would reasonably be expected to result in, a superior proposal, Interactive Intelligence may: (1) furnish nonpublic information to the third party making such alternative proposal, if, prior to so furnishing such information, the third party has entered into an executed confidentiality agreement with Interactive Intelligence having provisions as to confidential treatment of information that are not materially less favorable to Interactive Intelligence than the confidentiality provisions of the confidentiality agreement with Genesys, and (2) engage in discussions or negotiations with the third party with respect to the alternative proposal; provided that (a) Interactive Intelligence will notify Genesys orally (and then in writing within twenty-four hours) of any inquiry made to Interactive Intelligence with respect to, or which would reasonably be expected to lead to, any alternative proposal, the identity of the person or group making any such alternative proposal, request or inquiry, the terms and conditions of such alternative proposal, request or inquiry, copies of all written documents, requests or inquiries relating to any alternative proposal (including the financing thereof), and (b) contemporaneously with furnishing any nonpublic information to such third party (and/or its representatives), Interactive Intelligence will furnish or make available such nonpublic information to Genesys or its representatives (to the extent such information has not been previously furnished to Genesys).

Change in Board Recommendation

        As described in "The Merger (Proposal 1)—Reasons for the Board of Directors' Recommendation to Vote in Favor of the Merger" beginning on page 42, and subject to the provisions described below, the Interactive Intelligence board of directors has unanimously recommended that Interactive Intelligence shareholders vote "FOR" the proposal to approve the merger agreement. We refer in this proxy statement to the recommendation of the Interactive Intelligence board of directors that shareholders approve the merger agreement as the "company recommendation."

        The merger agreement provides that the Interactive Intelligence board of directors may not:

  •
  fail to make, withdraw, qualify (or modify in any manner adverse to Genesys), or propose publicly to withdraw, qualify (or modify in any manner adverse to Genesys), the company recommendation;

  •
  approve, recommend or declare advisable any alternative proposal or propose publicly to approve, recommend or declare advisable any alternative proposal;

  •
  take any formal action or make any recommendation or public statement in connection with a tender offer or exchange offer other than a recommendation against such offer or a temporary "stop, look and listen" communication by the Interactive Intelligence board of directors; or

  •
  enter into any agreement, contract or agreement in principle requiring Interactive Intelligence to abandon, terminate or breach its obligations under the merger agreement or fail to consummate the merger.

(any of the foregoing, a "change of recommendation"), except as described below. Notwithstanding the restrictions described above in "—No Solicitation; Alternative Proposals," at any time prior to the time the requisite Interactive Intelligence shareholder vote is obtained, the Interactive Intelligence board of directors may, in response to a superior proposal received on an unsolicited basis, (x) make a change of recommendation or (y) cause Interactive Intelligence to terminate the merger agreement (provided that prior to or simultaneously with such termination Interactive Intelligence will have entered into a definitive agreement with respect to such superior proposal and paid the termination fee to Genesys). The Interactive Intelligence board of directors is permitted to take these actions solely if:

  •
  the Interactive Intelligence board of directors has received a superior proposal after the date of the merger agreement;

  •
  Interactive Intelligence has given Genesys at least five business days' written notice advising Genesys of its intention to make such a change of recommendation or terminate the merger agreement (the "superior proposal notice period"), which notice will include all material terms and conditions of the superior proposal that is the basis for the proposed action of the Interactive Intelligence board of directors, the identity of the person making the superior proposal and a copy of the most current version of the proposed definitive agreement for such superior proposal;

  •
  if requested by Genesys, during the superior proposal notice period, Interactive Intelligence will have met and negotiated with Genesys regarding modifications to the terms and conditions of the merger agreement so that such superior proposal ceases to be a superior proposal;

  •
  at the end of such superior proposal notice period, after taking into account any binding commitments made by Genesys to amend the terms of the merger agreement during the period following delivery of the superior proposal notice, the Interactive Intelligence board of directors concludes that the superior proposal giving rise to the superior proposal notice continues to constitute a superior proposal; provided that any material modifications to the terms of the superior proposal will commence a new superior proposal notice period under the second bullet point above of three business days; and

  •
  the Interactive Intelligence board of directors determines (after consultation with its outside legal counsel and after considering any counter-offer or proposal made by Genesys pursuant to the fourth bullet point above), that, in light of such superior proposal, the failure to terminate the merger agreement or effect a change of recommendation would reasonably be expected to be inconsistent with its fiduciary duties under applicable law.

        Notwithstanding the no-shop and other restrictions described above, the merger agreement does not prohibit Interactive Intelligence or its board of directors from (1) disclosing to its shareholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or (2) making any disclosure to its shareholders if the Interactive Intelligence board of directors determines in good faith, after consultation with Interactive Intelligence's outside legal counsel, that the failure of the Interactive Intelligence board of directors to make such disclosure would be reasonably likely to be inconsistent with the directors' exercise of their fiduciary duties under applicable law. The Interactive Intelligence board of directors is also permitted to issue a "stop, look and listen" statement pending a disclosure of its position under Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act. In addition, the merger agreement provides that any public disclosure other than a "stop, look and listen" disclosure or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act, an express rejection of an alternative proposal or an express reaffirmation of the company recommendation will be deemed to be a change of recommendation. If, before the date of the special meeting, there has been a change of recommendation and the merger agreement has not been terminated, Interactive Intelligence will submit the merger agreement to its shareholders for approval at the special meeting.

Interactive Intelligence Shareholders' Meeting

        Subject to the relevant provisions of the merger agreement, including Interactive Intelligence's right to change the company recommendation or terminate the merger agreement to enter into a definitive agreement with respect to a superior proposal, as described in "—Change in Board Recommendation," (1) Interactive Intelligence has agreed to take all action necessary in accordance with applicable Indiana law and Interactive Intelligence's articles of incorporation and bylaws to duly call, give notice of, convene and hold a meeting of Interactive Intelligence shareholders as promptly as reasonably practicable for the purpose of obtaining the requisite vote of Interactive Intelligence shareholders in approving the merger agreement and (2) Interactive Intelligence will use its reasonable best efforts to solicit from its shareholders proxies in favor of the proposal to approve the merger agreement.

Financing and Financing Cooperation

        Genesys and Merger Sub agreed to use their reasonable best efforts to take all actions necessary to obtain debt financing on the terms and conditions described in or contemplated by the debt commitment letter or on terms and conditions that are no less favorable in the aggregate than the terms and conditions contained in the debt commitment letter, including using reasonable best efforts to (1) maintain in effect the debt commitment letter; (2) satisfy all conditions to funding in the debt commitment letter; (3) negotiate and enter into definitive agreements with respect to the financing described in the debt commitment letter that are no less favorable in the aggregate to Genesys and

Merger Sub than the terms and conditions in the debt commitment letter; and (4) enforce their rights under the debt commitment letter. In addition, Genesys and Merger Sub agreed that if all conditions in the debt commitment letter have been satisfied or waived, they will use their reasonable best efforts to cause the debt financing sources to fund on the closing date the debt financing necessary to consummate the merger.

        Interactive Intelligence has also agreed to, and to cause its subsidiaries to and to use its reasonable best efforts to cause its and their respective officers, directors and employees to, and will use its reasonable best efforts to direct its and their respective accountants, legal counsel and other representatives to, provide to Genesys and Merger Sub all customary cooperation as may be reasonably requested by Genesys in connection with the arrangement of the debt financing if such requested cooperation does not unreasonably interfere with the ongoing operations of Interactive Intelligence and its subsidiaries. Such cooperation will include: (1) furnishing Genesys with certain customary financial and other pertinent information regarding Interactive Intelligence and its subsidiaries as may reasonably be requested by Genesys; (2) assisting with, and participating in, the marketing efforts relating to the debt financing; (3) using commercially reasonable efforts to obtain customary auditor consents and comfort letters from independent accountants; (4) assisting in the preparation of offering documents and other information documents and presentations relating to the debt financing; (5) executing and delivering as of the closing any pledge and security documents or other agreements as may be reasonably requested by Genesys; (6) assisting in the preparation of pro forma financial information by Genesys and Merger Sub to be included in the marketing materials or debt documents; (7) cooperating with the requests from the lenders for due diligence materials as reasonably requested by Genesys; and (8) taking or facilitating all corporate and other organizational actions, subject to the occurrence of closing, reasonably requested by Genesys that are necessary or customary in connection with the debt financing.

        Genesys' and Merger Sub's obligations under the merger agreement, including their obligation to complete the merger, are not conditioned on their receipt of any debt financing.

Employee Matters

        For the period of six months after the effective time, Genesys has agreed to provide or cause to be provided to the continuing employees with (1) base salary or wages that are no less favorable than was provided to such employee immediately before the effective time and (2) all other compensation and benefits (excluding stock based benefits, if any) that, in the aggregate, are no less favorable than those provided to similarly situated employees of Genesys.

        Genesys has also agreed to provide each continuing employee whose employment is terminated during the six-month period following the effective time severance benefits at the same level as the severance benefits that such employee would have been entitled under Interactive Intelligence's benefit plans had such employee's employment been terminated in a severance qualifying termination immediately prior to the effective time of the merger.

        Genesys has also agreed that each continuing employee will receive full credit for his or her years of service with Interactive Intelligence and its subsidiaries before the effective time, to the same extent as such Interactive Intelligence employee was entitled, before the effective time, to credit for such service under any similar Interactive Intelligence benefit plan in which such employee participated or was eligible to participate immediately prior to the effective time.

        In addition, each continuing employee will be immediately eligible to participate in any and all benefit plans of Genesys and its subsidiaries to the extent such plan supersedes a comparable Interactive Intelligence benefit plan in which such Interactive Intelligence employee participated immediately before the effective time. For purposes of each benefit plan of Genesys and its subsidiaries providing medical, dental, pharmaceutical and/or vision benefits to any Interactive Intelligence employee, Genesys will cause all pre-existing condition exclusions and actively-at-work requirements of such new plan to be waived for such employee and will cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the old plans ending on the date such employee's participation in the corresponding new plan begins to be taken into account under such new plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such new plan.

        Each continuing employee who is eligible to receive an annual cash bonus in 2016 will continue to participate in such bonus programs and bonus payments will be paid, subject to the achievement of applicable performance goals, based on the terms and conditions of the current plan. If, after the effective time, a bonus plan participant's employment is terminated other than for "cause," the bonus plan participant will be entitled to receive a prorated portion of any actual earned annual bonus for 2016 based on the number of days in 2016 that the employee was employed by Interactive Intelligence, Genesys or any of their respective subsidiaries, with such bonus to be payable at the same time as bonus payments are made to employees who remain employed through the payment date.

        If requested by Genesys in writing no later than fifteen (15) days prior to the closing date, Interactive Intelligence will adopt resolutions and take all actions that are necessary to terminate its 401(k) Plan, effective as of the day prior to the closing date.

Efforts to Complete the Merger

        Each of Interactive Intelligence, Genesys and Merger Sub agreed in the merger agreement to use all reasonable best efforts to take promptly and to do promptly, and to assist and cooperate with one another in doing, all things necessary, proper or advisable under applicable laws to consummate the merger and the other transactions contemplated by the merger agreement as promptly as practicable.

        Genesys, Merger Sub and Interactive Intelligence agree they will not unilaterally and voluntarily approach CFIUS with respect to the merger or the other transactions contemplated by the merger agreement. If any party receives a request for CFIUS to file a notification with respect to the transaction, the party receiving such request must promptly provide written notice of the requests to all other parties.

        In addition, Genesys, Merger Sub and Interactive Intelligence agreed to take all such further action as may be necessary to avoid or eliminate each and every impediment under any antitrust law, CFIUS (if applicable) or Exon-Florio (if applicable) so as to enable the closing to occur as promptly as practicable (and in any event no later than the end date). If necessary to obtain the requisite approvals and clearances, each of Genesys, Merger Sub and Interactive Intelligence will, including by proposing, negotiating, committing and effecting, by consent decree, hold separate order, or otherwise, (1) sell, divest, license, dispose of or otherwise hold separate any of the businesses, assets or properties of Genesys, Interactive Intelligence, the surviving corporation or any of their respective subsidiaries or affiliates and (2) otherwise take or commit to take actions that after the closing would limit Genesys' freedom of action with respect to, or its ability retain any of the businesses, product lines, or assets of Genesys, Interactive Intelligence, the surviving corporation or any of their respective affiliates. However, Interactive Intelligence and its subsidiaries are not required to agree to any such actions with respect to the assets, businesses or operations of Interactive Intelligence or any of its subsidiaries or affiliates unless the effectiveness of such agreement is conditioned on the closing of the merger.

        Genesys will not be required to, and Interactive Intelligence will not be required to, and without Genesys' written consent, will not take any action, or agree to any condition or limitation contemplated by the merger agreement that would have a material adverse effect on (1) the business, results of operations, EBITDA, or financial condition of Genesys or Interactive Intelligence (in each case measured on a scale relative to Interactive Intelligence) or (2) the benefits or advantages Genesys expects to receive from the merger. Genesys and Interactive Intelligence will cooperate and consult with each other in connection with the making of all regulatory filings, notifications, communications and submissions. Additionally, Genesys and Interactive Intelligence will keep each other apprised of the status of matters relating to the completion of the transactions contemplated by the merger agreement. Genesys and Interactive Intelligence will also permit the other party's counsel a reasonable opportunity to review in advance, and consider in good faith the views of the other party in connection with, any proposed notifications or filings and any written or oral communications or submissions to a governmental entity. Neither party will participate in any substantive meeting or discussion with any governmental entity in connection with the merger unless it consults with the other party in advance and gives the other party the opportunity to attend and participate.

Indemnification and Insurance

        For six years after the effective time, the surviving corporation will maintain in effect the exculpation, indemnification and advancement of expenses provisions of Interactive Intelligence's and its subsidiaries' organizational documents or in any indemnification agreements as in effect immediately prior to the effective time.

        In addition, for six years after the effective time, the surviving corporation will, to the fullest extent permitted under applicable law, indemnify and hold harmless each current and former director, officer, or employee of Interactive Intelligence and its subsidiaries and each person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of or for the benefit of Interactive Intelligence or its subsidiaries against any costs or expenses (including advancing attorneys' fees and expenses in advance of the final disposition of any action to the fullest extent permitted by law), judgments, fines, losses, claims, damages, obligations, costs, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, arising out of, relating to or in connection with any action or omission occurring or alleged to have occurred whether before or after the effective time.

        Genesys also agreed that it will, for a period of six years from the effective time, cause to be maintained in effect the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by Interactive Intelligence and its subsidiaries with respect to matters arising on or before the effective time; provided, however, that after the effective time, Genesys will not be required to pay annual premiums in excess of 300% of the last annual premium paid by Interactive Intelligence prior to the date of the merger agreement in respect of the coverage required to be obtained pursuant hereto, but in such case will purchase as much coverage as reasonably practicable for such amount. In lieu of the foregoing, at Interactive Intelligence's option, Interactive Intelligence may purchase (subject to reasonable consultation with Genesys), prior to the effective time, a six-year prepaid "tail" policy on terms and conditions providing substantially equivalent benefits as the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by Interaction Intelligence and its subsidiaries with respect to matters arising on or before the effective time, covering without limitation the transactions contemplated hereby.

Coordination on Litigation

        The merger agreement requires Interactive Intelligence to promptly notify Genesys of all (1) communications received by Interactive Intelligence, its subsidiaries or any of their affiliates from any governmental entity in connection with the merger or any other transaction contemplated by the merger agreement or from any person alleging that the consent of such person is required in connection with the transactions contemplated by the merger agreement, and (2) actions commenced or threatened against Interactive Intelligence or any of its subsidiaries or affiliates, in each case in connection with, arising from or otherwise relating to the merger or any other transaction contemplated by the merger agreement and thereafter keep Genesys reasonably informed with respect to the status thereof. Interactive Intelligence will (a) give Genesys the opportunity to participate in the defense, settlement or prosecution of any transaction litigation; and (b) consult with Genesys with respect to the defense, settlement and prosecution of any transaction litigation and not settle or compromise any transaction litigation without consent of Genesys.

Other Covenants and Agreements

        The merger agreement also contains additional covenants, including, among others, covenants relating to the filing of this proxy statement, public announcements relating to the merger, elimination of any applicable takeover statutes, exemptions of dispositions of Interactive Intelligence securities in connection with the merger under Rule 16b-3 of the Exchange Act and the delisting and deregistration of Interactive Intelligence common stock.

Conditions to Completion of the Merger

        Each party's obligation to complete the transactions contemplated by the merger agreement is subject to the satisfaction or waiver (to the extent permitted by applicable law) of the following conditions:

  •
  the approval of the merger agreement by the holders of at least a majority of the outstanding shares of Interactive Intelligence common stock entitled to vote on the proposal;

  •
  the absence of any injunction or similar order by any court of competent jurisdiction that prohibits the consummation of the merger that has been entered and continues to be in effect and the absence of any law that has been enacted, entered, promulgated or enforced or deemed applicable by any governmental entity that prohibits or makes illegal the consummation of the merger;

  •
  the expiration or termination of any waiting period under the HSR Act and the receipt of South African antitrust approval; and

  •
  if a CFIUS request has occurred prior to the effective time, the obtaining of CFIUS clearance.

        The obligation of Genesys and Merger Sub to complete the transactions contemplated by the merger agreement is subject to the satisfaction or waiver (to the extent permitted by applicable law) of the following additional conditions:

  •
  the accuracy of the representations and warranties of Interactive Intelligence both at and as of August 30, 2016 and at and as of the closing date (except for any such representations and warranties expressly made as of an earlier date, which representations and warranties must be true and correct only as of that earlier date):

  •
  regarding qualification, organization and subsidiaries, capitalization, corporate authority, the absence of any "material adverse effect" on Interactive Intelligence and its subsidiaries since December 31, 2015, receipt of the fairness opinion of Interactive Intelligence's financial advisor, and the absence of fees to finders or brokers, subject to a "materiality" standard;

  •
  regarding certain representations regarding the capitalization of Interactive Intelligence, subject to a standard that such representations and warranties are accurate in all respects except for de minimus changes; and

  •
  other than the representations and warranties in respect of the matters described in the two bullets above, subject to a "material adverse effect" standard;

  •
  Interactive Intelligence having performed in all material respects all obligations and complied with all covenants required by the merger agreement to be performed or complied with by it prior to the effective time;

  •
  Interactive Intelligence's delivery to Genesys of a certificate, dated as of the closing date and signed by Interactive Intelligence's CEO or another senior officer, certifying that the conditions set forth in the two bullet points above have been satisfied; and

  •
  there having not occurred any material adverse effect with respect to Interactive Intelligence since August 30, 2016.

        The obligation of Interactive Intelligence to complete the transactions contemplated by the merger agreement is subject to the satisfaction or waiver (to the extent permitted by applicable law) of the following additional conditions:

  •
  the accuracy of the representations and warranties of Genesys and Merger Sub both at and as of August 30, 2016 and at and as of the closing date (except for any such representations and warranties expressly made as of an earlier date, which representations and warranties must be true and correct only as of that earlier date), subject to a "parent material adverse effect" standard;

  •
  Genesys and Merger Sub having performed in all material respects all obligations and complied with all covenants required by the merger agreement to be performed or complied with by them prior to the effective time; and

  •
  Genesys' delivery to Interactive Intelligence of a certificate, dated as of the closing date and signed by Genesys' CEO or another senior officer, certifying that the conditions set forth in the two bullet points above have been satisfied.

Termination

        In general, the merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after approval of the proposal to approve the merger agreement by the Interactive Intelligence shareholders, in the following ways:

  •
  by the mutual written consent of Interactive and Genesys.

  •
  by either Interactive Intelligence or Genesys:

  •
  if the effective time has not occurred on or before January 31, 2017, except that if as of such date all closing conditions have been satisfied or waived (other than those conditions that are to be satisfied by action taken at the closing) other than the expiration or termination of the applicable waiting period under the HSR Act or the receipt of certain foreign antitrust approval or CFIUS clearance, then such date will automatically be extended to May 30, 2017 (such date as it may be so extended, the "end date");

  •
  if a court of competent jurisdiction has issued or entered an injunction or similar order that permanently enjoins or otherwise prohibits the consummation of the merger and such injunction or order will have become final and non-appealable; or

  •
  if the affirmative vote of a majority of the outstanding shares of Interactive Intelligence common stock to approve the merger agreement has not been obtained at the special meeting.

  •
  by Genesys:

  •
  if Interactive Intelligence has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the merger agreement, which breach or failure to perform (1) would result in a failure of any of the relevant closing conditions and (2) cannot be cured by the end date or, if curable, is not cured within 30 business days following Genesys' delivery of written notice to Interactive Intelligence; provided that Genesys and Merger Sub are not then in material breach of any representation, warranty, agreement or covenant contained in the merger agreement;

    •
    if at any time prior to the approval of the merger agreement by the Interactive Intelligence shareholders:

    •
    the Interactive Intelligence board of directors has effected a change of recommendation;

    •
    Interactive Intelligence enters into an alternative acquisition agreement;

    •
    the Interactive Intelligence board of directors or any committee thereof approves, endorses or recommends any alternative proposal;

    •
    Interactive Intelligence or the Interactive Intelligence board of directors publicly announces its intention to do any of the foregoing;

    •
    Interactive Intelligence has materially breached or failed to perform in any material respect its obligations under the non-solicitation provision in the merger agreement, described in "—No Solicitation; Alternative Proposals"; or

    •
    a tender or exchange offer relating to Interactive Intelligence's securities is commenced by a person unaffiliated with Genesys, and Interactive Intelligence does not send to its security holders pursuant to Rule 14e-2 promulgated under the Exchange Act, within ten business days after such tender or exchange offer is first published, sent or given, a statement disclosing that the Interactive Intelligence board of directors recommends rejection of such tender or exchange offer.

  •
  by Interactive Intelligence:

  •
  if Genesys or Merger Sub has breached or failed to perform in any material respect any of their representations, warranties, covenants or other agreements contained in the merger agreement, which breach or failure to perform (1) would result in a failure of any of the relevant closing conditions and (2) cannot be cured by the end date or, if curable, is not cured within 30 business days following Interactive Intelligence 's delivery of written notice to Genesys; provided that Interactive Intelligence is not then in material breach of any representation, warranty, agreement or covenant contained in the merger agreement;

  •
  at any time prior to the approval of the merger agreement by the Interactive Intelligence shareholders, if, simultaneously with such termination, Interactive Intelligence enters into a definitive agreement with respect to a superior proposal (see "—Change in Board Recommendation"), provided that the termination fee is paid concurrently with such termination; or

  •
  if (1) the marketing period has ended and Genesys is required to consummate the closing pursuant to the merger agreement, (2) Genesys and Merger Sub fail to consummate the merger within three business days of the first date on which Genesys and Merger Sub are required to consummate the closing, and (3) Interactive Intelligence provides irrevocable written notice to Genesys at least one business day prior to the first date confirming that it stands ready, willing and able to consummate the merger and the other transactions contemplated thereby.

Termination Fees

        Interactive Intelligence will pay Genesys a termination fee in an amount equal to $43 million if the merger agreement is terminated in the following circumstances:

  •
  if the merger agreement is terminated by Interactive Intelligence to enter into a definitive agreement with respect to a superior proposal;

  •
  if the merger agreement is terminated by Genesys:

  •
  if the Interactive Intelligence board of directors or a committee of the Interactive Intelligence board of directors has effected a change of recommendation;

  •
  if Interactive Intelligence enters into an alternative acquisition agreement;

  •
  if the Interactive Intelligence board of directors or any committee thereof approves, endorses or recommends any alternative proposal;

  •
  if Interactive Intelligence or the Interactive Intelligence board of directors publicly announces its intention to do any of the foregoing;

  •
  if Interactive Intelligence has materially breached or failed to perform in any material respect its obligations under the non-solicitation provision in the merger agreement, described in "—No Solicitation; Alternative Proposals"; or

  •
  if a tender or exchange offer relating to Interactive Intelligence's securities is commenced by a person unaffiliated with Genesys, and Interactive Intelligence does not send to its security holders pursuant to Rule 14e-2 promulgated under the Exchange Act, within ten business days after such tender or exchange offer is first published, sent or given, a statement disclosing that the Interactive Intelligence board of directors recommends rejection of such tender or exchange offer; or

  •
  (1) an alternative proposal is publicly proposed or publicly disclosed prior to, and, with respect to a termination under the merger agreement because the Interactive Intelligence shareholders fail to approve the merger agreement, not withdrawn at least two business days prior to, the special meeting, (2) thereafter the merger agreement is validly terminated because the Interactive Intelligence shareholders fail to approve the merger agreement or because Interactive Intelligence has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the merger agreement, which breach or failure to perform (a) would result in a failure of a condition to the obligations of such party to effect the merger and (b) is either not curable by the end date or, if curable, is not cured within 30 business days of written notice of such breach or failure to perform, and (3) concurrently with or within 12 months after such termination, Interactive Intelligence enters into a definitive agreement providing for a transaction described in clause (1) above or completes such a transaction.

        Interactive Intelligence will be entitled to receive a reverse termination fee of $86 million from Genesys if the merger agreement is terminated by Interactive Intelligence (1) because Genesys or Merger Sub has breached their respective representations, warranties, covenants or other agreements in the merger agreement in certain circumstances and have failed to cure such breach within a certain period or (2) because, at the end of the marketing period, Genesys has failed to consummate the merger pursuant to the merger agreement notwithstanding the satisfaction or waiver of the conditions to Genesys' and Merger Sub's obligations to do so and certain notice of such failure from Interactive Intelligence to Genesys.

        In no event will either Interactive Intelligence or Genesys be required to pay the termination fee more than once.

Limitation on Remedies

        If the merger agreement is terminated pursuant to the provisions described in "—Termination," the transactions contemplated by the merger agreement will be abandoned, the merger agreement will become null and void, and there will be no liability or obligation on the part of Interactive Intelligence, Genesys or Merger Sub or their respective subsidiaries or affiliates, except that (1) no such termination will relieve any party of its obligations to pay its respective termination fee if, as and when required by the merger agreement, and (2) the confidentiality agreement, certain provisions of the merger agreement relating to financing cooperation reimbursement and indemnification, confidentiality of information shared by Interactive Intelligence with Genesys and termination of the merger agreement will survive termination. Additionally, termination will not relieve any party from liabilities or damages arising out of fraud by any party or, except in the case of Interactive Intelligence's liability following payment of the termination fee, any intentional and willful breach of any covenant or agreement in the merger agreement.

        If the termination fee is paid, the termination fee will be the sole and exclusive remedy of Genesys and Merger Sub against Interactive Intelligence and its subsidiaries and their respective former, current or future officers, directors, partners, shareholders, managers, members, affiliates and representatives for any losses suffered as a result of the merger agreement, any contract or agreement executed in connection with the merger agreement, any breach of the merger agreement or the failure of the transactions contemplated by the merger agreement to be consummated.

        If the reverse termination fee is paid, the reverse termination fee plus specified reimbursement and indemnification obligations will be the sole and exclusive remedy of Interactive Intelligence against Genesys and Merger Sub and its subsidiaries and their respective former, current or future equityholders, officers, directors, employees, agents, managers, members, affiliates, general and limited partners and representatives for any losses suffered as a result of the merger agreement, any contract or agreement executed in connection with the merger agreement, any breach of the merger agreement or the failure of the transactions contemplated by the merger agreement to be consummated.

Expenses

        In general, all costs and expenses incurred in connection with the merger and the merger agreement will be paid by the party incurring or required to incur such expense, except that all filing fees paid in respect of filings under the HSR Act or any other regulatory filing will be borne by Genesys.

Amendment and Modification

        At any time prior to the effective time, any provision of the merger agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Interactive Intelligence, Genesys and Merger Sub, or in the case of a waiver, by the party against whom the waiver is to be effective. Notwithstanding the foregoing, after receipt of the vote of Interactive Intelligence shareholders to approve the merger agreement, if any such amendment or waiver would require further approval of Interactive Intelligence shareholders under applicable law or the rules and regulations of Nasdaq, then the effectiveness of such amendment or waiver will be subject to the approval of Interactive Intelligence shareholders.

Governing Law

        The merger agreement will be governed by and construed in accordance with the laws of the State of Delaware; provided, however, that the merger (and the fiduciary duties of Interactive Intelligence's directors and officers in connection with the merger and the merger agreement in general) shall be exclusively governed by and construed in accordance with the laws of the State of Indiana.

Specific Enforcement

        Genesys, Merger Sub and Interactive Intelligence are entitled to a decree or order of specific performance enforcing covenants and obligations contained in the merger agreement or injunctions to prevent breaches or threatened breaches of the merger agreement in addition to any other remedy to which they are entitled at law or in equity, subject to certain limitations described in the merger agreement. Interactive Intelligence is entitled to obtain an injunction, specific performance or other equitable relief to cause Genesys and/or Merger Sub to consummate the transactions contemplated by the merger agreement if (1) all conditions to Genesys' and Merger Sub's obligations to consummate the merger (other than conditions to be satisfied at the closing, each of which is capable of being satisfied at that time) have been satisfied at the time when the closing was contemplated to occur under the merger agreement; (2) the debt financing provided for by the debt commitment letter has been funded or will be funded at the closing; (3) Genesys and Merger Sub have failed to consummate the merger by the time the closing was required to occur pursuant to the merger agreement; and (4) Interactive Intelligence has irrevocably confirmed that it is ready, willing and able to consummate the closing and all conditions to its obligation to close the merger (other than those conditions that by their terms are to be satisfied at the closing, each of which is capable of being satisfied at the closing) or that it is willing to waive any unsatisfied conditions, and if specific performance is granted and the debt financing is funded, the closing will occur.

THE VOTING AGREEMENT

        The following is a summary of the material terms of the voting agreement. This summary is qualified in its entirety by reference to the complete text of the voting agreement, a copy of which is attached to this proxy statement as Annex B and is incorporated into this proxy statement by reference. We urge you to read carefully the full text of the voting agreement.

        Concurrently with the execution and delivery of the merger agreement, Genesys entered into a voting agreement with Donald E. Brown, M.D., our Chairman of the Board, Chief Executive Officer and President, pursuant to which Dr. Brown has agreed that from August 30, 2016 until the earlier of (1) the time the Interactive Intelligence shareholders approve the merger agreement and (2) the termination of the voting agreement in accordance with its terms (which we refer to as the "voting period"), at any meeting of the holders of Interactive Intelligence common stock at which the approval and adoption of the merger agreement and the transactions contemplated thereby are to be voted upon, however called, or any adjournment or postponement thereof, he will vote (or cause to be voted) all of his shares of Interactive Intelligence common stock owned at such time:

  •
  in favor of the approval of the merger agreement and the transactions contemplated thereby, including the merger; and

  •
  against the following actions:

  •
  any other proposal or offer to acquire Interactive Intelligence that constitutes an "alternative proposal" as defined in the merger agreement;

  •
  any extraordinary dividend or distribution by Interactive Intelligence;

  •
  any material change in the capital structure of Interactive Intelligence or any of its subsidiaries;

  •
  any merger agreement or merger (other than the merger agreement with Genesys and the related merger), consolidation, combination, material business transaction, sale of assets, reorganization, recapitalization, dissolution, liquidation or winding up of Interactive Intelligence, or any other action or transaction involving Interactive Intelligence; and

  •
  any amendment of Interactive Intelligence' articles of incorporation or bylaws that would reasonably be expected to impair the ability of Genesys or Merger Sub to complete the merger,

    that, in the case of the preceding three bullet points, would or would reasonably be expected to prevent, impede or delay the consummation of the merger.

Notwithstanding the above, Dr. Brown is not required to vote (or cause to be voted) any shares to amend the merger agreement or to take any action that could result in the amendment or modification, or a waiver of a provision therein, in a manner that decreases the amount or changes the form of the merger consideration, imposes any material restrictions on or additional conditions on the payment of the merger consideration or extends the "end date" under the merger agreement.

        In addition, under the voting agreement, Dr. Brown has irrevocably appointed Genesys and any designee of Genesys as his proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote his shares of Interactive Intelligence common stock at any annual or special meeting of shareholders at which the Interactive Intelligence shareholders are being asked to consider, among other things, the approval of the merger agreement and the transactions contemplated thereby, including the merger, or any other proposal or offer to acquire Interactive Intelligence during the voting period. For shares of Interactive Intelligence common stock as to which he is the beneficial but not the record owner, he has agreed to use his reasonable best efforts to cause any record owner of such shares to grant to Genesys a proxy to the same effect as described above.

        Except as described above, pursuant to the terms of the voting agreement, Dr. Brown is not restricted from voting in favor of, against or abstaining with respect to any matter presented to our shareholders.

        Pursuant to the voting agreement, Dr. Brown has agreed that during the voting period, he will not, directly or indirectly:

  •
  sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option, or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, or limitation on the voting rights of, any of his shares;

  •
  grant any proxies or powers of attorney with respect to his shares, deposit any shares into a voting trust or enter into a voting agreement with respect to any shares, in each case with respect to any vote on the approval and adoption of the merger agreement or other matters set forth above, or make any public statements that are inconsistent with his support of the merger agreement and the transactions contemplated thereby or publicly propose to do any of the foregoing; or

  •
  commit or agree to take any of the foregoing actions.

        If any involuntary transfer of his shares occurs, the transferee must, to the extent permitted by applicable law, take and hold such shares subject to the restrictions, liabilities and rights under the voting agreement.

        Additionally, under the terms of the voting agreement Dr. Brown will not, nor will he authorize or permit any of his investment bankers, attorneys or other advisors or representatives to act on his behalf to, directly or indirectly:

  •
  solicit, initiate, knowingly facilitate, cooperate with or knowingly encourage any inquiry with respect to, or the making, submission or announcement of, any offer that constitutes, or could reasonably be expected to constitute, an alternative proposal;

  •
  participate in any negotiations or engage in discussions regarding an alternative proposal with, or furnish any nonpublic information regarding an alternative proposal to, any person that has made, or to his knowledge is considering making, an alternative proposal; or

  •
  enter into a letter of intent, agreement, contract or agreement in principle regarding an alternative proposal;

provided, however, that the foregoing does not restrict Dr. Brown from taking any action to the extent Interactive Intelligence is permitted to take such action under the merger agreement. Also, the voting agreement will not limit or otherwise affect the actions taken by Dr. Brown in his capacity as a director or officer of Interactive Intelligence or prohibit, limit or otherwise restrict him from exercising his fiduciary duties as a director or officer of Interactive Intelligence or its subsidiaries.

        The voting agreement automatically terminates upon the earliest of (1) the effective time of the merger, (2) the termination of the merger agreement in accordance with its terms, (3) the making of any change, by amendment, waiver or other modification to any provision of the merger agreement, that decreases the amount or changes the form of the merger consideration, imposes any material restrictions on or additional conditions on the payment of the merger consideration or extends the "end date" under the merger agreement, and (4) the end date. See the voting agreement attached as Annex B to this proxy statement.

        The voting agreement also applies to any shares of Interactive Intelligence common stock that become beneficially owned by Dr. Brown after August 30, 2016, whether upon the exercise of options, conversion of convertible securities or otherwise. The shares of Interactive Intelligence common stock owned by Dr. Brown, and therefore subject to the voting agreement, represent approximately [            ]% of the shares of Interactive Intelligence common stock issued and outstanding on the record date.

        Dr. Brown did not receive any compensation for entering into the voting agreement.

 ADVISORY (NON-BINDING) VOTE ON NAMED EXECUTIVE OFFICER MERGER-RELATED COMPENSATION
(PROPOSAL 2)

        As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, Interactive Intelligence is providing its shareholders with a separate advisory (non-binding) vote to approve certain compensation that may be paid or become payable to Interactive Intelligence's named executive officers in connection with the merger, as described in the table set forth in "The Merger (Proposal 1)—Interests of Interactive Intelligence's Directors and Executive Officers in the Merger—Quantification of Payments and Benefits to Interactive Intelligence's Executive Officers," including the footnotes to the table and related narrative discussion.

        The Interactive Intelligence board of directors unanimously recommends that the shareholders of Interactive Intelligence approve the following resolution:

    "RESOLVED, that the compensation that may be paid or become payable to Interactive Intelligence's named executive officers in connection with the merger, and the agreement or understandings pursuant to which such compensation may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in the table in "The Merger (Proposal 1)—Interests of Interactive Intelligence's Directors and Executive Officers in the Merger—Quantification of Payments and Benefits to Interactive Intelligence's Executive Officers," including the footnotes to the table and the related narrative discussion, is hereby APPROVED."

        The vote on the named executive officer merger-related compensation proposal is a vote separate and apart from the vote on the proposal to approve the merger agreement. Accordingly, you may vote to approve the merger agreement and vote not to approve the named executive officer merger-related compensation proposal and vice versa. Because the vote on the named executive officer merger-related compensation proposal is advisory only, it will not be binding on either Interactive Intelligence or Genesys. Accordingly, if the merger agreement is approved and the merger is completed, the merger-related compensation will be paid to Interactive Intelligence's named executive officers in accordance with the terms of their compensation agreements and arrangements, regardless of the outcome of this non-binding, advisory vote of Interactive Intelligence shareholders.

        The above resolution approving the merger-related compensation of Interactive Intelligence's named executive officers on an advisory basis requires that more shares are voted "FOR" the proposal than "AGAINST."

        The Interactive Intelligence board of directors unanimously recommends that the shareholders of Interactive Intelligence vote "FOR" the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to Interactive Intelligence's named executive officer in connection with the merger.

 VOTE ON ADJOURNMENT (PROPOSAL 3)

        Interactive Intelligence shareholders are being asked to approve a proposal that will give the Interactive Intelligence board of directors authority to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to approve the merger agreement or in the absence of a quorum. If this adjournment proposal is approved, the special meeting could be adjourned by the Interactive Intelligence board of directors to any date. In addition, the Interactive Intelligence board of directors could postpone the special meeting before it commences. If the special meeting is adjourned for the purpose of soliciting additional proxies, shareholders who have already submitted their proxies will be able to revoke them at any time before the final vote.

        Interactive Intelligence does not anticipate calling a vote on this proposal if a quorum is present and the proposal to approve the merger agreement is approved by at least a majority of the shares of Interactive Intelligence common stock outstanding as of the record date and entitled to vote on the proposal.

        The vote on the adjournment proposal is a vote separate and apart from the vote on the proposal to approve the merger agreement. Accordingly, you may vote to approve the proposal to approve the merger agreement and vote not to approve the adjournment proposal and vice versa.

        Approval of the adjournment proposal requires that more shares are voted "FOR" the proposal than "AGAINST."

        The Interactive Intelligence board of directors unanimously recommends that the shareholders of Interactive Intelligence vote "FOR" the adjournment proposal, if a vote on such proposal is called.

 MARKET PRICE OF INTERACTIVE INTELLIGENCE COMMON STOCK

        Interactive Intelligence common stock is traded on Nasdaq under the symbol "ININ."

        The following table sets forth during the periods indicated the high and low sales prices of Interactive Intelligence common stock as reported on Nasdaq for the periods indicated:

	Market Price
	High		Low
Fiscal 2014
First Quarter		$81.59		$65.19
Second Quarter		$75.33		$45.86
Third Quarter		$56.64		$40.35
Fourth Quarter		$55.65		$35.87
Fiscal 2015
First Quarter		$48.48		$39.09
Second Quarter		$50.39		$40.50
Third Quarter		$46.20		$28.64
Fourth Quarter		$35.97		$28.70
Fiscal 2016
First Quarter		$36.91		$21.42
Second Quarter		$46.36		$32.94
Third Quarter (through [ ], 2016)	$	[ ]	$	[ ]

        The closing price of Interactive Intelligence common stock on August 30, 2016, which was the last trading day before the merger was publicly announced, was $56.67 per share. The closing price of Interactive Intelligence common stock as of July 28, 2016, which was the trading day before a Reuters news report was released indicating that Interactive Intelligence was exploring strategic alternatives, was $44.49 per share. On [                    ], 2016 the most recent practicable date before the date of this proxy statement, the closing price for Interactive Intelligence common stock was $[            ] per share. YOU ARE ENCOURAGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR OUR INTERACTIVE INTELLIGENCE COMMON STOCK IN CONNECTION WITH VOTING YOUR SHARES OF INTERACTIVE INTELLIGENCE COMMON STOCK.

        Interactive Intelligence has never declared or paid cash dividends on its common stock and intends to retain future earnings, if any, to finance and expand its operations and repay its outstanding debt.

        If the merger is consummated, the Interactive Intelligence common stock will be delisted from Nasdaq, there will be no further public market for shares of the Interactive Intelligence common stock and each share of Interactive Intelligence common stock will be converted into the right to receive $60.50 in cash, without interest, less any required withholding taxes.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table provides information with respect to the beneficial ownership of Interactive Intelligence common stock as of September 1, 2016 by (1) each shareholder known to us to be the beneficial owner of more than 5% of the outstanding Interactive Intelligence common stock, (2) each of Interactive Intelligence's directors and nominees for director, (3) each of Interactive Intelligence's named executive officers, and (4) all of Interactive Intelligence's current executive officers and directors as a group.

        We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes to the tables below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of Interactive Intelligence common stock that they beneficially own. Unless otherwise noted, the address of each beneficial owner listed on the tables below is c/o Interactive Intelligence Group, Inc., 7601 Interactive Way, Indianapolis, Indiana 46278.

        This table is based upon information supplied by Interactive Intelligence's officers, directors and the Schedules 13D and 13G that have been filed with the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days of September 1, 2016 through the exercise of any stock option and the vesting of RSUs. The inclusion of such shares, however, does not constitute an admission that the named shareholder is a direct or indirect beneficial owner of, or receives the economic benefit from, such shares and we did not deem these shares outstanding for the purpose of computing the percentage ownership of any other person. Applicable percentages are based on 22,268,267 shares of Interactive Intelligence common stock outstanding as of September 1, 2016.

5% or Greater Beneficial Owners:

Name and Address of Beneficial Owner**	Amount and Nature of Beneficial Ownership	Percent of Class
Bares Capital Management, Inc. Brian Bares 12600 Hill Country Blvd, Suite R-230 Austin, TX 78738(1)	3,206,003	14.4%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202(2)	1,712,984	7.7%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055(3)	1,673,485	7.5%
RBC Global Asset Management (U.S.) Inc. 50 South Sixth Street, Suite 2350 Minneapolis, MN 55402(4)	1,588,059	7.1%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355(5)	1,329,096	6.0%
FMR LLC 245 Summer Street Boston, MA 02210(6)	1,280,639	5.8%
Brown Advisory Incorporated 901 South Bond Street, Suite 400 Baltimore, MD 21231(7)	1,118,625	5.0%
Whale Rock Capital Management LLC Alexander Sacerdote Two International Place, 24th Floor Boston, MA 02110(8)	1,107,803	5.0%

Officer and Director Stock Ownership:

Name of Beneficial Owner	Shares(9)		Options(10)	RSUs(11)	Total Beneficial Ownership	Percent of Class
Directors
Mitchell E. Daniels, Jr.	6,049		—	—	6,049	*
Edward L. Hamburg, Ph.D.	40,279		32,000	—	72,279	*
Michael C. Heim	22,892		32,000	—	54,892	*
Mark E. Hill	141,064		32,000	—	173,064	*
Richard A. Reck	89,007		16,000	—	105,007	*
Named Executive Officers
Donald E. Brown, M.D.**	3,827,449	(12)	147,500	—	3,974,949	17.7%
Ashley A. Vukovits	5,112	(13)	18,126	—	23,238	*
Gary R. Blough	241,465	(14)	83,750	—	325,215	1.5%
Thomas J. Fisher	8,114	(15)	21,250	—	29,364	*
Paul F. Weber	31,418	(16)	66,875	—	98,293	*
Stephen R. Head(17)	68,609		92,647	—	161,256	*
Current Directors and Executive Officers as a Group
All Current Directors and Executive Officers as a Group (12 persons)	4,421,483		483,876	—	4,905,359	21.6%

*
Indicates ownership of less than one percent of the outstanding shares of Interactive Intelligence common stock.

**
As discussed above, Dr. Brown is Interactive Intelligence's Chairman of the Board, President and Chief Executive Officer and a beneficial owner of more than 5% of the outstanding Interactive Intelligence common stock. Therefore, information pertaining to his beneficial ownership of Interactive Intelligence common stock is presented once as a named executive officer.

(1)
Information based solely on a Schedule 13G/A filed by such shareholder with the SEC on February 16, 2016, indicating beneficial ownership as of December 31, 2015. Bares Capital Management, Inc. ("Bares Capital") is an investment advisor and shares the power to vote or to direct the vote of, and to dispose or direct the disposition of, 3,168,416 shares. Bares Capital reported that Brian Bares, the President of Bares Capital, has the sole power to vote or direct the vote of, and to dispose or direct the disposition of, 37,587 shares and shares the power to vote or to direct the vote of, and to dispose or direct the disposition of, 3,168,416 shares.

(2)
Information based solely on a Schedule 13G/A filed by such shareholder with the SEC on February 11, 2016, indicating beneficial ownership as of December 31, 2015. The shareholder is an investment advisor and possesses sole power to vote or direct the vote of 280,040 shares and sole power to dispose or direct the disposition of 1,712,984 shares.

(3)
Information based solely on a Schedule 13G/A filed by such shareholder with the SEC on January 26, 2016, indicating beneficial ownership as of December 31, 2015. The shareholder is a parent holding company or control person and possesses sole power to vote or direct the vote of 1,635,665 shares and the sole power to dispose or direct the disposition of 1,673,485 shares. The beneficial owner reported that the following of its subsidiaries acquired shares: BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock Advisors, LLC, BlackRock Investment Management, LLC, BlackRock Asset Management Ireland Limited, BlackRock Investment Management (UK) Ltd and BlackRock Asset Management Schweiz AG, and reported that Blackrock Fund Advisors beneficially owns 5% or greater of the outstanding shares of Interactive Intelligence common stock.

(4)
Information based solely on a Schedule 13G/A filed by such shareholder with the SEC on February 10, 2016, indicating beneficial ownership as of December 31, 2015. The shareholder is an investment adviser and shares the power to vote or direct the vote of 1,318,694 shares and shares the power to dispose or direct the disposition of 1,588,059 shares.

(5)
Information based solely on a Schedule 13G/A filed by such shareholder with the SEC on February 10, 2016, indicating beneficial ownership as of December 31, 2015. The shareholder is an investment advisor and possesses sole power to vote or direct the vote of 38,170 shares, shares the power to vote or direct the vote of 2,300 shares, has the sole power to dispose or direct the disposition of 1,289,926 shares and shares the power to dispose or direct the disposition of 39,170 shares.

(6)
Information based solely on a Schedule 13G/A filed by such shareholder with the SEC on February 12, 2016, indicating beneficial ownership as of December 31, 2015. The shareholder is a parent holding company and possesses sole power to vote or direct the vote of 5,052 shares and sole power to dispose or direct the disposition of 1,280,639 shares. The shareholder reported that Abigail P. Johnson, a Director, the Vice Chairman, the Chief Executive Officer and the President of such shareholder, has the sole power to dispose or direct the disposition of 1,280,639 shares.

(7)
Information based solely on a Schedule 13G/A filed by such shareholder with the SEC on February 9, 2016, indicating beneficial ownership as of December 31, 2015. The shareholder is a parent holding company or control person and possesses sole power to vote or direct the vote of 826,044 shares, and shares the power to dispose or direct the disposition of 1,118,625 shares. The beneficial owner reported that the following of its subsidiaries also beneficially own shares: Brown Advisory, LLC, an investment advisor, which has the sole power to vote or direct the vote of 795,941 shares, and shares the power to dispose or direct the disposition of 1,088,522 shares, and Brown Investment Advisory & Trust Company, a bank, which has the sole power to vote or direct the vote of, and shares the power to dispose or direct the disposition of, 30,103 shares.

(8)
Information based solely on the Schedule 13G filed by such shareholder with the SEC on May 19, 2016, indicating beneficial ownership as of May 9, 2016. Whale Rock Capital Management LLC ("Whale Rock") serves as general partner and investment manager for certain investment limited partnerships that have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, shares of Interactive Intelligence common stock. Whale Rock, as those investment limited partnerships' general partner and investment manager, and Alexander Sacerdote, as managing member and owner of Whale Rock, may be deemed to beneficially own such shares.

(9)
Represents the number of shares beneficially owned, excluding shares which may be acquired through the exercise of stock options or the vesting of RSUs.

(10)
Represents shares which may be acquired through the exercise of stock options as of September 1, 2016 or within 60 days after that date.

(11)
Represents RSUs that will vest within 60 days after September 1, 2016.

(12)
Includes 500,000 shares held in grantor retained annuity trusts and 180 shares held in the 401(k) Plan.

(13)
Includes 1,329 shares held in the ESPP and 137 shares held in the 401(k) Plan.

(14)
Includes 180 shares held in the 401(k) Plan.

(15)
Includes 137 shares held in the 401(k) Plan.

(16)
Includes 180 shares held in the 401(k) Plan.

(17)
Represents holdings as of Mr. Head's retirement date of August 15, 2015.

 NO DISSENTERS' RIGHTS

        Under Chapter 44 of the IBCL, holders of shares that are entitled to vote on a merger or similar transaction and that are traded on Nasdaq do not have the right to dissent and seek payment of the "fair value" of those shares involved in a merger. Interactive Intelligence common stock is traded on Nasdaq and, accordingly, holders of shares of Interactive Intelligence common stock will not be entitled to exercise dissenters' rights in connection with the merger.

 FUTURE SHAREHOLDER PROPOSALS

        Depending on if and when the merger is completed, we may not hold an annual meeting of shareholders in 2017. If the merger is completed, we will not hold an annual meeting of shareholders in 2018. If the merger is not completed, you will continue to be entitled to attend and participate in our annual meetings of shareholders. If any such annual meeting is held, shareholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for such annual meeting of shareholders in accordance with Rule 14a-8 under the Exchange Act and our bylaws.

        If we hold an annual meeting of shareholders in 2017, all shareholder proposals intended for inclusion in our 2017 proxy materials for presentation at such annual meeting of shareholders must be received by us (to the attention of our Secretary) at our world headquarters no later than December 9, 2016. In addition, our bylaws, as currently in effect, established procedures for shareholder nominations for election of directors and bringing business before our annual meeting of shareholders. Among other requirements, to bring business before our 2017 Annual Meeting of Shareholders or to nominate a person for election as a director, a shareholder must give written notice to our Secretary no less than 90 days or more than 120 days prior to May 18, 2017. However, in the event our 2017 Annual Meeting of Shareholders is advanced by more than 30 days or delayed by more than 60 days from May 18, 2017, the written notice must be delivered no earlier than 120 days prior to such annual meeting and no later than the close of business on the later of 90 days prior to such annual meeting or 10 days following the day on which public announcement of the date of such meeting is first made. The notice must contain certain information concerning the proposed business or the nominee and the shareholder making the proposal. Any shareholder interested in making a nomination or proposal should request a copy of the applicable bylaw provisions, as currently in effect, from our Secretary.

 WHERE YOU CAN FIND ADDITIONAL INFORMATION

        Interactive Intelligence files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC at the following location of the SEC:

Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549

        Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference room. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at its address above, at prescribed rates. Interactive Intelligence's public filings are also available to the public from document retrieval services and the internet website maintained by the SEC at www.sec.gov.

        Interactive Intelligence will make available a copy of its public reports, without charge, on its website at http://investors.inin.com/sec.cfm as soon as reasonably practicable after Interactive Intelligence files the reports electronically with the SEC. In addition, you may obtain a copy of the reports, without charge, by contacting Interactive Intelligence at the following address and phone number: Interactive Intelligence Group, Inc., 7601 Interactive Way, Indianapolis, Indiana 46278, Attn: Secretary, (317) 872-3000. Each such request must set forth a good faith representation that, as of the record date, the person making the request was a beneficial owner of Interactive Intelligence common stock entitled to vote at the special meeting. In order to ensure timely delivery of such documents before the special meeting, any such request should be made promptly to Interactive Intelligence.

        The SEC allows us to "incorporate by reference" into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. Information in documents that is deemed, in accordance with SEC rules, to be furnished and not filed will not be deemed to be incorporated by reference into this proxy statement. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement, and before the date of the special meeting:

  •
  Interactive Intelligence's Annual Report on Form 10-K for the fiscal year ended December 31, 2015;

  •
  Interactive Intelligence's Quarterly Reports on Forms 10-Q for the fiscal quarters ended March 31, 2016 and June 30, 2016;

  •
  Interactive Intelligence's Definitive Proxy Statement for the 2016 Annual Meeting; and

  •
  Interactive Intelligence's Current Reports on Form 8-K, to the extent filed and not furnished with the SEC on February 10, 2016, April 29, 2016, May 20, 2016, August 31, 2016 (both Current Reports on Form 8-K filed on such date), and [        ].

MISCELLANEOUS

        Interactive Intelligence has supplied all information relating to Interactive Intelligence, and Genesys has supplied, and Interactive Intelligence has not independently verified, all of the information relating to Genesys, Merger Sub and the debt financing sources contained in "Summary—The Companies," "Summary—Financing of the Merger," "The Companies" and "The Merger (Proposal 1)—Financing of the Merger."

        You should not send in your Interactive Intelligence stock certificates until you receive transmittal materials after the merger is completed.

        THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US OR ANY OTHER PERSON. THIS PROXY STATEMENT IS DATED [        ], 2016. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS DOES NOT AND WILL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

GENESYS TELECOMMUNICATIONS LABORATORIES, INC.,

GIANT MERGER SUB INC.,

INTERACTIVE INTELLIGENCE GROUP, INC.,

and, solely for the purpose of Section 5.16 hereof,

GREENEDEN LUX 3 S.ÀR.L.,

GREENEDEN U.S. HOLDINGS I, LLC

and

GREENEDEN U.S. HOLDINGS II, LLC

Dated as of August 30, 2016

A-i

A-ii

A-iii

        AGREEMENT AND PLAN OF MERGER, dated as of August 30, 2016 (this "Agreement"), among Genesys Telecommunications Laboratories, Inc., a California corporation ("Parent"), Giant Merger Sub Inc., an Indiana corporation and a direct, wholly owned subsidiary of Parent ("Merger Sub"), Interactive Intelligence Group, Inc., an Indiana corporation (the "Company"), and, solely for the purposes of Section 5.16, Greeneden Lux 3 S.àR.L., a societe a responsabilite limitee under the laws of Luxembourg ("Luxco 3"), Greeneden U.S. Holdings I, LLC, a Delaware limited liability company ("LLC 1"), and Greeneden U.S. Holdings II, LLC, a Delaware limited liability company ("LLC 2", together with Parent, Luxco 3 and LLC 1, the "Parent Parties").

RECITALS

        WHEREAS, Parent desires to acquire the Company on the terms and subject to the conditions set forth in this Agreement;

        WHEREAS, in furtherance of such acquisition of the Company by Parent, and on the terms and subject to the conditions set forth in this Agreement and in accordance with the Indiana Business Corporation Law, as amended (the "IBCL"), Merger Sub shall be merged with and into the Company (the "Merger"), with the Company surviving the Merger as a wholly owned subsidiary of Parent;

        WHEREAS, the Board of Directors of the Company has unanimously (a) determined that it is fair to and in the best interests of the Company and its shareholders, and declared it advisable, to enter into this Agreement and to consummate the transactions contemplated hereby, including the Merger, (b) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, and (c) resolved to recommend adoption of this Agreement by the shareholders of the Company;

        WHEREAS, the Boards of Directors of Parent and Merger Sub have approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, and declared it advisable for Parent and Merger Sub, respectively, to enter into this Agreement;

        WHEREAS, Parent, as the sole shareholder of Merger Sub, has adopted this Agreement;

        WHEREAS, concurrently with the execution and delivery of this Agreement, Parent and Donald E. Brown, M.D., will enter into a voting and support agreement (the "Voting Agreement"), the form of which is attached as Annex I; and

        WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements specified herein in connection with this Agreement.

        NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, Parent, Merger Sub and the Company agree as follows:

ARTICLE 1

THE MERGER

        Section 1.1    The Merger.    On the terms and subject to the conditions set forth in this Agreement, and in accordance with the IBCL, at the Effective Time, Merger Sub shall merge with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue its corporate existence under Indiana law as the surviving corporation in the Merger (the "Surviving Corporation") and a direct, wholly owned Subsidiary of Parent.

        Section 1.2    Closing.    The closing of the Merger (the "Closing") shall take place (a) at the offices of Faegre Baker Daniels LLP, 600 East 96th Street, Suite 600, Indianapolis, Indiana 46240, at 10:00 a.m., local time, on the third (3rd) Business Day after the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) or (b) at such other place, time and date as the Company and Parent may agree in writing; provided that, notwithstanding the satisfaction or waiver of the conditions set forth in Article 6, the parties shall not be required to effect the Closing until the earlier of (i) a date during the Marketing Period specified by Parent on no less than three (3) Business Days' prior written notice to the Company and (ii) the third (3rd) Business Day following the final day of the Marketing Period (subject, in each case, to the satisfaction or waiver in writing of all of the conditions set forth in Article 6 as of the date determined pursuant to this Section 1.2). The date on which the Closing actually occurs is referred to as the "Closing Date."

        Section 1.3    Effective Time.    Subject to the provisions of this Agreement, at the Closing and on the Closing Date, the Company shall cause articles of merger (the "Articles of Merger") to be executed, acknowledged and filed with the Secretary of State of the State of Indiana in accordance with IBCL 23-1-40-5. The Merger shall become effective at such time as the Articles of Merger have been duly filed with the Secretary of State of the State of Indiana or at such later date or time as may be agreed by the Company and Merger Sub and specified in the Articles of Merger in accordance with IBCL 23-1-40-5 (the effective time of the Merger being hereinafter referred to as the "Effective Time").

        Section 1.4    Effects of the Merger.    The Merger shall have the effects set forth in this Agreement and the applicable provisions of the IBCL.

        Section 1.5    Organizational Documents of the Surviving Corporation.    Subject to Section 5.9, at the Effective Time: (a) the articles of incorporation of the Company as in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation until thereafter amended in accordance with the IBCL and such articles of incorporation; and (b) the bylaws of Merger Sub as in effect immediately prior to the Effective Time (but amended so that the name of the Surviving Corporation shall be "Interactive Intelligence Group, Inc."), as so amended, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with the IBCL and such bylaws.

        Section 1.6    Directors of the Surviving Corporation.    Subject to applicable Law, the directors of Merger Sub as of immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, incapacitation, retirement, resignation or removal.

        Section 1.7    Officers of the Surviving Corporation.    The officers of the Company as of immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, incapacitation, retirement, resignation or removal.

ARTICLE 2

CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

        Section 2.1    Effect on Capital Stock.

        (a)   At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Merger Sub or the holders of any securities of the Company or Merger Sub:

          (i)    Conversion of Common Stock.    Each share of common stock, par value $0.01 per share, of the Company (collectively, the "Common Stock," and each, a "Share" and together, the "Shares") that is outstanding as of immediately prior to the Effective Time, other than Cancelled Shares and Converted Shares, shall be converted automatically into and shall thereafter represent the right to receive $60.50 in cash (the "Merger Consideration"). All Shares that have been converted into the right to receive the Merger Consideration as provided in this Section 2.1 shall be automatically cancelled and shall cease to exist, and the holders of Book-Entry Shares or Certificates that immediately prior to the Effective Time represented such Shares shall cease to have any rights with respect to such Shares other than the right to receive the Merger Consideration and the right to receive any then declared and unpaid dividend or other distribution with respect to such Shares having a record date before the Effective Time (in each case, less any applicable withholding Taxes) in accordance with this Article 2.

          (ii)    Company-, Parent- and Merger Sub-Owned Shares.    Each Share of Common Stock that is owned directly by the Company, Parent or Merger Sub as of immediately prior to the Effective Time (the "Cancelled Shares") shall be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange for such cancellation and retirement. Each Share of Common Stock that is owned directly by any Subsidiary of the Company, any Subsidiary of Parent (other than Merger Sub) or any Subsidiary of Merger Sub (the "Converted Shares") as of immediately prior to the Effective Time shall be converted into such number of shares of common stock of the Surviving Corporation so as to maintain relative ownership percentages. No Merger Consideration shall be paid in respect of Cancelled Shares or Converted Shares.

          (iii)    Conversion of Merger Sub Common Stock.    Each share of common stock, par value $0.01 per share, of Merger Sub outstanding as of immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, all certificates representing the common stock of Merger Sub shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

        (b)    Certain Adjustments.    If, between the date of this Agreement and the Effective Time, the outstanding Shares of Common Stock of the Company shall have been changed into a different number of shares or a different class of shares by reason of any stock dividend, subdivision, reorganization, reclassification, recapitalization, stock split, reverse stock split, combination or exchange of shares, the Merger Consideration shall be equitably adjusted, without duplication, to proportionally reflect such change.

        Section 2.2    Exchange of Certificates.

          (a)    Paying Agent.    Prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with a U.S. bank or trust company that shall be appointed to act as a paying agent hereunder and reasonably approved in advance by the Company (the "Paying Agent"), in trust for the benefit of holders of the Shares, cash in U.S. dollars sufficient to pay the aggregate Merger Consideration in exchange for all of the Shares outstanding as of immediately prior to the Effective Time (other than the Cancelled Shares and the Converted Shares), payable upon due surrender of the certificates that immediately prior to the Effective Time represented Shares ("Certificates") (or effective affidavits of loss in lieu thereof) or non-certificated Shares represented by book-entry ("Book-Entry Shares") pursuant to the provisions of this Article 2 (such cash being hereinafter referred to as the "Exchange Fund").

          (b)    Payment Procedures.

              (i)  As soon as reasonably practicable after the Effective Time and in any event not later than the second Business Day following the Closing Date, Parent shall cause the Paying Agent to mail to each holder of record of Shares whose Shares were converted into the right to receive the Merger Consideration pursuant to Section 2.1, (A) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon delivery of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares to the Paying Agent and shall be in such form and have such other provisions as is customary), and (B) instructions for use in effecting the surrender of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares in exchange for the Merger Consideration.

             (ii)  Upon surrender of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares to the Paying Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may customarily be required by the Paying Agent, the holder of such Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares shall be entitled to receive in exchange therefor an amount in cash equal to the product of (x) the number of Shares represented by such holder's properly surrendered Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares and (y) the Merger Consideration (less any applicable withholding Taxes). No interest shall be paid or accrued on any amount payable upon due surrender of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares.

            (iii)  The Paying Agent, the Company, Parent and Merger Sub, as applicable, shall be entitled to deduct and withhold from any amounts otherwise payable under this Agreement such amounts as are required to be withheld or deducted under the Internal Revenue Code of 1986, as amended (the "Code"), or under any provision of state, local or foreign Tax Law with respect to the making of such payment. To the extent that amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was properly made.

          (c)    Closing of Transfer Books.    At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding as of immediately prior to the Effective Time.

          (d)    Termination of Exchange Fund.    Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains undistributed to the former holders of Shares on the first anniversary of the Effective Time shall thereafter be delivered to the Surviving Corporation upon demand, and any former holders of Shares who have not surrendered their Shares in accordance with this Article 2 shall thereafter look only to the Surviving Corporation for payment of their claim for the Merger Consideration, without any interest thereon, upon due surrender of Certificates for their Shares (or effective affidavits of loss in lieu thereof).

          (e)    No Liability.    Anything herein to the contrary notwithstanding, none of the Company, Parent, Merger Sub, the Surviving Corporation, the Paying Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

          (f)    Investment of Exchange Fund.    The Paying Agent shall invest all cash included in the Exchange Fund as reasonably directed by Parent; provided, however, that any investment of such cash shall be limited to direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the U.S. government; provided, further, that no such investment or loss thereon shall affect the amounts payable to holders of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares pursuant to this Article 2, and following any losses from any such investment, Parent shall promptly provide additional funds to the Paying Agent for the benefit of the holders of Shares of Common Stock of the Company. Any interest and other income resulting from such investments shall be paid to the Surviving Corporation pursuant to Section 2.2(d).

          (g)    Transferred Shares.    If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Book-Entry Share is registered, it shall be a condition to such payment that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Book-Entry Share shall be properly transferred and (ii) the Person requesting such payment shall pay to the Paying Agent any transfer or other similar Tax required as a result of such payment to a Person other than the registered holder of such Certificate or Book-Entry Share or establish to the satisfaction of the Payment Agent that such Tax has been paid or is not payable.

          (h)    Lost Certificates.    In the case of any Certificate that has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Paying Agent, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificate a check in the amount of the number of Shares represented by such lost, stolen or destroyed Certificate multiplied by the Merger Consideration (less any applicable withholding Taxes).

        Section 2.3    Treatment of Company Equity Awards.

          (a)    Company Options.

              (i)  Each Company Option that is outstanding immediately prior to the Effective Time and that is vested as of the date hereof or becomes vested prior to the Effective Time in accordance with its terms or Section 2.3 of the Company Disclosure Letter (each, a "Vested Option") shall as of the Effective Time, be converted into the right to receive an amount in cash equal to the product of (x) the excess, if any, of the Merger Consideration over the exercise price per Share of such Vested Option and (y) the total number of Shares subject to such Vested Option. Parent shall cause the Surviving Corporation to pay to the holders of Vested Options the cash amounts described in the immediately preceding sentence, less such amounts as are required to be withheld or deducted under the Code or any provision of state, local or foreign Tax Law with respect to the making of such payment, promptly but in any event within seven days following the Effective Time.

             (ii)  Each Company Option that is outstanding immediately prior to the Effective Time and that is unvested immediately prior to the Effective Time (and does not become vested in accordance with Section 2.3 of the Company Disclosure Letter) (each, an "Unvested Option") shall as of the Effective Time, automatically convert into an award to receive an amount in cash equal to the product of (x) the excess, if any, of the Merger Consideration over the exercise price per Share of such Unvested Option and (y) the total number of Shares subject to such Unvested Option. Such converted award shall remain subject to the same vesting terms and conditions that applied to such award immediately prior to the Effective Time, including continued employment with Parent or the Company through the applicable vesting date, and the applicable cash amounts shall be paid out, less such amounts as are required to be withheld or deducted under the Code or any provision of state, local or foreign Tax Law with respect to the making of such payment, promptly but in any event within thirty days of the vesting date.

            (iii)  If the applicable exercise price per Share of any Company Option equals or exceeds the Merger Consideration, such Company Option shall be cancelled without payment of additional consideration, and all rights with respect to such Company Option shall terminate as of the Effective Time.

          (b)    Company RSUs.

              (i)  Each Company RSU that is outstanding immediately prior to the Effective Time that becomes vested at the Effective Time in accordance with its terms or Section 2.3 of the Company Disclosure Letter (each, a "Vested RSU"), shall as of the Effective Time, automatically convert into the right to receive an amount in cash equal to the product of (x) the total number of Shares subject to such Vested RSU and (y) the Merger Consideration. Parent shall cause the Surviving Corporation to pay to the holders of Vested RSUs the cash amounts described in the immediately preceding sentence, less such amounts as are required to be withheld or deducted under the Code or any provision of state, local or foreign Tax Law with respect to the making of such payment, promptly but in any event within seven days following the Effective Time.

             (ii)  Each Company RSU that is outstanding immediately prior to the Effective Time and that is unvested immediately prior to the Effective Time (and does not become vested in accordance with Section 2.3 of the Company Disclosure Letter) (each, an "Unvested RSU"), shall as of the Effective Time, automatically convert into an award to receive an amount in cash equal to the product of (x) the total number of Shares subject to such Unvested RSU and (y) the Merger Consideration. Such converted award shall remain subject to the same vesting terms and conditions that applied to such award immediately prior to the Effective Time, including continued employment with Parent or the Company through the applicable vesting date, and shall be paid, less such amounts as are required to be withheld or deducted under the Code or any provision of state, local or foreign Tax Law with respect to the making of such payment, on the same payment schedule as applied to such award immediately prior to the Effective Time.

        (c)   Notwithstanding the foregoing, for any award of Company Options or Company RSUs that is subject to performance-based vesting and for which the performance period is incomplete as of the Effective Time, the performance with respect to such awards will be determined in accordance with Section 2.3 of the Company Disclosure Letter.

        (d)   Prior to the Effective Time, the Company, through its Board of Directors or an appropriate committee thereof, will adopt such resolutions as may reasonably be required in its discretion to effectuate the actions contemplated by this Section 2.3 and to ensure that no holder of a Company Equity Award shall have any right thereunder to acquire any securities of the Company, Parent, the Surviving Corporation or any of their respective Affiliates or to receive any payment or benefit with respect to any award previously granted under a Company Stock Plan, except as provided in this Section 2.3.

        Section 2.4    Employee Stock Purchase Plan.    The Company shall take all necessary action to ensure (i) that no new offering periods under the Company Employee Stock Purchase Plan, as amended and restated (the "ESPP") will commence during the period from the date of this Agreement through the Effective Time, (ii) that there will be no increase in the amount of payroll deductions permitted to be made by the participants under the ESPP during the current offering period, except those made in accordance with payroll deduction elections that already are in effect as of the date of this Agreement, and (iii) that no individual shall commence participation in the ESPP during the period from the date of this Agreement through the Effective Time. The accumulated contributions of the participants in the current offering period shall be used to purchase Shares as of no later than ten Business Days prior to the Effective Time, and the participants' purchase rights under such offerings shall terminate immediately after such purchase. As of no later than the Business Day immediately prior to the Effective Time, the Company shall terminate the ESPP.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except (i) as disclosed in the Company SEC Documents filed prior to the date hereof (other than (x) matters required to be disclosed for purposes of Section 3.2 and Section 3.10(a), which matters shall only be disclosed by specific disclosure in the respective corresponding section of the Company Disclosure Letter and (y) disclosures in the "Risk Factors" or "Forward-Looking Statements" sections of such reports and other disclosures that are similarly predictive or forward-looking in nature) and (A) then only to the extent that the relevance of any disclosed event, item or occurrence in such Company SEC Documents to a matter covered by a representation or warranty set forth in this Article 3 is reasonably apparent as to matters or items which are subject of such representation or warranty and (B) without giving effect to any amendment to any such documents filed on or after the date hereof) or (ii) in the disclosure letter delivered by the Company to Parent concurrently with the execution of this Agreement (the "Company Disclosure Letter") (it being agreed that disclosure of any item in any section or subsection of the Company Disclosure Letter shall be deemed disclosed with respect to any other section or subsection of the Company Disclosure Letter to the extent that the relevance thereof is reasonably apparent (other than matters required to be disclosed for purposes of Section 3.2 and Section 3.10(a), which matters shall only be disclosed by specific disclosure in the respective corresponding section of the Company Disclosure Letter)), the Company represents and warrants to Parent and Merger Sub as follows:

        Section 3.1    Qualification; Organization; Subsidiaries.

        (a)   Each of the Company and its Subsidiaries (i) is a legal entity duly organized, validly existing and, where applicable, in good standing under the Laws of its respective jurisdiction of organization; (ii) has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted; and (iii) is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except, in the case of clauses (ii) and (iii), as would not have, individually or in the aggregate, a Company Material Adverse Effect.

        (b)   All of the outstanding shares of capital stock or voting securities of, or other equity interests in, each of the Company's Subsidiaries (i) have been duly authorized, validly issued and are fully paid and nonassessable and (ii) are owned by the Company, by another Subsidiary of the Company or by the Company and another Subsidiary of the Company, free and clear of all Liens other than restrictions imposed by applicable securities Laws or the organizational documents of any such Subsidiary. Except for the Company's Subsidiaries and marketable securities held for investment or cash management purposes, the Company does not own, directly or indirectly, any capital stock of, or other equity or voting interest in, any Person.

        Section 3.2    Capitalization.

        (a)   The authorized share capital of the Company consists of 110,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, without par value (the "Preferred Stock"). As of August 26, 2016, there were (i) 22,268,205 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding, (ii) 5,031,910 Shares were reserved for issuances pursuant to the Company Stock Plan, of which there are (A) Company Options to purchase an aggregate of 1,248,235 shares of Common Stock issued and outstanding, and (B) 1,082,727 shares of Common Stock underlying outstanding Company RSUs. As of the date hereof, there are outstanding $150,000,000 principal amount of Convertible Notes and the conversion rate applicable to the Convertible Notes (without giving effect to any "make-whole amount") is 16.3303 shares of Company Stock per $1,000 principal amount of Convertible Notes. All outstanding Shares are duly authorized, validly issued, fully paid and nonassessable, and are not subject to and were not issued in violation of any preemptive or similar right, purchase option, call or right of first refusal or similar right. Section 3.2 of the Company Disclosure Letter contains a correct and complete list, as of the date set forth therein, of the Company Options and Company RSUs including the holder, date of grant, term, number of Shares and, where applicable, exercise price and vesting schedule, and as of such date there were no other awards granted pursuant to the Company Benefits Plans. All Shares are "covered securities" as defined in Section 18(b)(1)(A) of the Securities Act and, assuming they remain covered securities as of the record date for the vote of holders of Shares to approve the Merger, holders of Shares shall not be entitled under the IBCL to exercise dissenters' rights under Ind. Code Section 23-1-44-8(b).

        (b)   Except as set forth in Section 3.2(a), and other than the exercise of options pursuant to the terms of the Company Benefit Plans and for the vesting of options and Company RSUs pursuant to the terms of the Company Benefit Plans, (i) the Company does not have any shares of its capital stock issued or outstanding other than Shares of Common Stock that have become outstanding after August 26, 2016, which were reserved for issuance as of August 26, 2016 as set forth in Section 3.2(a), and (ii) other than the Convertible Notes and Capped Call Transactions, there are no outstanding subscriptions, options, warrants, calls, convertible securities or other similar rights, agreements or commitments relating to the issuance of capital stock to which the Company or any of the Company's Subsidiaries is a party obligating the Company or any of the Company's Subsidiaries to (A) issue, transfer or sell any shares of capital stock or other equity interests of the Company or any Subsidiary of the Company or securities convertible into, exercisable for or exchangeable for such shares or equity interests, (B) grant, extend or enter into any such subscription, option, warrant, call, convertible securities or other similar right, agreement or arrangement, (C) repurchase, redeem or otherwise acquire any such shares of capital stock or other equity interests, (D) provide a material amount of funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary, or (E) make any payments based on the price or value of any equity interests of the Company or any of the Company's Subsidiaries.

        (c)   Except for (i) the Convertible Notes and Capped Call Transactions and (ii) awards to acquire Shares of Common Stock under any equity incentive plan of the Company and its Subsidiaries, neither the Company nor any of its Subsidiaries has outstanding bonds, debentures, notes or other obligations, the holders of which have the right to vote (or which are convertible into, exercisable for or exchangeable for securities having the right to vote) with the shareholders of the Company on any matter.

        (d)   Other than the Voting Agreement, there are no Contracts, voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of, restricting the transfer of, requiring registration of, or granting any preemptive rights, anti-dilutive rights (except the Company Benefit Plans and the Convertible Notes and Capped Call Transactions) or rights of first refusal or similar rights of the capital stock or other equity interest of the Company or any of its Subsidiaries.

        Section 3.3    Corporate Authority Relative to This Agreement; No Violation.

        (a)   The Company has the requisite corporate power and authority to enter into this Agreement and, subject to receipt of the Company Shareholder Approval, to consummate the transactions contemplated hereby. The Board of Directors of the Company at a duly held meeting has (i) determined that it is in the best interests of the Company, and declared it advisable, to enter into this Agreement, (ii) approved the execution, delivery and performance of this Agreement, the Voting Agreement and the consummation of the transactions contemplated hereby and thereby, including the Merger, and (iii) adopted the plan of merger set forth in this Agreement and resolved to recommend that the shareholders of the Company approve this Agreement (the "Recommendation") and directed that such matter be submitted for consideration of the shareholders of the Company at the Company Meeting. Except for the Company Shareholder Approval and the filing of the Articles of Merger with the Secretary of State of the State of Indiana, no other corporate proceedings on the part of the Company are necessary to authorize the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding agreement of Parent and Merger Sub, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

        (b)   The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, by the Company do not and will not require the Company or its Subsidiaries to procure, make or provide any consent, approval, authorization or permit of, action by, filing with or notification to any United States or foreign, state or local governmental agency, commission, court, body, entity or authority (each, a "Governmental Entity"), other than (i) the filing of the Articles of Merger, (ii) the filing of the pre-merger notification report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), and any foreign filings required or advisable under any applicable foreign Antitrust Law or foreign investment Law, (iii) compliance with the applicable requirements of the Exchange Act, including the filing of the Proxy Statement, (iv) compliance with the rules and regulations of Nasdaq, (v) compliance with any applicable foreign or state securities or blue sky Laws and (vi) the other consents and/or notices set forth on Section 3.3(b) of the Company Disclosure Letter (collectively, clauses (i) through (vi), the "Specified Approvals"), and other than any consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not (A) have, individually or in the aggregate, a Company Material Adverse Effect or (B) prevent or materially delay the consummation of the Merger.

        (c)   Assuming compliance with the matters referenced in Section 3.3(b), receipt of the Specified Approvals and the receipt of the Company Shareholder Approval, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby, including the Merger, do not and will not (i) contravene or conflict with the organizational or governing documents of the Company or any of its Subsidiaries, (ii) contravene or conflict with or constitute a violation of any provision of any Law binding upon or applicable to the Company or any of its Subsidiaries or any of their respective properties or assets or (iii) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under any Contract, instrument, permit, concession, franchise, right or license binding upon the Company or any of its Subsidiaries or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries, other than, in the case of clauses (ii) and (iii), any such contravention, conflict, violation, default, termination, cancellation, acceleration, right, loss or Lien that would not have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 3.4    Reports and Financial Statements.

        (a)   The Company has filed or furnished all forms, documents and reports required to be filed or furnished by it with the SEC since January 1, 2014, and after the date of this Agreement and until the Effective Time the Company will file or furnish all forms, documents and reports required to be filed or furnished by it with the SEC, each of which, in each case as of its date, or, if amended, as finally amended prior to the date of this Agreement, complied or will comply, as the case may be, as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the applicable rules and regulations promulgated thereunder, as of the date filed with the SEC (the "Company SEC Documents"). None of the Company SEC Documents filed or furnished since January 1, 2014 contained or will contain any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        (b)   The consolidated financial statements (including all related notes and schedules) of the Company included in the Company SEC Documents (if amended, as of the date of the last such amendment) (i) have been or will be, as the case may be, prepared in accordance with GAAP consistently applied by the Company during the periods and at the dates indicated therein (except as may be indicated in the notes thereto), (ii) complied or will comply, as the case may be, with the then applicable accounting requirements and published rules and regulations of the SEC with respect thereto, and (iii) fairly presented or will fairly present, as the case may be, in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto) in conformity with GAAP (except, in the case of the unaudited statements, as permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).

        (c)   Since January 1, 2014, neither the Company nor any of its Subsidiaries has received from the SEC or any other Governmental Entity any written comments or questions with respect to any of the Company SEC Documents (including the financial statements included therein) or any registration statement filed by any of them with the SEC or any notice from the SEC or other Governmental Entity that such Company SEC Documents (including the financial statements included therein) or registration statements are being reviewed or investigated. To the Knowledge of the Company, there is not, as of the date of this Agreement, any investigation or review being conducted by the SEC or any other Governmental Entity of any Company SEC Documents (including the financial statements included therein), except in each case for such comments, questions, notices, investigations or reviews which have been fully resolved. None of the Company's Subsidiaries is required to file any forms, reports, schedules, statements or other documents with the SEC.

        (d)   Since January 1, 2014, no executive officer of the Company has failed to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act with respect to any Company SEC Documents, except as disclosed in certifications filed with the Company SEC Documents, and at the time of filing or submission of each such certification, such certification was true and accurate in all material respects and complied in all material respects with the Sarbanes-Oxley Act. Since January 1, 2014, neither the Company nor any of its executive officers has received written notice from any Governmental Entity challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.

        Section 3.5    Internal Controls and Procedures.

        (a)   The Company has established and maintains disclosure controls and procedures and internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. The Company's internal control over financial reporting is sufficient to provide reasonable assurance that (i) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, (ii) receipts and expenditures are being made in accordance with the authorization of management and directors of the Company, and (iii) any unauthorized use, acquisition or disposition of the Company's assets that would materially affect the Company's financial statements would be detected or prevented in a timely manner. The Company's disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. The Company's management has completed an assessment of the effectiveness of the Company's internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2015, and such assessment concluded that such controls were effective.

        (b)   Since January 1, 2014, neither the Company nor any of its Subsidiaries (including any employee thereof) nor the Company's independent auditors has identified or been made aware of (i) any material weakness in the system of internal accounting controls utilized by the Company and its Subsidiaries, (ii) any fraud, whether or not material, that involves the Company's management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company and its Subsidiaries or (iii) any claim or allegation regarding any of the foregoing. Since January 1, 2014, neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any director, officer, employee, auditor, accountant, consultant or representative of the Company or any of its Subsidiaries has received any material written substantive complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices.

        Section 3.6    No Undisclosed Liabilities.    Except (a) as disclosed, reflected or reserved against in the consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2015 (or the notes thereto), (b) as expressly contemplated by this Agreement, (c) for liabilities or obligations that have been discharged or paid in full, (d) for liabilities and obligations incurred in the ordinary course of business since December 31, 2015 and (e) as would not have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any consolidated Subsidiary of the Company has any liabilities or obligations that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its Subsidiaries (or the notes thereto).

        Section 3.7    Affiliate Party Transactions.    Since January 1, 2014, there have been no transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries on the one hand, and any Affiliate of the Company (other than the Company's Subsidiaries) or between the Company and any present or former director or executive officer of the Company or any of its Affiliates, that would be required to be disclosed under Item 404 under Regulation S-K under the Securities Act and that have not been so disclosed in the Company SEC Documents.

        Section 3.8    Compliance with Law; Permits.

        (a)   The Company and its Subsidiaries have since January 1, 2014, been in compliance with and not in default under or in violation of any applicable material federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction or decree of any Governmental Entity (collectively, "Laws" and each, a "Law"), including all applicable data privacy and data protection Laws and Export and Import Control Laws. As of the date of this Agreement, neither the Company nor any of its Subsidiaries has received any written notice of any administrative, civil or criminal investigation or audit by any Governmental Entity alleging any material violation by the Company or any of its Subsidiaries of any applicable Law that remains outstanding or unresolved.

        (b)   Neither the Company nor its Subsidiaries nor any officers, directors or employees of the Company or its Subsidiaries nor, to the Knowledge of the Company, any agents, representatives, or other persons associated with or acting on behalf of the Company or its Subsidiaries have since January 1, 2013, directly or indirectly, taken any action in violation of any applicable Anti-Corruption Laws. The Company and its Subsidiaries maintain policies and procedures reasonably designed to ensure compliance with all applicable Anti-Corruption Laws.

        (c)   The Company and its Subsidiaries are in possession of and compliance with all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company and the Company's Subsidiaries to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted (the "Company Permits"), except where the failure to have or comply with any of the Company Permits would not have, individually or in the aggregate, a Company Material Adverse Effect. All Company Permits are in full force and effect, except where the failure to be in full force and effect would not have, individually or in the aggregate, a Company Material Adverse Effect. The Company is not a common carrier nor does it provide common carrier services, including international telecommunications services, and is therefore not subject to applicable Laws imposing obligations on such carriers, including but not limited to regulations adopted by the United States Federal Communications Commission, except to the extent that the United States Federal Communications Commission has applied such laws to, and/or imposed such obligations on, interconnected Voice-over-Internet-Protocol service or providers thereof.

        Section 3.9    Employee Benefit Plans; Labor Matters.

        (a)   Section 3.9(a) of the Company Disclosure Letter lists all material Company Benefit Plans other than Company Foreign Plans. "Company Benefit Plans" means all employee, independent contractor or director compensation and/or benefit plans, programs, policies, agreements or other arrangements, including any employee welfare plan within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA), and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, restricted stock, other equity-based awards, severance, salary continuation, retention, profit sharing, termination, employment, change of control, savings, life insurance, or fringe benefit plan, program or agreement (other than any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA (a "Multiemployer Plan")), in each case that are sponsored, maintained or contributed to by the Company or any of its Subsidiaries for the benefit of current or former employees, directors or consultants of the Company or its Subsidiaries. "Company Foreign Plan" means each Company Benefit Plan that is subject to or governed by the Laws of any jurisdiction other than the United States.

        (b)   The Company has made available to Parent, with respect to each material Company Benefit Plan, (i) each writing constituting a part of such Company Benefit Plan, including all amendments thereto, (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedules, if any, and (iii) the most recent determination letter from the Internal Revenue Service (if applicable) for such Company Benefit Plan. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has disseminated in writing any legally binding intent or commitment to create or implement any additional employee benefit plan that would be a Company Benefit Plan if in existence on the date hereof, or to amend, modify or terminate any Company Benefit Plan, in each case that would result in the incurrence of a material liability by the Company and its Subsidiaries taken as a whole.

        (c)   Except as would not be reasonably expected to result in material liability to the Company or its Subsidiaries: (i) each Company Benefit Plan has been maintained and administered in compliance with its terms and with applicable Law, including ERISA and the Code to the extent applicable thereto and neither the Company nor any of its Subsidiaries has, within the past six years, taken any corrective action or made a filing under any voluntary correction program of the Internal Revenue Service, Department of Labor or any other Governmental Entity with respect to any Company Benefit Plan and the Company has no Knowledge of any plan defect that would qualify for correction under any such program; (ii) each Company Benefit Plan intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service or is entitled to rely upon a favorable opinion issued by the Internal Revenue Service, and, to the Knowledge of the Company, there are no existing circumstances or any events that have occurred that could reasonably be expected to adversely affect the qualified status of any such plan; (iii) no Company Benefit Plan is subject to Title IV of ERISA; (iv) no Company Benefit Plan provides retiree life insurance, medical or other welfare benefits with respect to current or former employees or directors of the Company or its Subsidiaries beyond their retirement or other termination of service, other than (A) coverage mandated by applicable Law or (B) benefits not in excess of 12 months under severance arrangements; (v) no liability under Title IV of ERISA has been incurred by the Company, its Subsidiaries or any ERISA Affiliate (as defined below) of the Company that has not been satisfied in full (other than with respect to amounts not yet due), and no condition exists that presents a risk to the Company, its Subsidiaries or any ERISA Affiliate of the Company of incurring a liability thereunder; (vi) all contributions or other amounts payable by the Company or its Subsidiaries as of the date hereof with respect to each Company Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP (other than with respect to amounts not yet due); (vii) (A) no employee benefit plan of the Company or its Subsidiaries is a Multiemployer Plan, a plan that has two or more contributing sponsors, at least two of whom are not under common control, within the meaning of Section 4063 of ERISA ("Multiple Employer Plan") or a voluntary employees' beneficiary association under Section 501(c)(9) of the Code, (B) none of the Company and its

Subsidiaries, nor any of their ERISA Affiliates has, at any time during the last six (6) years, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan and (C) none of the Company and its Subsidiaries, nor any of their ERISA Affiliates has incurred any withdrawal liability that has not been satisfied in full; (viii) none of the Company, any of its Subsidiaries, or, to the Knowledge of the Company, any of their respective directors, officers, employees or agents has, with respect to any Company Benefit Plan, engaged in or been a party to any non-exempt "prohibited transaction," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which could reasonably be expected to result in the imposition of a penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code and (ix) there are no pending, threatened or, to the Knowledge of the Company, anticipated claims (other than claims for benefits in accordance with the terms of the Company Benefit Plans) by, on behalf of or against any of the Company Benefit Plans or any trusts related thereto that could reasonably be expected to result in any liability of the Company or any of its Subsidiaries. "ERISA Affiliate" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA. Each Company Benefit Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without any material liability to Parent, the Surviving Corporation, the Company or any of its Subsidiaries other than ordinary administration expenses typically incurred in a termination event.

        (d)   Except as provided in this Agreement or required by applicable Law or the terms of any Company Benefit Plan set forth on Section 3.9(a) of the Company Disclosure Letter, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee, director, independent contractor, or consultant of the Company or any of its Subsidiaries to severance pay, change of control payment or any other payment from the Company or its Subsidiaries, (ii) accelerate the time of payment, funding (through a grantor trust or otherwise) or vesting, or increase the amount of, compensation due to any such director, employee, independent contractor or consultant, or (iii) result in any limitation on the right of the Company or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any Company Benefit Plan or related trust.

        (e)   No Company Benefit Plan provides for the gross-up or reimbursement of Taxes under Section 4999 or Section 409A, or otherwise.

        (f)    No Company Benefit Plan that is subject to Section 409A of the Code and the regulations and guidance thereunder ("Section 409A") has been materially modified (as defined under Section 409A) since October 3, 2004 and all such non-qualified deferred compensation plans or arrangements have been at all times since January 1, 2005 (of, if later, the date it became effective) in operational compliance with Section 409A and at all times since January 1, 2009 (of, if later, the date it became effective) in documentary compliance with Section 409A. Each Company Option (A) was granted in compliance with all applicable Laws and all of the terms and conditions of the Company Stock Plan pursuant to which it was issued, (B) has an exercise price per Share equal to or greater than the fair market value of a Share on the date of such grant, (C) has a grant date identical to or after the date on which the Company's Board of Directors or applicable committee actually awarded such Company Option, and (D) qualifies for the Tax and accounting treatment afforded to such Company Option in the Company's Tax returns and financial statements, respectively.

        (g)   No material deduction for federal income tax purposes has been nor is any such material deduction expected by the Company to be disallowed for remuneration paid by the Company or any of its Subsidiaries by reason of Section 162(m) of the Code including by reason of the transactions contemplated hereby.

        (h)   Except as would not be reasonably expected to result in material liability to the Company or its Subsidiaries, all Company Foreign Plans (i) have been maintained in accordance with all applicable requirements, (ii) that are intended to qualify for special Tax treatment meet all material requirements for such treatment and (iii) that are required to be funded and/or book-reserved are funded and/or book-reserved, as appropriate, based upon reasonable actuarial assumptions and in accordance with applicable Law.

        (i)    Neither the Company nor any of its Subsidiaries is a party to any Contract or arrangement between or applying to, one or more employees or other service providers and a union, trade union, works council, group of employees or any other employee representative body, for collective bargaining or other negotiating or consultation purposes or reflecting the outcome of such collective bargaining or negotiation or consultation with respect to their respective employees with any labor organization, union, group, association, works council or other employee representative body, or is bound by any equivalent national or sectoral agreement, Except for such matters that would be reasonably expected to result in material liability to the Company or its Subsidiaries: (i) as of the date hereof, (A) there are no strikes or lockouts with respect to any employees of the Company or any of its Subsidiaries; (B) to the Knowledge of the Company, there is no union organizing effort pending or threatened against the Company or any of its Subsidiaries; (C) there is no unfair labor practice, labor dispute (other than routine individual grievances) or labor arbitration proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries; and (D) there is no slowdown, or work stoppage in effect or, to the Knowledge of the Company, threatened with respect to employees of the Company or any of its Subsidiaries; and (ii) the Company and its Subsidiaries are in compliance with all applicable Laws in respect of (A) employment and employment practices, (B) terms and conditions of employment and wages and hours, (C) unfair labor practices and (D) proper classification of individuals who currently render services or have previously rendered services to the Company or any of its Subsidiaries as employees or non-employees as applicable.

        (j)    Except as would not be reasonably expected to result in material liability to the Company or its Subsidiaries, each of the Company and its Subsidiaries is in compliance in all material respects with WARN. In the past three years, (i) neither the Company nor any of its Subsidiaries has effectuated a "plant closing" (as defined in WARN) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of its business, (ii) there has not occurred a "mass layoff" (as defined in WARN) affecting any site of employment or facility of the Company or any of its Subsidiaries, and (iii) neither the Company nor any of its Subsidiaries has been affected by any transaction or engaged in layoffs or employment terminations sufficient in number, including as aggregated, to trigger application of any similar state, local or foreign law or regulation.

        Section 3.10    Absence of Certain Changes or Events.    Since December 31, 2015, (a) there has not been or there does not exist, as the case may be, any event, change, occurrence or development that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (b) except for actions expressly contemplated by this Agreement, the business of the Company and its Subsidiaries has been conducted, in all material respects, in the ordinary course consistent with past practice, and (c) except for actions expressly contemplated by this Agreement, neither the Company nor any of its Subsidiaries has taken any action that, if taken after the date of this Agreement without the prior written consent of Parent would constitute a breach of clauses (i), (ii), (iv), (v), (vi), (ix), (x) or (xii) through (xvii) of Section 5.1(b). Since June 30, 2016, except for actions expressly contemplated by this Agreement, neither the Company nor any of its Subsidiaries has taken any action that, if taken after the date of this Agreement without the prior written consent of Parent would constitute a breach of clause (iii) of Section 5.1(b).

        Section 3.11    Investigations; Litigation.    As of the date hereof: (a) there is no investigation or review pending (or, to the Knowledge of the Company, threatened) by any Governmental Entity with respect to the Company or any of the Company's Subsidiaries that would have, individually or in the aggregate, a Company Material Adverse Effect; and (b) there are no Actions pending (or, to the Knowledge of the Company, threatened) against or affecting the Company or any of the Company's Subsidiaries, or any of their respective properties at law or in equity before, and there are no orders, judgments or decrees of, or before, any Governmental Entity, in each case that involves an amount in controversy in excess of $500,000 or seeks specific performance or injunctive relief that would be material to the Company and its Subsidiaries, taken as a whole.

        Section 3.12    Proxy Statement; Other Information.    The proxy statement to be filed by the Company with the SEC in connection with seeking the approval by the shareholders of the Company of the adoption of this Agreement (including the letter to shareholders, notice of meeting and form of proxy, the "Proxy Statement") will not, at the time it is filed with the SEC, or at the time it is first mailed to the shareholders of the Company and at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company will cause the Proxy Statement to comply as to form in all material respects with the requirements of the Exchange Act applicable thereto as of the date of such filing. No representation is made by the Company with respect to statements made in the Proxy Statement based on information supplied, or required to be supplied, by or on behalf of Parent, Merger Sub or any of their Affiliates for inclusion or incorporation by reference therein.

        Section 3.13    Tax Matters.

        (a)   Except as would not have, individually or in the aggregate, a Company Material Adverse Effect: (i) the Company and each of its Subsidiaries have prepared and timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by any of them and all such filed Tax Returns are complete and accurate; (ii) the Company and each of its Subsidiaries have paid in full on a timely basis all Taxes required to be paid or have established adequate reserves in accordance with GAAP; (iii) there are no liens for Taxes upon any property of the Company or any of its Subsidiaries, except for Permitted Liens; (iv) the Company and each of its Subsidiaries have complied in all material respects with all applicable Laws relating to the payment, collection, withholding and remittance of Taxes (including information reporting requirements), including with respect to payments made to any employee, independent contractor, creditor, stockholder or other third party, and have timely collected, deducted or withheld and paid over to the appropriate Governmental Entity all amounts required to be so collected, deducted or withheld and paid over in accordance with applicable Laws; and (v) neither the Company nor any of its subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for a taxable period (or portion thereof) ending after the Closing Date as a result of any (A) adjustment pursuant to Section 481 of the Code (or any analogous provision of state, local or non-U.S. Law) for a taxable period ending on or before the Closing Date, (B) "closing agreement" as described in Section 7121 of the Code (or any analogous provision of state, local or non-U.S. Law) executed on or prior to the Closing Date, (C) installment sale, intercompany transaction or open transaction disposition made or entered into on or prior to the Closing Date, (D) prepaid amount received on or prior to the Closing Date or (E) election by the Company or any of its Subsidiaries under Section 108(i) of the Code (or any analogous provision of state, local or non-U.S. Law).

        (b)   As of the date of this Agreement, there are not pending or, to the Knowledge of the Company, threatened in writing, any audits, examinations, investigations or other proceedings in respect of material Taxes of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of material Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency.

        (c)   Neither the Company nor any of its Subsidiaries has been a "controlled corporation" or a "distributing corporation" in any distribution occurring during the two-year period ending on the date hereof that was purported or intended to be governed by Section 355 of the Code.

        (d)   Neither the Company nor any of its Subsidiaries has entered into any "listed transaction" within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

        (e)   Neither the Company nor any of its Subsidiaries is a party to or bound by any Contract to allocate, share or indemnify another Person for Taxes (other than (i) any customary agreements with customers, vendors, lenders, lessors or the like entered into in the ordinary course of business and (ii) property Taxes payable with respect to properties leased).

        (f)    Neither the Company nor any of its Subsidiaries has a permanent establishment (within the meaning of an applicable Tax treaty) in a country other than the country in which it is organized.

        (g)   Neither the Company nor any of its Subsidiaries has been a member of an affiliated group filing a consolidated federal income Tax return (other than a group the common parent of which was the Company).

        (h)   "Taxes" means (i) any and all federal, state, local or foreign taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity, including income, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, unemployment, social security, workers' compensation, net worth, excise, withholding, ad valorem and value added taxes and (ii) any liability for items described in clause (i) payable by reason of Contract, assumption, transferee or successor liability, operation of Law, Treasury Regulation Section 1.1502-6 (or any similar provision of Law) or otherwise. "Tax Return" means any return, report or similar filing (including the attached schedules) required to be filed with respect to Taxes, including any information return, claim for refund, amended return or declaration of estimated Taxes.

        Section 3.14    Intellectual Property.

        (a)   The Company and its Subsidiaries either own or have a right to use such patents, trademarks, trade names, service marks, domain names, copyrights and any applications and registrations for any of the foregoing (including intent-to-use applications), trade secrets, know-how, technology, computer software and other tangible and intangible proprietary information and intellectual property rights (collectively, "Intellectual Property") as are necessary to conduct the business of the Company and its Subsidiaries as conducted by the Company and its Subsidiaries as of the date hereof in all material respects. Neither the Company nor any of its Subsidiaries has infringed, misappropriated or violated any Intellectual Property of any third party in the past three years, provided that the foregoing representation is given to Knowledge with respect to patents. To the Knowledge of the Company, no third party is currently infringing, misappropriating or violating any Intellectual Property owned by or exclusively licensed to the Company or any of its Subsidiaries.

        (b)   Except pursuant to a non-exclusive license agreement entered into with the customers in the ordinary course of business, no Person (other than the Company or any of its Subsidiaries) has an interest in or any right to use any Intellectual Property owned by the Company ("Company Owned Intellectual Property").

        (c)   As of the date of this Agreement, there are no Actions pending or, to the Knowledge of the Company, threatened, that challenge or question the Company's ownership or right to use Intellectual Property of the Company or any of its Subsidiaries.

        (d)   The Company and its Subsidiaries have taken reasonable steps to maintain the confidentiality of or otherwise protect and enforce their rights in all Intellectual Property owned by them, and to protect and preserve through the use of customary non-disclosure agreements the confidentiality of all confidential information that is owned or held by the Company and its Subsidiaries and used in the conduct of the business. Neither the Company nor any of its Subsidiaries has experienced any material cybersecurity or other data breach or misappropriation.

        (e)   All personnel, including employees, agents, consultants and contractors, who have contributed to or participated in the conception or development, or both, of material Intellectual Property owned by the Company and its Subsidiaries (i) have been and are a party to "work-for-hire" arrangements with the Company or one of its Subsidiaries or (ii) have assigned to the Company or one of its Subsidiaries ownership of all tangible and intangible property arising in connection with the conception or development of such Intellectual Property.

The transactions contemplated by this Agreement will not impair or diminish the rights of the Company or any of its Subsidiaries in and to the Company Owned Intellectual Property in any material respect.

        (f)    The generality of any other representations and warranties in this Agreement notwithstanding, the representations and warranties in this Section 3.14 shall be deemed to be the Company's sole and exclusive representations and warranties in this Agreement with respect to infringement of third party Intellectual Property.

        Section 3.15    Real Property.    Except as would not have, individually or in the aggregate, a Company Material Adverse Effect: (a) the Company or a Subsidiary of the Company has good and valid title or valid leasehold interests, as applicable, in all of its owned or leased real property, free and clear of all Liens (except for Permitted Liens and all other title exceptions, changes, defects, easements, restrictions, encumbrances and other matters, whether or not of record, that do not materially affect the continued use of the applicable property for the purposes for which such property is currently being used by the Company or a Subsidiary of the Company as of the date hereof); (b) as of the date hereof, each lease, license, sublease and occupancy agreement (each, a "Lease") with respect to real property leased, licensed, subleased or otherwise used by the Company or its Subsidiaries as lessee or sublessee (together with real property owned by the Company and its Subsidiaries, the "Real Property"), is in full force and effect and enforceable in accordance with their respective terms against the Company or its Subsidiaries that are party thereto and, to the Knowledge of the Company, to the other parties thereto; (c) as of the date hereof, neither the Company nor any of its Subsidiaries is in material breach or default under any of the Leases; and (d) to the Knowledge of the Company, there is no pending or written threat of condemnation or similar action affecting any of the Real Property. The Company does not own any Real Property. The Company and its Subsidiaries are, and since January 1, 2014 have been, in compliance in all material respects with all applicable Environmental Laws. The Company has not received written notice of any Action alleging liability under any Environmental Law.

        Section 3.16    Opinion of Financial Advisors.    The Board of Directors of the Company has received the opinion of Union Square Advisors LLC, dated as of the date of this Agreement, to the effect that, as of such date and subject to the assumptions, limitations, qualifications and other matters stated therein, the Merger Consideration to be received by the holders of Common Stock in the Merger pursuant to this Agreement is fair, from a financial point of view, to such holders.

        Section 3.17    Required Vote of the Company Shareholders.    The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is the only vote of holders of securities of the Company that is required to approve this Agreement and consummate the transactions contemplated hereby, including the Merger (the "Company Shareholder Approval").

        Section 3.18    Material Contracts.

        (a)   Except for this Agreement, or as set forth in Section 3.18 of the Company Disclosure Letter, as of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to or expressly bound by any Contract (excluding any Company Benefit Plan) that:

            (i)  is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the Securities Act);

           (ii)  relates to any joint venture, partnership, limited liability or other similar Contract relating to the formation, creation, operation, management or control of any joint venture or partnership that is material to the business of the Company and its Subsidiaries, taken as a whole;

          (iii)  is an indenture, credit agreement, loan agreement, security agreement, guarantee (other than any guarantee provided with respect to a wholly owned Subsidiary of the Company), note, mortgage or other Contract providing for or securing indebtedness for borrowed money or deferred payment (in each case, whether incurred, assumed, guaranteed or secured by any asset) in excess of $1 million;

          (iv)  is a settlement, conciliation or similar Contract (x) with any Governmental Entity or (y) which would require the Company or any of its Subsidiaries to pay consideration of more than $100,000 after the date of this Agreement;

           (v)  contains any covenant that materially limits the ability of the Company or any of its Subsidiaries to engage in any line of business, or to compete with any Person or operate at any geographic location;

          (vi)  contains earn-out, exclusivity obligations or similar restrictions or contingent obligations that currently are or in the future will be binding on and are material to the Company or any of its Subsidiaries or that would be binding on Parent or any of its Affiliates (other than the Company or any of its Subsidiaries) after the Closing;

         (vii)  restricts the ability of the Company or any of its Subsidiaries to incur liens to secure indebtedness for borrowed money;

        (viii)  relates to the acquisition or disposition of any business, capital stock or all or substantially all of assets of any other Person or any material real property (whether by merger, sale of stock, sale of assets or otherwise), in any such case having a purchase price of more than $10 million and entered into at any time during the last five (5) years or otherwise containing material ongoing performance obligations of the Company or any of its Subsidiaries; or

          (ix)  is a contract under which the Company or any of its Subsidiaries uses or has the right to use any Intellectual Property licensed from third parties that is material to the business of the Company and its Subsidiaries, taken as a whole.

Each Contract of the type described in this Section 3.18(a) is referred to herein as a "Company Material Contract."

        (b)   The Company has delivered or made available to Parent true and complete copies of each such Company Material Contract. Neither the Company nor any Subsidiary of the Company is in breach of or default under the terms of any Company Material Contract where such breach or default would have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, no other party to any Company Material Contract is in breach of or default under the terms of any Company Material Contract where such breach or default would have, individually or in the aggregate, a Company Material Adverse Effect. Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, each Company Material Contract is a valid and binding obligation of the Company or the Subsidiary of the Company that is party thereto and, to the Knowledge of the Company, of each other party thereto, and is in full force and effect, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors' rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has received any written notice or claim of default under any Company Material Contract or any written notice of an intention to terminate, not renew or challenge the validity or enforceability of any Company Material Contract.

        Section 3.19    Insurance Policies.    Except as is not material to the business of the Company and its Subsidiaries, taken as a whole, (a) all insurance policies maintained by the Company and its Subsidiaries are in full force and effect and all premiums due and payable thereon have been paid in accordance with the terms of such policies, (b) neither the Company nor any of its Subsidiaries is in breach or default of any of its insurance policies, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default or permit termination or modification of any of such policies and (c) other than in connection with ordinary course renewals, the Company has not received any written notice of termination, cancellation, or non-renewal with respect to any such policy.

        Section 3.20    Finders or Brokers; Fees.    The Board of Directors of the Company has received the written opinion of its financial advisor, Union Square Advisors LLC, substantially to the effect that, as of the date of such opinion, and subject to the assumptions, limitations, qualifications and other matters stated therein, the Merger Consideration to be received by the holders of Common Stock (other than Cancelled Shares or Converted Shares) in the Merger pursuant to this Agreement is fair, from a financial point of view, to such holders (it being understood and agreed that such written opinion is for the benefit of the Company Board and may not be relied upon by Parent or Merger Sub). The Company's estimate of expenses payable by the Company in connection with the transactions contemplated by this Agreement to Union Square Advisors LLC is set forth in Section 3.20 of the Company Disclosure Letter.

        Section 3.21    Takeover Laws.    Assuming the representations and warranties of Parent and Merger Sub set forth in Section 4.11 are true and correct, no "fair price," "moratorium," "control share acquisition" or other form of antitakeover statute or regulation ("Takeover Laws") is applicable to the Agreement, the Voting Agreement, the Merger and the other transactions contemplated hereby. The actions by the Board of Directors of the Company, prior to execution and delivery of this Agreement and the Voting Agreement, in approving this Agreement and the Voting Agreement, and the transactions contemplated herein and therein, are sufficient to render inapplicable to this Agreement and the Voting Agreement, and the transactions contemplated herein and therein, the restrictions on "business combinations" as set forth in Section 23- 1-43-1 to 23-1-43-23 of the ICBL.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

        Section 4.1    Qualification, Organization, Subsidiaries.    Each of Parent and Merger Sub is a legal entity duly organized, validly existing and, where applicable, in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except, in each case, as would not, individually or in the aggregate, prevent or materially delay the Closing or prevent or materially delay or materially impair the ability of Parent or Merger Sub to satisfy the conditions precedent to the Merger, to obtain financing for the Merger or to consummate the Merger and the other transactions contemplated by this Agreement (a "Parent Material Adverse Effect").

        Section 4.2    Corporate Authority Relative to This Agreement; No Violation.

        (a)   Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, have been duly and validly authorized by the Boards of Directors of Parent and Merger Sub and by Parent, as the sole shareholder of Merger Sub, and, except for the filing of the Articles of Merger with the Secretary of State of the State of Indiana, no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming this Agreement constitutes the valid and binding agreement of the

Company, constitutes the valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms.

        (b)   The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, by Parent and Merger Sub do not and will not require Parent, Merger Sub or their Subsidiaries to procure, make or provide any consent, approval, authorization or permit of, action by, filing with or notification to any Governmental Entity or other third party, other than (i) the filing of the Articles of Merger, (ii) the filing of the pre-merger notification report under the HSR Act and any foreign filings required or advisable under any applicable foreign Antitrust Law or foreign investment Law, (iii) compliance with any applicable foreign or state securities or blue sky Laws and (iv) CFIUS Clearance but solely to the extent a CFIUS Request has occurred prior to the Closing (collectively, clauses (i) through (iv), the "Parent Approvals"), and other than any consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not have, individually or in the aggregate, a Parent Material Adverse Effect. As of the date hereof, none of Parent, Merger Sub or any of their Affiliates intends to make a notification (whether draft or definitive) to the Committee on Foreign Investment in the United States in connection with the transactions contemplated hereby.

        (c)   Assuming compliance with the matters referenced in Section 4.2(b) and receipt of the Parent Approvals, the execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the other transactions contemplated hereby, including the Merger, do not and will not (i) contravene or conflict with the organizational or governing documents of Parent, Merger Sub or any of their Subsidiaries, (ii) contravene or conflict with or constitute a violation of any provision of any Law binding upon or applicable to Parent, Merger Sub or any of their Subsidiaries or any of their respective properties or assets, or (iii) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under any Contract, instrument, permit, concession, franchise, right or license binding upon Parent, Merger Sub or any of their Subsidiaries or result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of Parent, Merger Sub or any of their Subsidiaries, other than, in the case of clauses (ii) and (iii), any such contravention, conflict, violation, default, termination, cancellation, acceleration, right, loss or Lien that would not have, individually or in the aggregate, a Parent Material Adverse Effect.

        Section 4.3    Investigations; Litigation.    As of the date hereof, there is no investigation or review pending (or, to the Knowledge of Parent, threatened) by any Governmental Entity with respect to Parent or any of its Subsidiaries that would have, individually or in the aggregate, a Parent Material Adverse Effect, and there are no Actions pending (or, to the Knowledge of Parent, threatened) against or affecting Parent or any of Parent's Subsidiaries, or any of their respective properties at law or in equity before, and there are no orders, judgments or decrees of, or before, any Governmental Entity, in each case that would have, individually or in the aggregate, a Parent Material Adverse Effect.

        Section 4.4    Proxy Statement; Other Information.    None of the information supplied by or on behalf of Parent, Merger Sub or any of their Affiliates for inclusion or incorporation by reference in the Proxy Statement will, at the time it is filed with the SEC, or at the time it is first mailed to the shareholders of the Company and at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        Section 4.5    Financing.

        (a)   Parent has delivered to the Company a true, complete and correct copy of the executed debt commitment letter, dated as of the date hereof (together with the exhibits, schedules and annexes thereto, the "Debt Commitment Letter", and as the same may be amended, supplemented or otherwise modified or replaced in accordance with the terms therein and herein and including any executed commitment letter or similar agreement for Alternative Financing, in each case, pursuant to Section 5.16, and any related executed fee letter, collectively, the "Debt Financing Commitments"), executed by the Parent Parties and the Lenders, pursuant to which the Lenders have committed, subject to the terms and conditions set forth therein, to provide or cause to be provided to the Parent Parties, debt financing in the aggregate amounts set forth therein (the "Debt Financing").

        (b)   As of the date hereof, the Debt Financing Commitments are in full force and effect and are the legal, valid and binding obligations of the Parent Parties and, to the Knowledge of Parent, the Lenders (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights, and to general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law (the "Bankruptcy and Equity Exceptions"). As of the date hereof, the Debt Financing Commitments have not been amended, modified or replaced, and the respective commitments contained in the Debt Financing Commitments have not been withdrawn, terminated or rescinded in any respect as of the date hereof. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of the Parent Parties, or to the Knowledge of Parent, any other Person, under the Debt Financing Commitments and, assuming the satisfaction of the conditions set forth in Section 6.1 and Section 6.3 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at the Closing), Parent has no reason to believe that it will be unable to satisfy on a timely basis any term or condition of closing to be satisfied by it or the other Parent Parties in the Debt Financing Commitments on or prior to the Closing Date. There are no conditions precedent related to the funding of the full amount of the Debt Financing other than as expressly set forth in or contemplated by the Debt Financing Commitments. Except for fee letters (complete copies of which have been provided to the Company, with only fee amounts, economic terms, market flex provisions, securities demand provisions and other customary threshold amounts redacted, none of which redacted terms adversely affect the conditionality, enforceability, termination or availability of the Debt Financing or reduce the Debt Financing below the Required Amount (as defined below)) and customary fee credit letters or engagement letters, none of which adversely affect the conditionality, enforceability, termination or availability of the Debt Financing or reduce the Debt Financing below the Required Amount (as defined below), as of the date hereof, there are no side letters or other agreements, contracts or arrangements related to the funding of the full amount of the

Debt Financing other than as expressly set forth in or contemplated by the Debt Financing Commitments. The Parent Parties have fully paid (or caused to be paid) any and all commitment fees and other amounts that are due and payable on or prior to the date of this Agreement in connection with the Debt Financing.

        (c)   Assuming the satisfaction of the conditions set forth in Section 6.1 and Section 6.3 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at the Closing), and assuming the aggregate proceeds to be funded in accordance with the Debt Financing Commitments on the Closing Date have been funded, the Parent Parties will have at the Closing sufficient funds (together with the cash on hand at the Parent Parties and their subsidiaries and cash on hand at the Company and its subsidiaries) to pay and satisfy (or to provide to Merger Sub so it can pay and satisfy) in full in cash the aggregate Merger Consideration and to perform its obligations under this Agreement with respect to the transactions contemplated by this Agreement, including the treatment of Company Equity Awards, and all payments, fees and expenses payable by Parent and the Parent Parties related to or arising out of the consummation of the transactions contemplated by this Agreement (collectively, the "Required Amount").

        (d)   In no event shall the receipt or availability of any funds or financing by Parent or any Affiliate thereof or any other financing or other transactions be a condition to any of Parent's or Merger Sub's obligations hereunder.

        Section 4.6    Capitalization of Merger Sub.    The authorized capital stock of Merger Sub consists of one hundred (100) common shares, par value $0.01 per share, of which one hundred (100) shares are validly issued and outstanding. All of the issued and outstanding capital shares of Merger Sub are, and at the Effective Time will be, owned by Parent. Merger Sub does not have outstanding any option, warrant, right or any other agreement pursuant to which any Person other than Parent may acquire any equity security of Merger Sub. Merger Sub has not conducted any business prior to the date hereof and has, and prior to the Effective Time will have, no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

        Section 4.7    No Vote of Parent Shareholders.    No vote of the shareholders of Parent or the holders of any other securities of Parent (equity or otherwise) is required by any applicable Law, the certificate of incorporation or bylaws or other equivalent organizational documents of Parent or the applicable rules of any exchange on which securities of Parent are traded, in order for Parent to consummate the transactions contemplated hereby.

        Section 4.8    Finders or Brokers.    Neither Parent nor any of its Subsidiaries (including Merger Sub) has employed any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who might be entitled to any fee or any commission in connection with or upon consummation of the Merger.

        Section 4.9    No Additional Representations.

        (a)   Each of Parent and Merger Sub acknowledges and agrees that it and its Representatives have received access to such books and records, facilities, equipment, contracts and other assets of the Company that it and its Representatives have desired or requested to review and that it and its Representatives have had full opportunity to meet with the management of the Company and to discuss the business and assets of the Company.

        (b)   Parent and Merger Sub agree and acknowledge that, except for the representations and warranties contained in Article 3, neither the Company nor any other Person makes any other express or implied representation or warranty on behalf of the Company or any of its Affiliates. Parent and Merger Sub agree and acknowledge that neither the Company nor any Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Company furnished or made available to Parent and its Representatives, except as expressly set forth in Article 3 (which includes the Company Disclosure Letter and the Company SEC Documents, as applicable), and neither the Company, its directors, officers, employees, agents or other Representatives, nor any other Person, shall be subject to any liability to Parent or any other Person resulting from the Company's making available to Parent or Parent's use of such information, or any information, documents or material made available to Parent in the due diligence materials provided to Parent, including in the data room, other management presentations (formal or informal) or in any other form in connection with the transactions contemplated by this Agreement. Without limiting the foregoing, the Company makes no representation or warranty to Parent or Merger Sub with respect to any business or financial projection, guidance or forecast relating to the Company or any of its Subsidiaries, whether or not included in the data room or any management presentation. Each of Parent and Merger Sub, on its behalf and on behalf of its Affiliates, expressly waives any such claim relating to the foregoing matters except with respect to fraud.

        Section 4.10    Certain Arrangements.    Other than the Voting Agreement, there are no contracts, undertakings, commitments, agreements, obligations or understandings, whether written or oral, between Parent or Merger Sub or any of their Affiliates, on the one hand, and any beneficial owner of more than five percent (5%) of the outstanding Shares of Common Stock or any member of the Company's management or the Board of Directors, on the other hand, relating in any way to the Company, the transactions contemplated by this Agreement or to the operations of the Surviving Corporation after the Effective Time.

        Section 4.11    Ownership of Common Stock.    None of Parent, Merger Sub or any of their respective Subsidiaries beneficially owns, directly or indirectly (including pursuant to a derivatives contract), any Shares of Common Stock or other securities convertible into, exchangeable for or exercisable for shares of Common Stock or any securities of any Subsidiary of the Company, and none of Parent, Merger Sub or any of their respective Subsidiaries has any rights to acquire, directly or indirectly, any Shares of Common Stock, except pursuant to this Agreement. None of Parent, Merger Sub or any of their "affiliates" or "associates" is, or at any time during the last five years has been, an "interested shareholder" of the Company, in each case as defined in IBCL 23-1-43.

        Section 4.12    Solvency.    Assuming the accuracy of the representations and warranties of the Company contained in this Agreement, the satisfaction of the conditions set forth in Section 6.1 and Section 6.3 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at the Closing) and the performance by the Company of its obligations under this Agreement, then immediately after giving effect to the consummation of the transactions contemplated by this Agreement (including the financings being entered into in connection therewith):

        (a)   the Fair Value of the assets of Parent and its Subsidiaries, taken as a whole, shall be greater than the total amount of Parent and its Subsidiaries' liabilities (including all liabilities, whether or not reflected in a balance sheet prepared in accordance with GAAP, and whether direct or indirect, fixed or contingent, secured or unsecured, disputed or undisputed), taken as a whole;

        (b)   Parent and its Subsidiaries, taken as a whole, shall be able to pay their debts and obligations as they become due; and

        (c)   Parent and its Subsidiaries, taken as a whole, shall have adequate capital to carry on their businesses.

ARTICLE 5

COVENANTS AND AGREEMENTS

        Section 5.1    Conduct of Business by the Company and Parent.

        (a)   From and after the date hereof and prior to earlier of the Effective Time and the date, if any, on which this Agreement is earlier terminated pursuant to Section 7.1 (the "Termination Date"), and except (i) as may be required by applicable Law, (ii) as may be agreed in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), (iii) as may be expressly contemplated or required by this Agreement or (iv) as set forth in Section 5.1 of the Company Disclosure Letter, the Company shall, and shall cause its Subsidiaries to, (x) conduct its business in all material respects in the ordinary course and (y) use its commercially reasonable efforts to preserve intact in all material respects its business organization and business relationships and maintain existing relations and goodwill with Governmental Entities, customers, suppliers, creditors, lessors, officers and employees.

        (b)   From and after the date hereof and prior to earlier of the Effective Time and the Termination Date, and except (w) as may be required by applicable Law, (x) as may be agreed in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), (y) as may be expressly required or permitted by this Agreement or (z) as set forth in Section 5.1 of the Company Disclosure Letter, the Company:

            (i)  shall not, and shall not permit any of its Subsidiaries that is not wholly-owned to, authorize or pay any dividends on or make any distribution with respect to its outstanding shares of capital stock (whether in cash, assets, stock or other securities of the Company or its Subsidiaries), except dividends and distributions paid by Subsidiaries of the Company to the Company or to any of its wholly owned Subsidiaries;

           (ii)  shall not, and shall not permit any of its Subsidiaries to, split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance, sale, pledge, encumbrance or delivery of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

          (iii)  except as required by Company Benefit Plans (as in existence as of the date hereof), shall not, and shall not permit any of its Subsidiaries to (A) increase the compensation or other benefits payable or provided to the Company's directors, officers, employees, consultants or service providers, except for annual salary or wage increases for employees of the Company (other than executive officers of the Company) in the ordinary course of business consistent with past practice, including the timing thereof, not to exceed five percent per employee, (B) grant or pay (or commit to grant or pay or increase) any severance or termination pay of any current or former director, officer, employee, consultant or service provider, except for any such payments (x) to employees who are not officers of the Company or its Subsidiaries, (y) made in the ordinary course of business consistent with the terms of the Company's and/or Subsidiary's, as applicable, existing general severance policies and practices listed in item 16 of Section 3.9(a) of the Company Disclosure Letter and (z) made in exchange for a release of claims against the Company and its Subsidiaries; (C) enter into any employment, change of control, severance or retention agreement with any employee of the Company or any of its Subsidiaries, except (1) for severance agreements entered into with terminated employees that are consistent with clause (B) above or (2) for agreements with newly hired employees that are entered into in the ordinary course of business and are terminable on no more than 60 days' notice without penalty); (D) modify any Company Option, Company RSU or other equity-based award, (E) accelerate the payment or vesting of any payment, equity award or benefit provided or to be provided to any current or former director, officer, employee, consultant or other service provider or otherwise pay any amounts or provide any benefits not due such individual, (F) become a party to, establish, amend, commence participation in, terminate or commit itself to the adoption of any stock option plan or other stock-based compensation plan, compensation (except as permitted under clause (A) hereof), pension, retirement, profit-sharing, welfare benefit, or other employee benefit plan or agreement with or for the benefit of any current or former director, officer, employee, consultant or service provider, or any collective bargaining, works council or similar labor-related agreement; or (G) hire any new employee having a title of Vice President or above, appoint any new member to the Company's Board of Directors, or terminate the employment of any employee having a title of Vice President or above, other than a termination for cause, or take any action that would result in such employee having the right to terminate for "Good Reason" pursuant to any agreement or arrangement with the Company;

          (iv)  shall not, and shall not permit any of its Subsidiaries to, enter into or make any loans to any of its present or former directors, employees, agents or consultants or make any change in its existing borrowing or lending arrangements for or on behalf of any of such Persons, except as required by the terms of any Company Benefit Plan;

           (v)  shall not, and shall not permit any of its Subsidiaries to, change financial accounting policies or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by GAAP or SEC rule or policy;

          (vi)  except as required by applicable Law or the rules or requirements of any stock exchange, shall not, and shall not permit any of its Subsidiaries to adopt any amendments to its articles of incorporation or bylaws (or comparable organizational documents);

         (vii)  except for transactions among the Company and its Subsidiaries or among the Company's Subsidiaries, shall not, and shall not permit any of its Subsidiaries to, issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of its capital stock or other ownership interests in the Company or any Subsidiaries or any securities convertible into, exercisable for or exchangeable for any such shares or ownership interests or take any action to cause to be vested any otherwise unvested Company Equity Award (except as otherwise expressly provided by Section 2.3 hereof), other than (A) issuances of Shares in respect of any exercise of or settlement of Company Equity Awards outstanding on the date hereof or as may be granted after the date hereof as permitted under this Section 5.1(b) and (B) the acquisition of Shares from a holder of a Company Equity Award in satisfaction of withholding obligations or in payment of the exercise price in accordance with the terms of the applicable Company Equity Award as of the date hereof;

        (viii)  except for transactions among the Company and its Subsidiaries or among the Company's Subsidiaries, shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, purchase, repurchase, redeem or otherwise acquire any shares of its capital stock or any rights, warrants or options to acquire any such shares;

          (ix)  shall not, and shall not permit any of its Subsidiaries to, (A) make any loans, advances or capital contributions to or investments in any other Person except loans and advances made in the ordinary course of business consistent with past practice or among the Company and its Subsidiaries or among the Company's Subsidiaries, (B) incur, assume, guarantee, prepay or otherwise become liable for any indebtedness for borrowed money (directly, contingently or otherwise), other than (1) any indebtedness for borrowed money among the Company and its Subsidiaries or among the Company's Subsidiaries, and (2) guarantees by the Company of indebtedness for borrowed money of Subsidiaries of the Company, which indebtedness is incurred in compliance with this Section 5.1(b), or (3) other indebtedness for borrowed money not to exceed $1 million in aggregate principal amount outstanding at any time incurred by the Company or any of its Subsidiaries other than in accordance with clauses (1) and (2);

           (x)  except for sales of goods in the ordinary course of business, shall not permit any of its Subsidiaries to, sell, lease, license, transfer, exchange or swap, pledge, mortgage or otherwise encumber (including securitizations), or subject to any Lien (other than Permitted Liens) or otherwise dispose of any portion of its properties or assets, including the capital stock of Subsidiaries, other than sales of obsolete equipment in the ordinary course and other ordinary course transactions with an aggregate value of less than $100,000 individually or $1 million in the aggregate;

          (xi)  shall not, and shall not permit any of its Subsidiaries to enter into (other than with respect to ordinary course customer contracts entered into after the date hereof), modify, amend, terminate or waive any rights under any Company Material Contract or any Contract entered into after the date hereof that would constitute a Company Material Contract if entered into prior to the date hereof (other than the expiration or renewal of any Company Material Contract in accordance with its terms);

         (xii)  except in the ordinary course of business consistent with past practice, shall not, and shall not permit any of its Subsidiaries to, (A) make, change or revoke any material Tax election, (B) file any amended Tax Return with respect to any material Tax, (C) make a material change in any method of Tax accounting, (D) settle or compromise any material Tax proceeding or consent to any extension or waiver of the limitation period applicable to any audit, assessment or claim for material Taxes, or (E) surrender any claim for a refund of material Taxes;

        (xiii)  shall not, and shall not permit any of its Subsidiaries to, settle, pay, discharge or satisfy any Action, other than any Action that involves only the payment of monetary damages not in excess of $100,000 individually or $1 million in the aggregate;

        (xiv)  shall not, and shall not permit any of its Subsidiaries to, adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the Merger);

         (xv)  shall not, and shall not permit any of its Subsidiaries to, incur or commit to incur any capital expenditures, or any obligations or liabilities in connection therewith that, individually or in the aggregate, are in excess of $1,000,000, other than any capital expenditure (or series of related capital expenditures) consistent in all material respects with the Company's annual capital expenditure budget for periods following the date of this Agreement, as provided to Parent;

        (xvi)  shall not, and shall not permit any of its Subsidiaries to, acquire (by merger, consolidation or acquisition of stock or assets) any assets (other than those used in the ordinary course of business), any other Person or any equity interest therein, in each case, with an aggregate value of more than $100,000 individually or $1 million in the aggregate;

       (xvii)  shall not, and shall not permit any of its Subsidiaries to, take any action that would cause the Shares to no longer be a "covered security" as defined in Section 18(b)(1)(A) of the Securities Act;

      (xviii)  shall not, and shall not permit any of its Subsidiaries to, take any action to modify, amend, terminate or waive any rights under the Capped Call Transactions;

        (xix)  shall not, and shall not permit any of its Subsidiaries to, take any action that would result in an anti-dilution event under the Convertible Notes; provided, that this clause (xix) shall not affect the Company's rights in connection with a Superior Proposal); and

          (xx)  shall not, and shall not permit any of its Subsidiaries to authorize or agree, in writing or otherwise, to take any of the foregoing actions.

        (c)   Between the date hereof and the earlier of the Effective Time and the Termination Date, Parent and Merger Sub shall not, and shall not permit any of their Subsidiaries or Affiliates to, enter into agreements with respect to, or consummate, any acquisitions, mergers, consolidations or business combinations that would reasonably be expected to prevent or materially delay, impede or interfere with its performance of, or the consummation of the transactions contemplated by, this Agreement.

        Section 5.2    Access.

        (a)   Subject to compliance with applicable Laws, the Company shall afford to Parent and to its officers, employees, accountants, consultants, legal counsel, financial advisors and agents and other representatives (collectively, "Representatives") reasonable access during normal business hours, upon reasonable advance notice, throughout the period prior to the earlier of the Effective Time and the Termination Date, to the Company's and its Subsidiaries' properties, contracts, commitments, books and records, other than any such matters that relate to the negotiation and execution of this Agreement, including the Company's process of considering potential strategic alternatives leading up to the execution of this Agreement or otherwise with respect to the consideration or valuation of the Merger or any actual or potential financial or strategic alternatives thereto, or any Alternative Proposal or Superior Proposal. The foregoing notwithstanding, the Company shall not be required to afford such access if it would unreasonably disrupt the operations of the Company or any of its Subsidiaries, would cause a violation of any agreement to which the Company or any of its Subsidiaries is a party (provided that the Company shall use commercially reasonable efforts to obtain the consent of such third Person to such agreement), would cause a risk of a loss of privilege or trade secret protection to the Company or any of its Subsidiaries or would constitute a violation of any applicable Law.

        (b)   Parent hereby agrees that all information provided to it or any Parent Representatives in connection with this Agreement and the consummation of the transactions contemplated hereby shall be deemed to be Evaluation Material, as such term is used in, and shall be treated in accordance with, the confidentiality agreement, dated as of July 5, 2016, between the Company and Greeneden U.S. Holdings II, LLC (the "Confidentiality Agreement").

        Section 5.3    No Solicitation.

        (a)   Subject to the provisions of this Section 5.3, from the date hereof until the earlier of the Effective Time and the Termination Date, the Company agrees that it shall not, and shall cause its Subsidiaries not to, and shall use its reasonable best efforts to cause its Affiliates and Representatives not to, directly or indirectly, (i) solicit, initiate, cooperate with, knowingly facilitate or knowingly induce the making of any submission or announcement of an Alternative Proposal or the making of any inquiry, offer or proposal that would reasonably be expected to lead to any Alternative Proposal, (ii) participate or engage in any discussions or negotiations regarding an Alternative Proposal with, or furnish any nonpublic information regarding an Alternative Proposal to, any Person that has made or, to the Knowledge of the Company, is considering making an Alternative Proposal (except, in each case, solely to notify such Person of the existence of the provisions of this Section 5.3), (iii) approve, endorse or recommend an Alternative Proposal, (iv) terminate, amend, release, modify or fail to enforce any provision of, or grant any permission, waiver or request under, any confidentiality agreement entered into by the Company in respect of or in contemplation of an Alternative Proposal, (v) take any action to make the provisions of any takeover laws inapplicable to any Alternative Proposal, (vi) enter into any letter of intent or agreement in principle or any agreement providing for any Alternative Proposal (except for confidentiality agreements permitted under Section 5.3(b)) or (vii) publicly propose to do any of the foregoing.

        (b)   Notwithstanding anything in this Section 5.3 to the contrary, at any time prior to obtaining the Company Shareholder Approval, if the Company receives an Alternative Proposal that was not solicited in violation of Section 5.3(a) and that either constitutes, or that the Board of Directors of the Company determines in good faith after consultation with outside legal and financial advisors would reasonably be expected to result in, a Superior Proposal, the Company may take the following actions: (x) furnish nonpublic information to the third party making such Alternative Proposal, if, prior to so furnishing such information, the third party has entered into an executed confidentiality agreement with the Company having provisions as to confidential treatment of information that are not materially less favorable to the Company than the confidentiality provisions of the Confidentiality Agreement, and (y) engage in discussions or negotiations with the third party with respect to the Alternative Proposal; provided that (i) the Company shall notify Parent orally (and then in writing within twenty-four (24) hours) of any inquiry made to the Company with respect to, or which would reasonably be expected to lead to, any Alternative Proposal, the identity of the Person or group making any such Alternative Proposal, request or inquiry, the terms and conditions of such Alternative Proposal, request or inquiry, copies of all written documents, requests or inquiries relating to any Alternative Proposal (including the financing thereof), and (ii) contemporaneously with furnishing any non-public information to such third party (and/or its Representatives), the Company shall furnish or make available such non-public information to Parent or its Representatives (to the extent such information has not been previously furnished to Parent). The Company hereby acknowledges and agrees that any material violation of the restrictions set forth in this Section 5.3 by any Subsidiary of the Company or any Representative of the Company of any of its Subsidiaries shall be deemed to be a breach of this Section 5.3 by the Company.

        (c)   Except as set forth in this Section 5.3, the Board of Directors of the Company shall not (i) fail to make, withdraw, qualify (or modify in any manner adverse to Parent), or propose publicly to withdraw, qualify (or modify in any manner adverse to Parent), the Recommendation, (ii) approve, recommend or declare advisable any Alternative Proposal or propose publicly to approve, recommend or declare advisable any Alternative Proposal, (iii) take any formal action or make any recommendation or public statement in connection with a tender offer or exchange offer other than a recommendation against such offer or a temporary "stop, look and listen" communication by the Board of Directors of the Company pursuant to Rule 14d-9(f) of the Exchange Act, or (iv) enter into any agreement, contract or agreement in principle requiring the Company to abandon, terminate or breach its obligations hereunder or fail to consummate the Merger (any such action, a "Change of Recommendation"). Anything to the contrary set forth in this Agreement notwithstanding, prior to obtaining the Company Shareholder Approval, the Board of Directors of the Company may, in response to a Superior Proposal received by the Company after the date of this Agreement on an unsolicited basis, (x) make a Change of Recommendation or (y) cause the Company to terminate this Agreement pursuant to Section 7.1(g) (provided that prior to or simultaneously with such termination the Company shall have entered into a definitive agreement with respect to such Superior Proposal and paid the Company Termination Fee) solely in the event that:

            (i)  the Board of Directors of the Company has received a Superior Proposal after the date of this Agreement;

           (ii)  the Company shall have given Parent at least five Business Days' written notice (a "Superior Proposal Notice") advising Parent of its intention to make such a Change of Recommendation or terminate this Agreement (the "Superior Proposal Notice Period"), which Superior Proposal Notice shall include all material terms and conditions of the Superior Proposal that is the basis for the proposed action of the Board of Directors of the Company, the identity of the Person making the Superior Proposal and a copy of the most current version of the proposed definitive agreement for such Superior Proposal;

          (iii)  if requested by Parent, during the Superior Proposal Notice Period, the Company shall have met and negotiated with Parent regarding modifications to the terms and conditions of this Agreement so that such Superior Proposal ceases to be a Superior Proposal;

          (iv)  at the end of such Superior Proposal Notice Period, after taking into account any binding commitments made by Parent to amend the terms of this Agreement during the period following delivery of such Superior Proposal Notice, the Board of Directors of the Company concludes that the Superior Proposal giving rise to the Superior Proposal Notice continues to constitute a Superior Proposal; provided that (x) any material modifications to the terms of the Superior Proposal shall commence a new Superior Proposal Notice Period under clause (ii) of three Business Days; and

           (v)  the Board of Directors of the Company determines (after consultation with its outside legal counsel and after considering any counter-offer or proposal made by Parent pursuant to clause (iv) above), that, in light of such Superior Proposal, the failure to terminate this Agreement or effect a Change of Recommendation would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law;

        (d)   Nothing contained in this Agreement shall prohibit the Company or its Board of Directors from (i) disclosing to its shareholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, if the Board of Directors of the Company determines in good faith, after consultation with the Company's outside legal counsel, that the failure of the Board of Directors of the Company to make such disclosure would be inconsistent with the directors'

exercise of their fiduciary duties under applicable Law, or from issuing a "stop, look and listen" statement pending disclosure of its position thereunder (provided, however, that any disclosure other than a "stop, look and listen" disclosure or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act, an express rejection of an applicable Alternative Proposal or an express reaffirmation of the Recommendation shall be deemed to be a Change of Recommendation) or (ii) making any disclosure to its shareholders if the Board of Directors of the Company determines in good faith, after consultation with the Company's outside legal counsel, that the failure of the Board of Directors of the Company to make such disclosure would be reasonably likely to be inconsistent with the directors' exercise of their fiduciary obligations to the Company's shareholders under applicable Law. In the event that, subsequent to the date hereof and prior to the Company Meeting, there shall have been a Change of Recommendation as contemplated by Section 5.3(c) and this Agreement has not been terminated, the Company shall nevertheless submit this Agreement to the shareholders of the Company for adoption and approval at the Company Meeting.

        (e)   "Alternative Proposal" means any bona fide inquiry, proposal, indication of interest or offer made by any Person relating to (i) a merger, reorganization, share exchange, consolidation, business combination, recapitalization or similar transaction or series of related transactions involving the Company, (ii) the acquisition by any Person, directly or indirectly, of twenty percent (20%) or more of the assets of the Company and its Subsidiaries, on a consolidated basis, or (iii) the acquisition by any Person, directly or indirectly, of twenty percent (20%) or more of the outstanding Shares of Common Stock or any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in a Person beneficially owning twenty percent (20%) or more of the outstanding Shares of Common Stock.

        (f)    "Superior Proposal" means a written Alternative Proposal, substituting in the definition thereof "fifty percent (50%)" for "twenty percent (20%)" in each place it appears, that (i) was not solicited in violation of this Section 5.3, and (ii) the Board of Directors of the Company determines in good faith, after consultation with the Company's outside financial and legal advisors, and considering such factors as Board of Directors of the Company considers to be (x) reasonably likely to be consummated in accordance with its terms, taking into account all financial, regulatory, legal and other aspects of the proposal, including, to the extent debt financing is required, the likelihood of obtaining necessary financing, the identity of the Person making such Alternative Proposal, and whether such proposal is fully financed by means of an executed customary commitment letter from a reputable Person that has agreed to provide or cause to be provided the amounts set forth therein, and (y) if completed, would be more favorable to the Company's shareholders from a financial point of view than the transactions contemplated by this Agreement (after giving effect to any adjustments to the terms and provisions of this Agreement agreed to in writing by Parent in response to such Alternative Proposal).

        Section 5.4    Filings; Other Actions.

        (a)   The Company shall prepare (in consultation with Parent) and file with the SEC the Proxy Statement, which shall, subject to Section 5.3, include the Recommendation, and shall use reasonable best efforts to respond to any comments by the SEC staff in respect of the Proxy Statement as promptly as reasonably practicable after the receipt thereof, and shall cause the definitive Proxy Statement to be mailed to the Company's shareholders as promptly as reasonably practicable following the filing thereof with the SEC. Parent and Merger Sub shall provide to the Company such information concerning themselves and their Affiliates as is customarily included in a proxy statement prepared in connection with a transaction of the type contemplated by this Agreement or as otherwise required by Law, requested by the SEC or its staff or as the Company may reasonably request and the Company shall provide Parent an opportunity to review and comment on the Proxy Statement prior to filing or mailing the Proxy Statement and shall consider in good faith any comments reasonably proposed by Parent.

        (b)   The Company and its Affiliates, on the one hand, and Parent, Merger Sub and their respective Affiliates, on the other hand, may not communicate in writing with the SEC or its staff with respect to the Proxy Statement, as the case may be, without providing the other a reasonable opportunity to review and comment on such written communication which comments shall be considered by the filing party in good faith.

        (c)   The Company, on the one hand, and Parent and Merger Sub, on the other hand, will advise the other, promptly after it receives notice thereof, of any receipt of a request by the SEC or its staff for (A) any amendment or revisions to the Proxy Statement, as the case may be, (B) any receipt of comments from the SEC or its staff on the Proxy Statement, as the case may be, or (C) any receipt of a request by the SEC or its staff for additional information in connection therewith.

        (d)   Subject to the other provisions of this Agreement and as promptly as reasonably practicable following the date of this Agreement, the Company shall (i) take all action required by the IBCL and its articles of incorporation and bylaws to duly call, give notice of, convene and hold a meeting of its shareholders after the Proxy Statement is cleared by the SEC for mailing to the Company's shareholders for the purpose of obtaining the Company Shareholder Approval (the "Company Meeting"), and (ii) subject to a Change of Recommendation in accordance with Section 5.3, use reasonable best efforts to solicit from its shareholders proxies in favor of the approval of the adoption of this Agreement.

        Section 5.5    Employee Matters.

        (a)   For the period of six months after the Effective Time, Parent shall provide, or shall cause to be provided, to Company employees who continue to be employed by the Surviving Corporation or its Subsidiaries after the Effective Time ("Company Employees") (i) base salary or wages that are no less favorable than was provided to the Company Employee immediately before the Effective Time and (ii) all other compensation and benefits (excluding stock based benefits, if any) that, in the aggregate, are no less favorable than those provided to similarly situated employees of Parent and its Subsidiaries; provided, that until such time as Parent or the Surviving Corporation shall cause Company Employees to participate in a New Plan (as defined below), a Company Employee's continued participation in the applicable Company Benefit Plan shall be deemed to satisfy the foregoing provisions of this clause (ii) (it being understood that participation in the applicable New Plans may commence at different times with respect to each Company Benefit Plan). Notwithstanding any other provision of this Agreement to the contrary, Parent shall or shall cause the Surviving Corporation to provide to each Company

Employee whose employment is terminated in a severance qualifying termination (as determined in accordance with the applicable Company Benefit Plan) during the six-month period following the Effective Time severance benefits at the same level as the severance benefits that the Company Employee would have been entitled under the Company Benefit Plans had the Company Employee's employment been terminated in a severance qualifying termination immediately prior to the Effective Time.

        (b)   For all purposes (including purposes of vesting, eligibility to participate and level of benefits) under the employee benefit plans of Parent and its Subsidiaries providing benefits to any Company Employees after the Effective Time (the "New Plans"), each Company Employee shall be credited with his or her years of service with the Company and its Subsidiaries and their respective predecessors before the Effective Time, to the same extent as such Company Employee was entitled, before the Effective Time, to credit for such service under any similar Company Benefit Plan in which such Company Employee participated or was eligible to participate immediately prior to the Effective Time; provided, that the foregoing shall not apply to the extent that its application would result in a duplication of benefits. In addition, and without limiting the generality of the foregoing, (i) each Company Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan is comparable to a Company Benefit Plan in which such Company Employee participated immediately before the Effective Time (such plans, collectively, the "Old Plans"), and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Company Employee, Parent shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents, unless such conditions would not have been waived under the comparable plans of the Company or its Subsidiaries in which such employee participated immediately prior to the Effective Time, and Parent shall cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Old Plans ending on the date such employee's participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

        (c)   Parent hereby acknowledges that a "change of control" (or similar phrase) within the meaning of the Company Benefit Plans will occur at or prior to the Effective Time, as applicable.

        (d)   The Company may implement a retention program in accordance with Section 5.5(d) of the Company Disclosure Letter.

        (e)   With respect to Company Employees who are eligible to receive a cash bonus ("Annual Bonus Plan Participant") pursuant to the Company annual bonus plans for 2016 that are in effect as of the date hereof, the Company shall be permitted to (and if the Effective Time occurs before the payment of such bonus, Parent shall, or shall cause the Surviving Corporation to) pay to each Annual Bonus Plan Participant his or her annual cash bonus for 2016 based on actual performance through December 31, 2016 in accordance with the terms of the applicable Company bonus plans, with any earned payments to be made to Annual Bonus Plan Participants at the same time after the end of the year as payments have customarily been made by the Company pursuant to the terms of the applicable Company bonus plans. After the Effective Time, if an Annual Bonus Plan Participant's employment is terminated by Parent or the Surviving Corporation other than for "cause" (as customarily defined by the Parent) prior to the payment of the earned annual bonus for 2016, such Annual Bonus Plan Participant shall be entitled to a prorated payment of the actual earned bonus based on the number of days in 2016 that such Annual Bonus Plan Participant was employed by the Company and by Parent and the Surviving Corporation, with the payment to be made at the same time as payments are made pursuant to the applicable annual bonus plan for employees who remain employed through the payment date.

        (f)    As soon as reasonably practicable following the date hereof (and in any event prior to the Closing Date), the Company shall, or shall cause its applicable Subsidiary to, take all actions necessary to fulfill all consultation and notification requirements, and obtain all approvals from, any works councils or other labor organizations, whether required pursuant to applicable Law or otherwise.

        (g)   If requested by Parent in writing no later than fifteen (15) days prior to the Closing Date, the Board of Directors of the Company (or the appropriate committee thereof) shall adopt resolutions and take all actions that are necessary to terminate the Company's 401(k) plan (the "Company 401(k) Plan") effective as of the day prior to the Closing Date. Prior to the Closing Date, the Company shall provide Parent with a copy of the resolutions and/or plan amendments evidencing that the Company 401(k) Plan has been terminated in accordance with its terms.

        (h)   Without limiting the generality of Section 8.10, the provisions of this Section 5.5 are solely for the benefit of the parties to this Agreement, and no current or former director, employee or consultant or any other person shall be a third-party beneficiary of this Agreement, and nothing herein shall be construed as an amendment to any Company Benefit Plan or other compensation or benefit plan or arrangement for any purpose. Nothing in this Section 5.5 express or implied, shall confer upon any Company Employee, or legal representative or beneficiary thereof or other Person, any rights or remedies, including any right to employment or continued employment for any specified period, or a right in any employee or beneficiary of such employee or other Person under a Company Benefit Plan that such employee or beneficiary or other Person would not otherwise have under the terms of that Company Benefit Plan.

        Section 5.6    Efforts.

        (a)   Each of the parties hereto shall use all reasonable best efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as promptly as practicable after the date hereof and in any event prior to the End Date, including (i) the obtaining of all necessary actions or nonactions, waivers, consents, clearances, approvals, orders, non-objections and expirations or terminations of waiting periods, including the Specified Approvals and the Parent Approvals, from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval, clearance or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals, non-objections or waivers from third parties, (iii) the defending of any Actions, lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement; provided, however, that in no event shall the Company or any of its Subsidiaries be required to pay prior to the Effective Time any fee, penalty or other consideration to any third party for any consent or approval required for or triggered by this Agreement or the consummation of the transactions contemplated hereby under any contract or agreement or otherwise.

        (b)   None of the Company, Parent, or Merger Sub shall unilaterally and voluntarily approach CFIUS with respect to the Merger or the other transactions contemplated by this Agreement. In the event that any party receives a request from CFIUS to file a notification with respect to the transaction ("CFIUS Request"), the party receiving such request must promptly provide written notice or request to all other parties.

        (c)   Subject to the terms and conditions herein provided and without limiting the foregoing, the Company, Parent and Merger Sub shall (i) promptly, but in no event later than 10 Business Days after the date hereof, file any and all required notification and report forms under the HSR Act with respect to the Merger and the other transactions contemplated by this Agreement, and use all reasonable best efforts to cause the expiration or termination of any applicable waiting periods under the HSR Act, (ii) if a CFIUS Request has occurred, promptly, but in no event later than 15 Business Days after the date of the CFIUS Request, file a joint voluntary notice with CFIUS with respect to the Merger and the other transactions contemplated by this Agreement, (iii) use all reasonable best efforts to cooperate with each other in promptly making any other filings required to be made with, or timely obtaining all such consents, permits, authorizations, waivers, clearances, approvals, and expirations or terminations of waiting periods required to be obtained from, any third parties or Governmental Entities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, (iv) supply to any Governmental Entity as promptly as practicable any additional information or documents that may be requested pursuant to any Law or by such Governmental Entity and (v) take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby, including taking all such further action as may be necessary to resolve such objections, if any, as the United States Federal Trade Commission, the Antitrust Division of the United States Department of Justice, state antitrust enforcement authorities, competition authorities of any other nation or other jurisdiction, CFIUS (if applicable), or any other Person may assert under any Antitrust Law or Exon-Florio (if applicable) with respect to the transactions contemplated hereby, and to avoid or eliminate each and every impediment under any Antitrust Law or Exon-Florio (if applicable) that may be asserted by any Governmental Entity with respect to the Merger so as to enable the Closing to occur as promptly as practicable after the date hereof (and in any event no later than the End Date), including (x) proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture, license, hold separate or disposition of any assets or businesses of

Parent or its Subsidiaries or Affiliates or of the Company or its Subsidiaries and (y) otherwise taking or committing to take any actions that after the Closing Date would limit Parent's or its Subsidiaries' (including the Surviving Corporation's) or Affiliates' freedom of action with respect to, or its ability to retain, one or more of its or its Subsidiaries' (including the Surviving Corporation's) businesses, product lines or assets, in each case as may be required in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any Action that would otherwise have the effect of preventing the Closing, delaying the Closing or delaying the Closing beyond the End Date; provided that neither Parent, the Company nor any of their respective Subsidiaries shall be required to become subject to, or consent or agree to or otherwise take any action with respect to, any requirement, condition, understanding, agreement or order to sell, divest, license, hold separate or otherwise dispose of, or to conduct, restrict, operate, invest or otherwise change the assets, operations or business of Parent, the Company or any of their respective Subsidiaries or Affiliates, unless such requirement, condition, understanding, agreement or order is conditioned upon the Closing.

        (d)   Notwithstanding anything in this Agreement to the contrary, Parent and its Subsidiaries and Affiliates shall not be required to, and the Company and its Subsidiaries shall not be required to and, without the prior written consent of Parent shall not, take any action, or agree to any condition or limitation contemplated in this Section 5.6, that would, or would reasonably be expected to, have a material adverse effect on (i) the business, results or operations, EBITDA, or financial condition of either (x) Parent and its Subsidiaries or (y) the Company and its Subsidiaries (in each case of (x) and (y), measured on a scale relative to the Company and its Subsidiaries, taken as a whole) or (ii) the benefits or advantages Parent expects to receive from the Merger and the other transactions contemplated by this Agreement.

        (e)   The Company, Parent and Merger Sub shall cooperate and consult with each other in connection with the making of all registrations, filings, notifications, communications, submissions and any other actions contemplated by Section 5.4 or this Section 5.6, and, subject to applicable legal limitations and the instructions of any Governmental Entity, the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall keep each other apprised of the status of matters relating to the completion of the transactions contemplated thereby, including promptly furnishing the other with copies of any notices or other communications received by the Company or Parent, as the case may be, or any of their respective Subsidiaries or Affiliates, from any third party and/or any Governmental Entity with respect to such transactions. Subject to applicable Law relating to the exchange of information, the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall permit counsel for the other party reasonable opportunity to review in advance, and consider in good faith the views of the other party in connection with, any proposed notifications or filings and any written or oral communications or submissions, and with respect to any such notification, filing, written communication or submission, any documents submitted therewith to any Governmental Entity; provided, however, that materials may be redacted (x) to remove references concerning the valuation of the businesses of the Company and its Subsidiaries, or proposals from third parties with respect thereto, (y) as necessary to comply with contractual agreements and (z) as necessary to address reasonable privilege or confidentiality concerns. Each of the Company, Parent and Merger Sub agrees not to participate in any meeting or discussion, either in person or by telephone, with any Governmental Entity in connection with the proposed transactions unless it consults with the other party in advance and, to the extent not prohibited by such Governmental Entity, gives the other party the opportunity to attend and participate.

        (f)    In furtherance and not in limitation of the covenants of the parties contained in this Section 5.6, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging this Agreement or any transaction contemplated by this Agreement as violative of any Law, each of the Company, Parent and Merger Sub shall cooperate in all respects with each other and shall use all their respective reasonable best efforts to contest and resist any such Action or proceeding and to have vacated, lifted, reversed or overturned any Action, decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger and the other transactions contemplated by this Agreement.

        Section 5.7    Takeover Statutes.    For any "fair price," "moratorium," "business combination," "control share acquisition" or other form of antitakeover statute or regulation that is applicable to the transactions contemplated hereby, each of the Company, Parent and Merger Sub and the members of their respective Boards of Directors shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby, the parties hereto and any Shares.

        Section 5.8    Public Announcements.    The Company, Parent and Merger Sub shall consult with and provide each other a reasonable opportunity to review and comment upon any press release or other public statement or comment prior to the issuance of such press release or other public statement or comment relating to this Agreement or the transactions contemplated hereby and shall not issue any such press release or other public statement or comment prior to such consultation, except as may be required by applicable Law or by obligations pursuant to any listing agreement with any national securities exchange or as may be requested by a Governmental Entity; provided that the restrictions in this Section 5.8 shall not apply to any Company communication regarding an Alternative Proposal or from and after a Change of Recommendation in compliance with Section 5.3. Parent and the Company agree to issue a joint press release in a form agreed by them as the first public disclosure of this Agreement.

        Section 5.9    Indemnification and Insurance.

        (a)   Parent and Merger Sub agree that all rights to exculpation, indemnification and advancement of expenses now existing in favor of the current or former directors, officers or employees, as the case may be, of the Company or its Subsidiaries as provided in their respective articles of incorporation or bylaws or other organizational documents or in any agreement shall survive the Merger and shall continue at and after the Effective Time in full force and effect. For a period of six years from the Effective Time, Parent and the Surviving Corporation shall maintain in effect the exculpation, indemnification and advancement of expenses provisions of the Company's and any Company Subsidiary's articles of incorporation and bylaws or similar organizational documents as in effect immediately prior to the Effective Time or in any indemnification agreements of the Company or its Subsidiaries with any of their respective directors, officers or employees as in effect immediately prior to the Effective Time, and shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any individuals who at the Effective Time were current or former directors, officers or employees of the Company or any of its Subsidiaries; provided, however, that all rights to indemnification in respect of any Action pending or asserted or any claim made within such period shall continue until the final disposition of such Action or resolution of such claim, even if beyond such six-year period. From and after the Effective Time, Parent shall be jointly and severally liable for, and guaranty and stand surety for, and shall cause the Surviving Corporation and its Subsidiaries to honor, in accordance with their respective terms, each of the covenants contained in this Section 5.9.

        (b)   The Surviving Corporation shall (and Parent shall cause the Surviving Corporation to), to the fullest extent permitted under applicable Law, indemnify and hold harmless (and advance funds in respect of each of the foregoing or any related expenses) each current and former director, officer or employee of the Company or any of its Subsidiaries and each Person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of or for the benefit of the Company or its Subsidiaries (each, together with such Person's heirs, executors or administrators, and successors and assigns, an "Indemnified Party") against any costs or expenses (including advancing attorneys' fees and expenses in advance of the final disposition of any Action to each Indemnified Party to the fullest extent permitted by Law), judgments, fines, losses, claims, damages, obligations, costs, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (an "Action"), arising out of, relating to or in connection with any action or omission occurring or alleged to have occurred whether before or after the Effective Time (including acts or omissions in connection with such Persons serving as an officer, director, employee or other fiduciary in any entity if such service was at the request or for the benefit of the Company or its Subsidiaries). In the event of any such Action, Parent and the Surviving Corporation shall cooperate with the Indemnified Party in the defense of any such Action.

        (c)   For a period of six years from the Effective Time, Parent shall cause to be maintained in effect the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company and its Subsidiaries with respect to matters arising on or before the Effective Time; provided, however, that after the Effective Time, Parent shall not be required to pay annual premiums in excess of 300% of the last annual premium paid by the Company prior to the date hereof in respect of the coverage required to be obtained pursuant hereto, but in such case shall purchase as much coverage as reasonably practicable for such amount. In lieu of the foregoing, at the Company's option, the Company may purchase (subject to reasonable consultation with Parent), prior to the Effective Time, a six-year prepaid "tail" policy on terms and conditions providing substantially equivalent benefits as the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company and its Subsidiaries with respect to matters arising on or before the Effective Time, covering without limitation the transactions contemplated hereby. If such prepaid "tail" policy has been obtained by the Company prior to the Effective Time, Parent shall cause such policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the Surviving Corporation, and no other party shall have any further obligation to purchase or pay for insurance hereunder.

        (d)   Parent shall pay all reasonable expenses, including reasonable attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided in this Section 5.9.

        (e)   The rights of each Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such Indemnified Party may have under the articles of incorporation or bylaws or other organizational documents of the Company or any of its Subsidiaries or the Surviving Corporation, any other indemnification arrangement, the IBCL or otherwise. The provisions of this Section 5.9 shall survive the consummation of the Merger and expressly are intended to benefit, and are enforceable by, each of the Indemnified Parties.

        (f)    In the event that Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.9.

        Section 5.10    Control of Operations.    Nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company's operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

        Section 5.11    Rule 16b-3.    Prior to the Effective Time, the Company shall be permitted to take such steps as may be reasonably necessary or advisable hereto to cause dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        Section 5.12    Transaction Litigation.    Prior to the Effective Time, the Company shall promptly notify Parent of all (i) notices and other communications received by the Company, its Subsidiaries or any of their Affiliates from any Governmental Entity in connection with the Merger or any other transaction contemplated by this Agreement or from any Person alleging that the consent of such Person is required in connection with the transactions contemplated by this Agreement, if the subject matter of such communication or the failure of such party to obtain such consent could be material to the Company, its Subsidiaries or Parent and (ii) Actions commenced or threatened against the Company or any of its Subsidiaries or Affiliates, in each case in connection with, arising from or otherwise relating to the Merger or any other transaction contemplated by this Agreement ("Transaction Litigation") (including by providing copies of all pleadings with respect thereto) and thereafter keep Parent reasonably informed with respect to the status thereof. The Company shall (a) give Parent the opportunity to participate in the defense, settlement or prosecution of any Transaction Litigation; and (b) consult with Parent with respect to the defense, settlement and prosecution of any Transaction Litigation and not settle or compromise any Transaction Litigation without consent of Parent. For purposes of this Section 5.12, "participate" means that Parent will be kept apprised of proposed strategy and other significant decisions with respect to the Transaction Litigation by the Company (to the extent that the attorney-client privilege between the Company and its counsel is not undermined or otherwise affected).

        Section 5.13    FIRPTA.    Prior to the Effective Time, the Company shall deliver to Parent a certificate, dated as of the Closing Date, substantially in the form provided for in Treasury Regulation Sections 1.1445-2(c)(3) and 1.897-2(h), certifying that interests in the Company (including the Shares) are not United States real property interests within the meaning of Section 897(c) of the Code.

        Section 5.14    Convertible Notes.    The Company shall comply with its obligations under the Convertible Notes that arise as a result of the execution, delivery or performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, including the delivery of any notices, certificates and opinions required in connection with the transactions contemplated hereby.

        Section 5.15    Repatriation.    The Company and its Subsidiaries shall use their commercially reasonable efforts (in the manner reasonably requested in writing by Parent) to distribute or transfer or cause to be distributed or transferred, immediately before Closing (including pursuant to the repayment of outstanding intercompany obligations), unrestricted cash balances held in commercial bank accounts in the name of the Company or such Subsidiary in any jurisdiction located outside the United States to accounts in the name of the Company or a Subsidiary located in the United States; provided, however, the foregoing shall not require the Company to violate any applicable Law or incur any Tax liability with respect to repatriation in advance of the Effective Time unless the conditions to Closing have been waived or satisfied (other than those conditions that by their terms are to be satisfied or waived at the Closing).

        Section 5.16    Parent Financing.

        (a)   (i) Parent and Merger Sub shall use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to arrange and consummate the Debt Financing on the terms and conditions described in or contemplated by the Debt Financing Commitments (taking into account any "market flex" provisions in the related fee letter) or on terms and conditions that are no less favorable in the aggregate to the Parent Parties (as determined by the Parent Parties in good faith) than the terms and conditions contained in the Debt Financing Commitments (taking into account any "market flex" provisions in the related fee letter), including using reasonable best efforts to (i) maintain in effect the Debt Financing Commitments, (ii) satisfy (or, if deemed advisable by the Parent Parties, to obtain the waiver of) on a timely basis (taking into account the timing of the Marketing Period) all conditions to funding in the Debt Financing Commitments that are within the control of the Parent Parties, (iii) negotiate and enter into definitive agreements with respect thereto on terms and conditions described in the Debt Financing Commitments (taking into account any "market flex" provisions in the related fee letter) at or prior to the Closing on terms and conditions that are no less favorable in the aggregate to the Parent Parties (as determined by the Parent Parties in good faith) than terms contained in the Debt Financing

Commitments (including any "market flex" provisions in the related fee letter); provided that, notwithstanding anything to the contrary, the documentation relating to the bridge loan facilities contemplated by the Debt Financing Commitments shall not be required until reasonably necessary in connection with the funding of the Debt Financing, (iv) enforce its rights under the Debt Financing Commitments and (v) in the event that all conditions in the Debt Financing Commitments have been satisfied or waived, use reasonable best efforts to cause the lenders party to the Debt Financing Commitments to fund on the Closing Date the Debt Financing necessary to fund, in part, the Required Amount (which may include litigation pursued in good faith). To the extent reasonably requested by the Company from time to time, Parent shall keep the Company informed on a reasonably current basis of the status of its efforts to arrange the Debt Financing (or Alternative Financing) and, upon the reasonable request of the Company, Parent shall provide to the Company copies of the definitive agreements related to the Debt Financing (or Alternative Financing) for the purpose of monitoring the progress of the financing activities.

           (ii)  In the event any portion of the Debt Financing becomes unavailable on the terms and conditions (including after giving effect to the exercise of any "market flex" provisions in the related fee letter) contemplated by the Debt Financing Commitments for any reason, (A) Parent shall promptly notify the Company in writing and (B) Parent and Merger Sub shall use, and shall cause their respective subsidiaries to use, their reasonable best efforts to arrange to obtain alternative financing from alternative sources in an amount, when added with the available portion of the Debt Financing and cash on hand at the Parent Parties and their subsidiaries and cash on hand at the Company and its subsidiaries, sufficient to fund the Required Amount (the "Alternative Financing") as promptly as practicable following the occurrence of such event, on terms and conditions (taking into account any "market flex" provisions in the related fee letter) that are no less favorable in the aggregate to the Parent Parties (as determined by the Parent Parties in good faith) than the terms and conditions contained in the Debt Commitment Letter (taking into account any "market flex" provisions in the related fee letter). If applicable, except as otherwise expressly stated, references in this Agreement to the terms "Debt Financing Commitments" and "Debt Financing" shall include any Alternative Financing.

          (iii)  Without limiting the generality of the foregoing, Parent shall promptly notify the Company in writing (A) if a Debt Financing Commitment expires or is terminated in either case for any reason prior to its stated date of expiration or termination (or if any Person attempts or purports in writing to terminate a Debt Financing Commitment prior to the stated date of termination, whether or not such attempted or purported early termination is valid), (B) if there exists any material breach, material default, repudiation, cancellation or early termination by any Lender (or any event or circumstance that, with or without notice, lapse of time or both, could reasonably be expected to give rise to any material breach, material default, repudiation, cancellation or early termination) of which Parent becomes aware and that would, in any such case, reasonably be expected to adversely affect the timely availability (taking into account the timing of the Marketing Period) or the amount of the Debt Financing, (C) of the receipt by the Parent Parties or Merger Sub of any written notice or other written communication from any Lender with respect to any (I) actual material breach, material default, repudiation, cancellation or early termination by such Lender that would, in any such case, reasonably be expected to adversely affect the timely availability (taking into account the timing of the Marketing Period) or the amount of the Debt Financing or (II) material dispute or disagreement between the Parent Parties and any Lender related to the obligation to fund the Debt Financing or the amount of the Debt Financing to be funded at Closing (but excluding for the avoidance of doubt, any ordinary course negotiations with respect to the terms of the Debt Financing and/or the definitive agreements with respect thereto) or (D) if for any reason the Parent Parties or Merger Sub believe in good faith that there is a reasonable possibility that it will not be able to obtain all or any portion of the Debt Financing contemplated by the Debt Financing Commitments. As soon as reasonably practicable, Parent shall provide any information reasonably requested by the Company and that is reasonably available to the Parent Parties relating to any circumstance referred to in clause (A), (B) or (C) of the immediately preceding sentence.

          (iv)  Parent Parties shall not (without the prior written consent of the Company) consent or agree to any amendment, replacement, supplement or modification to, or any waiver of any provision under, the Debt Financing Commitments if such amendment, replacement, supplement, modification or waiver (1) decreases the aggregate amount of the Debt Financing to an amount that, when combined with cash on hand at the Parent Parties and their subsidiaries and cash on hand at the Company and its subsidiaries, would or would reasonably be expected to be less than the Required Amount, or (2) imposes new or additional conditions or otherwise expands, amends or modifies any of the conditions to the receipt of the Debt Financing, in the case of this clause (2), in a manner that would reasonably be expected to (A) prevent, delay or materially impair the consummation of the transactions contemplated by this Agreement, (B) make the funding of the Debt Financing (or satisfaction of the conditions to obtaining the Debt Financing) less likely to occur, or (C) materially adversely impact the ability of the Parent Parties to enforce its rights against the Lenders under the Debt Financing Commitments. Notwithstanding anything to the contrary, for the avoidance of doubt, the Parent Parties may amend, replace, supplement and/or modify the Debt Financing Commitments to add lenders, lead arrangers, bookrunners, syndication agents, commitment parties, purchasers or similar entities as parties thereto who had not executed the Debt Financing Commitments as of the date hereof. Upon any amendment, supplement, replacement or modification of the Debt Financing Commitments made in compliance with this Section 5.16(a), Parent shall provide a copy thereof to the Company and the terms "Debt Financing Commitments" and "Debt Financing" shall mean the Debt Financing Commitments and the Debt Financing as so amended, replaced, supplemented or modified, including any Alternative Financing.

           (v)  Notwithstanding the foregoing, compliance by Parent with this Section 5.16(a) shall not relieve Parent or Merger Sub of their obligations to consummate the transactions contemplated by this Agreement whether or not the Debt Financing is available and each of Parent and Merger Sub acknowledges that this Agreement and the transactions contemplated hereby are not contingent on Parent's or Merger Sub's ability to obtain the Debt Financing (or any Alternative Financing) or any specific term with respect to such financing.

          (vi)  Notwithstanding anything to the contrary in this Agreement, nothing contained in this Section 5.16(a) shall require, and in no event shall the reasonable best efforts of Parent and Merger Sub be deemed or construed to require, Parent or Merger Sub to pay any fees or agree to pay any interest rate amounts, in either case, in excess of those contemplated by the Debt Financing Commitments (taking into account any "market flex" provisions contained in the related fee letter) or to consummate the Debt Financing prior to the completion of the Marketing Period.

        (b)   Prior to the Closing, the Company shall, and shall cause its subsidiaries to and shall use its reasonable best efforts to cause its and their respective officers, directors and employees to, and shall use its reasonable best efforts to, direct its and their respective accountants, legal counsel and other Representatives to, provide to the Parent Parties and Merger Sub, at the Parent Parties' sole cost and expense, all customary cooperation as may be reasonably requested by Parent in connection with the arrangement of the Debt Financing (solely for purposes of this Section 5.11(b), the term "Debt Financing" shall be deemed to include one or more offerings of customary "high yield" non-convertible debt securities to be issued or incurred in lieu of any bridge facility contemplated by the Debt Financing Commitments or pursuant to any "market flex" or "securities demand" provisions of the related fee letter) contemplated by the Debt Financing Commitments; provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company and its subsidiaries, including:

            (i)  as promptly as reasonably practicable, (A) furnishing Parent with the Required Information and such other financial and other pertinent information regarding the Company and its subsidiaries as may be reasonably requested by Parent or the Lenders to assist in the preparation of any syndication, offering or other similar marketing materials and/or documents related to the Debt Financing and (B) informing Parent if the Company shall have actual Knowledge of any facts that would likely require the restatement of any financial statements included in the Required Information for such financial statements to comply with GAAP;

           (ii)  assisting the Parent Parties in preparation for, and participating with the Parent Parties in, the marketing efforts for the Debt Financing, including participating with, and causing senior members of management and Representatives of the Company and its subsidiaries to participate with, the Parent Parties in a reasonable number of lender and investor meetings, conference calls and presentations, road shows, due diligence sessions (including accounting due diligence sessions), drafting sessions, sessions with rating agencies and other sessions with prospective lenders, investors and purchasers, in each case in connection with the Debt Financing and all at reasonable times and locations to be mutually agreed upon reasonable advance notice, and assisting the Parent Parties in obtaining ratings as contemplated by the Debt Financing;

          (iii)  using commercially reasonable efforts to obtain customary auditor consents for use of their reports in any syndication, offering or other similar marketing materials and/or documents relating to the Debt Financing and to obtain customary comfort letters of independent accountants (including customary change of period "negative assurance" comfort), as reasonably requested by Parent as necessary or customary for financings similar to the Debt Financing (including any offering or private placement of debt securities pursuant to Rule 144A under the Securities Act);

          (iv)  assisting the Parent Parties in the preparation by the Parent Parties and the Lenders of (A) any offering documents, private placement memoranda, bank information memoranda (including, to the extent necessary, (x) an additional bank information memorandum that does not include material non-public information and (y) authorization letters), lender presentations, and similar syndication, offering or other similar marketing materials and/or documents relating to the Debt Financing, including reviewing and commenting on the Parent Parties' draft of a business description of the Company and its subsidiaries and "Management's Discussion and Analysis" of the Company's and its subsidiaries' financial statements and information to be included in the offering documents and marketing materials relating to the Debt Financing; provided that any such offering document or memorandum that includes disclosure and financial statements and information with respect to the Company and its subsidiaries shall only reflect the Surviving Corporation and/or its subsidiaries as the obligor(s); and (B) materials for rating agency presentations;

           (v)  executing and delivering (or assisting in the execution and delivery of), as of the Closing, any pledge and security documents, other definitive financing documents or other certificates or documents as may be reasonably requested by Parent (provided that (A) none of the documents or certificates shall be executed and/or delivered except in connection with the Closing and (B) the effectiveness thereof shall be conditioned upon, or become operative upon, the occurrence of the Effective Time) and otherwise facilitating the pledging of collateral, including obtaining such documentation and/or taking such other steps reasonably requested by Parent (including lien searches, payoff letters, lien releases and instruments of termination or discharge, records that are reasonably requested by Parent in order to release all Liens over the property and assets of the Company and its subsidiaries and taking reasonable actions for the purposes of establishing collateral arrangements);

          (vi)  at least four (4) Business Days prior to the Closing Date, providing Parent with all documentation and information regarding the Company and its subsidiaries reasonably required by regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including the USA Patriot Act of 2001 to the extent requested in writing by Parent at least eight (8) Business Days prior to the Closing Date;

         (vii)  assisting the Parent Parties in the preparation of pro forma financial information and pro forma financial statements by the Parent Parties and Merger Sub to be included in any syndication, offering or other similar marketing materials and/or documents relating to the Debt Financing; provided, for the avoidance of doubt, that the Company shall not be required to provide any information or assistance relating to (A) the proposed aggregate amount of debt financing, together with assumed interest rates, dividends (if any) and fees and expenses relating to the incurrence of such debt financing, (B) any post-Closing or pro forma cost savings, synergies, capitalization, ownership or other pro forma adjustments desired to be incorporated into any information used in connection with the Debt Financing, or (C) any financial information related to the Parent Parties or any of its subsidiaries or any adjustments that are not directly related to the acquisition of the Company by Parent;

        (viii)  cooperating with the Lenders' requests for due diligence materials as is reasonably available to it and as is reasonably requested by Parent and customarily delivered in connection with the Debt Financing agreements and documents; and

          (ix)  taking and/or facilitating all corporate and other organizational actions, subject to the occurrence of the Closing, reasonably requested by Parent that are necessary or customary to permit the consummation of the Debt Financing.

Notwithstanding the foregoing, (x) nothing in this Section 5.16(b) shall require such cooperation to the extent it would (A) unreasonably interfere with the business or operations of the Company and its subsidiaries, or (B) require the Company to prepare separate financial statements for any of its subsidiaries, (y) none of the Company or any of its subsidiaries shall be required to pay any commitment or other fee in connection with the Debt Financing contemplated by the Debt Financing Commitments or be required to bear any cost or expense or incur any other liability that is not subject to reimbursement or indemnity from Parent, in any such case prior to the Effective Time, and (z) nothing in this Section 5.16(b) shall require any action that would conflict with or violate in any material respect any Laws or cause the Company and/or the Company's subsidiaries to violate any obligation of confidentiality (not created in contemplation hereof) binding on the Company and/or its subsidiaries (provided that in the event that the Company and/or its subsidiaries do not provide information in reliance on the exclusion in this clause (z), the Company and/or the subsidiaries shall use commercially reasonable efforts to provide notice to Parent and Merger Sub promptly upon obtaining knowledge that such information is being withheld (but solely if providing such notice would not violate such obligation of confidentiality)). For the avoidance of doubt, none of the Company or its subsidiaries or their respective officers, directors (with respect to any subsidiary of the Company) or employees shall be required to execute or enter into or perform any agreement (including any board resolutions or similar actions) with respect to the Debt Financing contemplated by the Debt Financing Commitments that is not contingent upon the Closing or that would be effective prior to the Closing, and no directors of the Company, acting in such capacity, shall be required to execute or enter into or perform any agreement (including any board resolutions or similar actions) with respect to the Debt Financing

        (c)   Parent (i) shall promptly, upon request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs (including (A) reasonable outside attorneys' fees and (B) fees and expenses of the Company's accounting firms engaged to assist in connection with the Debt Financing, including performing additional requested procedures, reviewing any offering documents, participating in any meetings and providing any comfort letters) to the extent incurred by the Company, any of the subsidiaries or their Representatives in connection with the cooperation of the Company and its subsidiaries contemplated by this Section 5.16, and (ii) shall indemnify and hold harmless the Company and its subsidiaries and their respective Representatives from and against any and all losses suffered or incurred by them in connection with the arrangement of the Debt Financing and the performance of their respective obligations under this Section 5.16 (including any action taken in accordance with Section 5.16(b)) and any information utilized in connection therewith, in each case, except to the extent suffered or incurred as a result of the bad faith, gross negligence, willful misconduct or material breach of this Agreement by the Company or any of its subsidiaries or, in each case, their respective Affiliates and Representatives.

        (d)   The Company hereby consents to the use of the logos of the Company and its subsidiaries by (i) the Parent Parties, Merger Sub and their respective licensees, any Lenders, lead arrangers, bookrunners, syndication agents, commitment parties, purchasers, other equity or debt providers or similar entities involved in the Debt Financing, in each case, in connection with the Debt Financing; provided that the Parent Parties and Merger Sub shall ensure that such logos are used by the above permitted parties solely in a manner that is not intended, or that is not reasonably likely, to harm or disparage the Company or the Company's reputation or goodwill.

        (e)   The Company shall, and shall cause its subsidiaries to, and shall use its reasonable best efforts to cause its and their respective officers, directors and employees to use their reasonable best efforts to, and shall use its reasonable best efforts to direct its and their respective accountants, legal counsel and other Representatives to, update any Required Information provided to the Parent Parties as may be necessary so that such Required Information (i) is Compliant throughout the Marketing Period and (ii) meets the applicable requirements set forth in the definition of "Required Information". For the avoidance of doubt, the Parent Parties may, to most effectively access the financing markets, require the cooperation of the Company and its subsidiaries under this Section 5.16 at any time, and from time to time and on multiple occasions, between the date hereof and the Closing, including by keeping current the Required Information and providing any supplements to the Parent Parties so that the Parent Parties may most effectively access the financing markets. The Company agrees to (A) file all reports on Form 10-K and Form 10-Q and Form 8-K (to the extent required to include financial information pursuant to Item 9.01 thereof) and (B) use its reasonable best efforts to file all other Forms 8-K, in each case required to be filed with the SEC pursuant to the Exchange Act prior to the Closing Date in accordance with the periods required by the Exchange Act.

        Section 5.17    280G Matters.    As soon as practicable, but in no event later than thirty (30) Business Days after the date hereof, the Company will make available to Parent true and correct copies of preliminary Section 280G calculations (based on the assumptions set forth in the applicable calculations) with respect to each "disqualified individual" (within the meaning of Section 280G of the Code) who is reasonably likely to receive payments or benefits in connection with the transactions contemplated by this Agreement that would not be deductible under Section 280G of the Code.

ARTICLE 6

CONDITIONS TO THE MERGER

        Section 6.1    Conditions to Obligation of Each Party to Effect the Merger.    The respective obligations of each party to effect the Merger shall be subject to the satisfaction (or waiver by Parent and the Company to the extent permitted by applicable Law) at or prior to the Effective Time of the following conditions:

        (a)   The Company Shareholder Approval shall have been obtained in accordance with applicable Law and the articles of incorporation and bylaws of the Company.

        (b)   No injunction or similar order by any court of competent jurisdiction that prohibits the consummation of the Merger shall have been entered and shall continue to be in effect, and no Law shall have been enacted, entered, promulgated or enforced by any Governmental Entity that prohibits or makes illegal the consummation of the Merger.

        (c)   Any waiting period under the HSR Act applicable to the Merger shall have expired or been earlier terminated and any applicable waiting period or approval required under the Antitrust Laws of the jurisdictions listed on Section 6.1(c) of the Company Disclosure Letter shall have expired or been obtained.

        (d)   If a CFIUS Request has occurred prior to the Closing, CFIUS Clearance shall have been obtained.

        Section 6.2    Conditions to Obligation of the Company to Effect the Merger.    The obligation of the Company to effect the Merger is further subject to the satisfaction (or waiver by the Company to the extent permitted by applicable Law) of the following conditions:

        (a)   The representations and warranties of Parent and Merger Sub set forth in Article 4 shall be true and correct both when made and at and as of the Closing Date, with the same force and effect as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without regard to any qualifications as to materiality contained in such representations and warranties) would not have, individually or in the aggregate, a Parent Material Adverse Effect.

        (b)   Parent and Merger Sub shall have performed in all material respects all obligations and complied with all covenants required by this Agreement to be performed or complied with by them prior to the Effective Time.

        (c)   Parent shall have delivered to the Company a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or another senior officer, certifying to the effect that the conditions set forth in Section 6.2(a) and Section 6.2(b) have been satisfied.

        Section 6.3    Conditions to Obligations of Parent and Merger Sub to Effect the Merger.    The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction (or waiver by Parent and Merger Sub to the extent permitted by applicable Law) of the following conditions:

        (a)   (i) The representations and warranties of the Company set forth in Section 3.1, Section 3.2, Section 3.3(a) , Section 3.10(a), Section 3.16 and Section 3.20 shall be true and correct in all material respects (other than Section 3.2(a) and (b), which shall be true and correct in all respects except for de minimus changes) both when made and at and as of the Closing Date, with the same force and effect as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), and (ii) the representations and warranties of the Company set forth in Article 3 (other than those set forth in clause (i) hereof) shall be true and correct both when made and at and as of the Closing Date, with the same force and effect as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without regard to any qualifications as to "Company Material Adverse Effect" or materiality contained in such representations and warranties) would not have, individually or in the aggregate, a Company Material Adverse Effect.

        (b)   The Company shall have performed in all material respects all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time.

        (c)   The Company shall have delivered to Parent a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or another senior officer, certifying to the effect that the conditions set forth in Section 6.3(a) and Section 6.3(b) have been satisfied.

        (d)   Since the date of this Agreement, there shall not have occurred any Company Material Adverse Effect.

        Section 6.4    Frustration of Closing Conditions.    No party hereto may rely, either as a basis for not consummating the Merger or terminating this Agreement and abandoning the Merger, on the failure of any condition set forth in Section 6.1, Section 6.2 or Section 6.3, as the case may be, to be satisfied if such failure was caused by such party's breach of any covenant or agreement of this Agreement.

ARTICLE 7

TERMINATION

        Section 7.1    Termination or Abandonment.    Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after any approval by the shareholders of the Company of the matters presented in connection with the Merger, only as follows:

        (a)   by the mutual written consent of the Company and Parent;

        (b)   by either the Company or Parent if (i) the Effective Time shall not have occurred on or before January 31, 2017 (provided that if, as of such date all conditions set forth in Section 6.1, Section 6.2 and Section 6.3 shall have been satisfied or waived (other than those conditions that are to be satisfied by action taken at the Closing) other than the conditions set forth in Section 6.1(c) or (d), then such date shall automatically be extended to May 30, 2017 (as may be so extended, the "End Date")) and (ii) the party seeking to terminate this Agreement pursuant to this Section 7.1(b) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have contributed to the failure to consummate the Merger on or before such date;

        (c)   by either the Company or Parent if any court of competent jurisdiction shall have issued or entered an injunction or similar order that permanently enjoins or otherwise prohibits the consummation of the Merger and such injunction or order shall have become final and non-appealable; provided that the party seeking to terminate this Agreement pursuant to this Section 7.1(c) shall have complied with its obligations pursuant to Section 5.6 to prevent, oppose and remove such injunction or order;

        (d)   by either the Company or Parent if the Company Meeting (including any adjournments or postponements thereof) shall have concluded and the Company Shareholder Approval contemplated by this Agreement shall not have been obtained;

        (e)   by the Company, if Parent or Merger Sub shall have breached or failed to perform in any material respect any of their representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would result in a failure of a condition set forth in Section 6.1 or Section 6.2 and (ii) cannot be cured by the End Date or, if curable, is not cured within 30 Business Days following the Company's delivery of written notice to Parent stating the Company's intention to terminate this Agreement pursuant to this Section 7.1(e) and the basis for such termination; provided that the Company is not then in material breach of any representation, warranty, agreement or covenant contained in this Agreement;

        (f)    by Parent, if the Company shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would result in a failure of a condition set forth in Section 6.1 or Section 6.3 and (ii) cannot be cured by the End Date or, if curable, is not cured with 30 Business Days following Parent's delivery of written notice to the Company stating Parent's intention to terminate this Agreement pursuant to this Section 7.1(e) and the basis for such termination; provided that Parent or Merger Sub is not then in material breach of any representation, warranty, agreement or covenant contained in this Agreement;

        (g)   at any time prior to the date the Company Shareholder Approval is obtained, (i) by the Company, in accordance with Section 5.3(c), provided, that simultaneously with such termination, the Company shall tender payment to Parent of the Company Termination Fee pursuant to Section 7.3; or (ii) by Parent, if (1) the Board of Directors of the Company shall have effected a Change of Recommendation pursuant to Section 5.3(c), (2) the Company enters into an Alternative Acquisition Agreement, (3) the Board of Directors or any committee thereof approves, endorses or recommends any Alternative Proposal, (4) the Company or the Board of Directors shall have publicly announced its intention to do any of the foregoing, (5) the Company materially breaches any of its obligations set forth in Section 5.3 or (6) a tender or exchange offer relating to the Company's securities shall have been commenced by a Person unaffiliated with Parent, and the Company shall have not sent to its security holders pursuant to Rule 14e-2 promulgated under the Exchange Act, within ten (10) Business Days after such tender or exchange offer is first published, sent or given, a statement disclosing that the Board of Directors of the Company recommends rejection of such tender or exchange offer; and

        (h)   by the Company, if (i) Parent is required to consummate the Closing pursuant to Section 1.2, (ii) Parent and Merger Sub fail to consummate the Merger within three (3) Business Days of the first date (the "First Date") on which Parent and Merger Sub are required to consummate the Closing pursuant to Section 1.2, and (iii) the Company has provided irrevocable written notice to Parent at least one (1) Business Day prior to the First Date confirming that it stands ready, willing and able to consummate the Merger and the other transactions contemplated hereby.

        Section 7.2    Effect of Termination.    In the event of termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become null and void and there shall be no liability or obligation on the part of the Company, Parent, Merger Sub or their respective Subsidiaries or Affiliates, except that (i) no such termination shall relieve any party of its obligation to pay the Parent Termination Fee or the Company Termination Fee, as applicable, if, as and when required pursuant to Section 7.3 or Section 7.4, as applicable; (ii) no such termination shall relieve any party for liability for such party's intentional and willful breach of its representations, warranties or covenants in this Agreement prior to its termination (except with respect to the limitations on liability set forth in Section 7.3 and Section 7.4); and (iii) the Confidentiality Agreement and the provisions of Section 5.2(b), this Section 7.2, Section 7.3, Section 7.4 and Article 8 shall survive the termination hereof.

        Section 7.3    Company Termination Fee.

          (a)    Company Termination Fee.    Any provision in this Agreement to the contrary notwithstanding, if (i) the Company shall have validly terminated this Agreement pursuant to Section 7.1(g)(i), (ii) Parent shall have validly terminated this Agreement pursuant to Section 7.1(g)(ii) or (iii) (A) after the date of this Agreement, an Alternative Proposal is publicly proposed or publicly disclosed prior to, and, with respect to a termination under Section 7.1(d), not withdrawn at least two Business Days prior to, the Company Meeting (a "Qualifying Transaction"), (B) this Agreement is validly terminated by Parent or the Company pursuant to Section 7.1(d) and Section 7.1(f), and (C) concurrently with or within twelve months after such termination, the Company shall have entered into a definitive agreement providing for a Qualifying Transaction or completed a Qualifying Transaction, then the Company shall pay, by wire transfer of immediately available funds to an account designated by Parent, a fee of $43 million in cash (the "Company Termination Fee"), such payment to be made within three Business Days of such termination, or in the case of Section 7.3(a)(iii), within three Business Days after the later of (y) termination of this Agreement and (z) the date the Company enters into a definitive agreement providing for a Qualifying Transaction or completes a Qualifying Transaction, as applicable; it being understood that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion. Upon the payment by the Company of the Company Termination Fee as and when required by this Section 7.3(a), the Company shall have no further liability with respect to this Agreement or the transactions contemplated hereby to Parent, Merger Sub or their respective Affiliates or Representatives, except to the extent provided in Section 7.2.

          (b)    Acknowledgements.    Each party acknowledges that the agreements contained in this Section 7.3 are an integral part of this Agreement and that, without Section 7.3(a), Parent would not have entered into this Agreement. Accordingly, if the Company fails to promptly pay any amount due pursuant to this Section 7.3, the Company shall pay to the Parent all fees, costs and expenses of enforcement (including attorneys' fees as well as expenses incurred in connection with any action initiated by such party), together with interest on the amount of the Company Termination Fee at the prime lending rate as published in The Wall Street Journal, in effect on the date such payment is required to be made. The parties further acknowledge that the Company Termination Fee shall not constitute a penalty but is liquidated damages, in a reasonable amount that will compensate Parent in the circumstances in which the Company Termination Fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger, which amount would otherwise be impossible to calculate with precision. If this Agreement is terminated in circumstances where the Company Termination Fee is payable pursuant to this Section 7.3, then following receipt by the Parent of the Company Termination Fee, the Company Termination Fee (i) shall be in full and complete satisfaction of any and all damages against the Company and its Subsidiaries and their respective former, current or future officers, directors, partners, shareholders, managers, members, Affiliates and Representatives arising out of, related to this Agreement, any contract or agreement executed in connection herewith, any breach by the Company of this Agreement, the failure to consummate the transactions contemplated hereby or thereby, and any claims or actions arising out of the foregoing, and (ii) shall be the sole and exclusive remedy of Parent and Merger Sub against the Company and its Subsidiaries and their respective former, current or future officers, directors, partners, shareholders, managers, members, Affiliates and Representatives and none of the Company, any of its Subsidiaries or any of their respective former, current or future officers, directors, partners, shareholders, managers, members, Affiliates or Representatives for any losses suffered as a result of this Agreement, any contract or agreement executed in connection herewith, any breach of this Agreement or the failure of the transactions contemplated by this Agreement to be consummated, and none of the foregoing Persons shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby. The parties acknowledge that the right to receive the Company Termination Fee shall not limit or otherwise affect any such party's right to specific performance as provided in Section 8.5.

        Section 7.4    Parent Termination Fee.

          (a)    Parent Termination Fee.    Any provision in this Agreement to the contrary notwithstanding, if the Company shall have validly terminated this Agreement pursuant to (i) Section 7.1(e), or (ii) Section 7.1(h), then Parent shall pay, by wire transfer of immediately available funds to an account designated by the Company, a fee of $86 million in cash (the "Parent Termination Fee"), such payment to be made within three Business Days of such termination; it being understood that in no event shall the Parent be required to pay the Parent Termination Fee on more than one occasion. Upon the payment by the Parent of the Parent Termination Fee as and when required by this Section 7.4(a), together with any reimbursement owed for any Recoverable Amounts, the Parent and the Specified Persons shall have no further liability with respect to this Agreement or the transactions contemplated hereby to the Company or their respective Affiliates or Representatives.

          (b)    Acknowledgements.    Each party acknowledges that the agreements contained in this Section 7.4 are an integral part of this Agreement and that, without Section 7.4(a), the Company would not have entered into this Agreement. Accordingly, if Parent fails to promptly pay any amount due pursuant to this Section 7.4, Parent shall pay to the Company all fees, costs and expenses of enforcement (including attorneys' fees as well as expenses incurred in connection with any action initiated by such party), together with interest on the amount of the Parent Termination

Fee at the prime lending rate as published in The Wall Street Journal, in effect on the date such payment is required to be made. The parties further acknowledge that the Parent Termination Fee shall not constitute a penalty but is liquidated damages, in a reasonable amount that (i) will compensate the Company in the circumstances in which Parent Termination Fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger, which amount would otherwise be impossible to calculate with precision, (ii) shall be in full and complete satisfaction of any and all damages against the Specified Persons arising out of, related to this Agreement, any contract or agreement executed in connection herewith (including the Debt Commitment Letter), any breach by the Parent or Merger Sub of this Agreement, the failure to consummate the transactions contemplated hereby or thereby, and any claims or actions arising out of the foregoing, and (iii) shall constitute the sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) of the Company and its Affiliates for damages against Parent, Merger Sub and the former, current or future, direct or indirect, equityholders, controlling persons, directors, officers, employees, agents, Affiliates, members, managers, general or limited partners of Parent, Merger Sub or any of their respective successors or assigns, or any current or future equityholder, controlling person, director, officer, employee, agent, Affiliate, member, manager, general or limited partner or of any of the foregoing (collectively, the "Specified Persons"), for any losses suffered as a result of this Agreement, any contract or agreement executed in connection herewith (including the Debt Commitment Letter), any breach of this Agreement or the failure of the transactions contemplated by this Agreement to be consummated, and upon payment in full of the Parent Termination Fee, none of the Specified Persons shall have any further liability or obligation relating to or arising out of this Agreement, the Debt Financing, or the transactions contemplated hereby or thereby, except, in the case of clauses (i), (ii) and (iii), (A) for the obligations of Greeneden U.S. Holdings II, LLC under the Confidentiality Agreement and (B) for the obligations of Parent and Merger Sub for any reimbursement or indemnification owed to the Company pursuant to Section 5.16(c) (any amounts owed pursuant to clauses (A) and (B), collectively, the "Recoverable Amounts"). For the avoidance of doubt, in the event the Closing does not occur, in no event shall the Specified Persons be subject to (nor shall the Company or its Subsidiaries, or any of their Affiliates seek to recover) monetary damages in excess of the Parent Termination Fee for any losses arising from or in connection with breaches by the Parent or Merger Sub of their respective representations, warranties, covenants and agreements contained in this Agreement or arising from any Action in law or equity that the Company or its Subsidiaries, or any of their Affiliates may have for any loss suffered as a result of the failure of the transactions contemplated by this Agreement to be consummated. The parties acknowledge that, until such time as this Agreement is validly terminated and Parent pays the Parent Termination Fee, the right to receive the Parent Termination Fee shall not limit or otherwise affect any such party's right to specific performance as provided in Section 8.5. For the avoidance of doubt, under no circumstances shall the Company be permitted or entitled to obtain specific performance as provided in Section 8.5 and also any money damages, including all or any portion of the Parent Termination Fee.

ARTICLE 8

MISCELLANEOUS

        Section 8.1    No Survival of Representations and Warranties.    None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time.

        Section 8.2    Expenses.    Except as set forth in Section 7.3, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby shall be paid by the party incurring or required to incur such expenses, except that all filing fees paid by any party in respect of any HSR Act or other regulatory filing shall be borne by Parent.

        Section 8.3    Counterparts; Effectiveness.    This Agreement may be executed in counterparts (including by facsimile, by electronic mail in "portable document format" (.pdf) form, or by any other electronic means intended to preserve the original graphic and pictoral appearance of a document), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, facsimile, electronic mail or otherwise) to the other parties.

        Section 8.4    Governing Law; Jurisdiction.

        (a)   This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware; provided, however, that the Merger (and the fiduciary duties of the Company's directors and officers in connection with the Merger and this Agreement in general) shall be exclusively governed by and construed in accordance with the laws of the State of Indiana, without giving effect to any choice or conflict of law provision or rule. In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the state or federal courts of the State of Delaware. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (A) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with this Section 8.4, (B) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) to the fullest extent permitted by the applicable Law, any claim that (i) the Action in such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

        (b)   Notwithstanding anything to the contrary in this Agreement, (i) no party hereto, nor any of its affiliates, will bring, or support the bringing of, any claim, legal action or proceeding, whether at law or in equity, whether in contract or in tort or otherwise, against any Financing Related Parties in any way relating to this Agreement or any of the transactions contemplated by this Agreement, anywhere other than in the Supreme Court of the State of New York, County of New York (and the appellate courts thereof), or, if under applicable law exclusive jurisdiction is vested in the federal courts, the United States District Court for the Southern District of New York (and the appellate courts thereof) and (ii) except as specifically set forth in the Debt Financing Commitments, all claims or causes of action (whether at law, in equity, in contract, in tort or otherwise) against any of the Financing Related Parties in any way relating to this Agreement, the Debt Financing Commitments or the performance thereof or the transactions contemplated hereby or thereby shall be exclusively governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to principles or rules or conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction. The parties hereto further agree to waive and hereby irrevocably waive, to the fullest extent permitted by law, any objection which it may now have or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such action in any such court and makes the agreements, waivers and consents set forth in Section 8.4(a) mutatis mutandis but with respect to the courts specified in this Section 8.4(b).

        Section 8.5    Specific Enforcement.

        (a)   The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Each party agrees that, subject to Section 8.5(b), in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages, subject to the limitations set forth in Section 7.3 and Section 7.4) to obtain (A) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation and (B) an injunction restraining such breach or threatened breach. Subject to Section 8.5(b), in circumstances where Parent and Merger Sub are obligated to consummate the Merger and the Merger has not been consummated, Parent and Merger Sub expressly acknowledge and agree that the Company and its shareholders shall have suffered irreparable harm, that monetary damages will be inadequate to compensate the Company and its shareholders, and that the Company on behalf of itself and its shareholders shall be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages, subject to the limitations set forth in Section 7.3 and Section 7.4) to enforce specifically Parent's and Merger Sub's obligations to consummate the Merger. Each party further agrees that no other party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this

Section 8.5, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

        (b)   Notwithstanding Section 8.5(a), it is acknowledged and agreed that the right of the Company to an injunction, specific performance or other equitable remedy in connection with enforcing Parent's obligation to cause the Closing to occur will be subject to the requirements that (A) all of the conditions set forth in Section 6.1 and Section 6.3 have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) at the time Section 1.2 contemplated the Closing to occur, (B) the Debt Financing has been funded or will be funded on the date the Closing is required to have occurred pursuant to Section 1.2, (C) Parent and Merger Sub shall have failed to consummate the Merger by the time the Closing was required by Section 1.2 to occur, and (D) the Company has irrevocably notified Parent in writing that (x) the Company is ready, willing and able to consummate the Merger, and (y) all conditions set forth in Section 6.2 have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) or that it is willing to waive any unsatisfied conditions set forth in Section 6.2 and if specific performance is granted and the Debt Financing are funded, the Closing will occur. For the avoidance of doubt, nothing contained herein shall limit the right of the Company to seek injunctions, specific performance or other equitable remedies to enforce the obligations of Parent and Merger Sub under Section 5.16 or any other obligations of Parent and Merger Sub herein; provided, that in no event shall the Company be entitled to enforce or seek to enforce specifically Parent's obligation to cause the Closing to occur if the Debt Financing has not been funded.

        Section 8.6    WAIVER OF JURY TRIAL.    EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING THE DEBT FINANCING COMMITMENTS AND THE FINANCING). EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 8.6.

        Section 8.7    Notices.    Any notice required to be given hereunder shall be sufficient if in writing, and sent by email, facsimile transmission, by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

  To Parent or Merger Sub:
  Genesys Telecommunications Laboratories, Inc.
  2001 Junipero Serra Blvd., 9th Floor
  Daly City, CA 94014
  Attn: James M. René
  Telecopy No.: (650) 466-1260
  Email: Jim.Rene@genesys.com

  with a copy to:

  Fried, Frank, Harris, Shriver & Jacobson LLP
  801 17th Street, NW
  Washington, DC 20006
  Attention: Brian Mangino
  Telecopy No.: (202)639-7003
  Email: brian.mangino@friedfrank.com

  and

  Fried, Frank, Harris, Shriver & Jacobson LLP
  One New York Plaza
  New York, NY 10004
  Attention: Randi Lally
  Telecopy No.: (212) 859-4000
  randi.lally@friedfrank.com

  To the Company (prior to the Closing):

  Interactive Intelligence Group, Inc.
  7601 Interactive Way
  Indianapolis, IN 46278
  Attention: Ashley Vukovits
  Fax: (317) 715-8265
  Email: Ashley.Vukovits@inin.com

  with a copy to:

  Faegre Baker Daniels LLP
  600 East 96th Street, Suite 600
  Indianapolis, IN 46240
  Attention: J. Jeffrey Brown
  Telecopy No.: (317) 569-4800
  Email: jeff.brown@faegrebd.com

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered (a) when received when sent by email or facsimile, provided that the recipient confirms in writing its receipt thereof, (b) upon proof of service when sent by reliable overnight delivery service, (c) upon personal delivery in the case of hand delivery or (d) upon receipt of the return receipt when sent by certified or registered mail. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided, however, that such notification shall only be effective on the date specified in such notice or two Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

        Section 8.8    Assignment; Binding Effect.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

        Section 8.9    Severability.    Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the sole extent of such invalidity or unenforceability without rendering invalid or unenforceable the remainder of such term or provision or the remaining terms and provisions of this Agreement in any jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

        Section 8.10    Entire Agreement; No Third-Party Beneficiaries.    This Agreement (including the exhibits and schedules hereto) and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof. Except (a) for the provisions of Article 2 (which, from and after the Effective Time, shall be solely for the benefit of holders of the Common Stock and Company Equity Awards as of the Effective Time), (b) Section 5.9 (which, solely from and after the Effective Time, shall be solely for the benefit of the Indemnified Parties), (c) Section 7.4(b) and this clause (c) of Section 8.10 (which, to the extent such Section relates to the Specified Persons, shall inure to the benefit of each of the Specified Persons) and (d) Section 8.4(b), Section 8.6, this clause (d) of Section 8.10, the last sentence of Section 8.11 and Section 8.16 (which in each case, to the extent that any such Section relates to the Financing Related Parties, shall inure to the benefit each of the Financing Related Parties), this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein is intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder.

        Section 8.11    Amendments; Waivers.    At any time prior to the Effective Time, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and Merger Sub, or in the case of a waiver, by the party against whom the waiver is to be effective; provided, however, that after receipt of the Company Shareholder Approval, if any such amendment or waiver shall by applicable Law or in accordance with the rules and regulations of Nasdaq require further approval of the shareholders of the Company, the effectiveness of such amendment or waiver shall be subject to the approval of the shareholders of the Company. Notwithstanding the foregoing, no failure or delay by the Company or Parent in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Notwithstanding anything in this Agreement to the contrary, Section 8.4(b) , Section 8.6, clause (d) of the second sentence of Section 8.10, this sentence of this Section 8.11 and Section 8.16 (and any provision of this Agreement to the extent an amendment, modification, waiver or termination of such provision would modify the substance of any of such provisions) may not be amended, modified, waived or terminated in a manner that impacts or is adverse in any respect to any of the Financing Related Parties without the prior written consent of the Lenders that as of the date of such amendment are providing the Debt Financing.

        Section 8.12    Headings.    Headings of the Articles and Sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        Section 8.13    Interpretation.    When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

        Section 8.14    Obligations of Merger Sub.    Whenever this Agreement requires Merger Sub to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Merger Sub to take such action.

        Section 8.15    Non-Recourse.    Each party agrees, on behalf of itself and its Affiliates and its and their directors, officers, partners and members (collectively, "Related Parties"), that all Actions, claims, obligations, liabilities or causes of action (whether in Contract or in tort, in Law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate to: (A) this Agreement or the transactions contemplated hereunder, (B) the negotiation, execution or performance this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), (C) any breach or violation of this Agreement, and (D) any failure of the transactions contemplated hereunder to be consummated, in each case, may be made only against the Persons that are expressly identified as parties to this Agreement and, in accordance with, and subject to the terms and conditions of this Agreement. In furtherance and not in limitation of the foregoing, and notwithstanding anything contained in this Agreement, each party hereto covenants, agrees and acknowledges, on behalf of itself and its respective Affiliates and Related Parties, that no recourse under this Agreement shall be sought or had against any other Person, and no other Person shall have any liabilities or obligations (whether in Contract or in tort, in Law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) for any claims, causes of action, obligations or liabilities arising under, out of, in connection with or related to the items in the immediately preceding clauses (A) through (D), it being expressly agreed and acknowledged that no personal liability or losses whatsoever shall attach to, be imposed on or otherwise be incurred by any of the aforementioned, as such, arising under, out of, in connection with or related to the items in the immediately preceding clauses (A) through (D), except in each case for claims that the Company may assert against Greeneden U.S. Holdings II, LLC pursuant to the terms of the Confidentiality Agreement.

        Section 8.16    No Recourse to Financing Related Parties.    No Financing Related Party shall have any liability or obligation to the Company with respect to this Agreement or with respect to any claim or cause of action (whether in Contract or in tort, in Law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate to: (A) this Agreement or the transactions contemplated hereunder, (B) the negotiation, execution or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), (C) any breach or violation of this Agreement, and (D) any failure of the transactions contemplated hereunder to be consummated, it being expressly agreed and acknowledged by the Company that no personal liability or losses whatsoever shall attach to, be imposed on or otherwise be incurred by any Financing Related Party, as such, arising under, out of, in connection with or related to the items in the immediately preceding clauses (A) through (D). For the avoidance of doubt, this Section 8.16 does not limit or affect any rights or remedies that Parent or Merger Sub may have against the parties to the Debt Commitment Letter.

        Section 8.17    Definitions.    For purposes of this Agreement, the following terms (as capitalized below) will have the following meanings when used herein:

        "Action" has the meaning set forth in Section 5.9(b).

        "Affiliates" means, with respect to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

        "Agreement" has the meaning set forth in the Preamble.

        "Alternative Proposal" has the meaning set forth in Section 5.3(e).

        "Alternative Financing" has the meaning set forth in Section 5.16(a)(ii).

        "Annual Bonus Plan Participant" has the meaning set forth in Section 5.5(e).

        "Anti-Corruption Laws" means the U.S. Foreign Corrupt Practices Act of 1977, as amended; the U.S. Travel Act, 18 U.S.C. § 1952; the U.K. Bribery Act of 2010; any applicable Law enacted in connection with, or arising under, the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions; or any other applicable Laws or regulations of any Governmental Entity relating to bribery or corruption.

        "Antitrust Law" means the HSR Act, the Federal Trade Commission Act, as amended, the Sherman Act, as amended, the Clayton Act, as amended, and any other applicable federal, state or foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

        "Articles of Merger" has the meaning set forth in Section 1.3.

        "Bankruptcy and Equity Exceptions" has the meaning set forth in Section 4.5(b).

        "Book-Entry Shares" has the meaning set forth in Section 2.2(a).

        "Business Day" means any day other than a Saturday, Sunday or a day on which the banks in New York are authorized by law or executive order to be closed.

        "Cancelled Shares" has the meaning set forth in Section 2.1(a)(ii).

        "Capped Call Transactions" means the transactions contemplated by the Confirmations, each dated May 19, 2015, between the Company and each of JP Morgan Chase Bank, NA, Morgan Stanley & Co. LLC and Royal Bank of Canada, each as amended.

        "Certificates" has the meaning set forth in Section 2.2(a).

        "CFIUS" means the Committee on Foreign Investment in the United States.

        "CFIUS Clearance" means the giving of notice to the parties with respect to the transaction contemplated hereby in accordance with the requirements of Exon-Florio and its applicable regulations and the receipt by the parties of written notice from CFIUS of its (a) determination that the transaction contemplated hereby does not constitute a "covered transaction" under Exon-Florio, (b) determination to the effect that review (or, if applicable, investigation) of the transaction contemplated hereby has been concluded and that a determination has been made that there are no unresolved national security concerns, or (c) following an investigation conducted by CFIUS pursuant to Exon-Florio, CFIUS reports the transaction contemplated hereby to the President of the United States and the President of the United States does not take any action to suspend or prohibit such transaction pursuant to his authorities under Exon-Florio.

        "CFIUS Request" has the meaning set forth in Section 5.6(b)

        "Change of Recommendation" has the meaning set forth in Section 5.3(c).

        "Closing" has the meaning set forth in Section 1.2.

        "Closing Date" has the meaning set forth in Section 1.2.

        "Code" has the meaning set forth in Section 2.2(b)(iii).

        "Common Stock" has the meaning set forth in Section 2.1(a)(i).

        "Company" has the meaning set forth in the Preamble.

        "Company 401(k) Plan" has the meaning set forth in Section 5.5(g).

        "Company Benefit Plans" has the meaning set forth in Section 3.9(a).

        "Company Disclosure Letter" has the meaning set forth in Article 3.

        "Company Employees" has the meaning set forth in Section 5.5(a).

        "Company Equity Awards" means Company Options and Company RSUs.

        "Company Foreign Plan" has the meaning set forth in Section 3.9(a).

        "Company Material Adverse Effect" means an event, change, occurrence or development that has had or would reasonably be expected to have a material adverse effect on the business, operations, properties, assets, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, but shall not include events, changes, occurrences or developments relating to or resulting from (a) changes in general economic or political conditions or the securities, equity, credit or financial markets in general, or changes in or affecting domestic or foreign interest or exchange rates, (b) any decline in the market price or trading volume of the Common Stock or any change in the credit rating of the Company or any of its securities or any failure to meet internal or published projections, forecasts, guidance or revenue or earnings predictions (provided that the facts and circumstances underlying any such decline, change or failure may be taken into account in determining whether a Company Material Adverse Effect has occurred to the extent not otherwise prohibited by the definition thereof), (c) general changes or developments in the industries in which the Company and its Subsidiaries operate, including general changes in Law or regulation (or the interpretation or enforcement thereof), in each case made after the date hereof and across such industries, (d) the execution, delivery and performance of this Agreement or the public announcement or pendency or consummation of the Merger or other transactions contemplated hereby, including the impact thereof on the relationships, contractual or otherwise, of the Company or any of its Subsidiaries with employees, labor unions, financing sources, partnerships, customers, suppliers or partners, or the taking of any action required by this Agreement or consented to or requested by Parent in writing, (e) the identity of Parent or any of its Affiliates as the acquiror of the Company, or any litigation relating to or resulting from this Agreement or the transactions contemplated hereby, (f) any acts of terrorism or war or other hostilities, including the outbreak, worsening or escalation thereof, or any hurricane, tornado, flood, earthquake, natural disasters, acts of God or other comparable events, or (g) changes in generally accepted accounting principles or the interpretation or enforcement thereof after the date hereof; except, with respect to clauses (a), (c) and (f), to the extent that the impact thereof has a disproportionate effect on the business, operations, properties, assets, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, relative to others in the industry or industries in which the Company and its Subsidiaries operate.

        "Company Material Contract" has the meaning set forth in Section 3.18(a).

        "Company Meeting" has the meaning set forth in Section 5.4(d).

        "Company Option" means an option to acquire Shares granted pursuant to a Company Stock Plan.

        "Company Owned Intellectual Property" has the meaning set forth in Section 3.14(b).

        "Company Permits" has the meaning set forth in Section 3.8(b).

        "Company RSU" means any issued and outstanding restricted stock units granted under or pursuant to the Company Stock Plan.

        "Company SEC Documents" has the meaning set forth in Section 3.4(a).

        "Company Shareholder Approval" has the meaning set forth in Section 3.17.

        "Company Stock Plan" means the Company's 2006 Equity Incentive Plan, as amended

        "Company Termination Fee" has the meaning set forth in Section 7.3(a).

        "Compliant" means, with respect to the Required Information, that (i) such Required Information does not contain any untrue statement of a material fact regarding the Company and its subsidiaries, or omit to state any material fact regarding the Company and its subsidiaries necessary in order to make such Required Information not materially misleading under the circumstances, (ii) such Required Information complies with all applicable requirements of Regulation S-X and Regulation S-K under the Securities Act for a registered public offering of debt securities on Form S-1, but limited to the type and form customarily included in a preliminary offering memorandum for debt securities under Rule 144A of the Securities Act (it being understood none of such information need include (a) any statements or information required by Rules 3-09, 3-10 or 3-16 of Regulation S-X or for any period prior to January 1, 2013 and (b) other information customarily excluded from a preliminary offering memorandum used for an offering of high yield debt securities pursuant to Rule 144A of the Securities Act), to consummate an offering of non-convertible debt securities by a large accelerated filer as contemplated by the Debt Financing Commitments, assuming that such offering was consummated at the same time during the Company's fiscal year as such offering of debt securities will be made and (iii) the financial statements and other financial information included in such Required Information would not be deemed "stale" or otherwise be unusable under customary practices for offerings and private placements of debt securities under Rule 144A of the Securities Act and are sufficient to permit the Company and its subsidiaries' applicable independent accountants to issue customary comfort letters to the financing sources providing the portion of the Debt Financing consisting of debt securities, including as to customary change period "negative assurance" comfort, in order to consummate any offering of debt securities on any day during the Marketing Period, which such accountants have confirmed they are prepared to issue.

        "Confidentiality Agreement" has the meaning set forth in Section 5.2(b).

        "Contract" means any legally binding, written contract, note, bond, mortgage, indenture, deed of trust, lease, commitment, agreement or other obligation or arrangement.

        "Converted Shares" has the meaning set forth in Section 2.1(a)(ii).

        "Convertible Notes" means the Company's 1.25% Convertible Senior Notes due 2020 in the outstanding aggregate principal amount of $150 million.

        "Debt Commitment Letter" has the meaning set forth in Section 4.5(a).

        "Debt Financing" has the meaning set forth in Section 4.5(a).

        "Debt Financing Commitments" has the meaning set forth in Section 4.5(a).

        "Effective Time" has the meaning set forth in Section 1.3.

        "End Date" has the meaning set forth in Section 7.1(b).

        "Environmental Laws" means any Law, including any common law cause of action, relating to arising out of, relating to, or resulting from pollution, contamination, protection of the environment, human health or safety, health or safety of employees, sanitation, and any matters relating to emissions, discharges, disseminations, releases or threatened releases of pollutants, contaminants, toxic or hazardous substances.

        "ERISA" has the meaning set forth in Section 3.9(a).

        "ERISA Affiliate" has the meaning set forth in Section 3.9(c).

  "ESPP" has the meaning set forth in Section 2.4

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        "Exchange Fund" has the meaning set forth in Section 2.2(a).

        "Exon-Florio" means the Exon-Florio Amendment to the Defense Production Act of 1950, 50 U.S.C. app. § 2170.

        "Export and Import Control Laws" means any U.S. or applicable non-U.S. law, regulation, or order governing (i) imports, exports, re-exports, or transfers of products, services, software, or technologies; or (ii) economic sanctions or embargoes.

        "Fair Value" means the amount at which the assets (both tangible and intangible), in their entirety, of Parent and its Subsidiaries would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

        "Financing Related Parties" means the Lenders (in their respective capacities as lenders, arrangers, bookrunners, managers and/or agents under the Debt Financing Commitments) and their respective

Affiliates, any other sources of financing (and their respective Affiliates) to Parent and/or any of its Affiliates in connection with the transactions contemplated by this Agreement and each of the respective officers, directors, employees, agents, advisors, controlling persons and other representatives and successors of any of the foregoing.

        "First Date" has the meaning set forth in Section 7.1(h).

        "GAAP" means United States generally accepted accounting principles.

        "Governmental Entity" has the meaning set forth in Section 3.3(a).

        "HSR Act" has the meaning set forth in Section 3.3(a).

        "IBCL" has the meaning set forth in the Recitals.

        "Indemnified Party" has the meaning set forth in Section 5.9(b).

        "Intellectual Property" has the meaning set forth in Section 3.14(a).

        "Knowledge" means (a) with respect to Parent, the actual knowledge of Paul Segre, Nick Gerostathos or Jim René and (b) with respect to the Company, the actual knowledge of the individuals listed on Section 8.17(b) of the Company Disclosure Letter.

        "Law" or "Laws" has the meaning set forth in Section 3.8(a).

        "Lease" has the meaning set forth in Section 3.15.

        "Lender" means each of Goldman Sachs Bank USA, Bank of America, N.A. Merrill Lynch, Pierce, Fenner & Smith Incorporated, Royal Bank of Canada, RBC Capital Markets, Citigroup Global Markets Inc., Citibank, N.A., Citicorp USA, Inc., and Citicorp North America, Inc.; provided that in the event that any Additional Commitment Party (as defined in the Debt Commitment Letter) is added as a party to the Debt Commitment Letter after the date hereof, the term "Lender" shall include each such institution and, provided, further, that the term "Lender" shall include each institution party to any commitment letter or similar agreement for any Alternative Financing.

        "Lien" means a lien, mortgage, pledge, security interest, charge, title defect, claim, option to purchase or other encumbrance of any kind or nature whatsoever.

        "LLC 1" has the meaning set forth in the Preamble.

        "LLC 2" has the meaning set forth in the Preamble.

        "Luxco 3" has the meaning set forth in the Preamble.

        "Marketing Period" means the first period of twenty (20) consecutive Business Days commencing on or after September 6, 2016 and (i) throughout and at the end of which the Parent Parties shall have received the Required Information and the Required Information is Compliant; provided that, if the Company shall in good faith reasonably believe that it has delivered the Required Information and that the Required Information is Compliant as of the date of delivery, the Company may deliver to Parent and Merger Sub a written notice to that effect (stating when it believes it completed the delivery of the Required Information and that the Required Information is Compliant as of the date of delivery), in which case such twenty (20) consecutive Business Day period shall, subject to the other conditions set forth in this definition of "Marketing Period", be deemed to have commenced on the date such notice is delivered unless Parent or Merger Sub in good faith reasonably believes that the Company has not completed delivery of the Required Information or that the Required Information is not Compliant and not later than 5:00 p.m. (New York City time) seven (7) Business Days after the delivery of such notice by the Company, delivers a written notice to the Company to that effect (stating with specificity which such Required Information the Company has not delivered or why the Required Information is not Compliant as of the date of delivery), (ii) throughout and at the end of which, (1) the conditions set forth in Section 6.1 (other than Section 6.1(a)) and Section 6.3 (other than those conditions that by their nature are to be satisfied by actions to be taken at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing) shall be satisfied, (2) the definitive proxy statement relating to the Company Shareholder Approval has been mailed to the holders of the Shares and (3) nothing has occurred and no condition exists that would cause any of the conditions set forth in Section 6.1 (other than Sections 6.1(a))) or Section 6.3 to fail to be satisfied, assuming the Closing were to be scheduled for any time during such twenty (20) consecutive Business Day period and (iii) during the last ten (10) Business Days of such twenty (20) consecutive Business Day period the condition set forth in Section 6.1(a) shall have been satisfied; provided that (a) if such twenty (20) consecutive Business Day period has not ended on or prior to December 16, 2016, then it will not commence until January 3, 2017 and (b) November 23, 2016 and November 25, 2016 shall not constitute Business Days for purposes of calculating the twenty (20) consecutive Business Day (provided that, for the avoidance of doubt, such exclusion shall not restart such period, except with respect to clause (iii) above, in which case such ten (10) consecutive Business Day period referenced in clause (iii) above shall restart but, for the avoidance of doubt, such twenty (20) consecutive Business Day period shall not restart); provided, further, that, notwithstanding anything in this definition to the contrary, the Marketing Period shall not commence or be deemed to have commenced if, after the date hereof and prior to the completion of such twenty (20) consecutive Business Day period, (A) KPMG LLP shall have withdrawn its audit opinion with respect to any financial statements included in the Required Information, in which case the Marketing Period shall not be deemed to commence unless and until, at the earliest, a new unqualified audit opinion is issued with respect to the audited financial statements of the Company for the applicable periods by KPMG LLP or another independent public accounting firm of recognized national standing reasonably acceptable to Parent, (B) the Company or any of its subsidiaries shall have publicly announced any intention to restate any historical financial statements included in the Required Information or that any such restatement is under consideration, in which case the Marketing Period shall not be deemed to commence unless and until, at the earliest, such restatement has been completed and the applicable Required Information has been amended and made available to its security holders or the Company has announced that it has concluded that no restatement shall be required in accordance with GAAP, or (C) any Required Information would not be Compliant at any time during such twenty (20) consecutive Business Day period (it being understood that if any Required Information provided at the commencement of the Marketing Period ceases to be Compliant during such twenty (20) consecutive Business Day period, then the Marketing Period shall be deemed not to have occurred and must restart at such time when the Required Information is Compliant) or otherwise does not include the "Required Information" as defined; and provided, further, that the Marketing Period shall not begin earlier than (x) November 14, 2016, if, but for this proviso, it would begin during the period of September 15, 2016 through November 13, 2016 and (y) April 30, 2017, if, but for this proviso, it would begin during the period of February 1, 2017 through April 29, 2017.

        "Merger" has the meaning set forth in the Recitals.

        "Merger Consideration" has the meaning set forth in Section 2.1(a)(i).

        "Merger Sub" has the meaning set forth in the Preamble.

        "Multiemployer Plan" has the meaning set forth in Section 3.9(a).

        "Multiple Employer Plan" has the meaning set forth in Section 3.9(a).

        "Nasdaq" means The Nasdaq Stock Market LLC.

        "New Plans" has the meaning set forth in Section 5.5(b).

        "Old Plans" has the meaning set forth in Section 5.5(b).

        "Parent" has the meaning set forth in the Preamble.

        "Parent Approvals" has the meaning set forth in Section 4.2(b).

        "Parent Material Adverse Effect" has the meaning set forth in Section 4.1.

        "Parent Parties" has the meaning set forth in the Preamble.

        "Parent Termination Fee" has the meaning set forth in Section 7.4(a).

        "Paying Agent" has the meaning set forth in Section 2.2(a).

        "Permitted Lien" means a Lien (a) for Taxes or governmental assessments, charges or claims of payment not yet due, being contested in good faith or for which adequate accruals or reserves have been established, (b) that is a carriers', warehousemen's, mechanics', materialmen's, repairmen's or other similar lien arising in the ordinary course of business, (c) that is a zoning, entitlement or other land use or environmental regulation by any Governmental Entity that does not materially interfere with the use, operation or transfer of, or any of the benefits of ownership of, the property of the Company and its Subsidiaries taken as a whole, (d) that is disclosed on the most recent consolidated balance sheet of the Company or notes thereto, and (e) exclusive licenses of Intellectual Property entered into in the ordinary course of business.

        "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including a Governmental Entity, and any permitted successors and assigns of such person.

        "Preferred Stock" has the meaning set forth in Section 3.2(a).

        "Proxy Statement" has the meaning set forth in Section 3.12.

        "Qualifying Transaction" has the meaning set forth in Section 7.3(a).

        "Real Property" has the meaning set forth in Section 3.15.

        "Required Amount" has the meaning set forth in Section 4.5(c).

        "Required Information" means all financial statements, financial data, audit reports and other information of or regarding the Company and its subsidiaries (i) of the type required by Regulation S-X and Regulation S-K under the Securities Act for a registered public offering of debt securities on Form S-1, but limited to the type and form customarily included in a preliminary offering memorandum for debt securities under Rule 144A of the Securities Act (it being understood none of such information need include (a) any statements or information required by Rules 3-09, 3-10 or 3-16 of Regulation S-X or for any period prior to January 1, 2013 and (b) other information customarily excluded from an offering memorandum used for an offering of high yield debt securities pursuant to Rule 144A of the Securities Act), to consummate the offering of nonconvertible debt securities by a large accelerated filer contemplated by the Debt Financing Commitments, assuming that such offering were consummated at the same time during the Company's fiscal year as such offering of debt securities will be made, (ii) as otherwise reasonably required in connection with the Debt Financing and customarily included in private placements of debt securities under Rule 144A of the Securities Act or (iii) as otherwise necessary in order to assist in receiving customary "comfort" (including as to customary change period "negative assurance" comfort) from the independent accounts of the Company and its subsidiaries in connection with the offering of debt securities contemplated by the Debt Financing Commitments, including the historical consolidated financial statements of the Company required to be delivered pursuant to paragraph 5 of Exhibit D of the Debt Commitment Letter; it being understood and agreed that such information shall not include pro forma financial information, which shall be the responsibility of the Parent Parties; provided that, notwithstanding the Company's obligation to provide assistance pursuant to Section 5.16, any pro forma financial statements or pro forma financial information to be included in such offering documents shall not be considered "Required Information".

        "Recommendation" has the meaning set forth in Section 3.3(a).

        "Recoverable Amounts" has the meaning set forth in Section 7.4(b).

        "Related Parties" has the meaning set forth in Section 8.15.

        "Representatives" has the meaning set forth in Section 5.2(a).

        "Sarbanes-Oxley Act" means the Sarbanes-Oxley Act of 2002, as amended.

        "SEC" means the Securities and Exchange Commission.

        "Section 409A" has the meaning set forth in Section 3.9(f).

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        "Share" has the meaning set forth in Section 2.1(a)(i).

        "Specified Approvals" has the meaning set forth in Section 3.3(a).

        "Specified Persons" has the meaning set forth in Section 7.4(b).

        "Subsidiaries" means, with respect to any party, any corporation, partnership, association, trust or other form of legal entity of which (a) more than 50% of the outstanding voting securities are on the date hereof directly or indirectly owned by such party, or (b) such party or any Subsidiary of such party is a general partner (excluding partnerships in which such party or any Subsidiary of such party does not have a majority of the voting interests in such partnership).

        "Superior Proposal" has the meaning set forth in Section 5.3(f).

        "Superior Proposal Notice" has the meaning set forth in Section 5.3(c)(ii).

        "Superior Proposal Notice Period" has the meaning set forth in Section 5.3(c)(ii).

        "Surviving Corporation" has the meaning set forth in Section 1.1.

        "Takeover Laws" has the meaning set forth in Section 3.21.

        "Tax Return" has the meaning set forth in Section 3.13(h).

        "Taxes" has the meaning set forth in Section 3.13(h).

        "Termination Date" has the meaning set forth in Section 5.1(a).

        "Transaction Litigation" has the meaning set forth in Section 5.12.

        "Unvested Option" has the meaning set forth in Section 2.3(a)(ii).

        "Unvested RSU" has the meaning set forth in Section 2.3(b)(ii).

        "Vested Option" has the meaning set forth in Section 2.3(a)(i).

        "Vested RSU" has the meaning set forth in Section 2.3(b)(i).

        "Voting Agreement" has the meaning set forth in the Recitals.

        "WARN" means the Worker Adjustment Retraining Notification Act of 1988, as amended, or any similar Law.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

GENESYS TELECOMMUNICATIONS LABORATORIES, INC.
By:	/s/ NICK GEROSTATHOS
	Name:	Nick Gerostathos
	Title:	CFO
GIANT MERGER SUB INC.
By:	/s/ MARK ALLOY
	Name:	Mark Alloy
	Title:	President
INTERACTIVE INTELLIGENCE GROUP, INC.
By:	/s/ DONALD E. BROWN
	Name:	Donald E. Brown
	Title:	CEO

[Signature Page to Merger Agreement]

Solely for the purpose of Section 5.16:
GREENEDEN LUX 3 S.ÀR.L.
By:	/s/ SÉVERINE MICHEL
	Name:	Séverine Michel
	Title:	Manager
GREENEDEN U.S. HOLDINGS I, LLC
By:	/s/ NICK GEROSTATHOS
	Name:	Nick Gerostathos
	Title:	CFO
GREENEDEN U.S. HOLDINGS II, LLC
By:	/s/ NICK GEROSTATHOS
	Name:	Nick Gerostathos
	Title:	CFO

[Signature Page to Merger Agreement]

Annex B

VOTING AGREEMENT

        This VOTING AGREEMENT (this "Agreement"), is dated as of August 30, 2016, by and between Genesys Telecommunications Laboratories, Inc., a California corporation ("Parent") and Donald E. Brown, M.D. (the "Shareholder"), a shareholder of Interactive Intelligence Group, Inc., an Indiana corporation (the "Company"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement as of the date hereof.

W I T N E S S E T H:

        WHEREAS, Parent, Giant Merger Sub Inc., an Indiana corporation and a direct, wholly owned subsidiary of Parent ("Merger Sub"), and the Company entered into an Agreement and Plan of Merger, dated as of August 30, 2016 (the "Merger Agreement"), providing for, among other things and subject to the terms and conditions of the Merger Agreement, the merger of Merger Sub with and into the Company (the "Merger"), with the Company surviving the Merger.

        WHEREAS, as of the date hereof, the Shareholder is the beneficial owner of that number of shares of Common Stock set forth in Section 2.2 below (together with such additional shares of Common Stock that become beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) by such Shareholder, whether upon the exercise of options, conversion of convertible securities or otherwise, after the date hereof, the "Owned Shares").

        WHEREAS, as a condition to Parent's willingness to enter into and perform its obligations under the Merger Agreement, Parent has required that the Shareholder agree, and the Shareholder has agreed, to enter into this Agreement.

        NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration given to each party hereto, the receipt of which is hereby acknowledged, the parties agree as follows:

        1.    Agreement to Vote; Irrevocable Proxy.

          1.1    Agreement to Vote.    The Shareholder hereby irrevocably and unconditionally agrees that, from the date hereof until the earlier of (i) the time that the Company Shareholder Approval has been obtained and (ii) termination of this Agreement in accordance with Section 5.1 hereof (the "Voting Period"), at any meeting of the shareholders of the Company at which the approval and adoption of the Merger Agreement and the transactions contemplated thereby is to be voted upon, however called, or any adjournment or postponement thereof, the Shareholder shall be present (in person or by proxy) and vote (or cause to be voted), to the extent entitled to vote thereon, all of such party's Owned Shares at such time (a) in favor of approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger and (b) against (A) any Alternative Proposal, (B) any extraordinary dividend or distribution by the Company, (C) any material change in the capital structure of the Company or any Subsidiary of the Company, (D) any merger agreement or merger (other than the Merger Agreement), consolidation, combination, material business transaction, sale of assets, reorganization, recapitalization, dissolution, liquidation or winding up of the Company, or any other action or transaction involving the Company, and (E) any amendment of the Company's organizational documents that, in the case of (C), (D) or (E), would or would reasonably be expected to impair the ability of Parent or Merger Sub to complete the Merger, or that would or would reasonably be expected to prevent, impede or delay the consummation of the Merger. Notwithstanding anything herein to the contrary, this Section 1.1 shall not require the Shareholder to be present (in person or by proxy) or vote (or cause to be voted) any of the Owned Shares to amend the Merger Agreement or take any action that could result in the amendment or modification, or a waiver of a provision therein, in any such case, in a manner that (i) decreases the amount or changes the form of the Merger Consideration, (ii) imposes any material restrictions on or additional conditions on the payment of the Merger Consideration to shareholders or (iii) extends the End Date. For the avoidance of doubt, the Shareholder agrees that the obligations specified in this Section 1.1 shall not be affected by (y) any Change of Recommendation or (z) any breach by the Company of any of such party's representations, warranties, agreements or covenants set forth in the Merger Agreement.

          1.2    Other Voting Rights.    Except as permitted by this Agreement, the Shareholder will continue to hold and shall have the right to exercise all voting rights related to the Owned Shares.

          1.3    Grant of Irrevocable Proxy.    The Shareholder hereby irrevocably appoints Parent and any designee of Parent, and each of them individually, as such Shareholder's proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote at any annual or special meeting of shareholders at which any of the matters described in Section 1.1 is to be considered during the Voting Period, with respect to the Owned Shares as of the applicable record date, in each case solely to the extent and in the manner specified in Section 1.1; provided, however, that such Shareholder's grant of the proxy contemplated by this Section 1.3 shall be effective if, and only if, such Shareholder has not delivered to the Secretary of the Company, at least two Business Days prior to the applicable meeting, a duly executed irrevocable proxy card directing that the Owned Shares be voted in accordance with Section 1.1. This proxy, if it becomes effective, is given to secure the performance of the duties of such Shareholder under this Agreement, and its existence will not be deemed to relieve such Shareholder of such party's obligations under Section 1.1. For Owned Shares as to which the Shareholder is the beneficial but not the record owner, such Shareholder will use his reasonable best efforts to cause any record owner of such Owned Shares to grant to Parent a proxy to the same effect as that contained in this Section 1.3.

        2.    Representations and Warranties of Shareholder.    The Shareholder hereby represents and warrants to Parent as of the date of this Agreement and as of the date of the Company Meeting as follows:

          2.1    Power; Due Authorization; Binding Agreement.    This Agreement has been duly and validly executed and delivered by such Shareholder and, assuming the due and valid authorization, execution and delivery hereof by the other parties hereto, constitutes a valid and binding agreement of such Shareholder, enforceable against such Shareholder in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors' rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          2.2    Ownership of Shares.    On the date hereof, the Shareholder beneficially owns 3,827,448.56 Owned Shares, as more particularly described on Schedule 2.2 hereto. Other than restrictions in favor of Parent pursuant to this Agreement and except as set forth on Schedule 2.2 hereto and for such transfer restrictions of general applicability as may be provided under the Securities Act or the "blue sky" Laws of the various states of the United States, and any restrictions contained in the organizational documents of the Company, as of the date hereof such Shareholder has, and at any shareholder meeting of the Company held during the Voting Period, such Shareholder will have (except as otherwise permitted by this Agreement), sole voting power and sole dispositive power with respect to the matters set forth in Section 1.1 in respect of all of the then Owned Shares of such Shareholder.

          2.3    Acknowledgment.    The Shareholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Shareholder's execution, delivery and performance of this Agreement.

        3.    Representations and Warranties of Parent.    Parent hereby represents and warrants to the Shareholder that Parent has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by Parent of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent, and no other proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and, assuming the due and valid authorization, execution and delivery hereof by the other parties hereto, constitutes a valid and binding agreement of Parent.

        4.    Certain Covenants of the Shareholder.

          4.1    Restriction on Transfer, Proxies and Non-Interference.    The Shareholder hereby agrees, during the Voting Period, not to, directly or indirectly, (a) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, or limitation on the voting rights of, any of the Owned Shares (any such action, a "Transfer"), (b) grant any proxies or powers of attorney with respect to the Owned Shares, or deposit any such Owned Shares into a voting trust or enter into a voting agreement with respect to any such Owned Shares, in each case with respect to any vote on the approval and adoption of the Merger Agreement or any other matters set forth in Section 1.1 of this Agreement, (c) subject to Section 4.3, make any public statements that are inconsistent with the Shareholder's support of the Merger Agreement and the transactions contemplated thereby or publicly propose to do any of the foregoing (provided that the foregoing shall in no event require such Shareholder to make any public statements regarding the Merger Agreement and the transactions contemplated thereby), or (d) commit or agree to take any of the foregoing actions. If any involuntary Transfer of any of the Owned Shares shall occur, the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall, to the extent permitted by applicable Law, take and hold such Owned Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the valid termination of this Agreement.

          4.2    Merger Agreement Obligations.    The Shareholder (solely in such Shareholder's capacity as such) agrees that such party shall not, and shall not authorize or permit any investment banker, attorney or other advisor or representative retained by such Shareholder to act on such Shareholder's behalf to, directly or indirectly, (i) solicit, initiate, knowingly facilitate, cooperate with, or knowingly encourage any inquiry with respect to, or the making, submission or announcement of, any offer that constitutes, or could reasonably be expected to constitute, an Alternative Proposal, (ii) participate in any negotiations regarding an Alternative Proposal with, or furnish any nonpublic information regarding an Alternative Proposal to, any Person that has made or, to the Shareholder's knowledge, is considering making, an Alternative Proposal, (iii) engage in discussions regarding an Alternative Proposal with any Person that has made or, to the Shareholder's knowledge, is considering making an Alternative Proposal, except to notify such Person as to the existence of the provisions of this Section 4.2, or (iv) enter into any letter of intent, agreement, contract or agreement in principle regarding an Alternative Proposal; provided, that the foregoing shall not restrict the Shareholder from taking any action to the extent that the Company is permitted to take such action pursuant to Section 5.3 of the Merger Agreement.

          4.3    No Limitations on Actions.    Parent expressly acknowledges that the Shareholder is entering into this Agreement solely in such party's capacity as the beneficial owner of the Owned Shares and this Agreement shall not (i) limit or otherwise affect the actions taken or not taken in his capacity as a director or officer of the Company or (ii) prohibit, limit or otherwise restrict the Shareholder from exercising his fiduciary duties as a director or officer of the Company or its subsidiaries. Parent shall not assert any claim that any action taken by the Shareholder in his capacity as a director or officer of the Company violates any provision of this Agreement.

        5.    Miscellaneous.

          5.1    Termination of this Agreement.    This Agreement, and all obligations, terms and conditions contained herein, shall automatically terminate without any further action required by any person upon the earliest to occur of: (i) the termination of the Merger Agreement in accordance with its terms; (ii) the Effective Time; (iii) the making of any change, by amendment, waiver or other modification to any provision of the Merger Agreement that (x) decreases the amount or changes the form of the Merger Consideration, (y) imposes any material restrictions on or additional conditions on the payment of the Merger Consideration to shareholders or (z) extends the End Date; and (iv) the End Date.

          5.2    Effect of Termination.    In the event of termination of this Agreement pursuant to Section 5.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto; provided, however, no such termination shall relieve any party hereto from any liability for any breach of this Agreement occurring prior to such termination and the provisions of this Article 5 shall survive any such termination.

          5.3    Entire Agreement; Assignment.    This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. Other than as set forth in Section 5.4, nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. This Agreement shall not be assigned by operation of law or otherwise and shall be binding upon and inure solely to the benefit of each party hereto.

          5.4    Amendments; Third Party Beneficiary.    This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by each of the parties hereto. The parties hereto expressly agree that the Company is intended to, and shall, be a third party beneficiary of the covenants and agreements of the parties hereto, which covenants and agreements shall not be amended, modified or waived without the prior written consent of the Company.

          5.5    Notices.    Any notice required to be given hereunder shall be sufficient if in writing, and sent by email, facsimile transmission, by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

    If to the Shareholder:

    Donald E. Brown, M.D.
    c/o Interactive Intellligence Group, Inc.
    7601 Interactive Way
    Indianapolis, IN 46278
    Email: don.brown@inin.com

    with a copy to:

    Faegre Baker Daniels LLP
    600 East 96th Street, Suite 600
    Indianapolis, IN 46240
    Attention: J. Jeffrey Brown
    Facsimile: (317) 569-4800
    Email: jeff.brown@faegrebd.com

    If to the Company (prior to the Closing):

    Interactive Intelligence Group, Inc.
    7601 Interactive Way
    Indianapolis, IN 46278
    Attention: Ashley A. Vukovits
    Facsimile: (317) 715-8265
    Email: ashley. vukovits @inin.com

    with a copy to:

    Faegre Baker Daniels LLP
    600 East 96th Street, Suite 600
    Indianapolis, IN 46240
    Attention: J. Jeffrey Brown
    Facsimile: (317) 569-4800
    Email: jeff.brown@faegrebd.com

    If to Parent:

    Genesys Telecommunications Laboratories, Inc.
    2001 Junipero Serra Blvd., 9th Floor
    Daly City, CA 94014
    Attn: James M. René
    Telecopy No.: (650) 466-1260
    Email: Jim.Rene@genesys.com

    with a copy to:

    Fried, Frank, Harris, Shriver & Jacobson LLP
    801 17th Street, NW
    Washington, DC 20006
    Attention: Brian Mangino
    Telecopy No.: (202)639-7003
    Email: brian.mangino@friedfrank.com

    and

    Fried, Frank, Harris, Shriver & Jacobson LLP
    One New York Plaza
    New York, NY 10004
    Attention: Randi Lally
    Telecopy No.: (212) 859-4000
    randi.lally@friedfrank.com

  or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered (a) when received when sent by email or facsimile, provided that the recipient confirms in writing receipt thereof, (b) upon proof of service when sent by reliable overnight delivery service, (c) upon personal delivery in the case of hand delivery or (d) upon receipt of the return receipt when sent by certified or registered mail. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided, however, that such notification shall only be effective on the date specified in such notice or two Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

          5.6    Governing Law; Venue; Waiver of Jury Trial.

          (a)   This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or such party's successors or assigns, shall be brought and determined exclusively in the state or federal courts of the State of Delaware. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of such party's property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that such party is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with this Section 5.6, (b) any claim that such party or such party's property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the Action in such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

          (b)   EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 5.6.

          5.7    Specific Performance; Exclusive Remedy.    The parties agree that, in the event of any breach or threatened breach of any covenant or obligation contained in this Agreement, the parties would be irreparably harmed and that money damages would not provide an adequate remedy. Accordingly, each of the parties agrees that the parties to this Agreement shall be entitled to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Each of the parties further agrees that no party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.7, and each party irrevocably waives any right such party may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

  Parent hereby agrees that specific performance or injunctive relief pursuant to this Section 5.7 shall be its sole and exclusive remedy with respect to breaches or threatened breaches by the Shareholder in connection with this Agreement, and neither Parent nor any of its Affiliates may pursue or accept any other form of relief (including monetary damages) that may be available for breach of this Agreement.

          5.8    Counterparts.    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. This Agreement may be executed by facsimile or electronic transmission signature and a facsimile or electronic transmission signature shall constitute an original for all purposes.

          5.9    Descriptive Headings.    The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          5.10    Severability.    Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the sole extent of such invalidity or unenforceability without rendering invalid or unenforceable the remainder of such term or provision or the remaining terms and provisions of this Agreement in any jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

[remainder of page intentionally blank]

        IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be duly executed as of the day and year first above written.

PARENT:
GENESYS TELECOMMUNICATIONS LABORATORIES, INC.
By:	/s/ NICK GEROSTATHOS
	Name:	Nick Gerostathos
	Title:	CFO
SHAREHOLDER:
/s/ DONALD E. BROWN Donald E. Brown, M.D.

SIGNATURE PAGE TO VOTING AGREEMENT

SCHEDULE 2.2

        As of the date hereof, Donald E. Brown beneficially owns the following shares of the Company's Common Stock:

  •
  Shares held directly by Donald E. Brown: 3,327,269 shares

  •
  Shares held by Donald E. Brown in the Company's 401(k) Plan: 179.56 shares

  •
  Shares held by Donald E. Brown, Trustee u/a Donald E. Brown 2014 Grantor Retained Annuity Trust u/a dated September 25, 2014—191,561 shares (the "2014 GRAT")

  •
  Donald E. Brown is the trustee of the 2014 GRAT

  •
  The 2014 GRAT is scheduled to terminate on October 27, 2016. If the Company's stock price exceeds $62.645 on such date, a portion of the above shares will transfer on that date to trusts for the benefit of Mr. Brown's eight children. Karen Evans is the trustee of each of those trusts. If the Company's stock price does not exceed $62.645 on such date, the shares of Common Stock will transfer on that date to Mr. Brown.

  •
  Shares held by Donald E. Brown, Trustee u/a Donald E. Brown 2015 Grantor Retained Annuity Trust u/a dated November 6, 2015—308,439 shares (the "2015 GRAT")

  •
  Donald E. Brown is the trustee of the 2015 GRAT

Annex C

August 30, 2016

Interactive Intelligence Group Inc.
7601 Interactive Way
Indianapolis, IN, 46278

Members of the Independent Committee of the Board of Directors and the Board of Directors:

        We understand that Interactive Intelligence Group Inc. (the "Company") and Genesys Telecommunications Laboratories, Inc. (the "Acquiror") propose to enter into an Agreement and Plan of Merger, to be dated as of August 30, 2016 (the "Agreement"), pursuant to which the Acquiror will acquire the Company by means of a merger of a wholly-owned subsidiary of the Acquiror ("Merger Sub") with and into the Company (the "Transaction"). Pursuant to the Transaction, each share of common stock of the Company, par value $0.01 per share ("Company Common Stock"), outstanding immediately prior to the Effective Time (as defined in the Agreement), other than any such shares owned by the Acquiror, Merger Sub or the Company, or by any direct or indirect subsidiary of the Acquiror, Merger Sub or the Company (collectively, the "Excluded Shares"), will be converted into the right to receive $60.50 in cash (the "Merger Consideration"), subject to the terms and conditions of the Agreement. The terms and conditions of the Transaction are more fully set forth in the Agreement. All capitalized terms that are used but not defined herein shall have the respective meanings ascribed thereto in the Agreement.

        You have asked for our opinion as to whether, as of the date hereof, the Merger Consideration to be received by the holders of Company Common Stock (other than the Excluded Shares) in the proposed Transaction is fair, from a financial point of view, to such holders of shares of the Company Common Stock.

        In connection with rendering our opinion set forth herein, we have:

  (i)
  Reviewed the draft of the Agreement presented to the Board of Directors at its meeting on August 30, 2016, and drafts of certain related documents, including certain debt financing commitments, dated as of August 20, 2016, and a voting agreement between Acquiror and a shareholder of the Company dated as of August 30, 2016, 2016, which we assume are in substantially final form and the executed copies of which will not vary in any respect material to our analysis (collectively, the "Transaction Agreements");

  (ii)
  Reviewed certain publicly available financial statements and other business and financial information of the Company;

  (iii)
  Reviewed certain internal financial statements and other financial and operating data concerning the Company;

  (iv)
  Reviewed certain financial projections and forecasts prepared by the management of the Company (collectively, the "Company Projections");

  (v)
  Reviewed certain financial projections and forecasts prepared by Wall Street research analysts regarding the Company;

  (vi)
  Discussed the past and current operations and financial condition of the Company, as well as the prospects of the Company, with senior executives of the Company;

  (vii)
  Reviewed the reported prices and trading activity for the Company Common Stock;

  (viii)
  Compared the financial performance of the Company and trading activity of the Company Common Stock with that of certain other publicly traded companies comparable with the Company and its securities;

  (ix)
  Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions and compared the proposed financial terms of the Transaction with the financial terms of such comparable acquisition transactions;

  (x)
  Participated in discussions and negotiations among representatives of the Company and the Acquiror and their financial and legal advisors; and

  (xi)
  Performed such other analyses and considered such other factors as we have deemed appropriate.

        For purposes of conducting our analysis of the Transaction and rendering our opinion herein, we have assumed and relied upon, without undertaking any responsibility for independent verification of, the accuracy and completeness of the information publicly available, supplied or otherwise made available to, discussed with, or reviewed by us, and assume no liability therefor. We have further relied upon the assurances of the management of the Acquiror and the Company, respectively, that they are not aware of any facts that would make such information inaccurate or misleading. With respect to the financial forecasts of the Company provided to us by management of the Company, for purposes of our opinion, we have assumed that such Company Projections have been reasonably prepared on a basis reflecting the best currently available estimates and good faith judgments of the management of the Company as to the future competitive, operating and regulatory environments and related financial performance of the Company. We express no opinion with respect to such Company Projections or other financial forecasts or the assumptions on which they are based.

        For purposes of rendering our opinion herein, we have also assumed, with your consent, that the representations and warranties of each party set forth in the Transaction Agreements are true and correct, that each party to the Transaction Agreements will perform all of the covenants and agreements required to be performed by it thereunder and that all conditions to the consummation of the Transaction will be satisfied without waiver or modification thereof, except, in each case, as would not be material to our analyses. We have further assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Transaction will be obtained without any delay, limitation, restriction or condition that would, in any respect material to our analysis, have an adverse effect on the Acquiror, the Company or the consummation of the Transaction. We have assumed that any modification to the structure of the Transaction will not vary in any respect material to our analysis. We are not legal, regulatory, accounting or tax experts and have assumed, without independent verification and with your permission, the accuracy and completeness of assessments by the Company and its advisors with respect to legal, regulatory, accounting and tax matters.

        Our opinion is necessarily based on economic, market and other conditions as in effect on the date hereof, as well as the information publicly available, supplied or otherwise made available to us as of the date hereof. It is understood that subsequent developments may affect this opinion, including those related to the Company's operations as well as new initiatives and transactions, and that we do not have or undertake any obligation to update, revise or reaffirm our opinion set forth herein.

        We have not made, nor assumed any responsibility for making, any valuation or appraisal of any assets or liabilities of the Acquiror or the Company, and no such valuations or appraisals have been provided to us. We have not been asked to pass upon, and express no opinion with respect to, any matter other than the fairness from a financial point of view, as of the date hereof, of the Merger Consideration to be received by the holders of Company Common Stock (other than the Excluded Shares) in the proposed Transaction, and we express no opinion with respect to the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors or other constituencies of the Company. Our opinion does not address the relative merits of the Transaction as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to engage in the Transaction, and as such is not intended to be and does not constitute a recommendation to the Board of Directors of the Company as to whether it should approve the Transaction, the Agreement or any related matters. We also express no opinion with respect to the amount or nature of any compensation to any directors, officers or other employees of the Company, or any class of such persons, relative to the consideration to be received by the holders of Company Common Stock (other than the Excluded Shares) in the Transaction pursuant to the Agreement or with respect to the fairness of any such compensation.

        We have acted as financial advisor to the Board of Directors with respect to the proposed Transaction and will receive a fee from the Company for our services, the principal portion of which is contingent upon consummation of the Transaction. The Company has agreed to reimburse our reasonable expenses and to indemnify us against certain liabilities arising out of our engagement in connection with the Transaction. During the two-year period prior to the date hereof, we have not provided financial advisory services to the Company other than in connection with the Transaction. During the same two year period, we have provided financial advisory services to certain affiliates of Permira Advisors LLC ("Permira") and received fees for these services. We understand that certain affiliated funds of Permira are significant shareholders of the Acquiror. We may also seek to provide such services to the Company, the Acquiror and Permira and its affiliates in the future and expect to receive fees for the rendering of these services.

        In the ordinary course of business, we, our successors, our affiliates and our directors and officers may trade securities of the Acquiror or the Company for our own accounts and the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

        In addition, we, our affiliates, directors or officers, including individuals working with the Company in connection with this Transaction, may have committed and may commit in the future to invest in private equity funds managed by the principal stockholders of the Acquiror.

        It is understood that this letter and the opinion set forth herein is for the information of the Board of Directors in connection with and for the purposes of the Independent Committee's evaluation and recommendation of the Transaction to the full Board of Directors, and the Board's evaluation of the Transaction, and may not be used or relied upon by any other person or body or for any other purpose; provided, however, that the opinion may be summarized in a manner reasonably acceptable to us in the proxy statement for the Transaction and may be included in its entirety in any filing the Company is required to make with the Securities and Exchange Commission in connection with the Transaction if such inclusion is required by applicable law. Our opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. Except as otherwise provided above, this opinion may not be disclosed, quoted, referred to or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written consent. This opinion has been approved by our fairness committee.

        Based upon and subject to the foregoing, it is our opinion that as of the date hereof, the Merger Consideration to be received by the holders of Company Common Stock (other than the Excluded Shares) in the proposed Transaction is fair, from a financial point of view, to such holders of Company Common Stock.

Very best regards,
UNION SQUARE ADVISORS LLC
/s/ UNION SQUARE ADVISORS LLC

PRELIMINARY PROXY CARD PLEASE DO NOT SUBMIT VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. INTERACTIVE INTELLIGENCE GROUP, INC. ATTN: INVESTOR RELATIONS 7601 INTERACTIVE WAY INDIANAPOLIS, IN 46278 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E13753-TBD KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. INTERACTIVE INTELLIGENCE GROUP, INC. PRELIMINARY PROXY CARD PLEASE DO NOT SUBMIT The Board of Directors recommends you vote FOR proposals 1, 2 and 3. For Against Abstain ! ! ! 1. Approve the Agreement and Plan of Merger, dated as of August 30, 2016 (as it may be amended from time to time, the “merger agreement”), by and among Interactive Intelligence Group, Inc. (“Interactive Intelligence”), Genesys Telecommunications Laboratories, Inc., Giant Merger Sub Inc. (“Merger Sub”) and, solely for the purposes of Section 5.16 of the merger agreement, Greeneden Lux 3 S.à R.L., Greeneden U.S. Holdings I, LLC and Greeneden U.S. Holdings II, LLC, pursuant to which Merger Sub will be merged with and into Interactive Intelligence (the “merger”). ! ! ! ! ! ! 2. Approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to Interactive Intelligence’s named executive officers in connection with the merger. 3. Approve the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to approve the merger agreement or in the absence of a quorum. NOTE: In their discretion, the proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof. Yes No ! ! Please indicate if you plan to attend this meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date V.1.1

PRELIMINARY PROXY CARD PLEASE DO NOT SUBMIT Dear Investor, For comments: please contact our investor relations department at (317) 872-3000 and press option "4". Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. E13754-TBD INTERACTIVE INTELLIGENCE GROUP, INC. Special Meeting of Shareholders [ ], 2016 [ ] This proxy is solicited by the Board of Directors By signing the proxy, you revoke all prior proxies and appoint Edward L. Hamburg, Ph.D. and Mark E. Hill, and each of them, with full power of substitution, to vote the shares on the matters shown on the reverse side and any other matters which may come before the Special Meeting of Shareholders of the Company to be held at the Company's World Headquarters, 7601 Interactive Way, Indianapolis, Indiana on [ ], [ ], 2016 at [ ] Eastern Time, and at any adjournments thereof. If you participate in the Interactive Intelligence Group, Inc. 401(k) Savings Plan you may give voting instructions to Bank of America Merrill Lynch Retirement Group, the plan Trustee, as to the number of shares of the Company's common stock credited to your 401(k) Savings Plan account as of the most recent valuation date coincident with or preceding the record date. The Trustee will vote the shares in accordance with your instructions received by [ ], 2016 at 11:59 p.m. Eastern Time. You may also revoke previously given voting instructions by [ ], 2016 at 11:59 p.m. Eastern Time, by delivering new voting instructions over the Internet, by telephone or by mail. Your voting instructions will be kept confidential by the Trustee. If you do not send voting instructions, the Trustee will vote the number of shares credited to your account as directed by the Investment Committee of the 401(k) Savings Plan or by its designee. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE Continued and to be signed on reverse side V.1.1